 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1998

                                               REGISTRATION NOS. 333-59567

                                                              333-59567-01

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

   YORKSHIRE POWER GROUP LIMITED             YORKSHIRE POWER FINANCE LIMITED
    (EXACT NAME OF REGISTRANT AS               (EXACT NAME OF REGISTRANT AS
     SPECIFIED IN ITS CHARTER)                  SPECIFIED IN ITS CHARTER)
         ENGLAND AND WALES                            CAYMAN ISLANDS
  (STATE OR OTHER JURISDICTION OF            (STATE OR OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)             INCORPORATION OR ORGANIZATION)
                4911                                       4911
    (PRIMARY STANDARD INDUSTRIAL               (PRIMARY STANDARD INDUSTRIAL
    CLASSIFICATION CODE NUMBER)                CLASSIFICATION CODE NUMBER)
             84-1393785                                 98-0179152
  (I.R.S. EMPLOYER IDENTIFICATION            (I.R.S. EMPLOYER IDENTIFICATION
              NUMBER)                                    NUMBER)
      WETHERBY ROAD, SCARCROFT                   WETHERBY ROAD, SCARCROFT
      LEEDS LS14 3HS, ENGLAND                     LEEDS LS14 3HS ENGLAND
        011-44-113-289-2123                        011-44-113-289-2123
 (Address, including zip code, and          (Address, including zip code, and
  telephone number, including area           telephone number, including area
  code, of registrant's principal            code, of registrant's principal
         executive offices)                         executive offices)

                                --------------

          ARMANDO A. PENA                            RICHARD C. KELLY
 SENIOR VICE PRESIDENT, TREASURER AND       EXECUTIVE VICE PRESIDENT, FINANCE
        CHIEF FINANCIAL OFFICER                    AND SUPPORT SERVICES
  AMERICAN ELECTRIC POWER SERVICE              AND CHIEF FINANCIAL OFFICER
            CORPORATION                         NEW CENTURY ENERGIES, INC.
         1 RIVERSIDE PLAZA                       1225 SEVENTEENTH STREET
        COLUMBUS, OHIO 43215                      DENVER, COLORADO 80502
            614-223-2850                               303-294-8989
 (NAMES, ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA
                         CODES, OF AGENTS FOR SERVICE)
 It is respectfully requested that the Commission send copies of all notices, orders and communications to:

  E. N. ELLIS, IV, ESQ.       MARK WELLING, ESQ.       ROGER DICKINSON, L.L.B.
  DEWEY BALLANTINE LLP           ALLEN & OVERY          YORKSHIRE ELECTRICITY
   1301 AVENUE OF THE           ONE NEW CHANGE                GROUP PLC
        AMERICAS           LONDON EC4M 9QQ, ENGLAND   WETHERBY ROAD, SCARCROFT
NEW YORK, NEW YORK 10019      011-44-171-330-3000      LEEDS LS14 3HS, ENGLAND
      212-259-8000                                       011-44-113-289-5055

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.
                                --------------

  If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED AUGUST 19, 1998
PROSPECTUS
                                  $650,000,000

                        YORKSHIRE POWER FINANCE LIMITED
  OFFER TO EXCHANGE ITS 6.154% SERIES B SENIOR NOTES DUE 2003 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                     6.154% SERIES A SENIOR NOTES DUE 2003

                                      AND

   6.496% SERIES B SENIOR NOTES DUE 2008 WHICH HAVE BEEN REGISTERED UNDER THE
           SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                     6.496% SERIES A SENIOR NOTES DUE 2008

                                 GUARANTEED BY
                         YORKSHIRE POWER GROUP LIMITED

                                  ----------
  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER , 1998, UNLESS EXTENDED.

  Yorkshire Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands ("Yorkshire Finance"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute, in respect of each series of Original Securities (as defined below), the "Exchange Offer"), to exchange (i) up to $350,000,000 aggregate principal amount of its 6.154% Series B Senior Notes due 2003 (the "2003 Exchange Senior Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the Registration Statement (as defined below) of which this Prospectus constitutes a part, for a like aggregate principal amount of its 6.154% Series A Senior Notes due 2003 (the "2003 Original Senior Notes") of which $350,000,000 aggregate principal amount are issued and outstanding and (ii) up to $300,000,000 aggregate principal amount of its 6.496% Series B Senior Notes due 2008 (the "2008 Exchange Senior Notes" and, together with the 2003 Exchange Senior Notes, the "Exchange Senior Notes") which have been registered under the Securities Act pursuant to the Registration Statement of which this Prospectus constitutes a part, for a like aggregate principal amount of its 6.496% Series A Senior Notes due 2008 (the "2008 Original Senior Notes" and, together with the 2003 Original Senior Notes, the "Original Senior Notes") of which $300,000,000 aggregate principal amount are issued and outstanding. Yorkshire Power Group Limited, a private company with limited liability incorporated under the laws of England and Wales ("Yorkshire Group"), has irrevocably and unconditionally guaranteed the due and punctual payment of the Original Senior Notes (the "Original Notes Guarantee") and will likewise guarantee payment of the Exchange Senior Notes (the "Exchange Notes Guarantee"). The Exchange Notes Guarantee has also been registered under the Securities Act.

  Interest on the Exchange Senior Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 1998. The 2003 Exchange Senior Notes will mature on February 25, 2003 and the 2008 Exchange Senior Notes will mature on February 25, 2008, all at their principal amount unless previously redeemed.

  Although each Exchange Offer is being conducted simultaneously, and is scheduled to expire at the same time, the closing of one Exchange Offer is not conditioned on the closing of the other. The Exchange Senior Notes and the Exchange Notes Guarantee are collectively referred to herein as the "Exchange Securities" and the Original Senior Notes and the Original Notes Guarantee are collectively referred to herein as the "Original Securities."
                                                        (Continued on next page)

  This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Senior Notes on August , 1998.

  SEE "RISK FACTORS" COMMENCING ON PAGE   FOR CERTAIN INFORMATION THAT SHOULD
BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL SENIOR NOTES IN THE EXCHANGE OFFER.

                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

              THE DATE OF THIS PROSPECTUS IS AUGUST  , 1998.

  The Exchange Senior Notes of each series and the Original Senior Notes of each series (collectively, the "Senior Notes") will be direct, unsecured and unsubordinated obligations of Yorkshire Finance ranking pari passu with all other unsecured and unsubordinated obligations of Yorkshire Finance (other than those obligations preferred by operation of law). Yorkshire Group will irrevocably and unconditionally guarantee the due and punctual payment of the principal of and premium, if any, and interest on each series of the Exchange Senior Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Exchange Notes Guarantee will be a direct, unsecured and unsubordinated obligation of Yorkshire Group ranking pari passu with all other unsecured and unsubordinated obligations of Yorkshire Group (other than those obligations preferred by operation of law). At June 30, 1998, Yorkshire Group had (Pounds)1,510 million ($2,521 million) of unsecured and unsubordinated debt outstanding. At June 30, 1998, the direct and indirect subsidiaries of Yorkshire Group had total indebtedness (excluding indebtedness owed to Yorkshire Group) of approximately (Pounds)1,231 million ($2,055 million). See "Capitalization." The Indenture (as defined herein) contains no restrictions on the amount of additional indebtedness that may be incurred by Yorkshire Group and its subsidiaries, including Yorkshire Finance; however, the Indenture contains restrictions on the ability of Yorkshire Finance, Yorkshire Group and any Significant Subsidiaries (as defined herein) to incur secured indebtedness.

  The Exchange Senior Notes of each series will be redeemable, in whole but not in part, at a price equal to the principal amount thereof, plus any accrued and unpaid interest thereon, in the event of certain tax law changes and other events requiring the payment of Additional Amounts (as defined herein). The Exchange Senior Notes of each series may also be redeemed in whole or in part at the option of the Yorkshire Finance at any time, on not less than 30 days' notice by mail prior to the redemption date, at a price equal to the greater of (i) 100% of the principal amount of the Exchange Senior Notes of such series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Exchange Senior Notes of such series being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the date of redemption on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at a discount rate equal to the Treasury Yield (as defined herein) plus 10 basis points, in the case of the 2003 Exchange Senior Notes, and 20 basis points, in the case of the 2008 Exchange Senior Notes, plus, in either case, accrued interest thereon to the date of redemption. The Exchange Senior Notes will not be subject to any sinking fund.

  The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and, therefore, will not be subject to certain restrictions on transfer applicable to the Original Securities and (ii) the Exchange Senior Notes will not provide for any increase in the interest rate thereon. See "Description of the Exchange Senior Notes" and "Description of the Original Securities." The Exchange Senior Notes are being offered for exchange in order to satisfy certain obligations of Yorkshire Power and Yorkshire Finance under the Registration Rights Agreement dated February 25, 1998 (the "Registration Rights Agreement") among Yorkshire Power, Yorkshire Group and the Initial Purchasers (as defined below). In the event that the Exchange Offer is consummated, any Original Senior Notes which remain outstanding after consummation of the Exchange Offer and the Exchange Senior Notes issued in the Exchange Offer will vote as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture (as defined below).

  Yorkshire Finance is making the Exchange Offer of the Exchange Senior Notes in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Yorkshire Finance nor Yorkshire Group has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, Yorkshire Finance and Yorkshire Group believe that Exchange Senior

Notes issued pursuant to this Exchange Offer in exchange for Original Senior Notes may be offered for resale, resold or otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Senior Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes. However, any holder of Original Senior Notes who is an "affiliate" of Yorkshire Finance or Yorkshire Group or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Senior Notes, or any broker-dealer who purchased Original Senior Notes from Yorkshire Finance to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Senior Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Senior Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Senior Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Senior Notes for Exchange Senior Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Senior Notes.

  Each holder of Original Senior Notes who wishes to exchange Original Senior Notes for Exchange Senior Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Yorkshire Group or Yorkshire Finance, (ii) any Exchange Senior Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes. In addition, Yorkshire Finance and Yorkshire Group may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to Yorkshire Group and Yorkshire Finance (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Original Senior Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Senior Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Senior Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, Yorkshire Group and Yorkshire Finance believe that broker-dealers who acquired Original Senior Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Senior Notes which represent an unsold allotment from the initial sale of the Original Senior Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Senior Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the period referred to below in connection with resales of Exchange Senior Notes received in exchange for Original Senior Notes acquired by such broker-dealer as a result of market-making activities or other trading activities. Yorkshire Group and Yorkshire Finance have agreed that, for a period not exceeding 180 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Senior Notes received in exchange for Original Senior Notes pursuant to the Exchange Offer must notify Yorkshire Group or Yorkshire Finance or cause Yorkshire Group or Yorkshire Finance to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at the address set forth herein under "The Exchange Offer-- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of Yorkshire Group or Yorkshire Finance may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The
Exchange Offer--Resales of Exchange Senior Notes."

  In that regard, each Participating Broker-Dealer who surrenders Original Senior Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein), that upon receipt of notice from Yorkshire Group or Yorkshire Finance of the occurrence of any event or the discovery of any fact which makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Senior Notes pursuant to this Prospectus until Yorkshire Finance or Yorkshire Group has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or Yorkshire Finance or Yorkshire Group has given notice that the sale of the Exchange Senior Notes may be resumed, as the case may be. If Yorkshire Group or Yorkshire Finance gives such notice to suspend the sale of the Exchange Senior Notes, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Senior Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Senior Notes or to and including the date on which Yorkshire Finance or Yorkshire Group has given notice that the sale of Exchange Senior Notes may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary and no public market for the Original Senior Notes. The Exchange Senior Notes will be a new issue of securities for which there currently is no market. Although Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, the initial purchasers of the Original Senior Notes (the "Initial Purchasers"), have informed Yorkshire Finance and Yorkshire Group that they each currently intend to make a market in the Exchange Senior Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Senior Notes. The Original Senior Notes are listed on the Luxembourg Stock Exchange. Application will be made to list the Exchange Senior Notes on the Luxembourg Stock Exchange.

  Any Original Senior Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Senior Notes will continue to be subject to all of the existing restrictions upon transfer thereof and neither Yorkshire Finance nor Yorkshire Group will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Senior Notes held by them. To the extent that Original Senior Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Senior Notes could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Senior Notes."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL SENIOR NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL SENIOR NOTES PURSUANT TO THE EXCHANGE OFFER.

  Original Senior Notes may be tendered for exchange on or prior to 5:00 p.m.,
New York City time, on September   , 1998 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by Yorkshire Group or Yorkshire Finance (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Senior Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal of Original Senior Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by Yorkshire Group or Yorkshire Finance and to the terms and provisions of the Registration Rights Agreement. Original Senior Notes may be tendered in whole or in part and in any integral multiple of $1,000. Yorkshire Group and Yorkshire Finance have agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

  Holders of the Original Senior Notes whose Original Senior Notes are accepted for exchange will not receive interest on such Original Senior Notes and will be deemed to have waived the right to receive any interest on such Original Senior Notes accumulated from and including February 25, 1998. Holders of Exchange Senior Notes as of the record date for the payment of interest on October 15, 1998 will be entitled to receive interest accruing from and including February 25, 1998. See "The Exchange Offer--Interest on Exchange Senior Notes."

  Neither Yorkshire Finance nor Yorkshire Group will receive any cash proceeds from the issuance of the Exchange Senior Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

  As used herein, as the context may require, (i) the term "Senior Notes" includes the Original Senior Notes and the Exchange Senior Notes and (ii) the term "Guarantee" includes the Original Notes Guarantee and the Exchange Notes Guarantee.

                             AVAILABLE INFORMATION

  Yorkshire Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

  Yorkshire Group and Yorkshire Finance have filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  No separate financial statements of Yorkshire Finance have been included herein. Yorkshire Group does not consider that such financial statements would be material to holders of the Senior Notes because Yorkshire Finance has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than acting as a financing subsidiary of Yorkshire Group and its affiliates. See "Summary" and "Description of the Exchange Senior Notes". In addition, Yorkshire Group does not expect that Yorkshire Finance will file reports, proxy statements and other information under the Exchange Act with the Commission.

                      ENFORCEABILITY OF CIVIL LIABILITIES

  Yorkshire Group is a private company with limited liability incorporated under the laws of England and Wales. Yorkshire Finance is a limited liability company incorporated under the laws of the Cayman Islands. Substantially all the assets of Yorkshire Group and Yorkshire Finance are located outside the United States of America (the "US"). As a result, it may not be possible for investors to effect service of process within the US upon Yorkshire Group and Yorkshire Finance or to enforce against it judgments of US courts predicated upon civil liabilities under US Federal securities laws. There is doubt as to the enforceability in England and the Cayman Islands, in original actions or in actions for enforcement of judgments of US courts, of civil liabilities predicated upon US Federal securities laws.

  The Senior Notes, the Guarantee and the Indenture will be governed by, and will be construed in accordance with, the laws of the State of New York. Yorkshire Group and Yorkshire Finance have submitted to the non-exclusive jurisdiction of the Supreme Court of New York, New York County and the United States District Court for the Southern District of New York and any appellate court from either thereof for any legal suit, action or proceeding against Yorkshire Group and Yorkshire Finance or their properties, assets or revenues with respect to their obligations, liabilities or any other matter arising out of or in connection with the Exchange Senior Notes, the Guarantee and the Indenture (as defined under "Description of the Exchange Senior Notes"). See "Description of the Exchange Senior Notes--Governing Law; Submission to Jurisdiction" and "--Exchange Notes Guarantee".

            PRESENTATION OF CERTAIN INFORMATION AND EXCHANGE RATES

  Yorkshire Group will publish its consolidated financial statements in pounds sterling. In this Prospectus, references to "pounds sterling," "pence" or "(Pounds)" are to currency of the United Kingdom ("UK") and references to "US dollars", "US$" or "$" are to US currency. As used herein, "US GAAP" means US generally accepted accounting principles. References to "Lv" are to low volts, "MW" are to megawatts, "kW" are to kilowatts, "kWh" are to kilowatt hours, "kV" are to kilovolts, "GWh" are to gigawatt hours and "km" are to kilometers. All references herein to "Fiscal Year" mean a year ended March 31.

  For the convenience of the reader, this Prospectus contains translations of certain pounds sterling amounts into US dollars at specified rates, or, if not so specified, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on June 30, 1998 of $1.6695 = (Pounds)1. No representation is made that the pounds sterling amounts have been, could have been or could be converted into US dollars at the rates indicated or at any other rates.

  The following table sets out, for the periods indicated, certain information concerning the exchange rates between UK Pounds sterling and US dollars based on the Noon Buying Rates:

               FISCAL YEAR                  PERIOD END      AVERAGE(1) HIGH LOW
               -----------             -------------------- ---------- ---- ----
                                       ($ PER (Pounds)1.00)
   1993...............................         1.50            1.68    2.00 1.42
   1994...............................         1.49            1.50    1.59 1.46
   1995...............................         1.62            1.56    1.65 1.49
   1996...............................         1.53            1.56    1.62 1.50
   1997...............................         1.65            1.60    1.71 1.50
   1998...............................         1.68            1.65    1.70 1.58
   1999 (through June 30, 1998).......         1.67            1.66    1.69 1.62
                                               ====            ====    ==== ====

--------
(1) The average of the Noon Buying Rates in effect on the last business day of each month during the relevant period.

  On August  , 1998, the Noon Buying Rate was $     = (Pounds)1.

                            UK SELLING RESTRICTIONS

  The Exchange Senior Notes may not be offered or sold and, prior to the date six months after the date of issue of the Exchange Senior Notes, will not be offered or sold to persons in the UK, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public within the meaning of The Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act 1986 with respect to anything done in relation to the Exchange Senior Notes in, from or otherwise involving the UK must be complied with. This Prospectus may only be issued or passed on to any person in the UK if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                      CAYMAN ISLANDS SELLING RESTRICTIONS

  No invitation to purchase any Exchange Senior Notes, whether directly or indirectly, may be made to the public in the Cayman Islands.

                          FORWARD LOOKING STATEMENTS

  Certain statements in this Prospectus under the captions "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "The Electric Utility Industry in Great Britain" and elsewhere constitute forward looking statements. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Yorkshire Group or any of its subsidiaries or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions in the UK, the Franchise Area (as defined under "Summary--Yorkshire Electricity Group plc") and elsewhere; currency fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Yorkshire Group, Yorkshire or the UK electric and gas utilities industries; general industry trends; competition; the cost and availability of electricity, gas and other alternative energy sources; hedging costs; changes in business strategy, development plans or vendor relationships; availability, terms and deployment of capital; availability of qualified personnel; increased rates of taxes or other changes in tax law; changes in, or the failure or inability to comply with, governmental regulation, including, without limitation, environmental regulations; and other factors referenced in this Prospectus. These forward looking statements speak only as of the date of this Prospectus.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed financial and other information contained elsewhere in this Prospectus.

                         YORKSHIRE POWER GROUP LIMITED

  Yorkshire Group was incorporated as a private company with limited liability under the laws of England and Wales in July 1996 and is indirectly owned by American Electric Power Company, Inc. ("AEP") and New Century Energies, Inc. ("NCE" and, together with AEP, the "US Parents"). Each of the US Parents indirectly owns 50% of the outstanding shares of Yorkshire Group. In 1997, Yorkshire Group was utilized in connection with the joint acquisition of Yorkshire by the US Parents for approximately (Pounds)1.5 billion (the "Acquisition"). Yorkshire Group holds all the outstanding shares of Yorkshire Holdings plc ("Yorkshire Holdings"), which is its primary asset. Yorkshire Holdings, in turn, beneficially owns all the outstanding shares of Yorkshire. See "Yorkshire Group and the US Parents".

                        YORKSHIRE POWER FINANCE LIMITED

  Yorkshire Finance, a subsidiary of Yorkshire Group, was incorporated as a company with limited liability under the laws of the Cayman Islands in August 1997. Yorkshire Finance exists solely for the purpose of operating as a financing vehicle for Yorkshire Group and its affiliates. See "Yorkshire Group and the US Parents".

                        YORKSHIRE ELECTRICITY GROUP PLC

  Yorkshire is one of twelve regional electricity companies ("RECs") in England and Wales licensed to distribute, supply and, to a limited extent, generate electricity. Yorkshire's two principal businesses are the "distribution business" and the "supply business". Yorkshire's distribution business consists of the distribution of electricity to approximately two million residential, commercial and industrial customers in its Franchise Area. Substantially all of the distribution business is a regulated monopoly. Yorkshire's supply business consists of the purchase and supply of electricity primarily to customers within the Franchise Area. As discussed below under "Business--Business Restructuring", beginning in late 1998, Yorkshire will operate the distribution and supply businesses as self-sufficient businesses.

  Yorkshire is authorized under its Public Electricity Supply License (the "PES License") to distribute and supply electricity in an area covering approximately 10,000 square km (3,860 square miles), which encompasses the counties of West Yorkshire, East Yorkshire and almost all of South Yorkshire, together with parts of North Yorkshire, Derbyshire, Nottinghamshire, Lincolnshire and Lancashire (the "Franchise Area"). The resident population of the Franchise Area served by Yorkshire is approximately 4.4 million. The regional economy is diverse, including traditional heavy industries such as iron, steel and coal mining, as well as growing service sector activities such as finance, retailing and leisure. Centrally located in the UK, the region is also well served by roads, railways, airports and ports which provide access to other European markets.

  Pursuant to its PES License, Yorkshire owns, manages and operates the electricity distribution network within the Franchise Area. The primary activity of the distribution business is the receipt of electricity from the national grid transmission system and its distribution to end users connected to Yorkshire's distribution network. Since the distribution business is substantially a regulated monopoly, virtually all electricity supplied (whether by Yorkshire's supply business or by any other suppliers) to consumers within the Franchise Area is transported through Yorkshire's distribution network. Yorkshire Group believes that economic, environmental and regulatory factors are likely to prevent competitors from entering the distribution business in the Franchise Area. See "Business--Distribution Business" and "-- Business Restructuring".

  Yorkshire's supply business consists of selling electricity to end users and purchasing such electricity and arranging for its distribution to those end users. Within the Franchise Area, Yorkshire has an exclusive right to supply electricity to consumers who, within the most recent twelve-month period, have had an average peak demand ("Peak Demand") of not more than 100 kW in the three months of highest maximum demand during such period ("Franchise Supply Customers"). This exclusive right will continue until September 1998 when the supply market for these customers is currently scheduled to become competitive over a six-month phase-in period. The supply of electricity to Non-Franchise Supply Customers (as defined below) is currently open to competition and Yorkshire is able to competitively bid or negotiate to supply electricity to such customers. By purchasing electricity at competitive rates from most of the major power generators in the UK and providing high quality customer service, Yorkshire has been able to sustain its position as one of the largest national suppliers of electricity. "Non-Franchise Supply Customers" are consumers, both inside and outside of Yorkshire's Franchise Area, who, within the most recent twelve month period, have had an average Peak Demand of more than 100 kW in the three months of highest maximum demand during such period. See "Business-- Supply Business" and "--Business Restructuring".

  The operations of Yorkshire are regulated under its PES License, pursuant to which income generated by Yorkshire's distribution business and income derived from Franchise Supply Customers are subject to a price cap regulatory framework providing economic incentives to operate in a cost-effective manner, and, to a limited extent, to increase the volume of electricity distributed. See "The Electric Utility Industry in Great Britain".

  Yorkshire also conducts ancillary business activities apart from the distribution and supply businesses that are not subject to price regulation, such as owning an interest in an off-shore gas field, supplying gas in the competitive market and holding interests in power generation. See "Business-- Affiliate Businesses and Other Investments" and "--Business Restructuring".

                            THE EXCHANGE SECURITIES

Securities Offered..............      Yorkshire Finance will offer up to
                                      $350,000,000 aggregate principal amount
                                      of the 2003 Exchange Senior Notes which
                                      have been registered under the Securities
                                      Act and up to $300,000,000 aggregate
                                      principal amount of the 2008 Exchange
                                      Senior Notes which have been registered
                                      under the Securities Act. The Exchange
                                      Senior Notes will be issued and the
                                      Original Senior Notes were issued under
                                      the Indenture. The Exchange Senior Notes and any Original Senior Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. The terms of the Exchange Senior Notes are identical in all material respects to the terms of the Original Senior Notes, except that the Exchange Senior Notes have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Senior Notes and will not provide for any increase in the interest rate thereon. See "The Exchange Offer--
                                      Purpose of the Exchange Offer",
                                      "Description of the Exchange Senior
                                      Notes" and "Description of the Original
                                      Securities."

Interest Payment Dates..........      The interest payment dates for each
                                      series of the Exchange Senior Notes will be April 15 and October 15, commencing
                                      October 15, 1998.

Exchange Notes Guarantee........      Yorkshire Group will issue a guarantee
                                      which will fully and unconditionally
                                      guarantee the due and punctual payment of principal of and premium, if any, and interest on the Exchange Senior Notes.
                                      See "Description of the Exchange Senior
                                      Notes--Exchange Notes Guarantee".

Ratings.........................      The Exchange Senior Notes of each series
                                      are expected to be assigned ratings of
                                      BBB+ by Standard & Poor's Ratings
                                      Services ("S&P"), BBB+ by Duff & Phelps
                                      Credit Rating Company ("DCR") and Baa2 by
                                      Moody's Investors Service, Inc.
                                      ("Moody's"). These ratings will have been obtained with the understanding that S&P, DCR and Moody's will continue to monitor the credit rating of Yorkshire Finance and Yorkshire Group, and will make future adjustments to the extent warranted. A rating reflects only the views of S&P, DCR or Moody's, as the case may be, and is not a recommendation to buy, sell or hold the Exchange

                                      Senior Notes. There is no assurance that any such rating will be retained for any given period of time or that it will not be revised downward or withdrawn entirely by S&P, DCR or Moody's, as the case may be, if, in their respective judgments, circumstances so warrant.

Ranking.........................
                                      The Exchange Notes Guarantee. The
                                      Exchange Notes Guarantee will be a
                                      direct, unsecured and unsubordinated
                                      obligation of Yorkshire Group ranking
                                      pari passu with all other unsecured and
                                      unsubordinated obligations of Yorkshire
                                      Group (other than those obligations
                                      preferred by operation of law). At June
                                      30, 1998, Yorkshire Group had unsecured
                                      and unsubordinated debt outstanding in
                                      the amount of (Pounds)1,510 million
                                      ($2,521 million). Because Yorkshire Group is a holding company, Yorkshire Group's obligations under the Exchange Notes Guarantee will effectively be subordinated to all existing and future indebtedness and liabilities of the subsidiaries of Yorkshire Group (other than Yorkshire Finance or similar financing vehicles for Yorkshire Group), including Yorkshire. At June 30, 1998, the direct and indirect subsidiaries of Yorkshire Group had total indebtedness (excluding indebtedness owed to Yorkshire Group) of approximately (Pounds)1,231 million ($2,055 million). See "Risk Factors--Holding Company Structure;
                                      Ranking".

                                      The Exchange Senior Notes. The Exchange
                                      Senior Notes will be direct, unsecured
                                      and unsubordinated obligations of
                                      Yorkshire Finance ranking pari passu with all other unsecured and unsubordinated obligations of Yorkshire Finance (other than those obligations preferred by operation of law). See "Description of the Exchange Senior Notes".

                                      The Indenture contains no restrictions on the amount of additional indebtedness that may be incurred by Yorkshire Group and its subsidiaries, including Yorkshire Finance; however, the Indenture contains restrictions on the ability of Yorkshire Finance, Yorkshire Group and any Significant Subsidiaries to incur secured indebtedness. See "Description of the Exchange Senior Notes--Covenants--
                                      Limitation on Liens".

Optional Redemption.............      The Exchange Senior Notes of each series
                                      will be redeemable in whole or in part at the option of Yorkshire Finance at any time, on not less than 30 days' notice prior to the redemption date, at a price equal to the greater of (i) 100% of the principal amount of the Exchange Senior
                                      Notes of such series being redeemed
                                      and (ii) the sum of the present values of the remaining scheduled payments of the principal of and interest on such series being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the date of redemption on a semi-annual basis
                                      (assuming a 360-day year consisting of
                                      twelve 30-day months) at a discount rate equal to the Treasury Yield (as defined herein) plus 10 basis points, in the case of the 2003 Exchange Senior Notes, and 20 basis points, in the case of the 2008
                                      Exchange Senior Notes, plus, in either
                                      case, accrued interest thereon to the
                                      date of redemption. The Exchange Senior
                                      Notes will not be subject to any sinking fund. See "Description of the Exchange
                                      Senior Notes--Optional Redemption".

Additional Amounts..............      Subject to certain exceptions, all
                                      payments of principal, premium, if any,
                                      interest and other amounts due in respect of the Exchange Senior Notes and the Exchange Notes Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any Gross-Up Taxes (as defined herein), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, Yorkshire Finance or Yorkshire
                                      Group, as the case may be, will, subject to certain limitations, pay Additional
                                      Amounts in respect of such withholding or deduction so that the holder receives the amount that would have been due in the absence of such withholding or deduction.
                                      See "Description of the Exchange Senior
                                      Notes--Additional Amounts". Any reference in this Prospectus to the payment of principal, premium, if any, or interest with respect to the Exchange Senior Notes or any payments pursuant to the Exchange
                                      Notes Guarantee shall be deemed to
                                      include any such Additional Amounts
                                      payable in connection therewith.

Optional Tax Redemption.........      In the event of changes in the laws or
                                      regulations of (i) any supranational
                                      federation to which the UK belongs or
                                      (ii) the jurisdiction (or any political
                                      subdivision or taxing authority thereof
                                      or therein) in which Yorkshire Group or
                                      Yorkshire Finance is incorporated or in
                                      which Yorkshire Group or Yorkshire
                                      Finance is managed and controlled or has a place of business (each, a "Taxing
                                      Jurisdiction") after the date hereof and upon certain other events that would obligate Yorkshire Finance or Yorkshire
                                      Group to pay Additional Amounts, the
                                      Exchange Senior Notes may be redeemed at the option of Yorkshire Finance, in whole but not in part, at a price equal to the principal amount thereof, plus accrued interest thereon to the date of redemption. See "Description of the
                                      Exchange Senior Notes--Optional Tax
                                      Redemption".

Listing.........................      The Original Senior Notes are listed on
                                      the Luxembourg Stock Exchange.
                                      Application will be made to list the
                                      Exchange Senior Notes on the Luxembourg
                                      Stock Exchange.

Governing Law...................      The Indenture, the Deposit Agreement (as
                                      defined herein), the Exchange Senior
                                      Notes and the Exchange Notes Guarantee
                                      will be governed by, and construed in
                                      accordance with, the laws of the State of New York.

Form and Denomination...........      Except as otherwise described herein, the
                                      Exchange Senior Notes will be issued only as one or more global Exchange Senior
                                      Notes (the "Global Senior Notes") in
                                      bearer form and will be payable only in
                                      US dollars. Upon issuance, the Global
                                      Senior Notes of each series will be
                                      deposited with The Bank of New York (the
                                      "Book-Entry Depositary"), which will hold the Global Senior Notes for the benefit of DTC and its participants. The Book-
                                      Entry Depositary will issue to DTC, in
                                      respect of each Global Senior Note, one
                                      or more certificateless depositary
                                      interests (the "Book-Entry Interests"),
                                      which together will represent a 100%
                                      beneficial interest in such Global Senior
                                      Note. DTC will operate a system of
                                      dealing in the Book-Entry Interests by
                                      maintaining book-entries on its records.
                                      Ownership of interests in the Book-Entry
                                      Interests will be limited to persons who have accounts with DTC ("Participants") or persons who have accounts with Participants ("Indirect Participants").
                                      Interests in the Book-Entry Interests
                                      will be shown on, and transfers thereof
                                      will be effected only through, records
                                      maintained by DTC and its Participants,
                                      including depositaries for The Euroclear
                                      System ("Euroclear") and Cedel Bank,
                                      societe anonyme ("Cedel Bank").

                                      The Exchange Senior Notes will not be
                                      issuable in definitive bearer form.
                                      Except in certain limited circumstances
                                      described herein, Participants, Indirect
                                      Participants and beneficial owners of the Exchange Senior Notes will not be entitled to receive physical delivery of Senior Notes in definitive form issued and registered in their names
                                      ("Definitive Registered Senior Notes")
                                      and will not be considered the owners or Holders of the Exchange Senior Notes under the Indenture pursuant to which the Exchange Senior Notes will be issued. See "Description of the Exchange Senior Notes--Form, Denomination, Book-Entry
                                      Procedures and Transfer".

                                      Interests in the Book-Entry Interests and the Definitive Registered Senior Notes, if any, will be issued in minimum denominations of $1,000 and integral multiples thereof.

Trustee and Transfer Agent......      The Bank of New York.

Paying Agents...................      The Bank of New York and Banque Generale
                                      du Luxembourg S.A.

Book-Entry Depositary under
 Deposit Agreement..............
                                      The Bank of New York.

                               THE EXCHANGE OFFER

The Exchange Offer..............      Yorkshire Finance is offering to exchange
                                      pursuant to the Exchange Offer (i) up to $350,000,000 aggregate principal amount of its 2003 Exchange Senior Notes for a like aggregate principal amount of 2003
                                      Original Senior Notes and (ii) up to
                                      $300,000,000 aggregate principal amount
                                      of its 2008 Exchange Senior Notes for a
                                      like aggregate principal amount of 2008
                                      Original Senior Notes. Original Senior
                                      Notes may be tendered for exchange in
                                      whole or in part and in any integral
                                      multiple of $1,000. Yorkshire Group and
                                      Yorkshire Finance are making the Exchange
                                      Offer in order to satisfy their
                                      obligations under the Registration Rights
                                      Agreement relating to the Original Senior
                                      Notes. For a description of the
                                      procedures for tendering Original Senior
                                      Notes, see "The Exchange Offer--
                                      Procedures for Tendering Original Senior
                                      Notes."

Expiration Date.................      The Exchange Offer will expire at 5:00
                                      p.m., New York City time, on September
                                        , 1998, unless extended by Yorkshire
                                      Group or Yorkshire Finance (in which case
                                      the Expiration Date will be the latest
                                      date and time to which the Exchange Offer is extended). See "The Exchange Offer--
                                      Terms of the Exchange Offer."

Conditions to the Exchange            The Exchange Offer is subject to certain
Offer...........................      conditions, which may be waived by
                                      Yorkshire Group and Yorkshire Finance in their sole discretion. The Exchange Offer is not conditioned upon any minimum principal amount of Original Senior Notes being tendered. See "The Exchange Offer--
                                      Conditions to the Exchange Offer."
                                      Yorkshire Group and Yorkshire Finance
                                      reserve the right in their sole and
                                      absolute discretion, subject to
                                      applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Senior Notes for exchange,
                                      (ii) to terminate the

                                      Exchange Offer if certain specified
                                      conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Senior Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Senior Notes to withdraw their tendered Original Senior Notes or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer-- Terms of the Exchange Offer."

Withdrawal Rights...............      Tenders of Original Senior Notes may be
                                      withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange
                                      Agent in conformity with certain
                                      procedures set forth below under "The
                                      Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Original Senior Notes...........
                                      Tendering holders of Original Senior
                                      Notes must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with evidence of ownership of the Original Senior Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Senior Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may affect tenders by book-entry transfer. Holders of Original Senior Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Senior Notes pursuant to the Exchange Offer. See "The Exchange Offer-- Procedures for Tendering Original Senior Notes."

                                      Letters of Transmittal and supporting
                                      documentation should not be sent to
                                      Yorkshire Group or Yorkshire Finance.
                                      Such documents should only be sent to the Exchange Agent.

Resales of Exchange Senior            Yorkshire Group and Yorkshire Finance are
Notes...........................      making the Exchange Offer in reliance on
                                      the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither
                                      Yorkshire Group nor Yorkshire Finance has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the
                                      Exchange Offer
                                      as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences,
                                      Yorkshire Group and Yorkshire Finance
                                      believe that Exchange Senior Notes issued pursuant to this Exchange Offer in exchange for Original Senior Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Senior Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution
                                      (within the meaning of the Securities
                                      Act) of such Exchange Senior Notes.
                                      However, any holder of Original Senior
                                      Notes who is an "affiliate" of Yorkshire
                                      Group or Yorkshire Finance or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange
                                      Senior Notes, or any broker-dealer who
                                      purchased the Original Senior Notes from Yorkshire Finance to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Senior Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Senior Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Senior Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original
                                      Senior Notes for Exchange Senior Notes,
                                      then such broker-dealer must deliver a
                                      prospectus meeting the requirements of
                                      the Securities Act in connection with any resales of such Exchange Senior Notes.

                                      Each holder of Original Senior Notes who wishes to exchange Original Senior Notes for Exchange Senior Notes in the Exchange Offer will be required to represent that
                                      (i) it is not an "affiliate" of Yorkshire
                                      Group or Yorkshire Finance, (ii) any
                                      Exchange Senior Notes to be received by
                                      it are being acquired in the ordinary
                                      course of its business, (iii) at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes. Each broker-dealer that receives Exchange Senior Notes for its own account in exchange for Original Senior Notes must acknowledge that such Original Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, Yorkshire Group and Yorkshire Finance believe that Participating Broker-Dealers who acquired Original Senior Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Senior Notes received upon exchange of such Original Senior Notes (other than Original Senior Notes which represent an unsold allotment from the initial sale of the Original Senior Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Senior Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Senior Notes received in exchange for Original Senior Notes where such Original Senior Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Senior Notes," Yorkshire Group and Yorkshire Finance have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Senior Notes for a period not exceeding 180 days after the Expiration Date (subject to extension under certain limited circumstances). See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of Yorkshire Group or Yorkshire Finance may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Senior Notes."

Exchange Agent..................      The exchange agent with respect to the
                                      Exchange Offer is The Bank of New York
                                      (the "Exchange Agent"). The address, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The
                                      Exchange Offer--Exchange Agent" and in
                                      the Letter of Transmittal.

Use of Proceeds.................      Neither Yorkshire Group nor Yorkshire
                                      Finance will receive any cash proceeds
                                      from the issuance of the Exchange Senior
                                      Notes offered hereby. See "Use of
                                      Proceeds."

Certain United States Federal
Income Tax Consequences; ERISA
Considerations..................
                                      Holders of Original Senior Notes should
                                      review the information set forth under
                                      "Certain Federal Income Tax
                                      Considerations" and "Certain ERISA
                                      Considerations" prior to tendering
                                      Original Senior Notes in the Exchange
                                      Offer.

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth summary consolidated financial data for Yorkshire Power Group Limited after March 31, 1997 ("Yorkshire Group" or the "Successor Company") and Yorkshire Electricity Group plc ("Yorkshire" or the "Predecessor Company") for each of the five Fiscal Years ended March 31, 1997 prepared in accordance with US GAAP. For a description of the financial statements and records from which the following financial data have been derived, see "Selected Consolidated Financial Data". This information should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Successor Company and the Predecessor Company included elsewhere in this Prospectus.

                              PREDECESSOR COMPANY

                                           FISCAL YEAR ENDED MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   -------- -------- -------- -------- --------
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
CONSOLIDATED INCOME STATEMENT DA-
 TA:
  Operating revenues..............  1,325    1,308    1,464    1,431    1,331
  Operating income (1)............    146      156      215      214       52
  Other income (loss), net (2)....     15       (8)      16      313       20
  Interest expense, net...........     (7)      (5)     (12)     (20)     (33)
  Provision for income taxes (3)..    (54)     (50)     (78)    (114)     (13)
                                    -----    -----    -----    -----    -----
  Net income......................    100       93      141      393       26
                                    =====    =====    =====    =====    =====
                                                    MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   -------- -------- -------- -------- --------
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
  Fixed assets....................    613      701      747      769      796
  Total assets....................  1,214    1,241    1,367    1,408    1,375
  Total shareholders' equity......    561      612      517      399      359
  Long-term debt..................    104      126      305      424      419
  Short-term debt and current por-
   tion of long-term debt.........    217       99       91       90       87
                                           FISCAL YEAR ENDED MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   -------- -------- -------- -------- --------
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                       (AMOUNTS IN MILLIONS, EXCEPT RATIOS)
OTHER CONSOLIDATED DATA:
  EBIT (4)........................    161      148      231      527       72
  EBITDA (4)......................    193      182      272      569      122
  Cash flow from operations.......    187      237      201      222       96
  Cash used in investing activi-
   ties...........................   (137)    (201)    (101)      (8)     (51)
  Cash provided by (used in) fi-
   nancing activities.............    129     (139)     (67)    (114)     (76)
  Ratio of earnings to fixed
   charges (5)....................    6.6      6.8     10.5     12.0      1.8

                               SUCCESSOR COMPANY

                                                       SUCCESSOR      SUCCESSOR
                                       SUCCESSOR     FIRST QUARTER  FIRST QUARTER
                                      FISCAL YEAR     FISCAL YEAR    FISCAL YEAR
                                          1998           1999           1998
                                     --------------  -------------  -------------
                                     (Pounds) $(6)   (Pounds) $(6)    (Pounds)
                                     -------- -----  -------- ----  -------------
                                               (AMOUNTS IN MILLIONS)
CONSOLIDATED INCOME STATEMENT DATA:
  Operating revenues...............   1,285   2,145    303    506        268
  Operating income (1).............     161     269     51     85         32
  Other income/loss, net (2).......     (39)    (65)    (6)   (10)         4
  Interest expense, net............    (106)   (177)   (32)   (53)       (25)
  Credit/(Provision) for income
   taxes(3)........................       1       2      7     11         (6)
                                      -----   -----    ---    ---        ---
  Income before extraordinary
   item............................      17      29     20     33          5
  Extraordinary item (7)...........    (134)   (224)   --     --         --
                                      -----   -----    ---    ---        ---
  Net income/loss..................    (117)   (195)    20     33          5
                                      =====   =====    ===    ===        ===

                                        SUCCESSOR   SUCCESSOR      SUCCESSOR
                                        APRIL 1,    MARCH 31,       JUNE 30,
                                          1997         1998           1998
                                        --------- -------------- --------------
                                        (Pounds)  (Pounds) $(6)  (Pounds) $(6)
                                        --------- -------- ----- -------- -----
                                                 (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
  Fixed assets.........................     939    1,060   1,770  1,074   1,793
  Total assets.........................   2,591    2,462   4,110  2,463   4,112
  Total shareholders' equity...........      --      323     539    344     574
  Long-term debt.......................     433    1,026   1,713  1,030   1,720
  Company-obligated Mandatorily
   Redeemable Trust Securities of
   Subsidiary Holding Solely Junior
   Subordinated Deferrable Interest
   Debentures..........................     --       --      --     168     280
  Accrued liability to purchase
   Yorkshire...........................   1,496       --      --    --      --
  Short-term debt and current portion
   of long-term debt...................      87      324     541    182     304
  Short-term debt refinanced...........     --       164     274    130     217

                                                                    SUCCESSOR
                                                    SUCCESSOR     FIRST QUARTER
                                                   FISCAL YEAR     FISCAL YEAR
                                                      1998            1999
                                                 ---------------  -------------
                                                 (Pounds)  $(6)   (Pounds) $(6)
                                                 -------- ------  -------- ----
                                                     (AMOUNTS IN MILLIONS,
                                                        EXCEPT RATIOS)
OTHER CONSOLIDATED DATA:
  EBIT before extraordinary item (4)(7).........     122     204     45     75
  EBITDA before extraordinary item (4)(7).......     200     334     65    108
  Cash flow from operations.....................      62     104     33     55
  Cash used in investing activities.............  (1,639) (2,737)   (23)   (38)
  Cash provided by financing activities.........   1,391   2,322    (14)   (24)
  Ratio of earnings to fixed charges (5)........     1.1            1.4

                              PREDECESSOR COMPANY

                               BUSINESS SEGMENTS

                                           FISCAL YEAR ENDED MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
OPERATING REVENUES:
  Distribution....................    332      348      362      334      308
  Supply..........................  1,206    1,220    1,343    1,309    1,178
  Other...........................    182      162      162      163      172
  Intrabusiness eliminations (8)..   (395)    (422)    (403)    (375)    (327)
                                    -----    -----    -----    -----    -----
                                    1,325    1,308    1,464    1,431    1,331
                                    =====    =====    =====    =====    =====
OPERATING INCOME (LOSS):
  Distribution....................    135      133      176      164      127
  Supply (1)......................     10       14       23       30     (132)
  Other...........................      1        9       16       20       10
  Intrabusiness eliminations
   (1)(8).........................     --       --       --       --       47
                                    -----    -----    -----    -----    -----
                                      146      156      215      214       52
                                    =====    =====    =====    =====    =====
                                                    MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
TOTAL ASSETS:
  Distribution....................    476      513      556      589      643
  Supply..........................    177      161      198      212      178
  Other and unallocated...........    561      567      613      607      554
                                    -----    -----    -----    -----    -----
                                    1,214    1,241    1,367    1,408    1,375
                                    =====    =====    =====    =====    =====

                               SUCCESSOR COMPANY

                               BUSINESS SEGMENTS

                                                             SUCCESSOR
                                                            FISCAL YEAR
                                                                1998
                                                       ------------------------
                                                         (Pounds)      $(6)
                                                       ------------  ----------
                                                       (AMOUNTS IN MILLIONS)
OPERATING REVENUES:
  Distribution........................................         305          509
  Supply..............................................       1,118        1,866
  Other...............................................         203          339
  Intrabusiness eliminations (8)......................        (341)        (569)
                                                        ----------   ----------
                                                             1,285        2,145
                                                        ==========   ==========
OPERATING INCOME (LOSS):
  Distribution........................................         115          192
  Supply (1)..........................................          25           42
  Other...............................................          24           40
  Intrabusiness eliminations (8)......................          (3)          (5)
                                                        ----------   ----------
                                                               161          269
                                                        ==========   ==========

                                                        SUCCESSOR
                                                        APRIL 1,    SUCCESSOR
                                                          1997    MARCH 31, 1998
                                                        --------- --------------
                                                        (Pounds)  (Pounds) $(6)
                                                        --------- -------- -----
                                                         (AMOUNTS IN MILLIONS)
TOTAL ASSETS:
  Distribution.........................................   1,802    1,903   3,177
  Supply...............................................     187      157     262
  Other and unallocated................................     602      402     671
                                                          -----    -----   -----
                                                          2,591    2,462   4,110
                                                          =====    =====   =====

(1) Notable operating expenses include:
  Fiscal Year 1998--provision of (Pounds)5 million for committed costs arising from delays in opening up the competitive market and (Pounds)10 million restructuring charges.
  Fiscal Year 1997--(i) a provision of (Pounds)78 million for uneconomic gas and electricity contracts (the effect of which is removed from the Successor Company's unaudited pro forma consolidated statement of income for Fiscal Year 1997), which resulted in a charge of (Pounds)125 million to the supply business offset by an intrabusiness elimination of (Pounds)47 million and (ii) a charge of (Pounds)50 million for information system development costs to prepare for the opening of the competitive electricity market in 1998 for Franchise Supply Customers, of which (Pounds)37 million was charged to the supply business and (Pounds)13 million was charged to the distribution business.
  Fiscal Years 1993, 1994 and 1995--reorganization costs of (Pounds)18 million, (Pounds)44 million and (Pounds)8 million, respectively.
(2) Other income (loss) principally represents income from Yorkshire's investment in National Grid Group plc ("NGG") and, in Fiscal Year 1996, a gain resulting from the NGG Transaction (as defined herein) and earnings and losses from Yorkshire's investments in joint ventures and minority holdings. Notable items include:

  First Quarter of Fiscal Year 1999--an unrealized loss of (Pounds)6 million before taxes was charged following the reduction in fair value of Yorkshire Group's investment in Ionica Group plc ("Ionica").

  Fiscal Year 1998--an unrealized loss of (Pounds)41 million before taxes was charged following the reduction in fair value of Yorkshire Group's investment in Ionica.

  Fiscal Year 1997--gain on sale of Yorkshire's investment in Torch Telecom of (Pounds)15 million.

  Fiscal Year 1996--income from investment in NGG and gain in respect of the NGG Transaction as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction--NGG Transaction".

  Fiscal Year 1995--one-time termination payment received from Stockholm Stadhus AB of (Pounds)17 million.

  Fiscal Year 1994--loss on sale of Yorkshire's investment in Homepower Retail Limited of (Pounds)18 million.

(3) First Quarter Fiscal Year 1999 includes a (Pounds)12 million favorable impact due to settlement of earlier years tax liabilities.

  Fiscal Year 1996 includes a tax charge of (Pounds)38 million relating to the NGG Transaction.
(4) EBIT represents income before the sum of interest expense and income taxes. EBITDA represents income before the sum of interest expense, income taxes, depreciation and amortization. EBIT and EBITDA are provided for informational purposes only and such measures should not be construed as alternatives to operating income (as determined in accordance with US GAAP) as indicators of operating performance, or as alternatives to cash flows from operating activities (as determined in accordance with US GAAP) as measures of liquidity. EBIT and EBITDA are widely accepted financial indicators of a company's ability to incur and service debt. However, the measures of EBIT and EBITDA presented herein may not be comparable to similar measures presented by other companies.
(5) The ratio of earnings to fixed charges is computed as the sum of pre-tax income (before extraordinary item), plus fixed charges divided by fixed charges. Fixed charges consist of interest expense and amortization of debt expense.

(6) Solely for the convenience of the reader, pounds sterling amounts have been translated into US dollar amounts at the Noon Buying Rate on June 30, 1998 of $1.6695 = (Pounds)1. See "Presentation of Certain Information and Exchange Rates".
(7) Represents the windfall tax imposed by the UK government, which was not deductible for UK corporation tax purposes.
(8) Intrabusiness eliminations consist primarily of intracompany transactions between the distribution business and the supply business and interbusiness transactions between ancillary businesses. Pursuant to the UK regulatory framework, charges by the distribution business for electricity in respect of supply customers in the Franchise Area are billed to the supply business, which in turn incorporates the distribution charge into the bill sent to the final end user.

                                 RISK FACTORS

   Prospective investors should carefully review the information contained elsewhere in this Prospectus and should consider particularly the following matters in connection with the Exchange Offer and the Exchange Senior Notes offered hereby.

HOLDING COMPANY STRUCTURE; RANKING

  Yorkshire Group is a non-operating holding company, conducting substantially all of its business through Yorkshire and its subsidiaries. Except to the extent that Yorkshire Group receives funds from the US Parents in the future, Yorkshire Group will rely on dividends, indirectly, from Yorkshire to meet its obligations for payment of its outstanding obligations, including any payments necessary pursuant to the Exchange Notes Guarantee, and corporate expenses. Under English law, Yorkshire can make distributions only to the extent that it has Distributable Reserves (as defined below). Furthermore, Yorkshire Group's obligations under the Exchange Notes Guarantee will effectively be subordinated to all existing and future indebtedness and liabilities of the subsidiaries of Yorkshire Group, including Yorkshire. As a result, the rights of holders of the Exchange Senior Notes in respect of claims on the assets of each of Yorkshire Group's subsidiaries (other than Yorkshire Finance or similar financing vehicles for Yorkshire Group) upon any liquidation or administration are structurally subordinated to, and therefore will be subject to the prior claims of, the creditors of such subsidiaries (including trade creditors), except to the extent that Yorkshire Group may itself be a creditor with recognized claims against such subsidiaries. At June 30, 1998, the direct and indirect subsidiaries of Yorkshire Group had total indebtedness (excluding indebtedness owed to Yorkshire Group) of approximately (Pounds)1,231 million ($2,055 million) and such subsidiaries may incur additional indebtedness in the future.

  Yorkshire Finance is a special purpose entity formed solely as a financing vehicle for Yorkshire Group and its affiliates. Therefore, Yorkshire Finance's ability to make interest and other payments on the Exchange Senior Notes is solely dependent upon Yorkshire Group making payments on its obligations to Yorkshire Finance as and when required. If Yorkshire Group were not to make such payments for any reason, Yorkshire Finance will not have sufficient funds to make payments on the Exchange Senior Notes. In such event, a holder of Exchange Senior Notes would rely on the enforcement of its rights against Yorkshire Group pursuant to the terms of the Exchange Notes Guarantee. See "Description of the Exchange Senior Notes--Exchange Notes Guarantee".

  The Exchange Notes Guarantee will be a direct, unsecured and unsubordinated obligation of Yorkshire Group and will rank pari passu with all other unsecured and unsubordinated obligations of Yorkshire Group (other than those obligations preferred by law). At June 30, 1998, Yorkshire Group had (Pounds)1,510 million ($2,521 million) of unsecured and unsubordinated debt outstanding. The Indenture contains no restrictions on the amount of additional indebtedness that may be incurred by Yorkshire Group and its subsidiaries, including Yorkshire Finance; however, the Indenture contains restrictions on the ability of Yorkshire Finance, Yorkshire Group and any Significant Subsidiaries to incur secured indebtedness. See "Description of the Exchange Senior Notes--Covenants--Limitation on Liens".

  "Distributable Reserves" means accumulated, realized profits so far as not previously utilized by distribution or capitalization, less accumulated, realized losses and, in the case of public limited companies, unrealized losses, which may be legally distributed by way of dividends.

SUBSTANTIAL LEVERAGE

  Upon completion of this Exchange Offer, Yorkshire Group will continue to have substantial indebtedness. At June 30, 1998 (after the effect of the windfall tax on shareholder's equity), the ratio of Yorkshire Group's consolidated debt (excluding the Trust Securities, as defined under "Capitalization") to total capitalization was approximately 73%. See "Capitalization". The degree to which Yorkshire Group is leveraged could affect its ability to service its indebtedness, to make capital investments, to take advantage of certain business opportunities, to respond to competitive pressures or to obtain additional financing. Yorkshire Group believes that, following this Exchange Offer, it will be able to make payments on its obligations with those funds subsequently being made available to make payments of principal of and interest on the Exchange Senior Notes from funds derived from the operations of Yorkshire and its subsidiaries. The ability of Yorkshire Finance to pay amounts due on the Exchange Senior Notes is solely dependent upon Yorkshire Group making payments to Yorkshire Finance as and when required.

  Unexpected declines in Yorkshire's future business, especially in light of the increasingly competitive environment in the UK electric and gas utility industries, increases in operating or capital costs, or the inability to borrow additional funds, could impair Yorkshire Group's ability to meet its debt service obligations, and, therefore, could adversely affect Yorkshire Finance's ability to make payments of principal of and interest on the Exchange Senior Notes. No assurance can be given that additional financing will be available when needed, or, if available, will be obtainable on terms that are favorable to Yorkshire Group or Yorkshire Finance.

PRICE REGULATION OF THE DISTRIBUTION BUSINESS

  The distribution business of Yorkshire is regulated under its PES License pursuant to which charges by the distribution business to its customers are controlled by the Distribution Price Control Formula (as defined under "The Electric Utility Industry in Great Britain--Distribution of Electricity"). The Distribution Price Control Formula determines the maximum allowable average price per unit of electricity (expressed in kWh, a "unit") that a PES License holder may charge in any year. The elements used in the Distribution Price Control Formula (which includes the UK Retail Price Index) are established for a five year period and are subject to review by the Director General of Electricity Supply for the UK (the "Regulator") at the end of each five year period and at other times at the discretion of the Regulator. At each review, the Regulator can adjust the value of certain elements in the Distribution Price Control Formula.

  Following a review by the Regulator in July 1994, a 14% below inflation price reduction was set for Yorkshire's allowed distribution revenues effective April 1, 1995. Such adjustment was the principal reason for the reduction of Yorkshire's distribution operating revenues to (Pounds)334 million ($558 million) for Fiscal Year 1996 from (Pounds)362 million ($604 million) for Fiscal Year 1995. In July 1995, a further review of distribution prices was concluded by the Regulator for Fiscal Years 1997 to 2000. As a result of this further review of Yorkshire's distribution prices, a further 13% below inflation reduction became effective April l, 1996 with a further 3% below inflation reduction effective in each of the three following years. This review was the principal reason for the reduction in distribution operating revenues for Fiscal Year 1997 to (Pounds)308 million ($514 million). There can be no assurance that any future review by the Regulator, the next of which is scheduled for 2000, will not adversely affect Yorkshire. See "The Electric Utility Industry in Great Britain--Distribution of Electricity--Price Control".

COMPETITION IN AND PRICE REGULATION OF THE SUPPLY BUSINESS

  Each PES License holder currently has an exclusive right, subject to price cap regulation, to supply Franchise Supply Customers in its franchise area. However, the supply market is being progressively opened to full competition. The market for customers with a Peak Demand above 1 MW has been open to competition for suppliers of electricity since privatization in 1990 while, for Non-Franchise Supply Customers, the market became competitive in April 1994. The final stage of this process is currently scheduled to occur over a period of six months commencing September 1998, when competition in the supply of Franchise Supply Customers will be fully phased in and the exclusive right to supply Franchise Supply Customers is scheduled to end. Yorkshire's strategy to meet expanded competition in its supply business will focus on active marketing and customer service to protect and sustain its position in the electricity market in its Franchise Area. Furthermore, Yorkshire will seek to expand market share outside its Franchise Area to the extent that such business is profitable. There can be no assurance that this strategy will be successful in avoiding loss of existing customers, or achieving gains of new customers of Yorkshire's supply business. See "Business--Supply Business" and "--Business Restructuring".

  In October 1997, the Regulator published proposals for new transitional supply price restraints to apply from April 1, 1998 to residential and small business customers for an initial period of two years and until an adequate level of competition is established. Yorkshire subsequently indicated its acceptance of such proposals. The proposals (when taken together with the reduction in the Fossil Fuel Levy (as defined under "The Electric Utility

Industry in Great Britain--Fossil Fuel Levy"), which became effective on April 1, 1998) resulted in the implementation of small reductions, also effective April 1, 1998, in the tariffs for Yorkshire's residential and small business customers in its Franchise Area compared to the corresponding tariffs in effect in August 1997. The proposals also require an additional 3% below inflation reduction effective April 1, 1999. See "The Electric Utility Industry in Great Britain--Supply of Electricity--Price Regulation".

  The license modifications that have been implemented to effect the new controls also discontinued the automatic pass-through of all costs previously passed through to residential and small business customers, consisting primarily of purchased power costs. This change will increase the importance to Yorkshire of effective power purchasing and hedging activities. See "--Pool Purchase Price Volatility; Hedging Activities", "The Electric Utility Industry in Great Britain--Supply of Electricity--Price Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

  The transition to competition in supply with respect to Franchise Supply Customers requires each REC to provide additional data management services to all suppliers. Assuming that such competition starts as currently scheduled in September 1998 for Franchise Supply Customers, Yorkshire Group presently estimates that costs totalling (Pounds)72 million will have been incurred for re-engineering and information technology work. Of such amount, approximately (Pounds)19 million was expensed in Fiscal Year 1997 and (Pounds)2 million in Fiscal 1998. The Regulator has made proposals (which have been accepted by Yorkshire) to allow Yorkshire recovery of (Pounds)23 million over a five year period ending March 31, 2003. A further (Pounds)7 million is expected to be recovered through Pool cost recovery and other national mechanisms and (Pounds)8 million is expected to be capitalized as such amount is expected to provide future benefits to the supply business. As a result of the above, the residual amount of approximately (Pounds)13 million, which will not be recovered or capitalized, will be expensed in Fiscal Year 1999 as incurred.

  The Regulator has also made proposals (which have been accepted by Yorkshire) to provide an annual allowance of (Pounds)3 million for the period 1998 through 2000 to cover operating costs. This allowance will be reviewed at the time of the Distribution Price Control Formula review in 2000.

  The October 1997 proposals therefore will allow Yorkshire to recover up to 52% of its forecasted set-up and operating costs over a five year period. The shortfall could be higher if: (i) operating costs are higher than anticipated (e.g., there is a higher level of customer activity); (ii) recovery of operating costs is disallowed or reduced when the Distribution Price Control Formula is reviewed for the period beginning April 1, 2000; or (iii) the integrated national systems do not work as contemplated or require substantial redevelopment.

  The Regulator's proposals also provide that a REC should be penalized (i) where it starts to open its market more than three months after the market opening by the first REC; (ii) where it opens successive tranches of its market more than three months after the opening of the corresponding tranche by the first REC; and (iii) where the market opening of the first REC has been delayed beyond April 1, 1998. The penalties will be calculated at 1% of the operating revenues of the supply business per month of delay, weighted by the proportion of customers affected and applied as a reduction in allowed distribution business income. If Yorkshire did not open its market for Franchise Supply Customers to competition until after April 1, 1999, it would incur a penalty of approximately (Pounds)6 million. It is now apparent that some penalty will be incurred due to the delay in the opening of the competitive market for Franchise Supply Customers until September 1998 and a provision of (Pounds)3 million has been included in the results for Fiscal Year 1998. Yorkshire Group expects that Yorkshire will be prepared to open its Franchise Area to competition in September 1998.

REGULATORY POLICIES AFFECTING YORKSHIRE GROUP

  Certain modifications to Yorkshire's PES License following Yorkshire Group's acquisition of Yorkshire imposed certain conditions designed to assure the continued financial soundness of Yorkshire, including undertakings which Yorkshire was required to obtain from AEP and NCE that they will refrain, and cause their subsidiaries to refrain, from taking any action that would likely result in Yorkshire breaching its obligations under its PES License and the Electricity Act 1989 (the "Electricity Act") and an undertaking by Yorkshire to use reasonable endeavors to maintain an investment grade rating of its debt securities. Such conditions could have an effect on Yorkshire's dividend payments which will constitute the principal source of funds for payment of principal of and interest on the Exchange Senior Notes.

  On February 24, 1998, following publication of the Monopolies and Mergers Commission's (the "MMC") report in connection with the proposed PacifiCorp/The Energy Group merger, the Regulator issued a consultation paper proposing modifications to licenses of public electricity suppliers ("PESs") which had been subject to takeovers.

  The main proposals are:

    1. to allow for a PES generation business to be carried on in an affiliate which is not a subsidiary and in such cases for the generation business to be conducted outside the scope of the modifications to the PES license which have been brought into effect to ensure that the Regulator can regulate a company effectively after it has been taken over and to help ensure the financial stability of the PES (the "Ring-Fencing Conditions");

    2. to restrict further the provisions of existing PES licenses allowing PESs to carry out certain otherwise restricted activities provided they do not exceed 5 percent of the revenues of the supply, second-tier supply and distribution businesses, by introducing an additional test based on cumulative investment;

    3. to extend to all PESs that have been acquired the condition contained in the licenses of London Electricity plc, Northern Electric plc and Yorkshire to use reasonable endeavours to maintain an investment grade rating of corporate debt;

    4. to prohibit PESs from accepting "cross-default" provisions in borrowing agreements; and

    5. to make the payment of dividends and other distributions by a PES expressly conditional on compliance with the Ring-Fencing Conditions in the license.

  Comments were due with respect to the proposals in the consultation paper by March 27, 1998. Yorkshire provided comments on the consultation paper on March 25, 1998. In its response, Yorkshire indicated that it did not consider the proposed modifications described in paragraphs (1), (4) and (5) immediately above to be necessary. Further proposals are expected to be made by the Regulator in light of this consultation paper that may result in further modifications to PES licenses. There can be no assurance that any such modifications to Yorkshire's PES License that result from such proposals will not have a material adverse effect on Yorkshire. See "The Electric Utility Industry in Great Britain--Regulation under the Electricity Act--Modifications to Licenses".

  The ability of AEP or NCE to contribute additional equity capital to Yorkshire Group is currently subject to regulation of the Commission under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). The Commission limits the aggregate amount that either AEP or NCE may invest in foreign utility companies and exempt wholesale generators to specified percentages of average consolidated retained earnings at the time an investment is made. This regulation could delay or limit the making of loans or the contributions of equity by AEP or NCE to Yorkshire Group to enable Yorkshire Group to meet its obligations or to contribute additional equity capital to Yorkshire.

GOVERNMENTAL REVIEW OF UTILITY REGULATION

  On June 30, 1997, the new Labour government announced a comprehensive review of the regulation of the electric, gas, water and telecommunications industries to be directed by the Department of Trade and Industry. Generally, the review has focused on whether the current system of regulation in the utility industries is designed to ensure open and predictable regulation, fairness to consumers and shareholders and the promotion of a competitive environment. Particularly, the review has examined whether the current system of price regulation delivers, over time, the greatest benefits to consumers while maintaining proper incentives for innovation and investment and an adequate return to shareholders.

  The review culminated, in March 1998, with the publication by the UK Government of a Green Paper entitled "A Fair Deal for Consumers: Modernising the Framework for Utility Regulation" (the "March Green Paper"). The March Green Paper sets forth a number of proposals of the UK Government designed to reexamine utility regulation in the UK. Among the main proposals contained within the March Green Paper are the retention of "RPI-X" as the fundamental basis for price regulation; increased transparency and consistency of regulation; the merger of the Office of Electricity Regulation ("OFFER") and the Office of Gas Regulation ("OFGAS"); the separate licensing of the distribution and supply businesses of the PESs; amendment of the statutory duties of utility regulators to provide a new primary duty to exercise their functions in the manner best calculated to protect the interests of consumers in the short and long term, wherever possible through promoting competition; and adopting price regulation to distinguish between income earned through companies' own efforts and income which results from other factors. Some of these proposals would require primary legislation. Responses to the March Green Paper by interested parties were due by May 31, 1998. Yorkshire submitted comments on the March Green Paper on May 29, 1998. In summary, Yorkshire welcomed the review of the regulation and supported the objectives of fairness and efficiency as the key to promoting customer interests and allowing the industry to develop, but suggested that the existing regulatory system had delivered significant benefits to customers and that any changes should not undermine such benefits. Yorkshire also supported the creation of a single energy regulator and procedural changes to foster greater consistency in decision making. Furthermore, while agreeing with the need to consider the separation of the distribution and supply businesses, Yorkshire suggested that the licenses could be separated without forcing divestiture of such businesses and that the costs and overhead in putting in place any new arrangements should be minimized.

  On July 27, 1998 the UK Government published its response (the "July Response") to the consultation on the March Green Paper. The UK Government intends to introduce legislation to set a long term stable regulatory framework for the next decade which is designed to ensure lower prices and high quality service for customers at home and in businesses.

  The July Response included a number of significant conclusions of the UK Government. Among the more significant conclusions are the retention of "RPI-X" as the fundamental basis of price regulation, with potential refinement to reflect the March Green Paper principles on price regulation; regulators should have a new primary duty to protect the interests of consumers, while ensuring that regulated companies can finance their functions; the electricity and gas regulators should be replaced as soon as possible with a single energy regulator and OFFER and the OFGAS should be merged; and legislation should be introduced to provide for separate licenses for the supply and the distribution of electricity.

  The UK Government has stated that while it intends to introduce legislation to implement these proposals as soon as Parliamentary time permits, further consultation is required in some areas.

  On May 13, 1998, the Regulator issued a consultation paper on the separation of distribution and supply businesses for PESs and the future treatment of metering and meter reading. The material proposals and recommendations set out in the consultation paper are as follows:

    1. Full separation of the ownership of the supply and distribution business was recommended and appropriate interim arrangements should be contemplated for separate companies to comprise the distribution and supply activities, each acting independently of the other.

    2. Measures should be introduced to ensure that each PES supply subsidiary operates at arm's length from the distribution subsidiary. These measures would include separate contracts between the supply and distribution businesses, avoiding the sharing of facilities between the businesses, including requiring separate management teams for the two businesses and minimizing corporate headquarters activities.

    3. The distribution company should be responsible for the maintenance and operation of the network and have a statutory duty to develop and maintain an efficient, coordinated and economical system of electricity distribution and to facilitate competition in generation and supply. It should connect any person to the network on reasonable terms and act as a "last resort" meter reading service, bought in from meter reading companies, for those suppliers not wishing to provide the service themselves.

    4. All suppliers should be placed on the same legislative footing and tariff supply should be replaced by supply under contract. License conditions would be introduced to protect customers and competitors against dominant suppliers.

    5. Metering services should be open to competition and arrangements for transmission in Scotland should be brought into line with those in England and Wales.

  Responses to this consultation paper were requested by June 15, 1998. In its June 1998 response to this consultation paper, Yorkshire supported separate licenses allowing separate regulation of supply and distribution activities, but opposed the measures proposed by OFFER on ownership and stringent operating separation. In opposing such measures, Yorkshire, among other things, questioned whether the potentially high costs of implementing such measures were justified. Yorkshire concluded that its position is consistent with the UK Government's proposals in the March Green Paper and the position of other PESs.

  The Regulator intends to have a further consultation on separation of businesses in the latter part of 1998 and to outline proposals on separation of businesses in September 1998. The Regulator intends any revised definitions of distribution, supply and metering responsibilities to be taken into account in setting price controls and revising charging arrangements scheduled for 2000.

  In October 1997, the UK Government invited the Regulator to consider parameters for a review of electricity trading arrangements. Such a review would focus on the wholesale trading market for electricity within England and Wales (the "Pool"), trading arrangements outside the Pool and price setting mechanisms. The review was launched in January 1998 with an announcement that the Regulator and an independent panel had been asked to report to the Energy Minister by July 1998.

  In December 1997, the UK Government announced a review of energy sources for power generation, including fuel diversity, sustainable development and the role of coal. Representations of interested parties were submitted in mid-February 1998. While the review is underway, the Secretary of State has deferred decisions on most outstanding or new applications for the construction of generating stations. An Energy Select Committee Report on the Coal Industry issued in April 1998 recommended that such deferral, as it relates to gas-fired generation, be lifted as soon as possible. The Trade and Industry Select Committee is undertaking an inquiry into a number of aspects of UK energy policy.

  On June 25, 1998, the UK Government issued a consultation paper on its review of energy sources for power generation. The preliminary general conclusions of the review were:

    1. There are basic flaws in the existing electricity market arrangements which need to be corrected to ensure that the UK Government can achieve its policy of diverse, secure and sustainable energy supplies at competitive prices for consumers, while protecting the environment; and

    2. The prices for electricity consumers have been excessive and, in the absence of restrictions, a decrease of at least 10% in wholesale electricity prices should be possible in the medium term.

  Problems identified during the review included:

    1. Despite the fact of substantial new gas entry into the market, competition has not significantly increased nor has the price of electricity decreased as expected;

    2. Although the Pool ensures that electricity is available to all when needed, it has led to distortions which have affected the choice of energy sources for power stations; such distortions have favored gas plants which are operated inflexibly over flexible coal plants and have led to an increase in construction of gas-fired stations to the detriment of coal-fired stations;

    3. Given that electricity cannot be stored, gas-fired stations must be modified to provide for the ability to produce electricity on demand, similar to coal-fired capacity;

    4. Independent consultants have focused on several technical issues that must be reviewed if there is to be further growth in gas-fired combined-cycle gas turbine generation; and

    5. As a result of the distorted market, dependence on gas could increase, which raises concerns over diversity and security of supply of energy power generation.

  The UK Government's statement notes that the Regulator has identified significant problems in the Pool and market structure. He recommended (i) reforming the electricity trading arrangements to ensure that all plants play a full role in competition and (ii) addressing the market power of the major generators.

  The UK Government agrees with the necessity of reforming the market structure but noted that the time needed for such reform could be lengthy. Accordingly, the UK Government proposes to apply a stricter policy on power station consents while the reform agenda is addressed.

  Yorkshire submitted its response to the consultation document on July 20, 1998. In general, Yorkshire supported the UK Government's overall objective to develop secure, diverse and sustainable supplies of energy at competitive prices and agreed that energy policy should be consistent with a competitive industrial sector and the long term energy needs of the UK. Yorkshire agreed with the UK Government's proposal to reform the electricity trading arrangements and to reduce the market power of the two major generators, but expressed its concern at the prospect of a more strict consent policy for gas-fired generation projects. Yorkshire urged that the review be completed as swiftly as possible and that the final measures taken not interfere with the commercial development of competitive generation projects.

  Yorkshire Group cannot predict the results of any of these reviews, whether the proposals recommended in the consultation paper will be implemented or the ultimate effects on Yorkshire or Yorkshire Group. See "The Electric Utility Industry in Great Britain--Regulation under the Electricity Act--The Regulator".

POOL PURCHASE PRICE VOLATILITY; HEDGING ACTIVITIES

  Yorkshire's supply business to Non-Franchise Supply Customers generally involves entering into fixed price contracts to supply electricity to its customers. Yorkshire obtains the electricity to satisfy its obligations under such contracts primarily by purchases from the Pool. See "The Electric Utility Industry in Great Britain". Because the price of electricity purchased from the Pool can be volatile (due to the fact the price is set every half hour), to the extent that Yorkshire purchases electricity from the Pool, Yorkshire is exposed to risk arising from differences between the fixed price at which it sells and the fluctuating prices at which it purchases electricity unless it can effectively hedge such exposure. Although Yorkshire is currently party to a series of contracts for differences ("CFDs") (most with terms of twelve months) that limit such exposure, Yorkshire's ability to manage such risk at acceptable levels will depend, in part, on the specific terms of the supply contracts that Yorkshire enters into, Yorkshire's ability to implement and manage an appropriate hedging strategy and the continued availability of appropriate hedging instruments. No assurance can be given that this risk will be effectively mitigated. In addition, under the supply price restraint proposal published by the Regulator in October 1997 (and accepted by Yorkshire), costs of power purchases from the Pool and related hedging activities which are currently passed through to residential and small business customers will no longer be automatically passed through to such customers. See "Business--Supply Business".

CURRENCY RISKS; HEDGING TRANSACTIONS

  Yorkshire Group's revenues generated by Yorkshire will be primarily in pounds sterling while the interest and principal payment obligations with respect to Senior Notes will be payable in US dollars. As a result, any change in the currency exchange rate that reduces the amount in pounds sterling obtained upon conversion of the US dollar-based net proceeds of Senior Notes or that increases the effective principal and interest payment obligations represented by the Senior Notes upon conversion of pounds sterling-based revenues into US dollars may, if not appropriately hedged, have a material adverse effect on Yorkshire Group and Yorkshire Finance or on their ability to make payments on the Senior Notes. See "Presentation of Certain Information and Exchange Rates" for certain information concerning the Noon Buying Rate for pounds sterling expressed in US dollars. Although Yorkshire Group has entered into certain transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that any such transactions will be successful in reducing such risks.

WORKING CAPITAL DEFICIENCY

  Yorkshire Group had a working capital deficiency at June 30, 1998 of (Pounds)225 million ($376 million), primarily as a result of the initial financing structure of the Acquisition. This deficiency was largely attributable to the 1997 Credit Facility (as defined under "Use of Proceeds") which matured on July 30, 1998. For a discussion of the 1997 Credit Facility, see Note 13, "Short-term Debt", to Yorkshire Group's consolidated financial statements for Fiscal Year 1998 included elsewhere in this Prospectus. Yorkshire Group refinanced the 1997 Credit Facility with a portion of a (Pounds)550 million syndicated credit facility (the "1998 Credit Facility"). For a discussion of the 1998 Credit Facility, see Note 2, "Financing and Related Activities", to Yorkshire Group's consolidated financial statements for the First Quarter of Fiscal Year 1999 included elsewhere in this Prospectus. In July 1998, (Pounds)280 million was drawn down to repay the 1997 Credit Facility. The remainder of the 1998 Credit Facility has replaced existing committed bank facilities. Yorkshire Group expects that the proceeds of the currently contemplated transfer of Yorkshire Group's generation assets to an entity or entities other than Yorkshire Group or its subsidiaries will be used to reduce the new credit facility at the time of such transfer.

LACK OF ESTABLISHED MARKET

  The Exchange Senior Notes will constitute a new issue of securities of Yorkshire Finance with no established trading market, and there can be no assurance that an active market for the Exchange Senior Notes will develop or be sustained. Although the Initial Purchasers have informed Yorkshire Group and Yorkshire Finance that they currently intend to make a market in the Original Senior Notes and, if issued, the Exchange Senior Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. There can be no assurance as to the development or liquidity of any market for the Exchange Senior Notes. If an active public market does not develop, the market price and liquidity of the Exchange Senior Notes may be adversely affected.

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL SENIOR NOTES

  The Original Senior Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Senior Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Senior Notes which remain outstanding will not be entitled to any rights to have such Original Senior Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). Yorkshire Group and Yorkshire Finance do not intend to register under the Securities Act any Original Senior Notes which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Senior Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Senior Notes could be adversely affected.

  The Exchange Senior Notes and any Original Senior Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions of exercised certain rights under the Indenture. See "Description of the Exchange Senior Notes--Modification of the Indenture."

  The Original Senior Notes provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed and declared effective within certain specified periods, the interest rate borne by the Original Senior Notes will increase by 0.25% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Senior Notes will not be entitled to any increase in the interest rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of the Original Securities."

                      YORKSHIRE GROUP AND THE US PARENTS

YORKSHIRE GROUP

  Yorkshire Group was incorporated as a limited company under the laws of England and Wales in July 1996. In 1997, Yorkshire Group was utilized in connection with the Acquisition by the US Parents of Yorkshire, one of the twelve RECs in England and Wales. Yorkshire Group gained effective control of Yorkshire on April 1, 1997. Yorkshire Group's primary asset is the outstanding shares of Yorkshire Holdings, a public limited company incorporated under the laws of England and Wales, which in turn beneficially owns all of the outstanding shares of Yorkshire. Yorkshire Holdings was organized as a wholly-owned subsidiary of Yorkshire Group solely for holding the share capital of Yorkshire and has no other significant operations.

  Each of the US Parents holds an indirect 50% interest in Yorkshire Group. AEP holds such interest through its wholly-owned subsidiary, AEP Resources, Inc., an Ohio corporation ("AEP Resources"). NCE holds its 50% indirect interest in Yorkshire Group through NC Enterprises, Inc., a Delaware corporation, which in turn wholly-owns New Century International, Inc., a Delaware corporation ("New Century International").

YORKSHIRE FINANCE

  Yorkshire Finance was incorporated under the laws of the Cayman Islands in August 1997. Yorkshire Finance exists solely for the purpose of operating as a financing vehicle for Yorkshire Group and its affiliates. Yorkshire Finance does not, and does not expect to, prepare or publish any financial statements. The registered office of Yorkshire Finance is P.O. Box 309, George Town, Grand Cayman Island, British West Indies and its principal executive office is at Wetherby Road, Scarcroft, Leeds, LS14 3HS, England.

  The following table sets forth, at June 30, 1998, the actual capitalization of Yorkshire Finance:

                                  JUNE 30, 1998(1)
                                --------------------- ---------------
                                          $
                                (AMOUNTS IN MILLIONS)
   Long-term debt:
     Senior Notes .............        $  650
     Guaranteed Eurobonds......           331
     Junior Subordinated
      Deferrable Interest
      Debentures ..............           275
   Shareholder's equity:
     Called up share capital,
      par value $1.00 for each
      share (50,000 ordinary
      shares authorized, of
      which 2,000 shares have
      been issued and are fully
      paid up as of June 30,
      1998 and as adjusted)....             *
     Share premium account.....            33
                                       ------
       Total capitalization....        $1,289
                                       ======

--------

(1) Since June 30, 1998, there has been no material change in the capitalization of Yorkshire Finance.

*Called up share capital as of June 30, 1998 was $2,000.

YORKSHIRE

  Yorkshire's principal businesses are the distribution of electricity to approximately two million customers in its Franchise Area and the supply of electricity primarily within its Franchise Area. As discussed below under "Business--Business Restructuring", beginning in late 1998, Yorkshire will operate the distribution and supply businesses as self-sufficient businesses.

  The registered office and principal executive offices of the Yorkshire Group and Yorkshire are located at Wetherby Road, Scarcroft, Leeds LS14 3HS, England, telephone number 011-44-113-289-2123.

  The following organization chart illustrates the current ownership of Yorkshire Group, Yorkshire Finance and Yorkshire.


                                     CHART

American Electric                               New Century
Power Company, Inc.                             Energies, Inc.
    ("AEP")                                        ("NCE")



                                                     NC
                                                Enterprises, Inc.


AEP Resources, Inc.                               New Century
                                                International, Inc.

        50%                                           50%


                         Yorkshire Power Group Limited
                             ("Yorkshire Group")




Yorkshire Holdings plc
("Yorkshire Holdings")

                                                Yorkshire Power
                                                Finance Limited
                                             ("Yorkshire Finance")
Yorkshire Electricity
     Group plc
   ("Yorkshire")

THE US PARENTS

 AEP

  AEP is an electric utility holding company registered under the 1935 Act. AEP owns all of the outstanding common stock of AEP Generating Company, Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company and Wheeling Power Company. These eight utility subsidiaries are engaged in the generation, purchase, transmission, distribution and sale of electricity to over 2.9 million retail customers in portions of the states of Indiana, Kentucky, Michigan, Ohio, Tennessee, Virginia and West Virginia. AEP also owns all the outstanding common stock of AEP Resources and AEP Resources International, Limited whose primary businesses are the development of, and investment in, exempt wholesale generators, foreign utility companies, qualifying cogeneration facilities and other power projects. In the year ended December 31, 1997, AEP generated consolidated operating revenues of $6.2 billion and had consolidated assets of approximately $16.6 billion.

  On December 22, 1997, AEP announced the signing of a merger agreement with Central and South West Corporation, a Dallas, Texas based electric utility holding company that is registered under the 1935 Act ("CSW"). CSW owns four electric operating subsidiaries serving 1.7 million customers in Texas, Oklahoma, Louisiana and Arkansas. CSW also owns SEEBOARD plc, a REC which serves the southeast coast of England. Under the merger agreement, each share of CSW common stock will be converted into 0.6 share of AEP common stock. Based on the price of AEP's common stock on December 19, 1997, the transaction would be valued at $6.6 billion. The combined company will be named American Electric Power Company, Inc. and will be based in Columbus, Ohio. The merger is conditioned upon, among other things, the approvals of the shareholders of AEP and CSW and various state and federal regulatory agencies. Assuming the receipt of all required approvals, the merger is currently expected to be consummated within twelve to eighteen months of its announcement.

 NCE

  NCE is also an electric utility holding company registered under the 1935 Act. NCE owns all the outstanding common stock of Public Service Company of Colorado, Cheyenne Light, Fuel and Power Company and Southwestern Public Service Company, which serve approximately 1.6 million retail electric customers in portions of the states of Colorado, Texas, New Mexico, Oklahoma, Kansas and Wyoming and approximately 1 million retail gas customers in portions of the states of Colorado and Wyoming. These three electric and gas utility subsidiaries are principally engaged in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transmission, distribution, sale and transportation of natural gas. In the year ended December 31, 1997, NCE generated consolidated operating revenues of $3.3 billion and had consolidated assets of approximately $7.3 billion.

                                USE OF PROCEEDS

  Neither Yorkshire Group nor Yorkshire Finance will receive any cash proceeds from the issuance of the Exchange Senior Notes offered hereby. In consideration for issuing the Exchange Senior Notes in exchange for Original Senior Notes as described in this Prospectus, Yorkshire Finance will receive Original Senior Notes in like principal amount. The Original Senior Notes surrendered in exchange for Exchange Senior Notes will be retired and canceled.

  The net proceeds from the offering of the Original Senior Notes
(approximately $645 million after deducting estimated offering expenses payable by Yorkshire Finance and the Initial Purchasers' discount) were loaned by Yorkshire Finance to Yorkshire Group in exchange for promissory notes of Yorkshire Group.

  Yorkshire Group used the net proceeds from such loan to repay a portion of its indebtedness under the Credit Facility, dated July 31, 1997, between Yorkshire Group and Union Bank of Switzerland (the "1997 Credit Facility"), which was refinanced in July 1998 by the 1998 Credit Facility. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                CAPITALIZATION

  The following table sets forth, at June 30, 1998, (i) the actual consolidated capitalization of Yorkshire Group and (ii) the consolidated capitalization of Yorkshire Group adjusted to reflect the July 1998 draw down from the 1998 Credit Facility of (Pounds)280 million, consisting of a (Pounds)150 million tranche which is short term debt and a (Pounds)130 million tranche which is repayable in 2003, and the application of the net proceeds thereof to repay the maturing 1997 Credit Facility. This table should be read in conjunction with "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Yorkshire Group included elsewhere in this Prospectus.

                                               JUNE 30, 1998
                             --------------------------------------------------
                                    ACTUAL(1)                AS ADJUSTED
                             ------------------------  ------------------------
                               (Pounds)     $(2)   %     (Pounds)     $(2)   %
                             ------------- ------ ---  ------------- ------ ---
                                      (AMOUNTS IN MILLIONS, EXCEPT %)
Capitalization:
1997 Credit Facility........ (Pounds)  279 $  466  15% (Pounds)   -- $   --  --
Other short-term debt.......            33     55   2             32     53   2
New short-term debt.........            --     --  --            150    251   8
Long-term debt:
  European Investment Bank..            69    115   4             69    115   4
  Eurobonds.................           361    603  19            361    603  19
  Senior Notes..............           402    671  22            402    671  22
  Guaranteed Eurobonds......           198    331  11            198    331  11
  Five-year Loan............            --     --  --            130    217   7
Company-obligated
 Mandatorily Redeemable
 Trust Securities of
 Subsidiary Holding Solely
 Junior Subordinated
 Deferrable Interest
 Debentures.................           168    280   9            168    280   9
Shareholders' equity:
  Share capital, par value
   (Pounds)1.00 each share
   (440,000,100 ordinary
   shares authorized,
   440,000,002 of which are
   issued and fully paid as
   of June 30, 1998 and as
   adjusted), net of
   retained earnings........           344    574  18            344    574  18
                             ------------- ------ ---  ------------- ------ ---
    Total capitalization.... (Pounds)1,854 $3,095 100% (Pounds)1,854 $3,095 100%
                             ============= ====== ===  ============= ====== ===

--------

(1) Except as disclosed above, since June 30, 1998, there has been no material change in the capitalization of Yorkshire Group.

(2) Solely for convenience of the reader, UK pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on June 30, 1998 of $1.6695 = (Pounds)1. See "Presentation of Certain Information and Exchange Rates".

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The consolidated income statement data, other consolidated data and certain business segment data of the Predecessor Company for each of the five Fiscal Years ended March 31, 1997 and the consolidated balance sheet data and certain business segment data of the Predecessor Company at the end of each such Fiscal Year presented below that were derived from the audited consolidated financial statements of the Predecessor Company have been prepared in accordance with US GAAP and audited by Deloitte & Touche. The consolidated balance sheet data and certain business segment data of the Successor Company as of April 1, 1997 presented below that were derived from the audited consolidated balance sheet of the Successor Company have been prepared in accordance with US GAAP and audited by Deloitte and Touche. The selected consolidated income statement data and other consolidated data of the Successor Company for Fiscal Year 1998 and the consolidated balance sheet data of the Successor Company at the end of such Fiscal Year presented below that were derived from the audited consolidated financial statements of the Successor Company have been prepared in accordance with US GAAP and audited by Deloitte & Touche LLP. The selected consolidated income statement data and other consolidated data of the Successor Company for the three-month period ended June 30, 1998 and the consolidated balance sheet data of the Successor Company at June 30, 1998 presented below have been derived from the unaudited interim financial statements which, in the opinion of management of the Successor Company, include all adjustments (consisting of normal recurring accruals) necessary to fairly present the data for such period in accordance with generally accepted accounting principles. The results of operations for the three-month period ended June 30, 1998 are not necessarily indicative of financial results to be achieved for the full fiscal year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Predecessor Company and the Successor Company included elsewhere in this Prospectus.

                              PREDECESSOR COMPANY

                                           FISCAL YEAR ENDED MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   -------- -------- -------- -------- --------
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
CONSOLIDATED INCOME STATEMENT DA-
 TA:
  Operating revenues..............  1,325    1,308    1,464    1,431    1,331
  Operating income (1)............    146      156      215      214       52
  Other income (loss), net (2)....     15       (8)      16      313       20
  Interest expense, net...........     (7)      (5)     (12)     (20)     (33)
  Provision for income taxes (3)..    (54)     (50)     (78)    (114)     (13)
                                    -----    -----    -----    -----    -----
  Net income......................    100       93      141      393       26
                                    =====    =====    =====    =====    =====
                                                    MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   -------- -------- -------- -------- --------
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
  Fixed assets....................    613      701      747      769      796
  Total assets....................  1,214    1,241    1,367    1,408    1,375
  Total shareholders' equity......    561      612      517      399      359
  Long-term debt..................    104      126      305      424      419
  Short-term debt and current por-
   tion of long-term debt.........    217       99       91       90       87
                                           FISCAL YEAR ENDED MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   -------- -------- -------- -------- --------
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                       (AMOUNTS IN MILLIONS, EXCEPT RATIOS)
OTHER CONSOLIDATED DATA:
  EBIT (4)........................    161      148      231      527       72
  EBITDA (4)......................    193      182      272      569      122
  Cash flow from operations.......    187      237      201      222       96
  Cash used in investing activi-
   ties...........................   (137)    (201)    (101)      (8)     (51)
  Cash provided by (used in) fi-
   nancing activities.............    129     (139)     (67)    (114)     (76)
  Ratio of earnings to fixed
   charges (5)....................    6.6      6.8     10.5     12.0      1.8

                               SUCCESSOR COMPANY

                                                       SUCCESSOR      SUCCESSOR
                                       SUCCESSOR     FIRST QUARTER  FIRST QUARTER
                                      FISCAL YEAR     FISCAL YEAR    FISCAL YEAR
                                          1998           1999           1998
                                     --------------  -------------  -------------
                                     (Pounds) $(6)   (Pounds) $(6)    (Pounds)
                                     -------- -----  -------- ----  -------------
                                               (AMOUNTS IN MILLIONS)
CONSOLIDATED INCOME STATEMENT DATA:
  Operating revenues...............   1,285   2,145    303    506        268
  Operating income (1).............     161     269     51     85         32
  Other income/(loss) net (2)......     (39)    (65)    (6)   (10)         4
  Interest expense, net............    (106)   (177)   (32)   (53)       (25)
  Credit/(Provision) for income
   taxes (3).......................       1       2      7     11         (6)
                                      -----   -----    ---    ---        ---
  Income before extraordinary
   item............................      17      29     20     33          5
  Extraordinary item (7)...........    (134)   (224)    --     --         --
                                      -----   -----    ---    ---        ---
  Net income/(loss)................    (117)   (195)    20     33          5
                                      =====   =====    ===    ===        ===

                                        SUCCESSOR   SUCCESSOR      SUCCESSOR
                                        APRIL 1,    MARCH 31,       JUNE 30,
                                          1997         1998           1998
                                        --------- -------------- --------------
                                        (Pounds)  (Pounds) $(6)  (Pounds) $(6)
                                        --------- -------- ----- -------- -----
                                                 (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE SHEET DATA:
  Fixed assets.........................     939    1,060   1,770  1,074   1,793
  Total assets.........................   2,591    2,462   4,110  2,463   4,112
  Total shareholders' equity...........      --      323     539    344     574
  Long-term debt.......................     433    1,026   1,713  1,030   1,720
  Company-obligated Mandatorily
   Redeemable Trust Securities of
   Subsidiary Holding Solely Junior
   Subordinated Deferrable Interest
   Debentures..........................      --       --      --    168     280
  Accrued liability to purchase
   Yorkshire...........................   1,496       --      --     --      --
  Short-term debt and current portion
   of long-term debt...................      87      324     541    182     304
  Short-term debt refinanced...........      --      164     274    130     217

                                                                    SUCCESSOR
                                                    SUCCESSOR     FIRST QUARTER
                                                   FISCAL YEAR     FISCAL YEAR
                                                      1998            1999
                                                 ---------------  -------------
                                                 (Pounds)  $(6)   (Pounds) $(6)
                                                 -------- ------  -------- ----
                                                     (AMOUNTS IN MILLIONS,
                                                        EXCEPT RATIOS)
OTHER CONSOLIDATED DATA:
  EBIT before extraordinary item (4)(7).........     122     204     45     75
  EBITDA before extraordinary item (4)(7).......     200     334     65    108
  Cash flow from operations.....................      62     104     33     55
  Cash used in investing activities.............  (1,639) (2,736)   (23)   (38)
  Cash provided by (used in) financing
   activities...................................   1,391   2,322    (14)   (24)
  Ratio of earnings to fixed charges (5)........     1.1            1.4

                              PREDECESSOR COMPANY

                               BUSINESS SEGMENTS

                                           FISCAL YEAR ENDED MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
OPERATING REVENUES:
  Distribution....................    332      348      362      334      308
  Supply..........................  1,206    1,220    1,343    1,309    1,178
  Other...........................    182      162      162      163      172
  Intrabusiness eliminations (8)..   (395)    (422)    (403)    (375)    (327)
                                    -----    -----    -----    -----    -----
                                    1,325    1,308    1,464    1,431    1,331
                                    =====    =====    =====    =====    =====
OPERATING INCOME (LOSS):
  Distribution....................    135      133      176      164      127
  Supply (1)......................     10       14       23       30     (132)
  Other...........................      1        9       16       20       10
  Intrabusiness eliminations
   (1)(8).........................     --       --       --       --       47
                                    -----    -----    -----    -----    -----
                                      146      156      215      214       52
                                    =====    =====    =====    =====    =====
                                                    MARCH 31,
                                   --------------------------------------------
                                     1993     1994     1995     1996     1997
                                   (Pounds) (Pounds) (Pounds) (Pounds) (Pounds)
                                   -------- -------- -------- -------- --------
                                              (AMOUNTS IN MILLIONS)
TOTAL ASSETS:
  Distribution....................    476      513      556      589      643
  Supply..........................    177      161      198      212      178
  Other and unallocated...........    561      567      613      607      554
                                    -----    -----    -----    -----    -----
                                    1,214    1,241    1,367    1,408    1,375
                                    =====    =====    =====    =====    =====

                               SUCCESSOR COMPANY

                               BUSINESS SEGMENTS

                                               SUCCESSOR
                                              FISCAL YEAR
                                                  1998
                                       --------------------------
                                         (Pounds)        $(6)
                                       ------------- ------------
                                                (AMOUNTS IN MILLIONS)
OPERATING REVENUES:
  Distribution........................       305             509
  Supply..............................     1,118           1,866
  Other...............................       203             339
  Intrabusiness eliminations (8)......      (341)           (569)
                                           -----      ----------
                                           1,285           2,145
                                           =====      ==========
OPERATING INCOME:
  Distribution........................       115             192
  Supply (1)..........................        25              42
  Other...............................        24              40
  Intrabusiness eliminations (8)......        (3)             (5)
                                           -----      ----------
                                             161             269
                                           =====      ==========
                                         SUCCESSOR         SUCCESSOR
                                       APRIL 1, 1997     MARCH 31,1998
                                       ------------- ------------------------
                                         (Pounds)      (Pounds)      $(6)
                                       ------------- ------------  ----------
                                                     (AMOUNTS IN MILLIONS)
TOTAL ASSETS:
  Distribution........................     1,802           1,903        3,177
  Supply..............................       187             157          262
  Other and unallocated...............       602             402          671
                                           -----      ----------   ----------
                                           2,591           2,462        4,110
                                           =====      ==========   ==========

(1) Notable operating expenses include:
  Fiscal Year 1998--provison of (Pounds)5 million for committed costs arising from delays in opening up the competitive market and (Pounds)10 million restructuring charges.
  Fiscal Year 1997--(i) a provision of (Pounds)78 million for uneconomic gas and electricity contracts (the effect of which is removed from the Successor Company's unaudited pro forma consolidated statement of income for Fiscal Year 1997), which resulted in a charge of (Pounds)125 million to the supply business offset by an intrabusiness elimination of (Pounds)47 million and (ii) a charge of (Pounds)50 million for information system development costs to prepare for the opening of the competitive electricity market in 1998 for Franchise Supply Customers, of which (Pounds)37 million was charged to the supply business and (Pounds)13 million was charged to the distribution business.
  Fiscal Years 1993, 1994 and 1995--reorganization costs of (Pounds)18 million, (Pounds)44 million and (Pounds)8 million, respectively.
(2) Other income (loss) principally represents income from Yorkshire's investment in National Grid Group plc ("NGG") and, in Fiscal Year 1996, a gain resulting from the NGG Transaction (as defined herein) and earnings and losses from Yorkshire's investments in joint ventures and minority holdings. Notable items include:

  First Quarter of Fiscal Year 1999--an unrealized loss of (Pounds)6 million before taxes was charged following the reduction in fair value of Yorkshire Group's investment in Ionica.

  Fiscal Year 1998--an unrealized loss of (Pounds)41 million before taxes was charged following the reduction on fair value of Yorkshire Group's investment in Ionica.
  Fiscal Year 1997--gain on sale of Yorkshire's investment in Torch Telecom of (Pounds)15 million.

  Fiscal Year 1996--income from investment in NGG and gain in respect of the NGG Transaction as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction--NGG Transaction".

  Fiscal Year 1995--one-time termination payment received from Stockholm Stadhus AB of (Pounds)17 million.

  Fiscal Year 1994--loss on sale of Yorkshire's investment in Homepower Retail Limited of (Pounds)18 million.

(3) First Quarter Fiscal Year 1999 includes a (Pounds)12 million favorable impact due to settlement of earlier years tax liabilities.

  Fiscal Year 1996 includes a tax charge of (Pounds)38 million relating to the NGG Transaction.

(4) EBIT represents income before the sum of interest expense and income taxes. EBITDA represents income before the sum of interest expense, income taxes, depreciation and amortization. EBIT and EBITDA are provided for informational purposes only and such measures should not be construed as alternatives to operating income (as determined in accordance with US
    GAAP) as indicators of operating performance, or as alternatives to cash flows from operating activities (as determined in accordance with US GAAP) as measures of liquidity. EBIT and EBITDA are widely accepted financial indicators of a company's ability to incur and service debt. However, the measures of EBIT and EBITDA presented herein may not be comparable to similar measures presented by other companies.
(5) The ratio of earnings to fixed charges is computed as the sum of pre-tax income (before extraordinary item), plus fixed charges divided by fixed charges. Fixed charges consist of interest expense and amortization of debt expense.

(6) Solely for the convenience of the reader, pounds sterling amounts have been translated into US dollar amounts at the Noon Buying Rate on June 30, 1998 of $1.6695 = (Pounds)1. See "Presentation of Certain Information and Exchange Rates".
(7) Represents the windfall tax imposed by the UK government, which was not deductible for UK corporation tax purposes.
(8) Intrabusiness eliminations consist primarily of intracompany transactions between the distribution business and the supply business and interbusiness transactions between ancillary businesses. Pursuant to the UK regulatory framework, charges by the distribution business for electricity in respect of supply customers in the Franchise Area are billed to the supply business, which in turn incorporates the distribution charge into the bill sent to the final end user.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the consolidated financial statements and the notes thereto of the Successor Company and with the consolidated statements and the notes thereto of the Predecessor Company and "Selected Consolidated Financial Data" included elsewhere in this Prospectus. The consolidated statements of the Successor Company and the Predecessor Company discussed herein are presented in accordance with US GAAP.

INTRODUCTION

 Background

  Yorkshire Group is indirectly equally owned by AEP and NCE. Yorkshire Group was incorporated as a limited company under the laws of England and Wales in July 1996. Effective April 1, 1997, Yorkshire Group, through its wholly owned subsidiary Yorkshire Holdings, gained effective control of Yorkshire. Yorkshire Group's primary asset is the stock of Yorkshire Holdings. Yorkshire Holdings, which owns all the outstanding stock of Yorkshire, has no significant operations outside of its investment in Yorkshire.

 Financing the Acquisition

  Yorkshire Group indirectly acquired ownership of Yorkshire by means of a cash offer commenced on February 24, 1997 and declared wholly unconditional on April 1, 1997. The Acquisition was completed through the payment of cash consideration of (Pounds)1,457 million and the issuance of loan notes in the amount of (Pounds)22 million. The total consideration, including acquisition costs, was (Pounds)1,496 million. The Acquisition was financed by cash contributions of (Pounds)220 million from each of AEP and NCE and from borrowings under a (Pounds)1,140 million five year term loan and revolving facility agreement dated February 24, 1997. On July 31, 1997, this term loan and revolving facility agreement was replaced by the 1997 Credit Facility.

 Accounting for the Acquisition

  The recorded assets and liabilities of Yorkshire at March 31, 1997 were (Pounds)1,375 million and (Pounds)1,016 million, respectively. In accordance with the purchase method of accounting, the assets and liabilities acquired have been recorded based on an allocation of the purchase price. Effective April 1, 1997, Yorkshire's assets were increased by (Pounds)222 million to their fair value of (Pounds)1,597 million, reflecting principally: (a) an increase of (Pounds)138 million in the value of Yorkshire's distribution network in excess of its depreciated cost basis; (b) an increase in the pension asset for the defined benefit pension plan of (Pounds)55 million; and
(c) an increase in the value of an equity investment in Ionica Group plc ("Ionica") of (Pounds)23 million. Yorkshire's liabilities were increased by (Pounds)79 million to their fair value of (Pounds)1,095 million, reflecting principally: (a) an increase in the deferred tax liability of (Pounds)67 million; and (b) an increase of (Pounds)14 million in the market value of long-term borrowings. The excess of the purchase price plus Acquisition costs, totalling (Pounds)1,496 million, over the fair value of assets acquired net of liabilities assumed, totalling (Pounds)502 million, resulted in goodwill of (Pounds)994 million which is being amortized over a 40 year period. The consolidated financial statements of the Predecessor Company discussed below do not reflect the foregoing adjustments.

 NGG Transaction

  During Fiscal Year 1996, Yorkshire, together with the other 11 RECs in the UK, distributed the majority of its shares in NGG to its shareholders. This transaction, together with certain related transactions (collectively, the "NGG Transaction"), had a material impact on Yorkshire's financial results for that year. The related transactions included: (a) Yorkshire's receipt of special and ordinary dividends; (b) the receipt by each Yorkshire residential customer of a one-time discount pursuant to an agreement among the shareholders of NGG; and (c) Yorkshire's receipt of an in-kind dividend of approximately 9.2% of the shares of PSB Holdings Limited ("PSB"), the holding company of First Hydro Limited, which shares were subsequently converted to cash upon PSB's liquidation.

SIGNIFICANT FACTORS AND KNOWN TRENDS

 Competition and Industry Challenges

  On April 1, 1995 and 1996, certain reductions in allowed distribution revenues were made by the Regulator. Yorkshire's allowed distribution revenues were impacted by a 14% below inflation reduction and a 13% below inflation reduction on April 1, 1995 and 1996, respectively, following reviews by the Regulator. On April 1, 1997 and April 1, 1998, Yorkshire's allowed distribution revenues were decreased by an additional 3% below inflation reduction, and there will be a further 3% below inflation reduction on April 1, 1999.

  The potential exists for additional distribution price reductions based upon further review by the Regulator. The next scheduled Distribution Price Control Formula review will be in 2000. Future cost efficiency initiatives may not result in sufficient savings to offset price reductions. Price reductions are mitigated by the inclusion of the UK Retail Price Index in the determination of the Distribution Price Control Formula. Because the maximum average price in any year is based in part on the maximum average price in the preceding year, a price reduction in any given year has an ongoing effect on the maximum average price for all subsequent years. See "The Electric Utility Industry in Great Britain--Distribution of Electricity--Price Control".

  Yorkshire currently has an exclusive right to supply electricity to its Franchise Supply Customers. Competition in supply to such customers was scheduled to be phased in over a six month period commencing on April 1, 1998. In October 1997, the Regulator published proposals for new transitional supply price restraints to apply from April 1, 1998 to residential and small business customers for an initial period of two years and until an adequate level of competition is established. Yorkshire subsequently indicated its acceptance of such proposals. The proposals (when taken together with the reduction in the Fossil Fuel Levy, which became effective on April 1, 1998) resulted in the implementation of small reductions, effective April 1, 1998, in the tariffs for Yorkshire's residential and small business customers in its Franchise Area compared to the corresponding tariffs in effect in August 1997. The proposals also require an additional 3% below inflation reduction effective April 1, 1999. See "The Electric Utility Industry in Great Britain--Supply of Electricity--Price Regulation".

  Following an announcement in January 1998 by the Regulator, competition in supply to Franchise Supply Customers has been delayed until September 1998. Assuming that such competition starts as currently scheduled in September 1998 for Franchise Supply Customers, Yorkshire Group presently estimates that costs totalling (Pounds)72 million will have been incurred for re-engineering and information technology work. Of such amount, approximately (Pounds)19 million was expensed in Fiscal Year 1997 and (Pounds)2 million in Fiscal Year 1998. The Regulator has made proposals (which have been accepted by Yorkshire) to allow Yorkshire recovery of (Pounds)23 million over a five year period ending March 31, 2003. A further (Pounds)7 million is expected to be recovered through Pool cost recovery and other national mechanisms and (Pounds)8 million is expected to be capitalized as such amount is expected to provide future benefits to the supply business. As a result of the above, the residual amount of approximately (Pounds)13 million, which will not be recovered or capitalized, will be expensed in Fiscal Year 1999 as incurred.

  The Regulator has also made proposals (which have been accepted by Yorkshire) to provide an annual cost recovery of (Pounds)3 million for the period 1998 through 2000 to cover operating costs. The allowance will be reviewed at the time of the Distribution Price Formula Control review in 2000.

  The October 1997 proposals therefore will allow Yorkshire to recover up to 52% of its forecasted set-up and operating costs over a five year period. The shortfall could be higher if: (i) operating costs are higher than anticipated (e.g., there is a higher level of customer activity); (ii) recovery of operating costs is disallowed or reduced when the Distribution Price Control Formula is reviewed for the period beginning April 1, 2000; or (iii) the integrated national systems do not work as contemplated or require substantial redevelopment.

  The Regulator's proposals also provided that a REC should be penalized: (i) where it starts to open its market more than three months after the market opening by the first REC; (ii) where it opens successive tranches of its market more than three months after the opening of the corresponding tranche by the first REC; and (iii) where the market opening of the first REC has been delayed beyond April 1, 1998. The penalties will be calculated at 1% of the operating revenues of the supply business for Franchise Supply Customers per month of delay, weighted by the proportion of customers affected and applied as a reduction in allowed distribution business income. If Yorkshire does not open its market for Franchise Supply Customers to competition until after April 1, 1999, it would incur a penalty of approximately (Pounds)6 million. It is now apparent that some penalty will be incurred due to the delay in the opening of the competitive market for Franchise Supply Customers until September 1998 and a provision of (Pounds)3 million has been included in the results for Fiscal Year 1998. Yorkshire Group expects that Yorkshire will be prepared to open its Franchise Area to such competition in September 1998.

 Factors Affecting Revenues

  Two principal factors determine the amount of revenues produced by the distribution business: the unit price of electricity distributed (which is controlled by the Distribution Price Control Formula) and the number of electricity units distributed (which depends upon customer demands as influenced in part by economic activity and weather conditions).

  Two principal factors determine the amount of revenues produced by the supply business: the unit price of the electricity supplied (which, in the case of the Franchise Supply Customers, is controlled by the Supply Price Control Formula) and the number of electricity units supplied. Yorkshire is currently expected to have the exclusive right to supply all Franchise Supply Customers in its Franchise Area until September 1998.

 UK Tax Law Changes

  On July 2, 1997, the UK government enacted certain changes in tax law, including a one-time windfall tax on privatized industries and a reduction in rates of corporation tax on income from 33% to 31%. The windfall tax on Yorkshire is (Pounds)134 million and will not be deductible for UK corporation tax purposes. The windfall tax has been recorded as an extraordinary charge in Fiscal Year 1998. The tax is payable in two equal installments on December 1, 1997 and 1998. During Fiscal Year 1998, Yorkshire Group estimated the impact of the reduction in corporation tax rates, which resulted in a one-time reduction in deferred income tax liabilities and a corresponding reduction in income tax expense of approximately (Pounds)12 million.

 Business Restructuring

  In December 1997, Yorkshire announced a planned business restructuring intended to enable it to meet increased competition and react to potential regulatory developments in the energy markets in the UK. The restructuring will result in the distribution and supply businesses becoming self-sufficient businesses. As part of the restructuring, an alternative ownership structure will be pursued for the generation business. Yorkshire currently contemplates transferring such assets to an entity or entities other than Yorkshire Group or its subsidiaries. It is expected that proceeds from the transfer of these assets will be used to reduce debt of Yorkshire Group. See "Certain Relationships and Related Transactions".

  Total assets less current liabilities employed by the generation business at March 31, 1998 were (Pounds)136 million. Operating income attributable to the generation business in Fiscal Year 1998 was (Pounds)16 million.

  As a result of this restructuring, approximately 160 positions will be eliminated. A provision of approximately (Pounds)10 million was recorded in Fiscal Year 1998 to reflect the cost of these workforce reductions.

 Investment in Ionica

  Yorkshire Group's investment in Ionica was initially included in its consolidated balance sheet at its fair value at acquisition on April 1, 1997 of (Pounds)54 million plus a subsequent additional investment of (Pounds)1 million. Management has written down the book value of the investment to their estimate of fair value by charging an unrealized loss of (Pounds)41 million before taxes in Fiscal Year 1998. The reduction in fair value of the investment was recognized by management as "other than temporary" following an announcement by Ionica on May 22, 1998 that Ionica had been unsuccessful in negotiating release of credit lines from existing providers of bank finance and had been advised to obtain further equity investment prior to seeking further bank funding. Management charged an additional unrealized loss of (Pounds)6 million before taxes in the first quarter of Fiscal Year 1999.

  Ionica announced on August 3, 1998 that it had not as yet obtained further equity investment. As a result the market value of Yorkshire Group's investment in Ionica fell to (Pounds)6 million, which is (Pounds)3 million below the book value of the investment at June 30, 1998. Management is currently evaluating the fall in the market value of Yorkshire Group's investment in Ionica to assess if it is "other than temporary".

 Derivative Financial Instruments and Interest Rates

  Derivative financial instruments are used by Yorkshire on a limited basis and are utilized only to mitigate business risks and not for speculative purposes.

  Yorkshire Group maintains its cash balances in pounds sterling. However, Yorkshire Group's obligations related to the issuance of the Senior Notes will be payable in US dollars. Upon issuance of the Original Senior Notes, cross currency swap agreements were taken out to hedge a portion of the currency risk exposure.

  Changes in interest rates have not had a significant impact on Yorkshire in the last three years. However, Yorkshire has entered into debt facilities which bear interest at variable rates. As part of its risk management policy and to mitigate the effects of interest rate changes, Yorkshire Group enters into interest rate swap agreements under which counterparties have agreed to pay amounts to Yorkshire Group equal to variable interest obligations in consideration of amounts payable by Yorkshire Group equivalent to fixed rates of interest. If the counterparty to the interest rate swap was to default on contractual payments, Yorkshire Group could be exposed to increased costs related to replacing the original agreement. See Note 7, "Financial Instruments", to Yorkshire's consolidated financial statements for the three years ended March 31, 1997 and Note 9, "Financial Instruments", to Yorkshire Group's consolidated financial statements for Fiscal Year 1998 included elsewhere in this Prospectus for additional information on such agreements.

 Environmental Factors

  Yorkshire's businesses are subject to numerous regulatory requirements with respect to the protection of the environment. The principal laws which have environmental implications for Yorkshire are the Electricity Act, the Environmental Protection Act 1990 and the Environment Act 1995. Yorkshire believes that it has taken, and intends to continue taking, measures to comply with the applicable law and government regulations for the protection of the environment. There are no material legal or administrative proceedings pending against Yorkshire with respect to any environmental matter.

 Inflation

  Inflation neither has had a significant impact on Yorkshire in the last three years, nor is expected to do so in the foreseeable future. Yorkshire's revenues from regulated activities are adjusted based on factors which include an index for inflation in costs of operations.

 Year 2000 Issues

  Yorkshire Group is currently evaluating its business systems and processes to determine the extent to which modifications are required to prevent problems related to the year 2000, and the resources which will be required to make such modifications. Yorkshire Group has established a dedicated team to coordinate and control all date conformity work within a structured program framework. Yorkshire Group estimates that the costs associated with year 2000 modifications will be approximately (Pounds)26 million, of which (Pounds)17 million will be expensed as incurred, and (Pounds)9 million will be capitalized. The amount expensed through the first quarter of Fiscal Year 1999 was (Pounds)4 million.

RESULTS OF OPERATIONS

 First Quarter Fiscal Year 1999 vs. First Quarter Fiscal Year 1998

  Net income increased by (Pounds)15 million (300%) from (Pounds)5 million to (Pounds)20 million due primarily to the following: the settlement of earlier years tax liabilities resulting in a (Pounds)12 million release of tax provisions; changes in the regulation of supply business revenues and increases in electricity and gas supply margins due to reduced purchase costs. These were partly offset by increased interest expense and a write down in the investment in Ionica.

  Income statement line items which changed significantly were:

                                                    INCREASE (DECREASE)
                                                    --------------------------
                                                       (Pounds)       %
                                                    (IN MILLIONS)
     Operating Revenues............................             35          13
     Gross Margin..................................             19          20
     Loss on Investment in Ionica..................             (6)        N/A
     Other Income..................................             (4)       (100)
     Interest Expense..............................             (5)        (18)
     Provision for Income Taxes....................             13         216

  The increase in operating revenues is largely due to the signing of new electricity contracts with Non-Franchise Supply Customers in April 1998 and the commencement of residential gas sales in Fiscal Year 1999. In addition, beginning with Fiscal Year 1999 there was a change in the regulation of supply business revenues in that the Supply Price Control Formula covering supply of electricity to Franchise Supply Customers ended and was replaced by supply regulation based on maximum tariffs for residential and smaller business electricity customers in Yorkshire's Franchise Area (Yorkshire's service area as determined by its PES license) whose annual consumption is under 12,000 kWh. Consequently, accruals to reduce operating revenues to the regulated amount which were made in the first quarter of Fiscal Year 1998 were not required in the first quarter of Fiscal Year 1999.

  Gross margin increased partly as a result of changes in the regulation of supply business revenues mentioned above, and also partly due to increases in electricity and gas supply margins resulting from reduced purchase costs.

  Management have further written down the investment in Ionica to their estimate of fair value by charging an unrealized loss of (Pounds)6 million before taxes. This is in addition to the (Pounds)41 million charged in the Fiscal Year 1998, bringing the book value down to (Pounds)8 million. The reduction in fair value of the investment was recognized by management as "other than temporary" following an announcement by Ionica on May 22, 1998 that Ionica had been unsuccessful in negotiating release of credit lines from providers of bank finance and had been advised to obtain further equity investment prior to seeking further bank funding. As at June 30, 1998 the share price had increased and management recognized an unrealized profit on the investment in Ionica of (Pounds)1 million, bringing the book value to (Pounds)9 million. On August 3, 1998 Ionica announced that it had not as yet obtained further equity investment and as a result the market value of Yorkshire Group's investment in Ionica fell to (Pounds)6 million, which management is currently evaluating to assess if it is "other than temporary".

  Other income of (Pounds)4 million in the first quarter of Fiscal Year 1998 was a one-time profit on the sale of shares in National Grid Group plc and other dividends received.

  The increase in interest expense arises from the debt in connection with Yorkshire Group's acquisition of Yorkshire Electricity Group plc being drawn down in installments during the first quarter of Fiscal Year 1998.

  The first quarter of Fiscal Year 1999 was favorably affected by a (Pounds)12 million settlement of earlier years' tax liabilities. The effective income tax rate decreased from 55% in the first quarter of Fiscal Year 1998 to (54)% in the first quarter of Fiscal Year 1999. The effective income tax rate in both quarters has been increased by the amortization of goodwill, which is not deductible for UK income tax purposes.

  Fiscal Year 1998 for the Successor Company Compared with Fiscal Year 1997 for the Predecessor Company

 Earnings

  Income from operations increased by (Pounds)109 million (210%) from (Pounds)52 million for Fiscal Year 1997 to (Pounds)161 million for Fiscal Year 1998. The increase was largely due to the effect of the following items included in income from operations for Fiscal year 1997: (i) a (Pounds)78 million provision for uneconomic gas and electricity contracts, which resulted in a charge of (Pounds)125 million to the supply business offset by an intrabusiness elimination of (Pounds)47 million; (ii) a (Pounds)50 million charge for information system development costs to prepare for the opening of the competitive electricity market in 1998 and to replace billing and collection systems, of which (Pounds)37 million was charged to the supply business and (Pounds)13 million was charged to the distribution business;
(iii) a (Pounds)8 million charge incurred for advisers' fees in respect of the Acquisition; and (iv) a (Pounds)6 million write-down of the value of non-operational property. The favorable effect on the comparative income from operations was partly offset by the following items included in income from operations for Fiscal Year 1998: (i) a provision of (Pounds)10 million for restructuring costs; (ii) a provision of (Pounds)5 million for committed costs arising from delays in opening up the competitive market, (iii) amortization of goodwill of (Pounds)25 million; (iv) additional marketing costs of (Pounds)8 million; and (v) additional depreciation of (Pounds)7 million arising from the revaluation of distribution network assets in connection with the Acquisition. These additional costs were mitigated by a decrease in net periodic pension costs of (Pounds)13 million, due to an increase in the market value of the pension fund and a change in respect of identifying the element of costs to be capitalized within the distribution network reducing operating expenses by (Pounds)15 million.

  Income from operations by segments for Fiscal Year 1998 was (Pounds)115 million, (Pounds)25 million and (Pounds)24 million for the distribution, supply and other segments, respectively. Income (loss) from those segments in Fiscal Year 1997 was (Pounds)127 million, (Pounds)(132) million and (Pounds)10 million, respectively.

  An unrealized loss of (Pounds)41 million before taxes was charged in Fiscal Year 1998 following the reduction in fair value of Yorkshire Group's investment in Ionica.

  Net interest expense rose from (Pounds)33 million for Fiscal Year 1997 to (Pounds)106 million for Fiscal Year 1998 principally as a result of the financing costs associated with the increased amount of debt incurred in connection with the Acquisition.

  Net income decreased by (Pounds)143 million, from (Pounds)26 million in Fiscal Year 1997 to a loss of (Pounds)117 million in Fiscal Year 1998. In addition to the variances discussed above, the net loss for Fiscal Year 1998 includes an extraordinary charge of (Pounds)134 million for the windfall tax enacted by the UK Government in July 1997. The windfall tax is not deductible for UK corporation tax purposes. Net income before this extraordinary charge for Fiscal Year 1998 was (Pounds)17 million.

 Revenues

  Operating revenues decreased by (Pounds)46 million (3%) from (Pounds)1,331 million in Fiscal Year 1997 to (Pounds)1,285 million during Fiscal Year 1998 as follows:

                                                            OPERATING REVENUES
                                                            INCREASE (DECREASE)
                                                           FROM FISCAL YEAR 1997
                                                           TO  FISCAL YEAR 1998
                                                           ---------------------
                                                             (Pounds) MILLIONS
     Distribution.........................................           (3)
     Supply...............................................          (60)
     Other................................................           17
                                                                    ---
       Total operating revenues...........................          (46)
                                                                    ===

  Revenues from the distribution business decreased by (Pounds)3 million from (Pounds)308 million for Fiscal Year 1997 to (Pounds)305 million for Fiscal Year 1998 due to a decrease in the maximum allowable average price of units distributed as a result of the application of the revised Distribution Price Control Formula. Units distributed increased by 0.4% in Fiscal Year 1998 partially offsetting such decrease.

  Franchise Supply Customers, who are generally residential and small commercial customers, comprised 52% of total sales volume for Fiscal Year 1998. The volume of unit sales of electricity for Franchise Supply Customers is influenced largely by the number of customers in the Franchise Area, weather conditions and prevailing economic conditions. Unit sales to Non-Franchise Supply Customers, who are typically large commercial and industrial businesses, constituted 48% of total sales volume for Fiscal Year 1998. Sales to Non-Franchise Supply Customers are determined primarily by the success of the supply business in contracting to supply electricity to customers who are located both inside and outside the Franchise Area.

  During Fiscal Year 1998, the number of electricity units supplied decreased by 4% and total revenues produced by the supply business decreased by (Pounds)60 million (5%) to (Pounds)1,118 million from (Pounds)1,178 million for Fiscal Year 1997. Revenues decreased partly due to a reduction of 8% in sales volume to Non-Franchise Supply Customers as a result of increased competition and partly due to reduced cost of sales, the benefits of which are passed on to customers.

  Other revenues increased by (Pounds)17 million mainly as a result of increased gas revenues.

 Cost of Sales

  Cost of sales decreased by (Pounds)50 million (5%) from (Pounds)932 million in Fiscal Year 1997 to (Pounds)882 million in Fiscal Year 1998. This decrease was due principally to the reduction in units supplied and reductions in the Fossil Fuel Levy.

 Operating Expenses

  Operating expenses decreased by (Pounds)105 million (30%) from (Pounds)347 million in Fiscal Year 1997 to (Pounds)242 million in Fiscal Year 1998. The reduction in operating expenses was mostly as a result of the following expenses included in Fiscal Year 1997: (i) a (Pounds)78 million provision for uneconomic gas and electricity contracts made for the net present value of expected future payments in excess of anticipated recoverable amounts, reflecting expectations of market prices for electricity following the opening of the competitive electricity market in 1998 and future gas prices; (ii) a (Pounds)50 million charge for information system development costs, including (Pounds)19 million relating to the opening of the competitive electricity market in 1998 and a (Pounds)31 million charge relating to the replacement of billing and collection systems; (iii) a (Pounds)8 million charge incurred for advisers' fees in respect of the Acquisition; and (iv) a (Pounds)6 million write-down of the value of non-operational property. The comparative decrease in operating expenses was lessened by the following operating expenses included in Fiscal Year 1998: (i) a provision of (Pounds)10 million for restructuring costs; (ii) a provision of (Pounds)5 million for committed costs arising from delays in opening up the competitive market; (iii) amortization of goodwill of (Pounds)25 million; (iv) additional marketing costs of (Pounds)8 million; and (v) additional depreciation of (Pounds)7 million arising from the revaluation of distribution network assets in connection with the Acquisition. The decrease in net periodic pension costs of (Pounds)13 million and the increase in capitalized distribution costs of (Pounds)15 million partly offset the above increases in operating expenses for Fiscal Year 1998.

 Other Income Expense--Loss on Investment in Ionica

  An unrealized loss of (Pounds)41 million before taxes was charged in Fiscal Year 1998 following the reduction in fair value of Yorkshire Group's investment in Ionica. See "Significant Factors and Know Trends--Investment in Ionica."

 Net Interest Expense

  Net interest expense increased by (Pounds)73 million from (Pounds)33 million during Fiscal Year 1997 to (Pounds)106 million in Fiscal Year 1998, principally as a result of the financing costs associated with the 1997 Credit Facility entered into to finance the Acquisition. To partially refinance the Acquisition, Yorkshire entered into short-term borrowing arrangements totalling (Pounds)1,034 million, a portion of which was replaced by (Pounds)593 million of long-term debt issued in January and February 1998.

 Income Taxes

  Yorkshire Group's effective income tax rate, excluding the windfall tax, decreased from 33% for Fiscal Year 1997 to (6)% for Fiscal Year 1998. The effective rate in Fiscal Year 1998 was affected by the (Pounds)12 million favorable impact of the reduction in the UK corporation tax rate from 33% to 31% as discussed above, partially offset by the amortization of goodwill, which is not deductible for UK income tax purposes.

 Windfall Tax

  Yorkshire Group recorded an extraordinary charge of (Pounds)134 million during Fiscal Year 1998 for the windfall tax enacted by the UK government in July 1997. This windfall tax is not deductible for UK corporation tax purposes.

Fiscal Year 1997 Compared with Fiscal Year 1996

 Earnings

  Income from operations was (Pounds)52 million in Fiscal Year 1997, a decrease of (Pounds)162 million from (Pounds)214 million in Fiscal Year 1996. The following items reduced Fiscal Year 1997 income from operations: (i) a (Pounds)78 million provision for uneconomic gas and electricity contracts, which resulted in a charge of (Pounds)125 million to the supply business offset by an intrabusiness elimination of (Pounds)47 million; (ii) a (Pounds)50 million charge for information system development costs to prepare for the opening of the competitive electricity market in 1998 for Franchise Supply Customers and to replace billing and collection systems, of which (Pounds)37 million was charged to the supply business and (Pounds)13 million was charged to the distribution business; (iii) a (Pounds)26 million decrease in distribution revenues as a consequence of price reductions imposed by the Regulator; (iv) a (Pounds)8 million charge incurred for advisers' fees in respect of the Acquisition; and (v) a (Pounds)6 million write-down of the value of non-operational property.

  Income (loss) from operations by segments for Fiscal Year 1997 were (Pounds)127 million, (Pounds)(132) million and (Pounds)10 million for the distribution, supply and other segments, respectively. Income from operations from those segments in Fiscal Year 1996 were (Pounds)164 million, (Pounds)30 million and (Pounds)20 million, respectively.

  Net income was (Pounds)26 million in Fiscal Year 1997, a decrease of (Pounds)367 million from (Pounds)393 million in Fiscal Year 1996, principally due to the NGG Transaction in Fiscal Year 1996 and the charges recorded in Fiscal Year 1997 discussed above.

 Revenues

  Operating revenues decreased by (Pounds)100 million (7%) from (Pounds)1,431 million in Fiscal Year 1996 to (Pounds)1,331 million in Fiscal Year 1997 as follows:

                                                            OPERATING REVENUES
                                                            INCREASE (DECREASE)
                                                           FROM FISCAL YEAR 1996
                                                            TO FISCAL YEAR 1997
                                                           ---------------------
                                                             (Pounds) MILLIONS
     Distribution.........................................          (26)
     Supply...............................................         (131)
     Other................................................           57
                                                                   ----
       Total operating revenues...........................         (100)
                                                                   ====

  Revenues from the distribution business decreased by (Pounds)26 million (8%) from (Pounds)334 million for Fiscal Year 1996 to (Pounds)308 million for Fiscal Year 1997, principally due to a decrease in the maximum allowable average price of units distributed as a result of the application of the revised Distribution Price Control Formula. Units distributed increased by 0.5% in Fiscal Year 1997 partially offsetting such decrease.

  During Fiscal Year 1997, the number of electricity units supplied decreased by 6% while total revenues produced by the supply business decreased by (Pounds)131 million (10%) to (Pounds)1,178 million from (Pounds)1,309 million for Fiscal Year 1996. The reduction was partly due to a decrease of 12% in units supplied to Non-Franchise Supply Customers, which was largely offset by a corresponding reduction in cost of sale, and partly due to reduced charges from the distribution business, the benefits of which are passed on to customers, resulting in lower average unit prices. Franchise Supply Customers and Non-Franchise Supply Customers each comprised 50% of total sales volume in Fiscal Year 1997.

 Cost of Sales

  Cost of sales decreased by (Pounds)81 million (8%) from (Pounds)1,013 million in Fiscal Year 1996 to (Pounds)932 million in Fiscal Year 1997. This reduction was the result of a decrease in supply business sales volumes and reduced charges from the distribution business.

 Operating Expenses

  Operating expenses increased by (Pounds)143 million (70%) from (Pounds)204 million in Fiscal Year 1996 to (Pounds)347 million in Fiscal Year 1997. Operating costs in Fiscal Year 1997 included: (i) a (Pounds)78 million provision for uneconomic gas and electricity contracts made for the net present value of expected future payments in excess of anticipated recoverable amounts, reflecting expectations of market prices for electricity following the opening of the competitive electricity market in 1998 for Franchise Supply Customers and future gas prices; (ii) a (Pounds)50 million charge for information system development costs, including (Pounds)19 million relating to the opening of the competitive electricity market in 1998 for Franchise Supply Customers and a (Pounds)31 million charge relating to the replacement of billing and debt collection systems; (iii) a (Pounds)8 million charge incurred for advisers' fees in respect of the Acquisition; and (iv) a (Pounds)6 million write-down of the value of non-operational property.

 Other Income

  Other income was (Pounds)20 million in Fiscal Year 1997, a decrease of (Pounds)293 million from (Pounds)313 million in Fiscal Year 1996. Other income in Fiscal Year 1996 included the NGG Transaction, totalling (Pounds)300 million as described under "--Fiscal Year 1996 Compared with Fiscal Year 1995--Other Income". Following the NGG Transaction, ordinary dividends received from NGG decreased from (Pounds)21 million in Fiscal Year 1996 to (Pounds)2 million in Fiscal Year 1997. Other income for Fiscal Year 1997 also includes the effect of the (Pounds)15 million gain on disposal by Yorkshire of its share of a joint venture investment.

 Net Interest Expense

  Net interest expense increased by (Pounds)13 million from (Pounds)20 million in Fiscal Year 1996 to (Pounds)33 million in Fiscal Year 1997, including a (Pounds)7 million charge in relation to the termination of interest rate swap agreements. Increased financing costs arising from the payment of a special dividend of (Pounds)185 million in January 1996 were partly mitigated by the effects of asset sales.

 Income Taxes

  The effective income tax rate of 22% in Fiscal Year 1996 increased to 33% for Fiscal Year 1997. The effective income tax rate in Fiscal Year 1996 was reduced principally due to the lower tax rate on gains arising from the NGG Transaction. See Note 6, "Income Taxes", to Yorkshire's consolidated financial statements for the three years ended March 31, 1997 included elsewhere in this Prospectus for additional information.

 Fiscal Year 1996 Compared with Fiscal Year 1995

  Earnings

  Income from operations was (Pounds)214 million in Fiscal Year 1996, a decrease of (Pounds)1 million from Fiscal Year 1995. Distribution revenues decreased by (Pounds)28 million, principally due to a reduction in the maximum allowable average price of units distributed as a result of the application of the revised Distribution Price Control Formula. This decrease was largely offset by cost savings.

  Income from operations by segments for Fiscal Year 1996 were (Pounds)164 million, (Pounds)30 million, and (Pounds)20 million for the distribution, supply and other segments, respectively. Income from operations from those segments in Fiscal Year 1995 were (Pounds)176 million, (Pounds)23 million, and (Pounds)16 million, respectively.

  Other income was (Pounds)313 million in Fiscal Year 1996, an increase of (Pounds)297 million from (Pounds)16 million in Fiscal Year 1995 due to the NGG Transaction totalling (Pounds)300 million which are described in detail below.

  Income taxes increased by (Pounds)36 million, from (Pounds)78 million in Fiscal Year 1995 to (Pounds)114 million in Fiscal Year 1996, including taxes relating to the NGG Transaction.

  Net income increased by (Pounds)252 million from (Pounds)141 million in Fiscal Year 1995 to (Pounds)393 million in Fiscal Year 1996, principally due to increased other income as a result of the NGG Transaction offset by the income taxes discussed above.

 Revenues

  Operating revenues decreased by (Pounds)33 million (2%) from (Pounds)1,464 million in Fiscal Year 1995 to (Pounds)1,431 million in Fiscal Year 1996 as follows:

                                                            OPERATING REVENUES
                                                            INCREASE (DECREASE)
                                                           FROM FISCAL YEAR 1995
                                                            TO FISCAL YEAR 1996
                                                           ---------------------
                                                             (Pounds) MILLIONS
     Distribution.........................................          (28)
     Supply...............................................          (34)
     Other................................................            1
     Intrabusiness........................................           28
                                                                    ---
       Total operating revenues...........................          (33)
                                                                    ===

  Revenues from the distribution business decreased by (Pounds)28 million (8%) from (Pounds)362 million for Fiscal Year 1995 to (Pounds)334 million for Fiscal Year 1996, principally due to a decrease in the maximum allowable average price of units distributed as a result of the application of the revised Distribution Price Control Formula. A 3% increase in sales volume partially offset the average price decrease.

  Revenues from the supply business decreased by (Pounds)34 million (3%) from (Pounds)1,343 million in Fiscal Year 1995 to (Pounds)1,309 million in Fiscal Year 1996 as a result of lower average unit prices, principally due to reduced charges from the distribution business, the benefits of which are passed on to customers, and a decrease in units sold of 1%. Franchise Supply Customers comprised 46% of total sales volume in Fiscal Year 1996 and Non-Franchise Supply Customers comprised 54%.

 Cost of Sales

  Cost of sales decreased by (Pounds)12 million (1%) from (Pounds)1,025 million in Fiscal Year 1995 to (Pounds)1,013 million in Fiscal Year 1996 as a result of the decrease in units sold.

 Operating Expenses

  Operating expenses decreased by (Pounds)20 million (9%) from (Pounds)224 million in Fiscal Year 1995 to (Pounds)204 million in Fiscal Year 1996 as a result of cost savings, principally due to a reduction in the number of employees from 4,567 at the end of Fiscal Year 1995 to 3,907 at the end of Fiscal Year 1996.

 Other Income

  Other income increased by (Pounds)297 million from (Pounds)16 million in Fiscal Year 1995 to (Pounds)313 million in Fiscal Year 1996. During Fiscal Year 1996, Yorkshire, together with the other 11 RECs in the UK, distributed the majority of its shares in NGG to its shareholders in connection with the NGG Transaction. The NGG Transaction had a material impact on Yorkshire's financial results for that year. The NGG Transaction included the following:

    (a) Yorkshire received special dividends totalling (Pounds)118 million.

    (b) At April 1, 1995, Yorkshire held 9.2% of the issued share capital of NGG, which was recorded on its balance sheet at (Pounds)72 million. Additional share capital of NGG, totalling (Pounds)16 million, was subscribed for by Yorkshire during Fiscal Year 1996. In December 1995, when NGG became a company listed on the London Stock Exchange, Yorkshire revalued its interest in NGG to its market value of (Pounds)321 million. Also in December 1995, Yorkshire made a distribution in-kind to its shareholders of approximately 90% of its interest in NGG. A further 2%, approximately, was distributed to Yorkshire's optionholders. The aggregate gain arising from these distributions totalled (Pounds)215 million.

    (c) Each Yorkshire residential customer received a one-time discount as part of an agreement among the shareholders of NGG, which stipulated that each REC would provide such discount. The net cost of such discount was (Pounds)85 million.

    (d) Yorkshire received an in-kind dividend of approximately 9.2% of the shares of PSB, which shares were subsequently converted to cash upon PSB's liquidation, resulting in a gain of (Pounds)56 million.

    (e) Legal and other expenses relating to these transactions totalled (Pounds)4 million.

  Other income in Fiscal Year 1995 also included a one-time termination payment of (Pounds)17 million received from Stockholm Stadshus AB and a one-time loss of (Pounds)18 million following the disposal of the business and certain of the assets of Homepower Retail Limited, Yorkshire's retailing joint venture.

 Net Interest Expense

  Net interest expense increased by (Pounds)8 million from (Pounds)12 million in Fiscal Year 1995 to (Pounds)20 million in Fiscal Year 1996, principally as a result of substantially more long-term debt outstanding during Fiscal Year 1996 than during Fiscal Year 1995 due to the payment of a special dividend of (Pounds)188 million in January 1995.

 Income Taxes

  The effective income tax rate decreased from 36% to 22% from Fiscal Year 1995 to Fiscal Year 1996, principally due to a lower effective income tax rate on the NGG Transaction. See Note 6, "Income Taxes", to Yorkshire's consolidated financial statements for the three years ended March 31, 1997 included elsewhere in this Prospectus for additional information.

LIQUIDITY AND CAPITAL RESOURCES

  Yorkshire Group's sole investment and only significant asset is the entire share capital of Yorkshire Holdings, which, in turn, owns the entire share capital of Yorkshire. Yorkshire Group is therefore dependent upon dividends from Yorkshire for its cash flow.

  At June 30, 1998, in addition to cash flow from Yorkshire's operations available for distribution indirectly to Yorkshire Group, Yorkshire Group had (Pounds)300 million available under existing bank facilities, including (Pounds)50 million under the 1997 Credit Facility, as its primary source of liquidity.

  Yorkshire Group has refinanced the 1997 Credit Facility, which matured on July 30, 1998. For a discussion of the 1997 Credit Facility, see Note 13, "Short-term Debt", to Yorkshire Group's consolidated financial statements for Fiscal Year 1998 included elsewhere in this Prospectus. The 1997 Credit Facility has been refinanced through a series of transactions, including the February 1998 issuance of (Pounds)200 million of the Guaranteed Eurobonds, the February 1998 issuance of $650 million of the Senior Notes, the June 1998 issuance of $275 million of the Trust Securities and the July 1998 draw down of (Pounds)280 million from a portion of the 1998 Credit Facility. The 1998 Credit Facility consists of four tranches including (i) a (Pounds)150 million 364 day revolving credit facility with a one-year term out option ("Tranche A"), (ii) a (Pounds)130 million five-year term loan ("Tranche B"), (iii) a (Pounds)50 million five year revolving credit facility ("Tranche C") and (iv) a (Pounds)220 million five-year revolving credit facility ("Tranche D"). Tranches A and B have been drawn down to repay the 1997 Credit Facility and Tranches C and D have replaced existing committed bank facilities. Yorkshire Group expects that the proceeds of the currently contemplated transfer of Yorkshire Group's generation assets to an entity or entities other than Yorkshire Group or its subsidiaries will be used to reduce the 1998 Credit Facility at the time of such transfer.

  Yorkshire Group also will be required to fund its ongoing capital expenditures, fund its debt service (including with respect to the Exchange Senior Notes) and the final windfall tax payment and cover its seasonal working capital needs. Yorkshire Group expects to fund these ongoing cash requirements through a combination of available cash flow from Yorkshire's operations and amounts available under the committed bank facilities of (Pounds)270 million.

  The principal source of funds of the Successor Company during the first quarter of Fiscal Year 1999 was (Pounds)33 million, which reflects interest paid of (Pounds)42 million. During the first quarter of Fiscal Year 1999, the Successor Company invested (Pounds)31 million in capital expenditures and raised (Pounds)162 million from the issuance of Trust Securities which was used to repay a portion of the short-term debt.

  The principal sources of funds of the Successor Company during Fiscal Year 1998 were (Pounds)62 million from operations, which reflects interest paid of (Pounds)132 million and tax paid of (Pounds)77 million, including the first installment of the windfall tax of (Pounds)67 million. Yorkshire Group raised (Pounds)1,034 million from the 1997 Credit Facility and (Pounds)440 million in equity. During this period, Yorkshire Group utilized (Pounds)1,474 million to acquire Yorkshire, (Pounds)191 million for capital expenditures and raised (Pounds)593 million from the issue of bonds. Proceeds from asset sales totaled (Pounds)20 million.

  The principal sources of funds of Yorkshire during Fiscal Year 1997 were (Pounds)96 million from operations, which reflects interest paid of (Pounds)42 million and tax paid of (Pounds)30 million. During Fiscal Year 1997, Yorkshire invested (Pounds)121 million in capital expenditures and long-term investments and paid dividends of (Pounds)71 million. Proceeds from asset sales totalled (Pounds)73 million.

  The principal sources of funds of Yorkshire during Fiscal Year 1996 were (Pounds)222 million from operations, which reflects interest paid of (Pounds)46 million and tax paid of (Pounds)98 million. During Fiscal Year 1996, Yorkshire invested (Pounds)126 million in capital expenditures and long-term investments and paid dividends of (Pounds)243 million, including a special dividend of (Pounds)185 million. Proceeds from asset sales, including PSB, totalled (Pounds)119 million. Yorkshire raised (Pounds)150 million from the issuance of Eurobonds.

  At June 30, 1998, the Successor Company had net current liabilities of (Pounds)225 million, primarily as a result of the initial financing structure of the Acquisition. To meet short-term cash needs, the Successor Company had (Pounds)31 million of cash and cash equivalents at June 30, 1998.

  At March 31, 1998, the Successor Company had net current liabilities of (Pounds)538 million, primarily as a result of the initial financing structure of the Acquisition. To meet short-term cash needs, the Successor Company had (Pounds)35 million of cash and cash equivalents at March 31, 1998.

  Yorkshire's capital expenditures are primarily related to the distribution business and include expenditures for load-related, non-load-related and non-operational capital assets. Load-related capital expenditures are largely required by new business growth. Customer contributions are normally received where capital expenditures are made to extend or upgrade service to customers (except to the extent that such capital expenditures are made to enhance Yorkshire's distribution network generally). Non-load-related capital expenditures include asset replacement which is expected to continue until at least the next decade. Other non-load-related expenditures include system upgrade work that provides for load growth and has the additional benefit of improving network security and reliability. Non-operational capital expenditures are for assets such as fixtures and equipment. For Fiscal Years 1997 and 1998 capital expenditures, net of customer contributions, were (Pounds)126 million and (Pounds)191 million, respectively. Yorkshire is required to file five year projections with the Regulator for gross capital expenditures related to its regulated distribution network and updates of such projections annually. The most recent projection was for the five year period ended March 31, 2000 and was filed in July 1997. This filing indicated Yorkshire's current projection of approximately (Pounds)575 million in capital expenditures for the five year period. Approximately (Pounds)308 million has already been spent in Fiscal Years 1996, 1997 and 1998 related to this five year projection.

  Demand for electricity in the UK, including the Franchise Area, is seasonal, with demand being higher in the winter months and lower in the summer months. Yorkshire bills the majority of its Franchise Supply Customers on a staggered quarterly basis while it is generally required to pay related expenses (principally the cost of purchased electricity) on 28-day terms. However, approximately 50% of the Franchise Supply Customers settle their accounts using regular payment plans based on prepayment or spreading of the cost of their annual bill evenly throughout the year. A majority of Yorkshire's supply revenues are based on a fixed price per unit. The cost of supply to Yorkshire from the Pool, if not covered by hedging mechanisms, varies throughout the year, generally being higher in winter months and lower in summer months. Yorkshire balances the effect of these influences on its working capital needs with drawings under its available credit facilities.

  Yorkshire's supply business to Non-Franchise Supply Customers generally involves entering into fixed price contracts to supply electricity to its customers. The electricity is obtained primarily by purchases from the Pool. Because the price of electricity purchased from the Pool can be volatile due to the fact that the price is set every half hour, Yorkshire is exposed to risk arising from differences between the fixed price at which it sells electricity and the fluctuating prices at which it purchases electricity unless it can effectively hedge such exposure. To mitigate its exposure to volatility, Yorkshire utilizes CFDs and power purchase contracts with major UK power generators to stabilize the price of electricity. Yorkshire had entered into CFDs and power purchase contracts for 20,010 GWh of electricity at March 31, 1998. Yorkshire's electricity sales volumes were 21,116 GWh and 20,236 GWh for Fiscal Year 1997 and Fiscal Year 1998, respectively.

  Management believes that cash flow from operations, together with its existing sources of credit and the refinancing of the 1997 Credit Facility, will provide sufficient financial resources to meet Yorkshire Group's projected capital needs and other expenditure requirements for the foreseeable future. Following the Acquisition, Yorkshire agreed to an amendment to its PES License to the effect that it will use all reasonable endeavors to ensure that it maintains an investment grade credit rating on its long-term debt.

                                   BUSINESS

INTRODUCTION

  Yorkshire's principal businesses are the distribution of electricity and the supply of electricity to approximately two million customers. For information with respect to a recent proposal to separate the PESs' ownership of their distribution and supply businesses, see "The Electric Utility Industry in Great Britain -- Regulation under the Electricity Act". Yorkshire also conducts ancillary business activities apart from the distribution and supply businesses that are not subject to price regulation, such as owning an interest in an off-shore gas field, supplying gas in the competitive market and holding interests in power generation. See "--Business Restructuring".

DISTRIBUTION BUSINESS

  Yorkshire's distribution business consists of the ownership, management and operation of the electricity distribution network within Yorkshire's Franchise Area. The primary activity of the distribution business is the receipt of electricity from the national grid transmission system (the "Grid") and the distribution of electricity to end users connected to Yorkshire's power lines. Because Yorkshire's distribution business is substantially a regulated monopoly, virtually all electricity supplied (whether by Yorkshire's supply business or by other suppliers) to consumers in the Franchise Area is transported through its distribution network, thus providing Yorkshire with a stable distribution volume unaffected by customer choice of supplier. As a holder of a PES License, Yorkshire is subject to a price cap regulatory framework providing economic incentives to operate in a cost effective manner and, to a limited extent, to increase the volume of electricity distributed. See "The Electric Utility Industry in Great Britain".

 Distribution Business Customers, Units Distributed, Revenues and Operating
Profit

  Yorkshire's Franchise Area covers approximately 10,000 square km (3,860 square miles) from the Pennine uplands in the west, and the cities of Leeds, Bradford and Sheffield, to the City of Hull, the ports of the Humber estuary and the eastern coastline. It encompasses the counties of West Yorkshire, East Yorkshire and almost all of South Yorkshire, together with parts of North Yorkshire, Derbyshire, Nottinghamshire, Lincolnshire and Lancashire. The regional economy is diverse. The traditional heavy industries of iron and steel, coal mining, textiles and engineering continue to contribute to the regional economy, but their overall significance has declined, particularly in the last decade. During this period, other industries, such as chemicals and food and drink, have expanded, as have service sector activities such as finance, retailing and leisure. The region is well served by road and rail networks, has three regional airports, and the ports of the Humber estuary provide access to European markets.

  The following table sets out details of Yorkshire's distribution customers and the volume of electricity distributed, as well as distribution operating revenues and operating income at the dates and for the periods presented:

                                                        AT MARCH 31,
                                             -----------------------------------
                                                1996        1997        1998
                                             ----------- ----------- -----------
   NUMBER OF CUSTOMERS CONNECTED
   Residential..............................   1,896,470   1,910,752   1,930,719
   Commercial...............................     125,827     126,003     126,812
   Industrial...............................      21,924      21,889      21,455
                                             ----------- ----------- -----------
     Total..................................   2,044,221   2,058,644   2,078,986
                                             =========== =========== ===========
                                                         FISCAL YEAR
                                             -----------------------------------
                                                1996        1997        1998
                                             ----------- ----------- -----------
   ELECTRICITY DISTRIBUTED (GWH)
   Residential..............................       7,110       7,196       7,149
   Commercial...............................       5,383       5,580       5,800
   Industrial...............................      10,729      10,566      10,484
                                             ----------- ----------- -----------
     Total..................................      23,222      23,342      23,433
                                             =========== =========== ===========
                                                        (IN MILLIONS)
                                             -----------------------------------
   Distribution operating revenues.......... (Pounds)334 (Pounds)308 (Pounds)305
   Distribution operating income............ (Pounds)164 (Pounds)127 (Pounds)115

 Competition in the Distribution Business

  Yorkshire has not experienced significant competition in its distribution business. Yorkshire believes that the cost of providing a duplicate distribution network connected to the Grid would be prohibitive. To the extent a customer may invest in its own on-site electric generating plants, however, such customer would no longer require distribution and related services from Yorkshire except for standby connection to the Grid. The distribution business is subject to marginal loss of income from related services, such as metering. For a discussion of certain recently announced proposals impacting metering, see "The Electric Utility Industry in Great Britain--Distribution of Electricity--Price Control".

 Strategy for the Distribution Business

  Yorkshire's distribution strategy consists of maintaining a reliable and safe distribution system which meets customer expectations while maximizing its operating efficiencies and fulfilling its regulatory obligations.

  To implement its strategy, Yorkshire is taking a number of steps. Yorkshire intends to maintain a sufficient level of investment in the distribution system to ensure its continued reliability and safety. In Fiscal Year 1998, Yorkshire invested (Pounds)196 million in the distribution system, of which (Pounds)133 million represented capital improvements in new substations, cables and overhead lines and (Pounds)63 million represented expenditures related to the operation, repair and maintenance of the distribution system. Yorkshire is currently investing in a Distribution Asset Management System ("DAMS") that centralizes information currently stored in over sixty computerized and paper-based systems into one integrated computerized system. The centralization of such information is intended to improve both access to and quality of information which is vital to the operation of an efficient distribution system.

  Yorkshire is also concentrating on maintaining and improving its responses to system faults. In Fiscal Year 1998, Yorkshire restored services to 93.9% of all customers affected by faults within three hours and on average a Yorkshire customer was without power for only 59.1 minutes. Furthermore, Yorkshire has introduced a toll-free phone number available for customers who have lost power. Such direct access is intended to permit Yorkshire to respond more effectively and rapidly to power loss situations. Finally, Yorkshire publishes a Quality of Supply Report which details the manner in which Yorkshire intends to improve both the availability and quality of electricity supply in its region in order to inform both its customers and OFFER as to its plans for the period to April 2000.

 Distribution Facilities

  Electricity is transported across the Grid at 400 kV or 275 kV to 21 grid supply points within Yorkshire's distribution network, where the National Grid Company transforms the voltage to 132 kV, 66 kV and 33 kV for entry into Yorkshire's distribution system.

  At March 31, 1998, Yorkshire's distribution system consisted of:

                                                    LV       11 KV   ABOVE 11 KV
                                                 --------- --------- -----------
   Number of metered supplies................... 2,077,306 1,655      25
   Total length of circuits..................... 29,854 km 20,175 km  4,914 km
   Percentage underground....................... 91%       51%        29%

  The primary distribution system consists of 21 grid supply points from the Grid, an additional 68 supply points and 357 primary substations. At March 31, 1998, the installed transformer capacity with a secondary voltage higher than 650 v at these substations was 22,480,000 kVA. Remote control facilities enable the real time monitoring and operation of most of these larger substations from one central control room.

  Yorkshire's distribution substations amount to 12,928 indoor substations, 2,611 outdoor substations and 16,336 pole mounted substations. At March 31, 1998, the installed transformer capacity with a secondary voltage less than 650 v was 9,548,940 kVA.

SUPPLY BUSINESS

  Yorkshire's supply business consists of selling electricity to end users, purchasing such electricity and arranging for its distribution to those end users. Under its PES License, Yorkshire has an exclusive right to supply electricity to Franchise Supply Customers. This exclusive right is currently scheduled to continue until September 1998. The supply business to Non-Franchise Supply Customers, both inside and outside Yorkshire's Franchise Area, is open to competition.

  The following table sets forth the volume of electricity sold, by Non-Franchise Supply Customer and Franchise Supply Customer, as well as supply operating revenues and operating income (loss):

                                                    FISCAL YEAR
                                     ------------------------------------------
                                         1996          1997           1998
                                     ------------- -------------  -------------
   Volume (GWh):
     Non-Franchise Supply
      Customers.....................        12,046        10,627          9,747
     Franchise Supply Customers.....        10,345        10,489         10,489
                                     ------------- -------------  -------------
       Total........................        22,391        21,116         20,236
                                     ============= =============  =============
                                                   (IN MILLIONS)
                                     ------------------------------------------
   Supply operating revenues........ (Pounds)1,309 (Pounds)1,178  (Pounds)1,118
   Supply operating income (loss)... (Pounds)   30 (Pounds) (132) (Pounds)   25

 Competition in the Supply Business

  The supply business is currently divided between Franchise Supply Customers within the Franchise Area, and Non-Franchise Supply Customers, inside and outside the Franchise Area. The non-franchise threshold was lowered to 100 kW in April 1994 allowing competition in supply for these customers while Franchise Supply Customers remained subject to regulation. Competition in supply to Franchise Supply Customers is currently scheduled to be phased in over a six-month period commencing in September 1998, at which time the exclusive right of Yorkshire to supply the Franchise Area will cease. The Regulator, however, proposed transitional price regulation for smaller consumption Franchise Supply Customers for an initial period of two years until an adequate level of competition is established. Yorkshire subsequently indicated its acceptance of such proposals. The proposals (when taken together with the reduction in the Fossil Fuel Levy which became effective on April 1,
1998) resulted in the implementation of small reductions, effective April 1, 1998, in the tariffs for Yorkshire's residential and small business customers in its Franchise Area compared to the corresponding tariffs in effect in August 1997. The proposals also require an additional 3% below inflation reduction effective April 1, 1999. See "The Electric Utility Industry in Great Britain--Industry Structure" and "--Supply of Electricity".

 Strategy for the Supply Business

  Yorkshire's supply strategy consists of (i) protecting and sustaining Yorkshire's electricity market position within the Franchise Area, (ii) cross-selling gas to its existing customer base, (iii) securing market share for gas and electricity supply outside the Franchise Area to the extent that such contracts are profitable and (iv) seeking marketing and strategic alliances in the supply business.

  To implement its strategy, Yorkshire is taking a number of steps. Yorkshire is endeavoring to retain its existing Non-Franchise Supply Customers in the Franchise Area by purchasing electricity at competitive rates from power generators in the UK and providing high quality customer service. In doing so, in Fiscal Year 1998, Yorkshire maintained a significant portion of its existing business. Yorkshire has also applied this strategy to Non-Franchise Supply Customers outside of its Franchise Area and to gas customers. For example, in Fiscal Year 1998, Yorkshire was awarded new contracts with such entities as Booker plc, William Cook Cast Products, NHS, Asda and Staffordshire County Council. Furthermore, in addition to marketing gas and electricity under the Yorkshire brand name, Yorkshire intends to enter into "channel partnerships" with various business and commercial entities (a "channel partner") whereby Yorkshire markets energy to customers outside of its Franchise Area under the name of the channel partner or in the joint name of Yorkshire and the channel partner. Yorkshire is currently negotiating to establish a "channel partnership" with a chain of retail appliance stores. Yorkshire expects to maintain this strategy for all business customers and potential business customers after competition commences for both gas and electricity and to extend this approach to the residential market. There is no assurance that Yorkshire will be able to enter into such "channel partnerships" and, if it does, that they will be successful.

  As discussed under "--Affiliate Businesses and Other Investments--Gas Sourcing and Supply", Yorkshire has taken significant steps toward developing its gas supply capabilities. Currently, gas may be sold to residential customers in selected regional markets that have been opened to competition. By retaining its existing customer base and, eventually, expanding into new markets which will be open to competition, Yorkshire intends to be in a position to offer those customers both electricity and gas. In offering such flexibility, Yorkshire intends to solidify its relationship with these customers and provide an established market base for its developing gas supply business.

  In a joint statement issued in January 1998, the Regulator and OFGAS asked each of the RECs and BG Centrica plc (the former supply business of British Gas plc) ("Centrica") to give undertakings to stop "dual fuel" offers to supply gas and electricity. In addition, OFGAS asked the PESs to undertake not to market gas to residential customers in areas where their respective markets are not open to competition except where contracts have already been signed. The regulators also made proposals concerning competition in meter reading. Following discussions with the regulators, it was announced that the PESs had agreed only to provide additional dual fuel benefits to customers once their individual franchise area is opened to electricity competition and that OFGAS had agreed that PESs' gas supply businesses should be permitted to continue to compete in the gas market both within and outside their franchise areas on the basis that there are no undue restrictions or distortions in the gas market in those areas. The PESs also agreed to work with the Regulator and OFGAS to ensure measures to limit distortion of the meter reading market.

AFFILIATE BUSINESSES AND OTHER INVESTMENTS

  Yorkshire's ancillary business activities have primarily included, among other things, gas sourcing and supply and holding interests in power generation.

 Gas Sourcing and Supply

  Recognizing the long-term opportunities in the competitive gas supply market, in April 1994, Yorkshire acquired a 6.97% equity stake in the Armada off-shore gas field (the "Armada Field") for approximately (Pounds)27.8 million. As of March 31, 1998, the Armada Field, which has a production life of approximately 15 years, had proven resources of approximately 1.2 trillion cubic feet (84 billion cubic feet net to Yorkshire) of gas and 68 million barrels of oil and oil equivalents (4.8 million barrels net to Yorkshire). Delivery of such gas from the Armada Field to Yorkshire began, on schedule, in October 1997. The development costs associated with the Armada Field have been lower than originally anticipated. As of March 31, 1998, Yorkshire had invested (Pounds)60 million in the Armada Field.

  Yorkshire markets gas to industrial and commercial customers and, with the gradual removal of the residential franchise of Centrica, has recently started marketing gas to residential customers. By the end of March 1998, Yorkshire had entered into contracts for the supply of gas to more than 200,000 residential customers. Gas is sourced from Yorkshire's interest in the Armada Field and through swing contracts and purchases on the spot markets which are designed to give Yorkshire a balanced purchase portfolio. Yorkshire utilizes risk management methods, in relation to gas purchasing and supply, similar to electricity purchasing and supply, which are designed to maximize its return consistent with an acceptable level of risk.

  The Regulator and OFGAS recently proposed to restrict the ability of the PESs, including Yorkshire, to provide "dual fuel" offers to supply gas and electricity to residential customers in areas which are not open to competition. See "--Supply Business--Strategy for the Supply Business".

 Power Generation

  Through its wholly-owned subsidiary, Yorkshire Electric Power Limited ("YEPL"), Yorkshire has invested in various power generation projects. Yorkshire's PES License currently enables it and its affiliates to make investments of up to 800 MW of electricity generation. Currently, Yorkshire and its subsidiaries own, or have committed to, investments in 519 MW of power generation assets. See "--Business Restructuring" for a discussion of the proposed transfer of Yorkshire's current ownership interests in generation assets.

  The centerpiece of Yorkshire's generation activities is a 272 MW combined cycle gas turbine ("CCGT") generating station at Brigg in north Lincolnshire developed and operated by Regional Power Generators Limited ("RPG"). YEPL owns a 75% interest in RPG with IVO Energy Limited holding the remaining 25%. Yorkshire holds a power purchase agreement for 100% of the output of the station.

  Yorkshire CoGen Limited ("YCL"), a YEPL subsidiary, constructed and currently operates combined heat and power ("CHP") plants at St. James's Hospital, Leeds (4.5 MW), A. H. Marks, a chemical company based in Bradford (4.5 MW) and Queen's Medical Centre, Nottingham (4.9 MW). YCL is also constructing a 56 MW CHP plant at the premises of Hays Chemicals, a Cheshire based company, and is nearing completion of a 50 MW CCGT plant at Thornhill. YCL also owns and operates 52.6 MW of diesel fired peaking plants. All of the above plants provide an opportunity for Yorkshire's electricity supply business to purchase the power offtake and a partial strategic hedge in the event that electricity prices rise and reduce profit margins of Yorkshire's supply business.

  In addition, YEPL owns a 50% interest in a company which owns two windfarms at Ovenden Moor (9.2 MW) and at Royd Moor (6.5 MW). All of the output from these windfarms is sold to The Non-Fossil Fuel Purchasing Agency under an agreement which expires on December 31, 1998.

  YCL's generation portfolio has concentrated on smaller scale projects which export less than 50 MW, principally because in doing so YCL is not required to obtain a generation license and such smaller scale projects are not required to trade in the Pool. Trading outside the Pool means that the export power has a higher value and provides YCL with increased operational flexibility.

CUSTOMER SERVICE

  As part of Yorkshire's commitment to delivering high levels of customer service, Yorkshire launched its Customer Service Initiative in 1995. Virtually all of its employees have attended training sessions aimed at developing a company culture consistent with Yorkshire's corporate mission to be a leader in the market of electricity distribution and electricity and gas supply, while consistently providing high levels of customer service. These employees have been trained in the values and behavior which need to be adopted to achieve this corporate mission.

  Improvements to customer service which have been implemented as a result of this initiative include the provision of a toll-free service for account inquiries and fault reporting, as described under "--Distribution Business-- Strategy for Distribution Business", and an increase in the number of bill payment outlets for the convenience of customers.

  Yorkshire continues to seek to improve the service it provides to its customers and, to do so, continues to train employees further. A customer service tracking system has been put in place to ensure that directors and managers of Yorkshire gain regular feedback from customers on the service they receive.

RISK MANAGEMENT

  Yorkshire's risk management efforts are primarily focused on the supply business and intended to hedge the risks associated with the purchase and sale of electricity resulting from Pool price volatility. Virtually all electricity generated in England and Wales is sold by generators and bought by suppliers through the Pool. The most common contracts for supply to Non-Franchise Supply Customers are for twelve-month terms and contain fixed rates. Yorkshire is exposed to purchase price risk (the risk associated with fluctuations in the cost of purchased electricity relative to the price received from the supply customer) to the extent that it has not hedged such risk. Yorkshire substantially hedges purchasing price risk by employing a variety of risk management tools, including management of its supply contract portfolio, hedging contracts and other means which mitigate the risk of Pool price volatility. Yorkshire employs risk management methods to maximize its return consistent with an acceptable level of risk.

  Until March 31, 1998, regulations governing the franchise supply market permitted the pass-through to customers of prudent purchase costs which included the cost of arrangements such as CFDs to hedge against Pool price volatility. Under the supply price restraint proposals published by the Regulator in October 1997, and accepted by Yorkshire, effective April 1, 1998, such purchase costs are no longer automatically passed through to such customers. CFDs are contracts predominantly between generators and suppliers which fix the major elements of the price of electricity for a contracted quantity of electricity over a specific time period. Differences between the actual price set by the Pool and the agreed prices give rise to difference payments between the parties to the particular CFD. At the present time, Yorkshire expects its supply demand for the calendar year 1998 to be substantially hedged through various types of agreements, including CFDs.

  Yorkshire's ability to manage its purchase price risk depends, in part, on the continuing availability of properly priced risk management mechanisms such as CFDs. No assurance can be given that an adequate, transparent market for such products will in fact be available.

BUSINESS RESTRUCTURING

  In December 1997, Yorkshire announced a planned business restructuring intended to enable it to meet increased competition and react to potential regulatory developments in the energy markets in the UK. The restructuring will result in the distribution and supply businesses of Yorkshire becoming self-sufficient businesses. As part of the restructuring, Yorkshire currently contemplates transferring its generation assets to an entity or entities other than Yorkshire Group or its subsidiaries. It is expected that proceeds from the transfer of these assets will be used to reduce debt of Yorkshire Group. See "Certain Relationships and Related Transactions".

  Total assets less current liabilities employed by the generation business at March 31, 1998 were (Pounds)136 million. Operating income attributable to the generation business in Fiscal Year 1998 was (Pounds)16 million.

  As a result of this restructuring, approximately 160 positions will be eliminated. A provision of approximately (Pounds)10 million was recorded in Fiscal Year 1998 to reflect the cost of these work force reductions.

  In August 1998, Yorkshire Group announced that an additional 100 positions would be eliminated. As of such date, an amount yet to be determined is expected to be recorded in Fiscal Year 1999 to reflect the cost of these workforce reductions.

UK ENVIRONMENTAL REGULATION

  Yorkshire's businesses are subject to numerous regulatory requirements with respect to the protection of the environment. The principal laws which have environmental implications for Yorkshire are the Electricity Act, the Environmental Protection Act 1990 and the Environment Act 1995.

  The Electricity Act requires Yorkshire to consider the preservation of natural beauty and the conservation of natural and man-made features of particular interest when it formulates proposals for development in connection with certain of its activities. Environmental assessments are required to be carried out in certain cases including overhead line constructions at higher voltages and generating station developments. Yorkshire has produced a Corporate Environmental Policy Statement and an Electricity Act Schedule 9 Statement which sets out the manner in which it intends to comply with its environmental obligations.

  Possible adverse effects of electro-magnetic fields ("EMFs") from various sources, including transmission and distribution lines, have been the subject of a number of studies and increasing public discussion. The current scientific research is inconclusive as to whether EMFs may cause adverse health effects. There is the possibility that the passage of legislation and changing regulatory standards would require measures to mitigate EMFs, with resulting increases in capital and operational costs. In addition, the potential exists for public liability with respect to lawsuits brought by plaintiffs alleging damages caused by EMFs. The only UK standards for exposure to power frequency EMFs are those promulgated by the National Radiological Protection Board and relate to the levels above which physiological effects have been observed. Yorkshire fully complies with these standards.

  Yorkshire believes that it has taken, and intends to continue taking, measures to comply with the applicable law and government regulations for the protection of the environment. There are no material legal or administrative proceedings pending against Yorkshire with respect to any environmental matter. Yorkshire estimates (Pounds)7 million was spent on environmental compliance in Fiscal Year 1998, approximately half of which was of a capital nature. This level of expenditures is expected to continue in future Fiscal Years.

UK AND EU COMPETITION LAW

  Yorkshire's businesses are subject to the competition rules of both the UK and the European Community.

  The UK Restrictive Trade Practices Act 1976 stipulates that failure to furnish to the Office of Fair Trading an agreement that is registrable under such Act renders unenforceable certain restrictions contained in such agreement. Briefly stated, the Fair Trading Act 1973 and the Competition Act 1980 both regulate the activities of companies with market power. UK competition law, particularly the law relating to restrictive agreements, is in the process of reform and is likely to follow the approach of European Community law.

  The Treaty of Rome contains provisions which prohibit anti-competitive agreements and practices, including the abuse of a dominant position within the European Union ("EU") or a substantial part of it. Penalties for violation of these provisions include fines, third party damages and infringing contractual provisions being unenforceable.

  A new Competition Bill has been introduced to bring the UK law into line with EU Competition Rules. It is prohibition legislation and also gives stronger powers to the Regulator.

  In January 1993, the UK implemented the EU Utilities Directive on the procedures to be followed for the award of supply and works contracts by utility companies, including electricity utilities. This directive was replaced by EU Directive 93/36, which was implemented by the UK in December 1996 and which covers service contracts as well as supply and work contracts. Those contracts that exceed the relevant financial thresholds have to be advertised in the Official Journal of the European Communities. Suppliers and contractors who believe they have suffered harm from failure to implement the correct procedure in awarding the contract are able to institute proceedings in the English High Court. The European Commission also has the power to intervene prior to the award of a contract. Yorkshire Group believes that Yorkshire has complied with any obligations it may have under those regulations but the interpretation and application of those regulations and of the European Union directives which they implement is not free from doubt and no assurance can be given that any claim for damages against Yorkshire for breach of the rules would be unsuccessful.

EMPLOYEES

  Yorkshire had approximately 4,150 employees (approximately 4,025 full-time equivalent) at the end of Fiscal Year 1998. Yorkshire Group has no employees because it is a holding company with no operations. Approximately 61% of Yorkshire's employees are represented by labor unions. All Yorkshire employees who are not party to a personal employment contract are subject to a collective bargaining agreement called The Electricity Business Agreement. This Agreement may be amended by agreement between Yorkshire and the unions and is terminable with 12 months' notice by either side. Yorkshire believes that its relations with its employees are favorable. See "--Business Restructuring" for a discussion of planned staffing reductions.

PROPERTY

  Yorkshire owns the freehold of its principal offices north of Leeds. Yorkshire has both network and non-network land and buildings.

 Network Land and Buildings

  At March 31, 1998, Yorkshire had interests in approximately 15,000 network properties, comprising principally sub-station sites.

 Non-Network Land and Buildings

  At March 31, 1998, Yorkshire had freehold and leasehold interests in non-network properties comprising chiefly offices, depots, warehouses, workshops and a number of former retail outlets. The net book value of total non-network land and buildings at March 31, 1998 was (Pounds)37 million.

LEGAL PROCEEDINGS

  Yorkshire is routinely a party to legal proceedings arising in the ordinary course of business which are not material, either individually or in the aggregate. Yorkshire currently is not a party to any material legal proceedings nor is it aware of any threatened material legal proceedings.

  On May 18, 1998, Optimum Solutions Limited ("Optimum"), a company that conducts research and development in the UK electric industry, entered a claim in the UK High Court of Justice, Chancery Division, against Yorkshire, Eastern Electricity plc, which is also a REC, NGC (as defined herein) and Logica plc alleging, in the case of Yorkshire, that Yorkshire breached a confidentiality agreement with Optimum regarding the use of confidential information in Yorkshire's preparation for the competitive changes to the electricity supply market in and after 1998. Optimum requests an injunction against the continued use of, and the return of, such confidential information, an unspecified amount of damages relating to breach of contract and equitable compensation for misuse of such confidential information. Yorkshire is currently assessing its response to this claim. The final outcome of this matter cannot now be determined.

  Litigation is ongoing with respect to another corporation's use of actuarial surpluses declared in the Electricity Supply Pension Scheme ("ESPS"). The Pension Ombudsman (a UK arbitrator appointed by statute) has issued a "final determination" in favor of complaints made by members of the ESPS relating to another corporation's use of the ESPS surplus to offset such corporation's additional costs of early payment of pensions as a result of reorganization or redundancy, together with additional contributions required after a valuation. Under that determination, the Pension Ombudsman directed such corporation to pay into ESPS the amount of that use of the surplus plus interest. The Pension Ombudsman's final determination has been successfully challenged in the courts. At the same time, the courts also considered other areas of uncertainty relating to the uses made of actuarial surpluses arising in the ESPS, including the ability to reduce or suspend standard employer contributions to reduce such surpluses. The courts ruled that such reductions were permissible. The final decisions of the courts are subject to appeal. If any of the decisions are reversed on appeal they may have an adverse effect on Yorkshire, which has made similar use of its actuarial surplus, but no assurance can be given as to the extent of that effect.

                 THE ELECTRIC UTILITY INDUSTRY IN GREAT BRITAIN

  The information set forth below relating to the electric utility industry in Great Britain has been derived from publicly available sources.

SUMMARY

  The following summarizes the general structure of the electric utility industry in England and Wales as it has developed since the privatization of the industry in 1990. The electric utility industry in England and Wales is divided into various functions, with different companies participating in the respective functions. This is in contrast to the US utility industry, in which vertically integrated companies generally participate in all functions.


     FUNCTION                                DESCRIPTION OF FUNCTION                              MAJOR PARTICIPANTS
Generation                      Power station production of electricity.                National Power plc, PowerGen plc,
                                                                                        British Energy plc, The Energy Group
                                                                                        plc, First Hydro Company

Wholesale Trading               The Pool is a single market for the bulk trading        All generators and suppliers of electricity.
                                (buying and selling) of virtually all the electricity
                                generated in England and Wales.

Transmission                    Bulk transfer of electricity across the Grid, which     The National Grid Company ("NGC")
                                is a high voltage open-access system from
                                generators to RECs.

Distribution                    A REC's transfer of electricity from NGC's high         Yorkshire and the 11 other RECs
                                voltage transmission system across the REC's low
                                voltage distribution system to end- user
                                consumers.

                                Each REC has a substantially regulated monopoly
                                for distribution of electricity in its franchise area.
                                Accordingly, a REC is the exclusive distributor of
                                electricity within its franchise area regardless of
                                the identity of the generator or supplier actually
                                selling the electricity at retail to the end-user. This
                                regulated monopoly in the distribution business
                                can be distinguished from the efforts to introduce
                                competition in the supply business.

Supply                          The retail sale of electricity to end-user              Yorkshire, the 11 other RECs and a
                                consumers. It is generally similar to power-            variety of other companies
                                holding marketing in the US. End-user consumers are     supply licenses issued by the Regulator.
                                divided into two groups:                                Other companies include the generators
                                                                                        and other energy providers

                                (i) Franchise Supply Customers. Currently, they must buy their electricity from their local REC.
                                Starting in September 1998, they will be allowed to buy from any licensed supplier. However, the local REC will still distribute their electricity.

                                (ii) Non-Franchise Supply Customers. Currently,
                                they can purchase their electricity from any
                                licensed supplier although it is distributed by the
                                local REC.

INDUSTRY STRUCTURE

  Great Britain has two separate but connected electricity markets, each with a different commercial framework. In England and Wales electricity is produced by generators, the largest of which are National Power plc ("National Power"), PowerGen plc ("PowerGen") and Nuclear Electric plc, a subsidiary of British Energy plc ("British Energy"). Electricity is transmitted through the Grid by NGC and distributed by the twelve RECs in their respective franchise areas. Most customers are currently supplied with electricity by their local REC, although there are other suppliers holding second-tier supply licenses, including other generators and RECs, who can compete to supply customers with higher Peak Demand in such REC's franchise area.

  In Scotland there are two vertically integrated companies, Scottish Power plc ("Scottish Power") and Scottish Hydro Electric plc ("Hydro Electric"), each generating, transmitting, distributing and supplying electricity within their respective franchise areas as well as competing to supply electricity elsewhere. Scottish Nuclear, another subsidiary of British Energy, sells all the electricity it generates to Scottish Power and Hydro Electric.

  The interconnection between the two transmission systems, owned by Scottish Power and NGC, is capable of transferring electricity between Scotland and England. There is also an interconnection with France, owned by NGC and Electricite de France, through which electricity can be transferred between France and England and Wales.

  Virtually all electricity generated in England and Wales is sold by generators and bought by suppliers through the Pool. A generator which is also a licensed supplier must nevertheless sell all the electricity it generates into the Pool and purchase all the electricity which it supplies from the Pool. Because Pool prices fluctuate, generators and suppliers may enter into bilateral arrangements, such as CFDs, to provide a degree of protection against such fluctuations. See "Business--Risk Management".

  There is no equivalent to the Pool in Scotland, but Scottish Power and Hydro Electric are obligated by their licenses to offer electricity for sale to second-tier suppliers. They are also required to provide access to their transmission and distribution systems on a non-discriminatory basis to competing suppliers and generators.

INDUSTRY BACKGROUND

  The industry structure described above was put in place in March 1990 in order to introduce competition into the generation and supply of electricity. At the same time, a licensing regime was introduced for the electricity industry both in England and Wales as well as in Scotland.

  The RECs, which at that time collectively owned NGG, NGC's holding company, were privatized in December 1990. National Power and PowerGen were partly privatized in March 1991 (with the balance of the UK government's holdings being sold to investors in March 1995). Scottish Power and Hydro Electric were privatized in June 1991 and British Energy was privatized in July 1996. By December 1995, most of the RECs ownership of NGG had been publicly sold, and NGG was listed on the London Stock Exchange. Since the summer of 1995, 11 of the RECs have been acquired by other companies. Yorkshire was indirectly acquired by Yorkshire Group in April 1997. On June 29, 1998, PowerGen announced a (Pounds)1.96 billion agreed purchase of East Midlands Electricity plc. from Dominion Resources Inc., the Virginia-based utility holding company.

  In 1990, the vast majority of generating capacity in England and Wales was owned by three generators. However, since that time competition in generation has increased as RECs and other new entrant generators have constructed new plants and as imports through the interconnections with Scotland and France have grown. In addition, pursuant to undertakings given to the Regulator, National Power and PowerGen have disposed of an aggregate of 6,000 MW of generating capacity to The Energy Group plc ("Energy Group").

  Competition in supply has been progressively introduced both in England and Wales and in Scotland. The RECs in England and Wales, and Scottish Power and Hydro Electric in Scotland, are subject to competition from second-tier suppliers for the supply of electricity to larger customers in their respective franchise areas. In April

1990, electricity users with a Peak Demand in excess of 1 MW became Non-Franchise Customers of a REC and therefore were allowed to choose their electricity supplier. In April 1994, the Non-Franchise Customer class was expanded to include users with a Peak Demand in excess of 100 kW. Currently, all electricity customers in Great Britain are scheduled to be able to choose their electricity supplier over a six month phase in the period beginning in September 1998, according to customers' designated postal codes.

DISTRIBUTION OF ELECTRICITY

 Accessibility Requirements

  Each of the RECs is required to offer terms for connection to its distribution system to any person, for use of its distribution system to any authorized electricity operator and for the provision of supplemental and backup supplies to any person. In providing use of its distribution system, a REC must not discriminate between its own supply business and that of any other authorized electricity operator, or between those of other authorized electricity operators; nor may its charges differ except where justified by differences in cost. Similar principles apply to the provision of supplemental and backup supplies of electricity, and in the carrying out of connection works. Disputes over the terms of offers may be determined by the Regulator.

 Price Control

  Revenue from the distribution business is controlled by a formula principally based on P x (1+(RPI-Xd)) where Xd is currently 3% (the "Distribution Price Control Formula"). P is the previous year's maximum average price per unit of electricity distributed. Because the maximum average price in any year is therefore based in part on the maximum average price in the preceding year, a price reduction in any given year has an ongoing effect on the maximum average price for all subsequent years. RPI is a measure of inflation, and equals the percentage change in the UK Retail Price Index between the six month period of July to December of the two previous years. Because RPI is based on a weighted average of the prices of goods and services purchased by a typical household, which bear little resemblance to the inputs contributing to Yorkshire's business costs, the RPI calculation may not accurately reflect the price changes affecting Yorkshire. The Xd factor is established by the Regulator following review. This formula determines the maximum average price per unit of electricity distributed (in pence per kilowatt hour) which a REC is entitled to charge. This price, when multiplied by the expected number of units to be distributed, determines the expected distribution revenues of the REC for the relevant year. The current Distribution Price Control Formula permits RECs to partially retain additional revenues due to increased distributions of units and allows for a pound for pound increase in operating profit for efficient operations and reduction of expenses within a review period. However, during the next Distribution Price Control Formula review, the Regulator may reduce any such increase in operating profit to the extent he determines it not to be a function of efficiency savings or, if genuine efficiency savings have been made, he determines that customers should benefit through lower prices in the future.

  Upon privatization, the Regulator set different Xd factors for each of the RECs to permit annual price increases by the RECs of between 0% and 2.5% (1.3% for Yorkshire) greater than RPI for the five year period ending on March 31, 1995. Following a scheduled distribution price review by the Regulator of all twelve RECs in August 1994, the Regulator required an overall real reduction in regulated distribution prices for Fiscal Year 1996 of between 11% and 17% (14% for Yorkshire) from the previous year, and set the Xd factor for the subsequent four year period ending on March 31, 2000 to subtract 2% from RPI in each such year. Also in connection with the August 1994 distribution price review, the Regulator, (i) halved from 100% to 50% the extent to which distribution revenues would be allowed to vary with the number of units of electricity distributed and (ii) determined numbers of Franchise Area customers based on REC forecasts for each year through and including Fiscal Year 2000, allowing distribution revenues to vary by 50% of the predetermined annual change in such forecast numbers. The stated intention of the Regulator in introducing this change was "to remove any artificial incentive on the companies to sell more electricity, while retaining a general incentive for companies to seek out and meet the needs of their customers". In light of information concerning the financial position of the RECs that emerged during the unsuccessful bid by Trafalgar House plc for Northern Electric plc (one of the

RECs) and representations by Consumers' Committees and others, the Regulator conducted an unscheduled distribution price review of all twelve RECs in July 1995. As a result of this unscheduled review, the Regulator revised regulated distribution prices for the four year period ending on March 31, 2000, requiring an overall real reduction in regulated distribution prices for Fiscal Year 1997 of between 10% and 13% (13% for Yorkshire) from the previous year, and resetting the Xd factor for the remaining three year period ending on March 31, 2000 to subtract 3% from RPI in each such year.

  The Distribution Price Control Formula is expected to be further reviewed with effect from April 1, 2000. Following the review, the Regulator will make a proposal for a revised formula to apply from that date. If a REC does not agree with the proposal the Regulator may refer the proposal to the MMC and, following the publication of the report of the MMC, the Regulator may make appropriate modifications to the REC's PES License.

  In setting the distribution charges each year, each REC must project the permitted maximum average charge per unit to be distributed in that year. The projection will have to take account of forecasts of units distributed, distribution line losses, the actual change in RPI and NGC exit charges. Failure to forecast accurately may result in overcharging or undercharging, which is taken into account in the following year through a correction factor in the Distribution Price Control Formula. If a REC has overcharged in the previous year, the maximum average charge per unit distributed is reduced by an amount to reflect the excess income received, to which is added interest. In the event of undercharging, the Distribution Price Control Formula allows the licensee to recover the shortfall in income plus interest.

  In certain instances, however, overcharging or undercharging by a REC above specific percentage thresholds may result in adjustments by the Regulator. If, in any year, the average charge per unit distributed exceeds the permitted maximum average charge per unit distributed by more than 3%, then, in the next following year, the REC may not increase distribution charges unless it has satisfied the Regulator that the average charge per unit in that next following year is not likely to exceed the permitted maximum average charge. If, with respect to any two successive years, the sum of the amounts by which the average charge per unit distributed has exceeded the permitted maximum average charge per unit distributed in the second of those years is more than 4% of that permitted maximum average charge, then, in the next following year, the REC may be required by the Regulator to adjust its charges so that they fall within the maximum permitted average charge. If, with respect to two successive years, the licensee undercharges by more than 10% of the maximum average charge, the Regulator may, by directions to the licensee, limit the amount by which such undercharging may be recovered.

  Since April 1995, the Distribution Price Control Formula has been notionally divided into metering and non-metering components, with the metering component equal to about 10% of each REC's allowed revenue. However, the Regulator indicated when making these proposals that there should be no presumption that this sum would be assigned to a metering business.

  Operations related to the metering of network connections to non half-hourly metered customers (generally residential and other small customers) are subject to the metering component of the Distribution Price Control Formula. Such price controls are scheduled to be disapplied from April 1, 2000, at which time competitive market pricing is scheduled to be introduced. In a joint statement issued in January 1998, the Regulator and OFGAS made proposals concerning competition in meter reading. See "Business--Supply Business-- Strategy for the Supply Business". Competitive market pricing already exists for operations related to the metering of network connections to half-hourly metered customers.

  Connection charges are levied when a customer first connects to a REC's distribution system or makes a material change in electricity supply requirements. These charges are excluded from the Distribution Price Control Formula. In the August 1994 distribution review, the Regulator introduced the concept of competition in providing connections to new customers and limited the extent to which, and the circumstances in which, customers wishing to be connected would be required to pay for the costs of reinforcement of the distribution system.

 Data Management Services

  Beginning in September 1998, the electricity supply market for Franchise Supply Customers is currently scheduled to be opened to competition and customers will be able to select the supplier of their choice. Significant additional costs have been, and will be, incurred by the distribution business to develop new systems to facilitate competition. The new services, termed "data management services" include meter operation, data retrieval, processing and aggregation, meter point administration and distribution use of system billing.

  Assuming that competition in supply starts as currently scheduled in September 1998 for Franchise Supply Customers, Yorkshire Group presently estimates that costs totalling (Pounds)72 million will have been incurred for re-engineering and information technology work. Of such amount, approximately (Pounds)19 million was expensed in Fiscal Year 1997 and (Pounds)2 million in Fiscal Year 1998. The Regulator has made proposals (which have been accepted by Yorkshire) to allow Yorkshire recovery of (Pounds)23 million over a five year period ending March 31, 2003. A further (Pounds)7 million is expected to be recovered through Pool cost recovery and other national mechanisms and (Pounds)8 million is expected to be capitalized as such amount is expected to provide future benefits to the supply business. As a result of the above, the residual amount of approximately (Pounds)13 million, which will not be recovered or capitalized, will be expensed in Fiscal Year 1999 as incurred.

  The Regulator has also made proposals (which have been accepted by Yorkshire) to provide an annual allowance of (Pounds)3 million for the period 1998 through 2000 to cover operating costs. This allowance will be reviewed at the time of the Distribution Price Control Formula Review in 2000.

  Such proposals therefore will allow Yorkshire to recover up to 52% of its forecasted set-up and operating costs over a five year period. The shortfall could be higher if: (i) operating costs are higher than anticipated (e.g., there is a higher level of customer activity); (ii) recovery of operating costs is disallowed or reduced when the Distribution Price Control Formula is reviewed for the period beginning April 1, 2000; or (iii) the integrated national systems do not work as contemplated or require substantial redevelopment.

SUPPLY OF ELECTRICITY

 Licensed Suppliers

  Subject to minor exceptions, all electricity customers in Great Britain must be supplied by a licensed supplier. Licensed suppliers purchase electricity and make open access use of the transmission and distribution networks to achieve delivery to customers' premises.

  There are two types of licensed suppliers: public electricity (or first-tier) suppliers, also known as PESs, and second-tier suppliers. PESs include the RECs, Scottish Power and Hydro Electric each supplying in its respective franchise area. Second-tier suppliers include National Power, PowerGen, Nuclear Electric, Scottish Power, Hydro Electric and other PESs (including RECs supplying outside their respective franchise areas) and a number of independent second-tier suppliers.

  At present, a Franchise Supply Customer can only buy electricity from the REC authorized to supply the relevant franchise area. Franchise Supply Customers typically include residential and small commercial and industrial customers. Non-Franchise Supply Customers are not limited to buying electricity from the local REC and can choose to buy from a second-tier supplier. Such customers are typically larger commercial and industrial electricity users. Second-tier suppliers compete with one another and with the local REC to supply customers in this competitive (or "non-franchise") sector of the market.

 Price Regulation

 The supply of electricity to Franchise Supply Customers currently remains subject to price control. The maximum average charge per unit of electricity supplied (in pence per kilowatt hour) was controlled by a formula principally based upon (P X (1 + (RPI-Xs)) + Y) (the "Supply Price Control Formula") where Xs was

2%. The initial value of Xs was set at 0 for all the RECs on March 31, 1990. The Supply Price Control Formula was reviewed by the Regulator with effect from April 1, 1994, when the Xs factor was set at 2% for all the RECs. This applied until March 31, 1998. P was the previous year's maximum average price per unit of electricity supplied (in pence per kilowatt hour) that relates to the REC supply business's own costs and margin. RPI was a measure of inflation, equaling the percentage change in the UK Retail Price Index between the six month period of July to December of the two previous years. Because RPI is based on a weighted average of the prices of goods and services purchased by a typical household, which bear little resemblance to the inputs contributing to Yorkshire's business costs, the RPI calculation may not accurately reflect the price changes affecting Yorkshire. The Y factor was a pass-through of certain costs which are either largely outside the management control of the REC or have been regulated elsewhere. The Y factor thus covered the REC's electricity purchase costs, including both direct Pool purchase costs and costs of hedging, transmission charges made by NGC, REC distribution charges and the Fossil Fuel Levy (described below) or amounts equivalent thereto in respect of the purchase of non-leviable electricity which are attributable to Franchise Supply Customers. The Supply Price Control Formula was therefore designed to focus downward pressure on costs and working capital, which are viewed as being within suppliers' direct control.

  As with the Distribution Price Control Formula, there was a correction factor in the Supply Price Control Formula in the event of overcharging or undercharging. If a REC had overcharged in the previous year, the maximum average charge per unit supplied was reduced by an amount to reflect the excess income received, to which was added interest. In the event of undercharging, the Supply Price Control Formula allowed the licensee to recover the shortfall in income plus interest.

  Under the current licensing regime, over a six-month period currently scheduled to commence in September 1998 all customers, including those who are currently Franchise Supply Customers, will be permitted to choose their electricity supplier. The Regulator indicated in his supply price restraint proposals published in October 1997, which proposals Yorkshire accepted, that price regulation for supply to all residential and smaller business customers within Yorkshire's Franchise Area, whose annual consumption is under 12,000 kWh, would be extended beyond March 31, 1998 until an adequate level of competition is established, and, at least, until March 31, 2000. The Regulator has indicated that the nature and extent of possible restraints after that date will be reviewed in the light of experience and prospects and that such review would take place concurrently with the ongoing review of the Distribution Price Control Formula.

  The license modifications that have been implemented to effect the new controls take the form of a series of price caps on the tariffs applicable to residential and small business customers. The new controls (when taken together with the reduction in the Fossil Fuel Levy which became effective on April 1, 1998) have resulted in the implementation of small reductions, effective April 1, 1998, in the tariffs for Yorkshire's residential and small business customers compared to the corresponding tariffs in effect in August 1997. See "Fossil Fuel Levy". The new controls also require an additional 3% below inflation reduction effective April 1, 1999. The license modifications also discontinued the automatic pass-through of costs previously passed through to residential and small business customers, consisting primarily of purchased power costs.

  In addition, the license modifications provide for an allowable charge to cover the additional cost of providing data management services that will be required to be provided by each REC. For a discussion of the costs associated with these data management services, see"--Distribution of Electricity--Data Management Services". The duration and level of the allowances for operating costs are likely to be reviewed at the time of the next Distribution Price Control Formula review. The license modifications also provide for restraints on pre-payment meter charges.

  Further, the license modifications stipulated that a REC should be penalized: (i) where it starts to open its market more than three months after the market opening by the first REC; (ii) where it opens successive tranches of its market more than three months after the opening of the corresponding tranche by the first REC; and (iii) where the market opening of the first REC has been delayed beyond April 1998. The penalties will be calculated at 1% of the operating revenues of the supply business for Franchise Supply Customers per month of delay, weighted by the proportion of customers affected and applied as a reduction is allowed for distribution business income. If Yorkshire does not open its market to competition until after April 1999, it would incur a penalty of approximately (Pounds)6 million. It is now apparent that some penalty will be incurred due to the delay in the opening of the competitive market for Franchise Supply Customers until September 1998 and a provision of (Pounds)3 million has been included in the results for Fiscal Year 1998. Yorkshire Group expects that Yorkshire will be prepared to open its Franchise Area to such competition in September 1998.

THE POOL

  The Pool was established in April 1990 for bulk trading of electricity in England and Wales between generators and suppliers. The Pool reflects two principal characteristics of the physical generation and supply of electricity from a particular generator to a particular supplier. First, it is not possible to trace electricity from a particular generator to a particular supplier. Second, it is not practicable to store electricity in significant quantities, creating the need for a constant matching of supply and demand. Subject to certain exceptions, all electricity generated in England and Wales must be sold and purchased through the Pool. All licensed generators and suppliers must become signatories to the Pooling and Settlement Agreement, which governs the constitution and operation of the Pool and the calculation of payments due to and from generators and suppliers. The Pool also provides centralized settlement of accounts and clearing. The Pool does not itself buy or sell electricity.

  Prices for electricity are set by the Pool daily for each half hour of the following day based on the bids of the generators and a complex set of calculations matching supply and demand and taking account of system stability, security and other costs. Each day, generators inform NGC of the amount of electricity which each of their generating units will be able to provide the next day and the price at which they are willing to operate each such unit. NGC uses this information to construct a "merit order" which ranks each generating unit in order of increasing price. NGC then schedules the stations to operate according to such merit order, calling into service the least expensive generating units first and continuing to call generating units into service until enough are operating to meet the demand of all suppliers. Factors which may constrain NGC's ability to order stations into operation in strict observance of the merit order include transmission system constraints and the inflexibility of some generating units. A computerized system (the settlement system) is used to calculate prices and to process metered, operational and other data and to carry out the other procedures necessary to calculate the payments due under the Pool trading arrangements. The settlement system is administered on a day to day basis by NGC Settlements Limited, a subsidiary of NGC, as settlement system administrator.

  The UK government recently invited the Regulator to review these electricity wholesale trading arrangements, trading arrangements outside the Pool and price setting mechanisms. The review was launched in January 1998 with an announcement that the Regulator and an independent panel had been asked to report to the Energy Minister by July 1998.

FOSSIL FUEL LEVY

  All the RECs are obligated to obtain a specified amount of generating capacity from non-fossil fuel sources (the "NFFOs"). Because electricity generated from non-fossil fuel plants is generally more expensive than electricity from fossil fuel plants, a levy system (the "Fossil Fuel Levy") has been instituted to reimburse the generators and the RECs for the extra costs involved. The Regulator sets the rate of the Fossil Fuel Levy annually. The current Fossil Fuel Levy is 0.9% of the value of sales of electricity made in England and Wales and 0.8% of the value of sales of electricity made in Scotland.

REGULATION UNDER THE ELECTRICITY ACT

 The Regulator

  The principal legislation governing the structure and regulation of the electricity industry in Great Britain is the Electricity Act. The Electricity Act established the industry structure described above so as to enable privatization to take place. The Electricity Act also created the institutional framework under which the industry is currently regulated, including the office of the Regulator, who is appointed by the Secretary of State. The present Regulator, Professor Stephen Littlechild, was appointed for a five year term commencing September 1, 1989 and he was reappointed in 1994 for a further five year term ending on August 31, 1999 but has agreed to leave following the proposed appointment in late 1998 of an energy regulator with responsibility for gas and electricity. Professor Littlechild holds the formal title of Director General of Electricity Supply and is head of OFFER.

  The Regulator's functions under the Electricity Act include granting licenses to generate, transmit or supply electricity (a function which he exercises under a general authority from the Secretary of State); proposing modifications to licenses and, in case of non-acceptance of such proposals by licensees, making license modification references to the MMC; enforcing compliance with license conditions; advising the Secretary of State in respect of the setting of each NFFO round; calculating the Fossil Fuel Levy rate and collecting the levy; determining certain disputes between electricity licensees and customers; and setting standards of performance for electricity licensees. The term "supply" as used in the context of the Electricity Act and the PES License covers both distribution and supply activities.

  The Regulator exercises concurrently with the Director General of Fair Trading certain functions relating to monopoly situations under the Fair Trading Act 1973 and certain functions relating to courses of conduct which have, or are intended or likely to have, the effect of restricting, distorting or preventing competition in the generation, transmission or supply of electricity under the Competition Act 1980.

  The Electricity Act requires the Regulator and the Secretary of State to exercise their functions in the manner each considers is best calculated to ensure that all reasonable demands for electricity are satisfied, secure that license holders are able to finance their licensed activities and promote competition in the generation and supply of electricity.

  Subject to these duties, the Secretary of State and the Regulator are required to exercise their functions in the manner which each considers is best calculated: to protect the interests of consumers of electricity supplied by licensed suppliers in respect of price, continuity of supply, and the quality of electricity supply services; to promote efficiency and economy on the part of licensed electricity suppliers and the efficient use of electricity supplied to consumers; to promote research and development by persons authorized by license to generate, transmit or supply electricity; to protect the public from the dangers arising from the generation, transmission or supply of electricity; and to secure the establishment and maintenance of machinery for promoting the health and safety of workers in the electricity industry. The Secretary of State and the Regulator also have a duty to take into account the effect on the physical environment of activities connected with the generation, transmission or supply of electricity.

  In performing their duties to protect the interests of consumers in respect of prices and other terms of supply, the Secretary of State and the Regulator are required to take into account in particular the interests of consumers in rural areas. In performing their duties to protect the interests of consumers in respect of the quality of electricity supply services, they are required to take into account in particular the interests of those who are disabled or of pensionable age.

  On June 30, 1997, the UK government announced its intention to conduct a comprehensive review of the regulatory framework governing the electricity distribution and supply businesses in England and Wales, as well as the regulatory framework applicable to other privatized utilities. The review culminated in the March Green Paper which sets forth a number of proposals of the UK Government designed to reexamine utility regulation in the UK. Among the main proposals contained within the March Green Paper are the retention of "RPI-X" as the fundamental basis for price regulation; increased transparency and consistency of regulation; the merger of OFFER and OFGAS; the separate licensing of the distribution and supply businesses of the PESs; amendment of the statutory duties of utility regulators to provide a new primary duty to exercise their functions in the manner best calculated to protect the interests of the consumers in the short and long term, wherever possible through promoting competition; and adopting price regulation to distinguish between income earned through companies' own efforts and income which results from other factors. Some of these proposals would require primary legislation. Responses to the March Green Paper by interested parties were due by May 31, 1998.

  Yorkshire submitted comments on the March Green Paper on May 29, 1998. In summary, Yorkshire welcomed the review of the regulation and supported the objectives of fairness and efficiency as the key to promoting customer interests and allowing the industry to develop, but suggested that the existing regulatory system had delivered significant benefits to customers and that any changes should not undermine such benefits. Yorkshire also supported the creation of a single energy regulator and procedural changes to foster greater consistency in decision making. Furthermore, while agreeing with the need to consider the separation of the distribution and supply businesses, Yorkshire suggested that the licenses could be separated without forcing divestiture of such businesses and that the costs and overhead in putting in place any new arrangements should be minimized

  On July 27, 1998 the UK Government published its response (the "July Response") to the consultation on the March Green Paper. The UK Government intends to introduce legislation to set a long term stable regulatory framework for the next decade which is designed to ensure lower prices and high quality service for customers at home and in businesses.

  The July Response included a number of significant conclusions of the UK Government. Among the more significant conclusions are the retention of "RPI-X" as the fundamental basis of price regulation, with potential refinement to reflect the March Green Paper principles on price regulation; regulators should have a new primary duty to protect the interests of consumers, while ensuring that regulated companies can finance their functions; the electricity and gas regulators should be replaced as soon as possible with a single energy regulator and OFFER and the OFGAS should be merged; and legislation should be introduced to provide for separate licenses for the supply and the distribution of electricity.

  The UK Government has stated that while it intends to introduce legislation to implement these proposals as soon as Parliamentary time permits, further consultation is required in some areas.

  On May 13, 1998, the Regulator issued a consultation paper on the separation of distribution and supply businesses for PESs and the future treatment of metering and meter reading. The material proposals and recommendations set out in the consultation paper are as follows:

    1. Full separation of the ownership of the supply and distribution business was recommended and appropriate interim arrangements should be contemplated for separate companies to comprise the distribution and supply activities, each acting independently of the other.

    2. Measures should be introduced to ensure that each PES supply subsidiary operates at arm's length from the distribution subsidiary. These measures would include separate contracts between the supply and distribution businesses, avoiding the sharing of facilities between the businesses, including requiring separate management teams for the two businesses and minimizing corporate headquarters activities.

    3. The distribution company should be responsible for the maintenance and operation of the network and have a statutory duty to develop and maintain an efficient, coordinated and economical system of electricity distribution and to facilitate competition in generation and supply. It should connect any person to the network on reasonable terms and act as a "last resort" meter reading service, bought in from meter reading companies, for those suppliers not wishing to provide the service themselves.

    4. All suppliers should be placed on the same legislative footing and tariff supply should be replaced by supply under contract. License conditions would be introduced to protect customers and competitors against dominant suppliers.

    5. Metering services should be open to competition and arrangements for transmission in Scotland should be brought into line with those in England and Wales.

  Responses to this consultation paper were requested by June 15, 1998. In its June 1998 response to this consultation paper, Yorkshire supported separate licenses allowing separate regulation of supply and distribution activities, but opposed the measures proposed by OFFER on ownership and stringent operating separation. In opposing such measures, Yorkshire, among other things, questioned whether the potentially high costs of implementing such measures were justified. Yorkshire concluded that its position is consistent with the UK Government's proposals in the March Green Paper and the position of other PESs.

  The Regulator intends to have a further consultation on separation of businesses in the latter part of 1998 and to outline proposals on separation of businesses in September 1998. The Regulator intends any revised definitions of distribution, supply and metering responsibilities to be taken into account in setting price controls and revising charging arrangements scheduled for 2000.

  In October 1997, the UK government invited the Regulator to consider parameters for a review of electricity trading arrangements. Such a review would focus on the wholesale electricity market in England and Wales and would likely cover existing trading within the Pool, trading arrangements outside the Pool and price setting mechanisms. The impact on, and possible need for change to, the framework of regulatory controls could also be considered, including Pool governance, regulation of and access to the Grid, licenses, the Electricity Act and the implications of European Union law. A review of certain of these issues was launched in January 1998 with an announcement that the Regulator and an independent panel had been asked to report to the Energy Minister by July 1998.

  In December 1997, the UK government announced a review of energy sources for power generation, including fuel diversity, sustainable development and the role of coal. Representations of interested parties were to be submitted by mid-February 1998. While the review is underway, the Secretary of State has deferred decisions on most outstanding or new applications for the construction of generating stations. An Energy Select Committee Report on the Coal Industry issued in April 1998 recommended that such deferral, as it relates to the construction of gas fired generating stations, be lifted as soon as possible. The Trade and Industry Select Committee is also undertaking an inquiry into a number of aspects of UK energy policy. See "Risk Factors-- Factors Relating to Yorkshire's Business--Governmental Review of Utility Regulation".

  On June 25, 1998, the UK Government issued a consultation paper on its review of energy sources for power generation. The preliminary general conclusions of the review were:

    1. There are basic flaws in the existing electricity market arrangements which need to be corrected to ensure that the UK Government can achieve its policy of diverse, secure and sustainable energy supplies at competitive prices for consumers, while protecting the environment; and

    2. The prices for electricity consumers have been excessive and, in the absence of restrictions, a decrease of at least 10% in wholesale electricity prices should be possible in the medium term.

  Problems identified during the review included:

    1. Despite the fact of substantial new gas entry into the market, competition has not significantly increased nor has the price of electricity decreased as expected;

    2. Although the Pool ensures that electricity is available to all when needed, it has led to distortions which have affected the choice of energy sources for power stations; such distortions have favored gas plants which are operated inflexibly over flexible coal plants and have led to an increase in construction of gas-fired stations to the detriment of coal-fired stations;

    3. Given that electricity cannot be stored, gas-fired stations must be modified to provide for the ability to produce electricity on demand, similar to coal-fired capacity;

    4. Independent consultants have focused on several technical issues that must be reviewed if there is to be further growth in gas-fired combined-cycle gas turbine generation; and

    5. As a result of the distorted market, dependence on gas could increase, which raises concerns over diversity and security of supply of energy power generation.

  The UK Government's statement notes that the Regulator has identified significant problems in the Pool and market structure. He recommended (i) reforming the electricity trading arrangements to ensure that all plants play a full role in competition and (ii) addressing the market power of the major generators.

  The UK Government agrees with the necessity of reforming the market structure but noted that the time needed for such reform could be lengthy. Accordingly, the UK Government proposes to apply a stricter policy on power station consents while the reform agenda is addressed.

  Yorkshire submitted its response to the consultation document on July 20, 1998. In general, Yorkshire supported the UK Government's overall objective to develop secure, diverse and sustainable supplies of energy at competitive prices and agreed that energy policy should be consistent with a competitive industrial sector and the long term energy needs of the UK. Yorkshire agreed with the UK Government's proposal to reform the electricity trading arrangements and to reduce the market power of the two major generators, but expressed its concern at the prospect of a more strict consent policy for gas-fired generation projects. Yorkshire urged that the review be completed as swiftly as possible and that the final measures taken not interfere with the commercial development of competitive generation projects.

CONSUMERS' COMMITTEE

  The Regulator is required under the Electricity Act to establish a consumers' committee for the franchise area of each PES License holder (or, if the Secretary of State so determines, for the franchise areas of two or more such suppliers). Each committee comprises a chairman appointed by the Regulator after consultation with the Secretary of State and between 10 and 20 other members appointed by the Regulator after consultation with the committee chairman. The duties of each committee are to make representations to, and consult with, their allocated PES License holders about matters affecting the interests of customers or potential customers of such supplier(s), to review matters affecting the interests of electricity consumers in such committee's area, and to advise the Regulator on any other matter which warrants discussion or which is referred to them by the Regulator.

LICENSES

 Generation Licenses

  Unless covered by an exemption, all electricity generators engaging in the construction, expansion or operation of a power station in Great Britain are required to have a generation license. There are currently 51 generation license holders, including RPG, in Great Britain. Although generation is not subject to price control, generators are not permitted to discriminate between customers or cross subsidize their licensed activities. The conditions attached to a generation license in England and Wales require the holder, among other things, to comply with the Grid Code, to comply with any REC's distribution code to the extent applicable, to be a member of the Pool and to submit relevant generating sets for central dispatch. The conditions attached to a generation license in Scotland require the holder, among other things, to comply with the Scottish Grid Code. Failure to comply with any of the generation license conditions may subject the licensee to a variety of sanctions, including enforcement orders by the Regulator or license revocation if the license holder is not in compliance with an enforcement order.

 PES Licenses

  Each of the RECs, Scottish Power and Scottish Hydro Electric has a PES License for its Franchise Area and is required, under the Electricity Act, to supply electricity upon request to any premises in that area, except in specified circumstances. Each PES is also required not to discriminate between its own supply business and other users of its distribution system and the PES License prohibits cross subsidy between the various regulated businesses. As described above, PESs are subject to separate price controls on the amounts they may charge for the use of their distribution system by all customers in their Franchise Area and for the supply of electricity to Franchise Supply Customers. The PES Licenses also require the licensee to procure electricity at the best price reasonably obtainable having regard to the sources available.

  As part of his continued monitoring of the electric utility industry, the Regulator published on August 15, 1996 comparative information relating to the RECs' economic purchasing performance. The publication entitled

"Yardstick of Electricity Purchase Costs", compared in yardstick value terms, the generation costs which RECs passed through to Franchise Supply Customers in Fiscal Years 1995 and 1996 under the Supply Price Control Formula. The Regulator has reviewed the supply price controls applicable to PES License holders and published in October 1997 proposals for new controls to take effect on April 1, 1998. He issued a consultation paper on this matter on September 5, 1996 entitled "The Competitive Electricity Market from 1998:
Price Restraints". He subsequently issued four further consultation papers in January, May, July and August, 1997. The October 1997 proposals were for maximum price restraints in respect of supply to residential and small business customers for a period of at least two years beginning April 1, 1998, which would eliminate the pass-through of costs to such customers, consisting primarily of purchased power costs. Yorkshire accepted these proposals. See "--Supply of Electricity--Price Regulation".

  In England and Wales, each PES License limits the extent of the generation capacity in which the relevant REC may hold an interest without the prior consent of the Regulator ("own-generation limits"). These own-generation limits, expressed in megawatts, currently restrict the participation of a REC in generation to a level of approximately 15% of the simultaneous maximum electricity consumption in that REC's franchise area at the time of privatization. In the case of Yorkshire, the own-generation limit is fixed at 800 MW.

  The Regulator has stated that it would be reasonable to consider a REC's request to increase its own- generation limit on the condition that it accepted explicit restrictions on the contracts it signed with its supply business, and that at a minimum the REC would be prohibited from entering into additional own-generation contracts in its franchise market. The Regulator considers that an increase in own-generation limits subject to such restrictions could allow a REC to contribute more fully to the development of competition in generation without the allegation that it was exploiting its captive market and local monopoly position. In June 1996, the Regulator stated that he had indicated to Energy Group, in the context of its acquisition of 6,000 MW of generating capacity from National Power and PowerGen, that he would be favorably inclined to relax the own-generation limits of Energy Group subject to the Regulator and Energy Group agreeing to license modifications as set out in a consultation paper which he had published in August 1995.

  The Regulator has made modifications to 14 PES Licenses in connection with the introduction of competition for Franchise Supply Customers currently scheduled to begin in September 1998. These modifications comprise a number of new obligations to offer services to all competing suppliers. These services are generally known as data management services, including registration, data collection and aggregation, meter operation and provision of prepayment meter infrastructure. These proposals have been accepted by Yorkshire. The Regulator has issued full modifications to the first-tier and second-tier licenses to encompass the changes. In response to respective individual requirements, the PESs are providing collectively a data transfer service. Preparations are being made to provide these services as part of a program of work and in October 1997 the Regulator made final proposals for the recovery of the costs of this program which were accepted by Yorkshire in November 1997.

  The RECs are also contributing to a program of work by the Pool to adopt settlement arrangements for the competitive market in 1998. It has been agreed that these costs, subject to a cap above which recovery would be partial, will be recovered from charges to be made to suppliers by the Pool over a five year period.

 Second-Tier Supply Licenses

  Other than a PES in its Franchise Area and subject to certain other exceptions, a supplier of electricity to premises in Great Britain must possess a second-tier supply license. Subject to the restrictions described in "--Supply of Electricity" above, second-tier licensees may compete for the supply of electricity with one another and with the PES for the relevant area. There are currently 40 second-tier supply license holders for England and Wales, including Yorkshire, and 27 for Scotland.

 Transmission Licenses

  In England and Wales, NGC is the only transmission license holder. The transmission license imposes on NGC the obligation to operate the merit order system for the central dispatch of generating units and gives NGC responsibility for the economic purchasing of ancillary services from generators and suppliers. The transmission license requires NGC to offer terms on a nondiscriminatory basis for the carrying out of works for connection to, and use of, the transmission system.

 Modifications to Licenses

  Subject to a power of veto by the Secretary of State, the Regulator may modify license conditions with the agreement of the license holder. He must first publish the proposed modifications and consider representations or objections made. If the Regulator fails to agree to modifications with a license holder, he may refer a matter relating to generation, transmission or supply of electricity under a license to the MMC. If the MMC finds that the matter referred to it has, or may be expected to have, specified effects adverse to the public interest which could be remedied or prevented by a license modification, the Regulator is required to make modifications that appear to him requisite for the purpose of remedying or preventing the adverse effects identified by the MMC. Modifications to License conditions may also be made by the Secretary of State as a consequence of monopoly, merger or other competition references under general UK competition law.

  Following the acquisition of Yorkshire by Yorkshire Group, the Regulator proposed that Yorkshire's PES License be modified, by agreement, to take into account the fact that the PES License is now held by a subsidiary company. In particular, the Regulator proposed that the license be modified to provide that, with few exceptions, the only business activities which Yorkshire is permitted to undertake directly are its franchise and second-tier supply businesses and its distribution business. The license modifications also require Yorkshire to ensure that it has sufficient management resources and financial resources and facilities to conduct its supply and distribution businesses and to comply with its statutory and license obligations. Yorkshire is required to provide an annual certificate to the Regulator approved by the Yorkshire Board of Directors and signed by a Director to that effect and in the interim to notify the Regulator immediately of any changes threatening the validity of such certificates. Additionally, the license modifications require Yorkshire to obtain from AEP and NCE legally enforceable undertakings in favor of Yorkshire that they and their subsidiaries will refrain from any action which would be likely to cause Yorkshire to breach any of its obligations under the Electricity Act or the PES License. Further, the consent of the Regulator is required for Yorkshire to create security over its assets, to incur indebtedness or to give guarantees, unless the transaction is on normal commercial and arm's length terms and for a "permitted purpose" (which refers to the supply, distribution or generation business, or any business conducted by Yorkshire or its affiliates or subsidiaries on March 31, 1997) or the transaction involves any businesses whose aggregate revenues in any financial year do not exceed 5% of the aggregate turnover of the supply, second-tier supply and distribution businesses in the previous financial year. The consent of the Regulator also is required before Yorkshire may transfer assets or make loans to affiliates or subsidiaries except for certain specified purposes, including payment of dividends out of distributable reserves, repayments of capital, and payments on normal commercial and arm's length terms for goods, services or assets supplied. These provisions are subject to an overriding provision in the PES License which prevents any REC from disposing of (which would include creating a security interest in) distribution assets without the Regulator's express prior consent. Additionally, the license modifications require Yorkshire to use reasonable efforts to maintain the investment grade credit ratings of its debt. Finally, because Yorkshire is now owned by Yorkshire Group, the Regulator required Yorkshire to obtain from AEP and NCE legally enforceable undertakings to provide information to Yorkshire, as licensee, in order to comply with requirements of the Regulator. These modifications to the PES License have been agreed to by Yorkshire and took effect on December 15, 1997 and the required undertakings were also provided on December 15, 1997. In February 1998, the Regulator issued, for public consultation, proposals for further modifications to the licenses of PESs that have been subject to takeovers. Further proposals are expected to be made by the Regulator in light of this consultation paper that may result in further modifications to PES licenses. See "Risk Factors--Factors Relating to Yorkshire's Business--Regulatory Policies Affecting Yorkshire Group".

TERM AND REVOCATION OF LICENSES

  Yorkshire's PES License will continue in effect until at least 2025 unless revoked. Under ordinary circumstances, the license may not be revoked except on 25 years' prior notice, which notice may not be given until 2000. Otherwise, the Secretary of State may revoke a PES License by not less than 30 days' notice in writing to the licensee in certain specified circumstances including any failure to comply with a final order of the Regulator requiring the license holder to comply with its license conditions or requirements, or the insolvency of the licensee.

                                  MANAGEMENT

MANAGEMENT OF YORKSHIRE GROUP

  The following table sets forth certain information with respect to the officers and directors of Yorkshire Group as of March 31, 1998:

     NAME                               AGE               POSITION
     ----                               --- ------------------------------------
     Wayne H. Brunetti.................  55 Chairman and Director
     Donald M. Clements, Jr............  48 Director
     Armando A. Pena...................  53 Chief Financial Officer and Director
     Dr. E. Linn Draper, Jr. ..........  56 Director
     Richard C. Kelly..................  51 Director
     Teresa S. Madden..................  42 Director

  Dr. E. Linn Draper, Jr. Has been a Director of Yorkshire Group since February 1997. Since April 1993 has been Chairman of the Board of Directors of AEP and all of its major subsidiaries. In March 1992, appointed President of AEP and President and Chief Operating Officer of American Electric Power Service Corporation. Serves as a Director of BCP Management, Inc. and Cell Net Data Systems.

  Donald M. Clements, Jr. Has been a Director of Yorkshire Group since February 1997. Since October 1995, has been President of AEP Resources, Inc. Joined AEP in September 1994 as Senior Vice President. From 1978 to 1994, was employed with Gulf States Utility Company.

  Armando A. Pena. Since February 1997, has been a Director and, since July 1997, has been Chief Financial Officer of Yorkshire Group. Since January 1998, has been Chief Financial Officer, and, since March 1996, Senior Vice President and Treasurer of American Electric Power Service Corporation. Since November 1995, has been Treasurer of all of AEP's major subsidiaries. From 1989 to March 1996, was Vice President-Finance of American Electric Power Service Corporation.

  Wayne H. Brunetti. Since February 1997, has been a Director and, since April 1998, has been Chairman of Yorkshire Group. Since August 1997, has been President and Chief Executive Officer of NCE. Since January 1996, has been the President and Chief Executive Officer of Public Service Company of Colorado. Joined Public Service Company of Colorado in July 1994 as President and Chief Operating Officer. From 1991 to July 1994, was President and Chief Executive Officer of Management Systems International, a management consulting firm. Serves as a Director of e prime and YGSC Natural Fuels.

  Richard C. Kelly. Has been a Director of Yorkshire Group since February 1997. Since August 1997, has been Executive Vice President, Finance and Support Services and Chief Financial Officer of NCE. From 1990 to August 1997, was Chief Financial Officer of Public Service Company of Colorado.

  Teresa S. Madden. Has been a Director of Yorkshire Group since February 1997. Since September 1997, has been Controller and Secretary of NCE. From 1990 to August 1997, was Director of Corporate Accounting and Assistant Secretary of Public Service Company of Colorado.

MANAGEMENT COMPENSATION OF YORKSHIRE GROUP

  The officers and directors of Yorkshire Group listed above (each an "AEP/NCE Officer or Director", as applicable) receive no cash or non-cash compensation as a result of their services performed for Yorkshire Group. The salaries of all AEP/NCE Officers and Directors are paid by either AEP or NCE, as applicable, solely for the services performed by them for either AEP or NCE, as applicable.

MANAGEMENT OF YORKSHIRE FINANCE

  The following table sets forth certain information with respect to the Board of Directors of Yorkshire Finance as of March 31, 1998:

     NAME                                                           AGE POSITION
     ----                                                           --- --------
     Graham J. Hall................................................  54 Director
     Roger Dickinson...............................................  51 Director
     Andrew G. Donnelly............................................  42 Director

  Graham J. Hall. Has been a Director of Yorkshire Finance since August 1997. Since January 1998, has been the Chief Executive of Yorkshire. From April 1997 to December 1997, was the Group Operations Director of Yorkshire. From 1990 through 1997, was the Group Executive Director, Distribution of Yorkshire.

  Roger Dickinson. Has been a Director of Yorkshire Finance since August 1997. Since 1989, has been Group Company Secretary and Solicitor of Yorkshire.

  Andrew G. Donnelly. Has been a Director of Yorkshire Finance since December 1997. Since January 1998, has been Finance Director of Yorkshire. From January 1996 through December 1997, was Group Financial Controller of Yorkshire. From 1993 to 1996, was Financial Controller, System Division of Yorkshire.

MANAGEMENT COMPENSATION OF YORKSHIRE FINANCE

  The directors of Yorkshire Finance listed immediately above receive no cash or non-cash compensation as a result of their services performed for Yorkshire Finance. The salaries of all directors listed immediately above are paid by Yorkshire solely for their services performed for Yorkshire.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  As described under "Business--Business Restructuring", Yorkshire currently contemplates that its generation assets may be transferred to an entity or to entities other than Yorkshire Group or its subsidiaries. Such entity or entities may be an indirect subsidiary or may be indirect subsidiaries of a US Parent. It is expected that proceeds from the transfer of these assets will be used to reduce debt of the Yorkshire Group.

  Total assets less current liabilities employed by the generation business at March 31, 1998 were (Pounds)136 million. Operating income attributable to the generation business in Fiscal Year 1998 was (Pounds)16 million. See "Business--Business Restructuring".

                              SECURITY OWNERSHIP

  Yorkshire Group is wholly owned indirectly by AEP and NCE. Yorkshire Finance is wholly owned by Yorkshire Group. The following table shows the number of shares of common stock of AEP and NCE, respectively, owned by the directors and executive officers of Yorkshire Group and Yorkshire Finance as of March 31, 1998:

                                                            NUMBER OF SHARES
NAME                                    TITLE OF SECURITY BENEFICIALLY OWNED(1)
----                                    ----------------- ---------------------
Dr. E. Linn Draper, Jr................. AEP Common Stock      7632(2)(3)
Donald M. Clements, Jr................. AEP Common Stock      1052(2)
Armando A. Pena........................ AEP Common Stock      4666(2)
Wayne H. Brunetti...................... NCE Common Stock   371,504(4)(5)(6)
Richard C. Kelly....................... NCE Common Stock   128,607(4)(6)(7)
Teresa S. Madden....................... NCE Common Stock    30,080(4)(6)
Directors of Yorkshire Finance and
 Yorkshire Group as a group
 (6 persons)........................... AEP Common Stock    13,350(8)
                                        NCE Common Stock   530,191(8)

--------
(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.
(2) Includes shares of AEP common stock held in the AEP Savings Plan as follows: Dr. Draper 2,917 shares, Mr. Clements 1,052 shares and Mr. Pena 3,298 shares.
(3) Includes 4,715 shares of AEP common stock held in joint tenancy with Dr. Draper's wife.
(4) Includes shares of NCE common stock in the form of unexercised stock options awarded pursuant to the Omnibus Incentive Plan as follows: Mr. Brunetti 352,334, Mr. Kelly 118,050 and Ms. Madden 28,550 shares.
(5) Includes 18,700 shares of NCE common stock held in joint tenancy.
(6) Includes shares of NCE common stock held in the NCE Employee Savings and Stock Option Plan as follows: Mr. Brunetti 470, Mr. Kelly 2,718 and Ms. Madden 1,125.
(7) Includes 263 shares of NCE common stock held by Mr. Kelly's wife in the NCE Savings Plan.
(8) Represents less than 1% of outstanding common stock of AEP and NCE, as applicable.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Original Senior Notes, Yorkshire Group and Yorkshire Finance entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which Yorkshire Group and Yorkshire Finance agreed to use their reasonable best efforts to file and to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Senior Notes for senior notes with terms identical in all material respects to the terms of the Original Senior Notes except as described herein. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of Yorkshire Group and Yorkshire Finance under the Registration Rights Agreement. The form and terms of the Exchange Senior Notes are the same as the form and terms of the Original Senior Notes except that the Exchange Senior Notes have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Senior Notes, and will not provide for any increase in the interest rate thereon. In that regard, the Original Senior Notes provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed and declared effective within certain specified periods, the interest rate borne by the Original Senior Notes will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Senior Notes will not be entitled to any increase in the interest rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors-Consequences of a Failure to Exchange Original Senior Notes" and "Description of the Original Securities."

  The Exchange Offer is not being made to, nor will the Yorkshire Finance accept tenders for exchange from, holders of Original Senior Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Solely for the purposes of this section entitled "The Exchange Offer", unless the context requires otherwise, the term "holder" with respect to the Exchange Offer shall include any person who owns an interest in the Book-Entry Interests. As described under "Description of the Exchange Senior Notes--Form, Denomination, Book-Entry Procedures and Transfer," each person owning an interest in the Book-Entry Interests must rely on the procedures of the Book-Entry Depositary and DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person owns its interest to exercise any rights granted to, and perform any obligations of, a holder of Senior Notes, including rights and obligations in connection with the Exchange Offer. Furthermore, in the description of the procedures relating to this section, references to the terms "Exchange Senior Notes" and "Original Senior Notes", unless the context requires otherwise, shall be deemed to include interests in the Book-Entry Interests relating to such securities.

  Pursuant to the Exchange Offer, Yorkshire Group will exchange as soon as practicable after the Expiration Date the Original Notes Guarantee for the Exchange Notes Guarantee corresponding to the aggregate principal amount of Original Senior Notes accepted for exchange. The Exchange Notes Guarantee has also been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  Yorkshire Finance hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange (i) up to $350,000,000 aggregate principal amount of 2003 Exchange Senior Notes for a like aggregate principal amount of 2003 Original Senior Notes and (ii) up to $300,000,000 aggregate principal amount of 2008 Exchange Senior Notes for a like aggregate principal amount of 2008 Original Senior Notes, each properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. Yorkshire Finance will issue, promptly after the Expiration Date, an aggregate principal amount of up to $650,000,000 of Exchange Senior Notes in exchange

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

for a like principal amount of outstanding Original Senior Notes tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Senior Notes in whole or in part in denominations of not less than $1,000 and integral multiples thereof.

  The Exchange Offer is not conditioned upon any minimum principal amount of Original Senior Notes being tendered. As of the date of this Prospectus, $650,000,000 aggregate principal amount of the Original Senior Notes is outstanding.

  Holders of Original Senior Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Senior Notes which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Senior Notes" and "Description of the Original Securities."

  If any tendered Original Senior Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Senior Notes will be returned, or appropriate book-entry transfer will be made, as the case may be, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Original Senior Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Senior Notes in connection with the Exchange Offer. Yorkshire Group will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER YORKSHIRE GROUP, THE DIRECTORS OF YORKSHIRE GROUP, YORKSHIRE FINANCE, THE DIRECTORS OF YORKSHIRE FINANCE NOR THE TRUSTEE MAKE ANY RECOMMENDATION TO HOLDERS OF ORIGINAL SENIOR NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL SENIOR NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL SENIOR NOTES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE PRINCIPAL AMOUNT OF ORIGINAL SENIOR NOTES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m, New York City time, on September , 1998, unless the Exchange Offer is extended by Yorkshire Finance or
Yorkshire Group (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  Yorkshire Finance and Yorkshire Group expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Senior Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Senior Notes have theretofore been accepted for exchange) if Yorkshire Group or Yorkshire Finance determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Senior Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Senior Notes to withdraw their tendered Original Senior Notes as described under "--Withdrawal Rights" and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by Yorkshire Finance and Yorkshire Group to constitute a material change, or if Yorkshire Finance and Yorkshire Group waive a material condition of the Exchange

Offer, Yorkshire Finance and Yorkshire Group will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Senior Notes and Yorkshire Finance and Yorkshire Group will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which Yorkshire Finance and Yorkshire Group may choose to make any public announcement and, subject to applicable law, Yorkshire Finance and Yorkshire Group shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE SENIOR NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, Yorkshire Finance will exchange, and will issue to the Exchange Agent, Exchange Senior Notes for Original Senior Notes validly tendered and not withdrawn promptly after the Expiration Date.

  In all cases, delivery of Exchange Senior Notes in exchange for Original Senior Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Original Senior Notes or a book-entry confirmation of a book-entry transfer of Original Senior Notes into the Exchange Agent's account at DTC, including an Agent's Message (as defined below) if the tendering holder has not delivered a Letter of Transmittal (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Senior Notes into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering Participant, which acknowledgment states that such Participant has received and agrees to be bound by the Letter of Transmittal and that Yorkshire Finance and Yorkshire Group may enforce such Letter of Transmittal against such Participant.

  Subject to the terms and conditions of the Exchange Offer, Yorkshire Finance will be deemed to have accepted for exchange, and thereby exchanged, Original Senior Notes validly tendered and not withdrawn as, if and when Yorkshire Finance gives oral or written notice to the Exchange Agent of the Yorkshire Finance's acceptance of such Original Senior Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for Yorkshire Finance for the purpose of receiving tenders of Original Senior Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Senior Notes, Letters of Transmittal and related documents and transmitting Exchange Senior Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Senior Notes tendered pursuant to the Exchange Offer is delayed (whether before or after Yorkshire Finance's acceptance for exchange of Original Senior Notes) or Yorkshire Finance extends the Exchange Offer or is unable to accept for exchange or exchange Original Senior Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Yorkshire Finance's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of Yorkshire Finance and subject to Rule 14e-l(c) under the Exchange Act, retain tendered Original Senior Notes and such Original Senior Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Original Senior Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Senior Notes, that Yorkshire Finance will acquire good, marketable and unencumbered title to the tendered Original Senior Notes, free and clear of all liens, restrictions, charges and encumbrances, and the Original Senior Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by Yorkshire Finance or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Senior Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL SENIOR NOTES

  Valid Tender. Except as set forth below, in order for Original Senior Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "Exchange Agent" and either (i) tendered Original Senior Notes must be received by the Exchange Agent, or (ii) such Original Senior Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or
(iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Original Senior Notes are tendered, a tendering holder should fill in the amount of Original Senior Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Senior Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Original Senior Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a Participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Senior Notes by causing DTC to transfer such Original Senior Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Senior Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees. Certificates for the Original Senior Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Senior Notes is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Senior Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Original Senior Notes pursuant to the Exchange Offer and the certificates for such Original Senior Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Senior Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

(a) such tenders are made by or through an Eligible Institution;

(b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

(c) the certificates (or a book-entry confirmation) representing all tendered Original Senior Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of Exchange Senior Notes in exchange for Original Senior Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Senior Notes, or of a book-entry confirmation with respect to such Original Senior Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Senior Notes might not be made to all tendering holders at the same time, and will depend upon when Original Senior Notes, book-entry confirmations with respect to Original Senior Notes and other required documents are received by the Exchange Agent.

  The Yorkshire Finance's acceptance for exchange of Original Senior Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering individual and Yorkshire Finance upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Senior Notes will be determined by Yorkshire Finance and Yorkshire Group, in their sole discretion, whose determination shall be final and binding on all parties. Yorkshire Finance and Yorkshire Group reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to Yorkshire Finance and Yorkshire Group, be unlawful. Yorkshire Finance and Yorkshire Group also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Senior Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by Yorkshire Finance and Yorkshire Group of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Senior Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither Yorkshire Group, any affiliates or assigns of Yorkshire Group or Yorkshire Finance, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by Yorkshire Finance and Yorkshire Group, proper evidence satisfactory to Yorkshire Finance and Yorkshire Group, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Original Senior Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE SENIOR NOTES

  Yorkshire Finance is making the Exchange Offer for the Exchange Senior Notes in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Yorkshire Finance nor Yorkshire Group sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, Yorkshire Finance and Yorkshire Group believe that Exchange Senior Notes issued pursuant to this Exchange Offer in exchange for Original Senior Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Senior Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes. However, any holder of Original Senior Notes who is an "affiliate" of Yorkshire Group or Yorkshire Finance or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Senior Notes, or any broker-dealer who purchased Original Senior Notes from Yorkshire Finance to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Senior Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Senior Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Senior Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Senior Notes for Exchange Senior Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Senior Notes.

  Each holder of Original Senior Notes who wishes to exchange Original Senior Notes for Exchange Senior Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Yorkshire Group or Yorkshire Finance, (ii) any Exchange Senior Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Senior Notes. In addition, Yorkshire Finance and Yorkshire Group may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to Yorkshire Group and Yorkshire Finance (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Senior Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Senior Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Senior Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, Yorkshire Group and Yorkshire Finance believe that Participating Broker-Dealers who acquired Original Senior Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Senior Notes received upon exchange of such Original Senior Notes (other than Original Senior Notes which represent an unsold allotment from the initial sale of the Original Senior Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Senior Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Senior Notes received in exchange for Original Senior Notes where such Original Senior Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, Yorkshire Group and Yorkshire Finance have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Senior Notes for a period not exceeding 180 days after the Expiration Date (subject to extension under certain limited circumstances described below). See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Senior Notes received in exchange for Original Senior Notes pursuant to the Exchange Offer must notify Yorkshire Group or Yorkshire Finance, or cause Yorkshire Group or Yorkshire Finance to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of Yorkshire Group or Yorkshire Finance may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Original Senior Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that upon receipt of notice from Yorkshire Group or Yorkshire Finance of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Senior Notes pursuant to this Prospectus until Yorkshire Group or Yorkshire Finance has amended or supplemented this Prospectus to correct such misstatement or omission, and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or Yorkshire Group or Yorkshire Finance has given notice that the sale of the Exchange Senior Notes may be resumed, as the case may be. If Yorkshire Group or Yorkshire Finance gives such notice to suspend the sale of the Exchange Senior Notes, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Senior Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Senior Notes or to and including the date on which Yorkshire Group or Yorkshire Finance has given notice that the sale of Exchange Senior Notes may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Original Senior Notes may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Senior Notes to be withdrawn, the aggregate principal amount of Original Senior Notes to be withdrawn, and (if certificates for such Original Senior Notes have been tendered) the name of the registered holder of the Original Senior Notes as set forth on the Original Senior Notes, if different from that of the person who tendered such Original Senior Notes. If Original Senior Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Senior Notes, the tendering holder must submit the serial numbers shown on the particular Original Senior Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Senior Notes tendered for the account of an Eligible Institution. If Original Senior Notes have been tendered pursuant to the procedures for book-entry transfer set forth under "--Procedures for Tendering Original Senior Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Senior Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Senior Notes may not be rescinded. Original Senior Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Senior Notes."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Yorkshire Finance and Yorkshire Group, in their sole discretion, whose determination shall be final and binding on all parties. Neither Yorkshire Finance, Yorkshire Group, any affiliates or assigns of Yorkshire Finance or Yorkshire Group, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Senior Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON EXCHANGE SENIOR NOTES

  Holders of Original Senior Notes whose Original Senior Notes are accepted for exchange will not receive interest on such Original Senior Notes and will be deemed to have waived the right to receive any interest on such Original Senior Notes accruing from and including February 25, 1998. Holders of Exchange Senior Notes as of the record date for the payment of interest on October 15, 1998 will be entitled to receive interest accruing from and including February 25, 1998.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, Yorkshire Finance and Yorkshire Group will not be required to accept for exchange, or to exchange, any Original Senior Notes for any Exchange Senior Notes, and, as described below, may terminate the Exchange Offer (whether or not any Original Senior Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied.

(a) there shall occur a change in the current interpretation, by the staff of the Commission, which permits the Exchange Senior Notes issued pursuant to the Exchange Offer in exchange for Original Senior Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of Yorkshire Finance or Yorkshire Group within the meaning of Rule

   405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Senior Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Senior Notes; or

(b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Yorkshire Finance or Yorkshire Group, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

(c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of Yorkshire Group or Yorkshire Finance, threatened for that purpose, or any governmental approval has not been obtained, which approval Yorkshire Group or Yorkshire Finance shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If Yorkshire Group or Yorkshire Finance determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Senior Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, Yorkshire Group or Yorkshire Finance will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Senior Notes and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          By Mail:                                          By Hand or Overnight Courier:
Tender & Exchange Department     For Information and To     Tender & Exchange Department
     101 Barclay Street          Confirm By Telephone:           101 Barclay Street
          Floor 7E                   (212) 815-5789        Corporate Trust Services Window
  New York, New York 10286      Facsimile Transmissions:            Ground Floor
  Attention: Diana Torres            (212) 815-6339           New York, New York 10286
                              (ELIGIBLE INSTITUTIONS ONLY)     Attention: Diana Torres

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

  The exchange of Original Senior Notes for Exchange Senior Notes pursuant to the Exchange Offer, and any related transactions, may be effected through the Paying Agent in Luxembourg.

FEES AND EXPENSES

  Yorkshire Group has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Yorkshire Group will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Senior Notes and in handling or tendering for their customers.

  Holders who tender their Original Senior Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Senior Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Senior Notes tendered or if a transfer tax is imposed for any reason other than the exchange of Original Senior Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither Yorkshire Group nor Yorkshire Finance will make any payment to bankers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                   DESCRIPTION OF THE EXCHANGE SENIOR NOTES

  The Original Senior Notes have been issued and the Exchange Senior Notes will be issued as series of debt securities (the "Debt Securities") under and governed by an Indenture, as supplemented by indentures supplemental thereto (collectively, the "Indenture"), among Yorkshire Finance, Yorkshire Group, The Bank of New York, as trustee (the "Trustee"), principal paying agent, registrar and transfer agent, and Banque Generale du Luxembourg S.A., as paying and transfer agent (the "Paying Agent"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture. The Indenture is qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The terms of the Exchange Senior Notes will include those stated in the Indenture and those made a part of the Indenture by reference to the 1939 Act. Copies of the Indenture are available for inspection on a Business Day during normal business hours at the principal office of Yorkshire Group, at the office of the Trustee in The City of New York and at the office of the Paying Agent in Luxembourg. The Holders are entitled to the benefits of, are bound by, and are deemed to have notice of, all the provisions of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

  The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued from time to time in one or more series. The 2003 Exchange Senior Notes will be issued in the aggregate principal amount of up to $350,000,000 and will mature on February 25, 2003 at their principal amount (unless previously redeemed). The 2008 Exchange Senior Notes will be issued in the aggregate principal amount of up to $300,000,000 and will mature on February 25, 2008 at their principal amount (unless previously redeemed). The Exchange Senior Notes of each series will bear interest at the relevant rates per annum shown on the cover page of this Prospectus from February 25, 1998 or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Exchange Senior Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 1998, until the relevant principal amount has been paid or made available for payment. Interest on the Exchange Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months. The regular record date for the payment of interest on the Exchange Senior Notes is the date fifteen (15) calendar days immediately prior to an interest payment date.

  The principal of and interest on the Exchange Senior Notes will be payable in US dollars or in such other coin or currency of the US as at the time of payment is legal tender for the payment of public and private debts.

  The Original Senior Notes are listed on the Luxembourg Stock Exchange. Application will be made to list the Exchange Senior Notes on the Luxembourg Stock Exchange.

  The Senior Notes (including the Original Senior Notes and the Exchange Senior Notes) will be direct, unsecured and unsubordinated obligations of Yorkshire Finance ranking pari passu with all other unsecured and unsubordinated obligations of Yorkshire Finance (other than those obligations preferred by operation of law). Yorkshire Finance is a special purpose entity formed solely as a financing vehicle for Yorkshire Group and its affiliates. Therefore, the ability of Yorkshire Finance to pay principal of, premium, if any, and interest on the Senior Notes is dependent upon the receipt by it of payments from Yorkshire Group. Yorkshire Group issued two promissory notes to Yorkshire Finance with the payment dates and amounts of each such promissory note tied to the payment dates and amounts of each respective series of the Senior Notes. Payments required under each promissory note will be sufficient to pay when due the principal of, and premium if any, and interest on the applicable series of the Senior Notes. If Yorkshire Group were not to make such payments for any reason, Yorkshire Finance will not have sufficient funds to make payments on the Senior Notes. In such event, a holder of Senior Notes would rely on the enforcement of its rights against Yorkshire Group pursuant to the terms of the Guarantee.

EXCHANGE NOTES GUARANTEE

  Yorkshire Group will irrevocably and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on the Exchange Senior Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Exchange Notes Guarantee will be a direct, unsecured and unsubordinated obligation of Yorkshire Group ranking pari passu with all other unsecured and unsubordinated obligations of Yorkshire Group (other than those obligations preferred by operation of law). At June 30, 1998, Yorkshire Group had unsecured and unsubordinated debt outstanding in the amount of (Pounds)1,510 million
($2,521 million).

  Yorkshire Group is a non-operating holding company, conducting substantially all of its business through Yorkshire and its subsidiaries. Except to the extent that Yorkshire Group receives funds from the US Parents in the future, Yorkshire Group will rely on dividends, indirectly, from Yorkshire to meet its obligations for payment of its outstanding obligations, including any payments necessary pursuant to the Exchange Notes Guarantee, and corporate expenses. Furthermore, Yorkshire Group's obligations under the Exchange Notes Guarantee will effectively be subordinated to all existing and future indebtedness and liabilities of subsidiaries of Yorkshire Group (other than Yorkshire Finance or similar financing vehicles for Yorkshire Group), including Yorkshire. As a result, the rights of holders of the Exchange Senior Notes in respect of claims on the assets of each of Yorkshire Group's subsidiaries upon any liquidation or administration are structurally subordinated to, and therefore will be subject to the prior claims of, the creditors of such subsidiaries (including trade creditors), except to the extent that Yorkshire Group may itself be a creditor with recognized claims against such subsidiaries. At June 30, 1998, the direct and indirect subsidiaries of Yorkshire Group had total indebtedness (excluding indebtedness owed to Yorkshire Group) of approximately (Pounds)1,231 million ($2,055 million) and such subsidiaries may incur additional indebtedness in the future.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

 General

  The Exchange Senior Notes will be issued initially only as Global Senior Notes in bearer form and will be payable only in US dollars. Title to such Global Senior Notes will pass by delivery. Upon issuance, the Trustee will authenticate and deliver the Global Senior Notes of each series to The Bank of New York, which will hold the Global Senior Notes as depositary (the "Book-Entry Depositary") for the benefit of DTC. Pursuant to the terms of the deposit agreement (the "Deposit Agreement") dated as of February 1, 1998 among Yorkshire Finance, the Book-Entry Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests, and a letter of representations from Yorkshire Finance, the Book-Entry Depositary to DTC (the "Letter of Representations"), the Book-Entry Depositary will issue to DTC, in respect of each Global Senior Note, one or more Book-Entry Interests, which together will represent a 100% beneficial interest in such Global Senior Notes. Beneficial owners from time to time of interests in the Book-Entry Interests, by their acceptance of delivery of such interests, consent to be bound by the terms and conditions of the Indenture, Deposit Agreement and Letter of Representations, and the Book-Entry Interests shall be governed thereby.

  The Book-Entry Depositary will record Cede & Co., as nominee of DTC, on its books as the initial registered owner of the Book-Entry Interests and will also record any subsequent registration and transfer of the Book-Entry Interests. Unless and until the Global Senior Notes are exchanged in whole for Definitive Registered Senior Notes, the Book-Entry Depositary may not register the transfer of the Book-Entry Interests except as a whole: (i) by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or
(iii) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

  DTC will operate a system of dealing in the Book-Entry Interests by maintaining book-entries on its records. Ownership of beneficial interests in the Book-Entry Interests will be limited to Participants, including but not limited to depositaries for Euroclear and Cedel Bank or Indirect Participants. Upon the issuance by the Book-Entry Depositary of the Book-Entry Interests to DTC, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective interests owned by such Participants. Ownership of beneficial interests in the Book-Entry Interests will be shown on, and the transfer of such beneficial interests in the Book-Entry Interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and the records of Participants (with respect to interests of Indirect Participants) and in accordance with the applicable procedures of DTC (and, if applicable, those of Euroclear and Cedel Bank). The laws of some states of the United States may require that certain purchasers of securities take physical delivery of Definitive Registered Senior Notes. Such limits and such laws may impair the ability of such purchasers to own, transfer or pledge interests in the Book-Entry Interests.

  Unless and until the Global Senior Notes are exchanged in whole for Definitive Registered Senior Notes, the Global Senior Notes may not be transferred except as a whole and with Yorkshire Finance consent: (i) by the Book-Entry Depositary to a nominee of such Book-Entry Depositary; (ii) by a nominee of such Book-Entry Depositary to such Book-Entry Depositary or another nominee of such Book-Entry Depositary; or (iii) by such Book-Entry Depositary or any such nominee to a successor Book-Entry Depositary or a nominee of such successor Book-Entry Depositary.

  For so long as the Book-Entry Depositary, or its nominee, is the Holder of the Global Senior Notes, the Book-Entry Depositary or its nominee, or the successor of either of them, as the case may be, will be considered the sole Holder of such Global Senior Notes (and, therefore, the Exchange Senior Notes) for all purposes under the Indenture. Except as set forth below under "-- Definitive Registered Senior Notes", beneficial owners of interests in Book-Entry Interests will not be entitled to have Exchange Senior Notes registered in their names, will not receive or be entitled to receive physical delivery of Exchange Senior Notes in definitive bearer or registered form and will not be considered the owners or Holders thereof under the Indenture or the Deposit Agreement. Accordingly, each person owning an interest in the Book-Entry Interests must rely on the procedures of the Book-Entry Depositary and DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person owns its interest, to exercise any rights granted to, and perform any obligations of, a Holder under the Indenture or the Deposit Agreement. Those interests held through Euroclear or Cedel Bank may also be subject to the procedures and requirements of such system.

  The Global Senior Notes, Book-Entry Interests and interests therein will be issued, and may be transferred, only in denominations of $1,000 and integral multiples thereof.

 DTC

  DTC has advised Yorkshire Finance as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to Indirect Participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

 Euroclear and Cedel Bank

  Euroclear and Cedel Bank each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

  Euroclear and Cedel Bank provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedel Bank also deal with residential securities markets in several countries through established depositary and custodial relationships. Euroclear and Cedel Bank have established an electronic link between their two systems which allows their respective account holders to settle trades with each other.

  Account holders in Euroclear and Cedel Bank are world-wide financial institutions, including underwriters, securities brokers and dealers, banks trust companies and clearing corporations. Indirect access to Euroclear and Cedel Bank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

  Account holders' overall contractual relations with Euroclear and Cedel Bank are governed by the respective rules and operating procedures of Euroclear and Cedel Bank and any applicable laws. Euroclear and Cedel Bank act under such rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with persons holding through their respective account holders.

 Transfers and Settlement

  All transfers of interests in Book-Entry Interests will be recorded on the book-entry system maintained by DTC, will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between account holders in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Exchange Senior Notes, cross-market transfers between Participants, on the one hand, and Euroclear or Cedel Bank account holders, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transfers will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear account holders and Cedel Bank account holders may not deliver instructions directly to the depositaries for Euroclear or Cedel Bank.

  Because of time zone differences, the securities account of a Euroclear or Cedel Bank account holder purchasing an interest in a Book-Entry Interest from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel Bank account holder, during the securities settlement processing day (which must be a business day for Euroclear and Cedel Bank) immediately following the DTC settlement date. Cash received in Euroclear or Cedel Bank as a result of sales of interests in a Book-Entry Interest by or through a Euroclear or Cedel Bank account holder to a Participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel Bank cash account only as of the business day for Euroclear or Cedel Bank following the DTC settlement date.

 Payments on the Exchange Senior Notes

  Payments of any amounts in respect of the Global Senior Notes will be made by Yorkshire Finance through a Paying Agent to the Book-Entry Depositary, as the Holder thereof. An installment of principal, premium, if any, or interest on the Exchange Senior Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 11:00 a.m. New York City time on that date money deposited by or on behalf of Yorkshire Finance in immediately available funds, designated for and sufficient to pay the installment in full. The Book-Entry Depositary will pay an amount equal to the amount received from such Paying Agent to DTC, which will distribute such payments to its Participants.

  DTC, upon receipt of any such payment from the Book-Entry Depositary, will immediately credit Participants' accounts with payments in amounts proportionate to their respective ownership of interests in the Book-Entry Interests as shown on the records of DTC. Payments by Participants to owners of interests in the Book-Entry Interests held through such Participants will be governed by standing customer instructions and customary practices (including, if applicable, the practices of Euroclear or Cedel Bank), and will be the responsibility of such Participants and not of DTC.

  Neither Yorkshire Group, Yorkshire Finance nor any agent of Yorkshire Group or Yorkshire Finance (including but not limited to any Paying Agent) will have any responsibility or liability for any aspect relating to payments (including payments of Additional Amounts, if any) made or to be made by the Book-Entry Depositary to DTC in respect of the Exchange Senior Notes or the Book-Entry Interests therein. None of Yorkshire Group, the Trustee, the Paying Agents, the Book-Entry Depositary, the Initial Purchasers or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments (including payments of Additional Amounts, if any) made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an interest in the Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a Participant's or Indirect Participant's interest in the Book-Entry Interests.

  If any Definitive Registered Senior Note has been issued, the principal thereof will be payable to the person in whose name such Definitive Registered Senior Note is registered, upon surrendering such Definitive Registered Senior Note at the office of any Paying Agent. Such payments of principal shall be made by US dollar check drawn on, or by any transfer to a US dollar account maintained by the Holder with, a bank located in New York City. An installment of interest payable on such Definitive Registered Senior Note on the stated maturity of such installment (an "Interest Payment Date") will be paid to the person in whose name such Definitive Registered Senior Note is registered at the close of business on the 15th day (whether or not a Business Day) immediately preceding the due date for payment (each a "Record Date"), unless a subsequent record date is set by the Trustee in extraordinary circumstances as provided in the Indenture. In the event of redemption affecting Definitive Registered Senior Notes, interest accrued but unpaid to the redemption date will be payable to the person to whom principal is payable. Installments of interest on such Definitive Registered Senior Notes to be paid on an Interest Payment Date will be made by check to the person entitled thereto as such person's address appearing on the Security Register. Payments of any interest on the Definitive Registered Senior Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of a series of such Exchange Senior Notes by wire transfer to a US Dollar account maintained by the payee with a bank in the United States; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant date for payment (or such other date as the Trustee may accept in its discretion).

  Any monies deposited by Yorkshire Finance or Yorkshire Group with the Trustee or any Paying Agent, or held by Yorkshire Finance in trust, for the payment of the principal, premium, if any, or any interest or Additional Amounts on any Exchange Senior Notes and remaining unclaimed at the end of two years after such principal, premium, interest or Additional Amounts become due and payable will be repaid to Yorkshire Finance upon its written request, or, if then held by Yorkshire Finance, discharged from such trust. The Holder shall thereafter have the status of an unsecured general creditor of Yorkshire Finance with respect to such amounts, and shall look only to Yorkshire Finance or Yorkshire Group for payment thereof.

  If the due date for payment of principal, premium, if any, or any interest installment or any Additional Amounts in respect of any Exchange Senior Note is not a Business Day, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day and will not be entitled to any further interest or other payment in respect of any such delay. Under the Indenture, "Business Day" means each day which is not a Saturday, a Sunday or a day on which banking institutions in any place of payment of the Senior Notes of that series are authorized or obligated by law to remain closed.

  Except as otherwise required by law, all payments to the Book-Entry Depositary in respect of the Global Senior Notes, and all payments to the Holders of the Definitive Registered Senior Notes, if issued, will be made free and clear of, any Gross-Up Taxes. If, however, any such deduction or withholding is required to be made, Yorkshire Finance or Yorkshire Group will, subject to certain limitations, pay such Additional Amounts as will result in the payment to each Holder of the Global Senior Notes and the Definitive Registered Senior Notes, if any, of the amount that would otherwise have been receivable by such Holder in the absence of such deduction or withholding, except as described under "--Additional Amounts". If Definitive Registered Senior Notes are issued pursuant to an Optional Definitive Security Request, neither Yorkshire Finance nor Yorkshire Group will be obligated to pay Additional Amounts in respect of such Definitive Registered Senior Notes.

  In addition to a Paying Agent in the Borough of Manhattan, The City of New York, Yorkshire Finance will, for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, maintain a Paying Agent in Luxembourg.

 Redemption of Book-Entry Interests

  In the event the Exchange Senior Notes of a series (or a portion thereof) are redeemed, the Book-Entry Depositary will deliver an amount equal to the amount received by it in respect of the redemption of the related Global Senior Note to DTC. The redemption price payable in connection with the redemption of interests in a Book-Entry Interest will be equal to the aggregate amount received by the Book-Entry Depositary in connection with the redemption of the related Global Senior Note (or portion thereof). For any redemptions of a Global Senior Note in part, selection of interests in the related Book-Entry Interest to be redeemed will be made by DTC on a pro rata basis (or on such other basis as DTC deems fair and appropriate); provided that no interest in such Book-Entry Interest of $10,000 principal amount or less shall be redeemed in part.

  In the case of redemption in full, the Book-Entry Depositary will surrender the Global Senior Notes to the Trustee or the Paying Agent in Luxembourg (for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require) for cancellation and shall cancel the Book-Entry Interests issued with respect to such Global Senior Note. In the case of partial redemption, the Book-Entry Depositary will surrender the related Global Senior Note to the Trustee or the Paying Agent in Luxembourg (for so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require) for reduction of principal amount by endorsement on the reverse of such Global Senior Note (and such Global Senior Note will be delivered to the Book-Entry Depositary), and the Book-Entry Depositary will record on its books a corresponding reduction in the principal amount of the Book-Entry Interests issued with respect to such Global Senior Note.

 Action by Holders of Exchange Senior Notes

  Yorkshire Finance understands that under current industry practices, if (i) it or the Trustee requests any action of Holders of Exchange Senior Notes or
(ii) an owner of an interest in a Book-Entry Interest desires to give or take any action that either a Holder is entitled to give or take under the Indenture or the owner of an interest in a Book-Entry Interest is entitled to give or take under the Deposit Agreement, DTC would authorize the Participants owning the relevant interest in the Book-Entry Interests relating to such Exchange Senior Notes to give or take such action, and such Participants would authorize Indirect Participants to give or take such action or would otherwise act upon the instructions of owners of interests in such Book-Entry Interests holding though them.

  No later than 10 days from receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action with respect to the Book-Entry Interests or the Global Senior Notes, as the case may be, under the Deposit Agreement or the Indenture, the Book-Entry Depositary will mail to DTC a notice containing; (i) such information as is contained in the notice received by the Book-Entry Depositary; (ii) a statement of the record date with respect to such consent, waiver or other action; (iii) a statement that, on or prior to a specified date (which specified date may be set no later than 180 days after the record date) (the "Expiration Date"), DTC will be entitled, subject to the provisions of or governing the Book-Entry Interests or Global Senior Notes, as the case may be, to instruct the Book-Entry Depositary as to such consent, waiver or such action; and (iv) a statement specifying the manner in which such instructions may be given. Upon receipt by the Book-Entry Depositary of instructions from DTC on or prior to the Expiration Date and in the specified manner, the Book-Entry Depositary will endeavor (insofar as practicable and permitted under the provisions of or governing such Book-Entry Interests or Global Senior Notes, as the case may be) to take such measures regarding the consent, waiver or other action in respect of such Book-Entry Interests or Global Senior Notes, as the case may be, as shall be in accordance with DTC's instructions except as described under "--Action by

Book-Entry Depositary". The Book-Entry Depositary will not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of any such Book-Entry Interests or Global Senior Notes, as the case may be. DTC is expected to follow its customary practices and procedures with respect to soliciting instructions from its Participants.

 Reports and Notices

  So long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices to Holders of the Senior Notes so listed will, in addition to being sent to the Book-Entry Depositary, also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The Book-Entry Depositary will immediately (and in no event later than 10 days from receipt) send to DTC a copy of any notices, reports and other communications received by it relating to Yorkshire Finance, the Senior Notes or the Book-Entry Interests. In the case of Definitive Registered Senior Notes, all notices regarding the Senior Notes will, in addition to publication as referred to above (if applicable), be mailed to the Holders by first-class mail at their respective addresses as they appear on the registration books of the transfer agent and registrar.

 Action by Book-Entry Depositary

  In connection with any right or power vested in the Holder of the Global Senior Notes under the Deposit Agreement or the Indenture, if requested in writing by DTC, the Book-Entry Depositary will take such action as shall be requested in such notice; provided that the Book-Entry Depositary has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request by DTC.

 Amendment and Termination of Deposit Agreement

  The Deposit Agreement may be amended by agreement between Yorkshire Finance and the Book-Entry Depositary, and the consent of DTC shall not be required in connection with any amendment to the Deposit Agreement (i) to cure any formal defect, omission, inconsistency or ambiguity in such Deposit Agreement, (ii) to add to the covenants and agreements of Yorkshire Finance or the Book-Entry Depositary, (iii) to effect the assignment of the Book-Entry Depositary's rights and duties to a qualified successor, (iv) to comply with the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, or the 1939 Act or any other applicable securities laws, (v) to modify the Deposit Agreement in connection with an amendment to the Indenture that does not require the consent of DTC or (vi) to modify, alter, amend or supplement the Deposit Agreement in any other respect not inconsistent with such agreement which in the opinion of counsel acceptable to Yorkshire Finance, is not materially adverse to DTC or beneficial owners of an interest in the Book-Entry Interests. Except as provided in the preceding sentence, no amendment which materially adversely affects DTC or any beneficial owner of an interest in the Book-Entry Interests may be made to the Deposit Agreement without the consent of DTC or such beneficial owner.

  The Deposit Agreement shall cease to be of further effect when (i) either
(a) the Indenture has been satisfied and discharged pursuant to the provisions thereof or (b) Definitive Registered Senior Notes have been issued and the Global Senior Notes have been canceled; (ii) Yorkshire Finance has paid or caused to be paid all sums payable by it thereunder; and (iii) Yorkshire Finance has delivered to the Book-Entry Depositary certain documentation stating that all conditions precedent to satisfaction and discharge of the Deposit Agreement have been complied with.

 Resignation of Book-Entry Depositary

  The Book-Entry Depositary may at any time resign as Book-Entry Depositary with respect to the Global Senior Notes upon 60 days' written notice to Yorkshire Finance and DTC. If a successor depositary meeting the

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

requirements specified in the Deposit Agreement has agreed to enter into arrangements with the same effect as the Deposit Agreement, the resignation of the Book-Entry Depositary shall become effective and, upon the request of Yorkshire Finance or the successor Book-Entry Depositary, the resigning Book-Entry Depositary shall deliver, among other things, the Global Senior Notes to that successor. If no such successor has been appointed by Yorkshire Finance within 120 days, the terms of the Deposit Agreement will oblige the Book-Entry Depositary to request that Definitive Registered Senior Notes in such names and denominations as DTC shall instruct in writing with respect to such Global Senior Notes be issued. The Book-Entry Depositary will thereupon surrender such Global Senior Notes to the Trustee for cancellation and the Trustee shall distribute such Definitive Registered Senior Notes in accordance with the instructions of DTC.

 Obligation of Book-Entry Depositary

  The Book-Entry Depositary will undertake to perform only such duties as are specifically set forth in the Deposit Agreement and, subject to certain exceptions set forth in the Deposit Agreement, will assume no obligation or liability under the Deposit Agreement other than for its own bad faith, negligence or willful misconduct in the performance of its duties thereunder.

 Definitive Registered Senior Notes

  Beneficial owners of the Book-Entry Interests shall be entitled to receive Definitive Registered Senior Notes only in the limited circumstances set forth in this paragraph. The Book-Entry Depositary will promptly notify the Trustee and request in writing that Yorkshire Finance issue and the Trustee authenticate and deliver Definitive Registered Senior Notes in exchange for the Global Senior Notes representing either series of Exchange Senior Notes, as a whole but not in part, in such names and authorized denominations as DTC shall specify, if: (i) DTC notifies Yorkshire Finance and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests related to the Global Senior Notes of such series or DTC at any time ceases to be a "clearing agency" registered as such under the Exchange Act and, in either case, a successor is not appointed by the Yorkshire Finance within 120 days; (ii) the Book-Entry Depositary notifies Yorkshire Finance that it is unwilling or unable to continue as Book-Entry Depositary with respect to the Global Senior Notes of such series and no successor Book-Entry Depositary is appointed within 120 days; or (iii) Yorkshire Finance, in its sole discretion, executes and delivers to the Trustee an officers' certificate providing that the Global Senior Notes of such series shall be so exchangeable. In addition, if an Event of Default shall have occurred and be continuing with respect to the Exchange Senior Notes, any beneficial owner of interests in Book-Entry Interests in the Global Senior Notes of such series shall, upon written request, be entitled to receive Definitive Registered Senior Notes in exchange for such interests (an "Optional Definitive Security Request"). In no event will an owner of beneficial interests in the Book-Entry Interests be entitled to receive definitive Exchange Senior Notes in bearer form on account of such ownership.

  Definitive Registered Senior Notes so issued will be issued only in minimum denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons, and shall have the same interest rate, terms, maturity and, in the same aggregate principal amount as the Global Senior Notes for which they are exchanged. Such Definitive Registered Senior Notes shall be registered in the name or names of such persons as the Book-Entry Depositary shall notify the Trustee based on the instructions of DTC. It is expected that such instructions may be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in the Book-Entry Interests.

  PARTICIPANTS AND INDIRECT PARTICIPANTS SHOULD BE AWARE THAT, UNDER CURRENT UK TAX LAW, UPON THE ISSUANCE TO SUCH PARTICIPANTS AND INDIRECT

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PARTICIPANTS OF DEFINITIVE REGISTERED SENIOR NOTES, SUCH PARTICIPANTS AND
INDIRECT PARTICIPANTS, AS HOLDERS OF DEFINITIVE REGISTERED SENIOR NOTES, WILL BECOME SUBJECT TO UK INCOME TAX (CURRENTLY AT THE RATE OF 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE EXCHANGE SENIOR NOTES AS SET FORTH UNDER "CERTAIN INCOME TAX CONSIDERATIONS--UK INCOME TAX CONSIDERATIONS". IF SUCH DEFINITIVE REGISTERED SENIOR NOTES ARE ISSUED FOLLOWING AN EVENT OF DEFAULT WITH RESPECT TO A SERIES OF EXCHANGE SENIOR NOTES PURSUANT TO THE REQUEST OF BENEFICIAL OWNERS OF INTERESTS IN THE BOOK-ENTRY INTERESTS IN ALL OF THE GLOBAL SENIOR NOTES OF SUCH SERIES, YORKSHIRE FINANCE WILL NOT BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNTS IN RESPECT OF SUCH DEFINITIVE REGISTERED SENIOR NOTES.

  However, holders of Definitive Registered Senior Notes may be entitled to receive a refund of withheld amounts from the UK Inland Revenue in certain circumstances. See "Certain Income Tax Considerations--UK Income Tax Considerations". In addition, if an owner of a beneficial interest in a Book-Entry Interest receives Definitive Registered Senior Notes other than pursuant to its request, such owner will be entitled to receive Additional Amounts with respect to such Definitive Registered Senior Notes. See "--Additional Amounts".

 Transfer and Exchange of Definitive Registered Senior Notes

  In the event that Definitive Registered Senior Notes are issued, a Holder may transfer or exchange the Definitive Registered Senior Notes in accordance with the Indenture. Yorkshire Finance and the transfer agent and registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and may require a Holder to pay a sum sufficient to cover any taxes, other governmental charges and fees required by law or permitted by the Indenture. Yorkshire Finance is not required to issue, register the transfer of or exchange Definitive Registered Senior Notes of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption as required by the Indenture and ending at the close of business on the day of such mailing, or to register the transfer of or exchange any Definitive Registered Senior Notes so selected for redemption in whole or in part, except that Yorkshire Finance shall be required to register the transfer of or exchange the unredeemed portion of any Definitive Registered Senior Notes being redeemed in part. Upon the issuance of Definitive Registered Senior Notes, Holders will be able to transfer and exchange Definitive Registered Senior Notes at the offices of the Trustee or, so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, at the office or agency maintained by the Paying Agent for such purpose in Luxembourg; provided that all transfers and exchanges must be effected in accordance with the terms of the Indenture and, among other things, be recorded in the Security Register maintained by the transfer agent and registrar. In case of a transfer or partial redemption of Definitive Registered Senior Notes, a holder thereof may obtain a new Definitive Registered Senior Note from the Paying Agent in Luxembourg.

PURCHASE AND CANCELLATION

  Yorkshire Finance and Yorkshire Group may at any time purchase Exchange Senior Notes in the open market or otherwise at any price (subject to applicable US securities laws). Any purchase by tender shall be made available to all holders of Exchange Senior Notes. Any Exchange Senior Notes so purchased must be promptly surrendered to any Paying Agent for cancellation.

  All Exchange Senior Notes that are redeemed or purchased by Yorkshire Finance or Yorkshire Group will promptly be cancelled. Any Definitive Registered Senior Notes so cancelled will be forwarded to or to the order of the Paying Agent and such Definitive Registered Senior Notes may not be reissued or resold.

COVENANTS

  Except as otherwise set forth under "--Defeasance and Covenant Defeasance", below, for so long as any Senior Notes remain outstanding or any amount remains unpaid on any of the Senior Notes, Yorkshire Finance and Yorkshire Group, as applicable, will comply with the terms of the covenants set forth below.

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 Maintenance of Office or Agency

  Yorkshire Finance will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency of the Trustee where the Senior Notes may be paid and notices and demands to or upon Yorkshire Finance in respect of the Senior Notes and the Indenture may be served and, if Definitive Registered Senior Notes have been issued, an office or agency of a transfer agent where Senior Notes may be surrendered for registration of transfer and exchange, and
(ii) an office or agency of the Paying Agent where the Senior Notes may be paid and an office or agency of a transfer agent in Luxembourg so long as the Senior Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require. Yorkshire Finance will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time Yorkshire Finance shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the office of the Trustee.

 Consolidation, Merger, Conveyance, Sale or Lease

  Nothing contained in the Indenture or the Senior Notes shall prevent Yorkshire Finance or Yorkshire Group from consolidating with or merging into another corporation or corporations, or successive consolidations or mergers, or conveying, transferring, leasing or otherwise disposing of its properties and assets substantially as an entirety to any person, provided that (a) the successor entity expressly assumes all of Yorkshire Finance's applicable obligations on the Senior Notes or Yorkshire Group's applicable obligations under the Guarantee, as the case may be, and (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. In addition, Yorkshire Finance and Yorkshire Group may assign and delegate all of its rights and obligations under the Indenture, the Senior Notes, any supplemental indenture relating to the Senior Notes, the Guarantee and all other documents, agreements and instruments related thereto, as applicable, to any Person that owns all of the ordinary shares of Yorkshire Finance or Yorkshire Group or to any Person that owns all of the ordinary shares of a Person that owns all of the ordinary shares of Yorkshire Finance or Yorkshire Group, and upon any such Person assuming such rights and obligations Yorkshire Finance or Yorkshire Group shall be automatically released from such obligations, provided that immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing.

  In the event that any such successor entity is organized under the laws of a country located outside of a Taxing Jurisdiction and withholding or deduction is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within such country in which the successor entity is organized or by or within any political subdivision thereof or any authority therein or thereof having power to tax, the successor entity shall pay to the relevant Holder of the Global Senior Notes or to the relevant Holders of the Definitive Registered Senior Notes, as the case may be, such Additional Amounts, under the same circumstances and subject to the same limitations as are specified for "Gross-Up Taxes," as is set forth under "--Additional Amounts" below, but substituting for the applicable Taxing Jurisdiction in each place the name of the country under the laws of which such successor entity is organized, managed and controlled or has a place of business. In addition, such successor entity shall be entitled to effect an optional tax redemption of the Senior Notes under the same circumstances and subject to the same limitations as are set forth under "--Optional Tax Redemption" below, but substituting for the applicable Taxing Jurisdiction in each place the name of the country under the laws of which such successor entity is organized, managed and controlled or has a place of business.

  An assumption of the obligations of Yorkshire Finance under the Senior Notes may be deemed for US federal income tax purposes to be an exchange of the Senior Notes for new debt instruments by their beneficial owners, possibly resulting in recognition of taxable gain or loss for these purposes and possibly other adverse

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

US tax consequences. Investors should consult their tax advisers regarding the US federal, state and local income tax consequences of such an assumption.

 Limitation on Liens

  Nothing contained in the Indenture in any way restricts or prevents Yorkshire Finance, Yorkshire Group or any subsidiary of Yorkshire Finance or Yorkshire Group from incurring any indebtedness; provided, that each of Yorkshire Finance and Yorkshire Group shall not, and Yorkshire Group shall not cause or permit any Significant Subsidiary (as defined below) to issue, assume or guarantee any Debt (as defined below) secured by a Lien (as defined below) upon any property or assets (other than cash) of Yorkshire Finance, Yorkshire Group or such Significant Subsidiary, as applicable, without effectively providing that the outstanding Senior Notes (together with, if Yorkshire Group so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Senior Notes) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured. The foregoing restriction on Liens will not, however, apply to:

    (a) Liens in existence on the date of original issue of the Senior Notes;

    (b) (i) any Lien created or arising over any property which is acquired, constructed or created by Yorkshire Finance, Yorkshire Group or any of its Significant Subsidiaries, but only if (A) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (B) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (C) such Lien is confined solely to the property so acquired, constructed or created; or (ii) any Lien to secure Debt of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary incurred in connection with a specifically identifiable project where the Lien relates and is confined to a property or properties (including, without limitation, shares or other rights of ownership in the entity(ies) which own such property or project) involved in such project and acquired by Yorkshire Finance, Yorkshire Group or a Significant Subsidiary after the date of original issue of the Senior Notes and the recourse of the creditors in respect of such Debt is limited to any or all of such project and property (including as aforesaid);

    (c) any Lien securing amounts not more than 90 days overdue or otherwise being contested in good faith;

    (d) (i) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary or in connection with the issuance of letters of credit for the benefit of Yorkshire Finance, the Yorkshire Group, and/or a Significant Subsidiary; (ii) any Lien securing Debt of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary incurred in connection with the financing of accounts receivable; (iii) any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (A) any mechanics', materialmen's, carriers', workmen's, vendors' or other like Liens and (B) any Liens securing amounts in connection with workers' compensation, unemployment insurance and other types of social security;
  (iv) any Lien upon specific items of inventory or other goods and proceeds of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary securing obligations of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (v) any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other obligations of like nature incurred in the ordinary course of business; (vi) any Lien created by Yorkshire Finance, Yorkshire Group or a Significant Subsidiary under or in connection with or arising out of any pooling and settlement agreements or pooling and settlement arrangements of the electricity industry including, without limitation, the Pooling and Settlement Agreement dated March 30, 1990, as amended, modified or supplemented from time to time, or any transactions or arrangements entered into in connection with the hedging or management of risks relating to the UK electricity industry; (vii) any Lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind; (viii) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business; and
  (ix) any Lien securing reimbursement obligations under letters of credit, guarantees and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

    (e) Liens in favor of Yorkshire Group, Yorkshire Finance or a Significant Subsidiary;

    (f) (i) Liens on any property or assets acquired from a corporation which is merged with or into Yorkshire Finance, Yorkshire Group or a Significant Subsidiary, or any Liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a subsidiary of Yorkshire Finance or Yorkshire Group and, in either such case, is not created in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation); (ii) any Lien on any property or assets existing at the time of acquisition thereof and which is not created in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); and (iii) any Lien created or outstanding on or over any asset of any entity which becomes a Significant Subsidiary on or after the date of the issuance of the Senior Notes when such Lien is created prior to the date on which such entity becomes a Significant Subsidiary;

    (g) (i) Liens required by any contract or statute in order to permit Yorkshire Finance, Yorkshire Group or a Significant Subsidiary to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments by Yorkshire Finance, Yorkshire Group or a Significant Subsidiary to such governmental unit pursuant to the provisions of any contract or statute; (ii) any Lien securing industrial revenue, development or similar bonds issued by or for the benefit of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary, provided that such industrial revenue, development or similar bonds are nonrecourse to Yorkshire Finance, Yorkshire Group or such Significant Subsidiary; and (iii) any Lien securing taxes or assessments or other applicable governmental charges or levies;

    (h) (i) any Lien which arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such Lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses; or (ii) any Lien arising by operation of law or by order of a court or tribunal or any lien arising by an agreement of similar effect, including, without limitation, judgment liens; or

    (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the Debt secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets).

  Notwithstanding the foregoing, Yorkshire Finance, Yorkshire Group or a Significant Subsidiary may create or permit to subsist Liens over any of their respective property or assets so long as the aggregate amount of Debt secured by all such Liens (excluding therefrom the amount of Debt secured by Liens set forth in clauses (a) through (i), inclusive, above) does not exceed 10% of Consolidated Net Tangible Assets.

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

  "Significant Subsidiary" is defined in the Indenture as, at any particular time, any subsidiary of Yorkshire Group whose gross assets or gross revenues (having regard to Yorkshire Group's direct and/or indirect beneficial interest in the shares, or the like, of that subsidiary) represent at least 25% of the consolidated gross assets or consolidated gross revenues, as the case may be, of Yorkshire Group.

  "Consolidated Net Tangible Assets" is defined in the Indenture as the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on a consolidated balance sheet of Yorkshire Group, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the consolidated current liabilities of Yorkshire Group appearing on such balance sheet.

  "Debt" is defined in the Indenture as all obligations of Yorkshire Finance, Yorkshire Group and its Significant Subsidiaries evidenced by bonds, debentures, notes or similar evidences of indebtedness in each case for money borrowed.

  "Lien" is defined in the Indenture as any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term "Lien" shall not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in the title thereto.

 Limitation on Sale and Lease-Back Transactions

  The Indenture provides that, so long as any of the Senior Notes remain outstanding, each of Yorkshire Finance and Yorkshire Group shall not, and Yorkshire Group shall not cause or permit any Significant Subsidiary to, enter into any arrangement with any person providing for the leasing by Yorkshire Finance, Yorkshire Group or a Significant Subsidiary of any assets which have been or are to be sold or transferred by Yorkshire Finance, Yorkshire Group or such Significant Subsidiary to such person (a "Sale and Lease-Back Transaction") unless: (i) such transaction involves a lease for a temporary period not to exceed three years; (ii) such transaction is between Yorkshire Finance, Yorkshire Group or a Significant Subsidiary and an affiliate of Yorkshire Group; (iii) Yorkshire Finance or Yorkshire Group would be entitled to incur Debt secured by a Lien on the assets or property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Senior Notes, as described under "--Limitation on Liens" above, other than as described in the paragraph immediately succeeding clause (i) of the first paragraph thereof; (iv) such transaction is entered into within 90 days after the initial acquisition by Yorkshire Finance or Yorkshire Group of the assets or property subject to such transaction; (v) after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such Sale and Lease-Back Transactions then in effect does not exceed 10% of Consolidated Net Tangible Assets; or (vi) Yorkshire Finance, Yorkshire Group or a Significant Subsidiary within the 12 months preceding the sale or transfer or the 12 months following the sale or transfer, regardless of whether such sale or transfer may have been made by Yorkshire Finance, Yorkshire Group or such Significant Subsidiary, applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the assets so leased at the time of entering into such arrangement (as determined by the Board of Directors of Yorkshire Finance, Yorkshire Group or such Significant Subsidiary), (a) to the retirement of Debt, incurred or assumed by Yorkshire Finance, Yorkshire Group or a Significant Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such debt or (b) to investment in any assets of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting Yorkshire Finance, Yorkshire Group and the Trustee to modify the Indenture or any supplemental indenture or the rights of the Holders of the Debt Securities of each

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

series to be affected with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding of all series to be affected (voting as a class), subject to the same conditions described below under "--Modification or Waiver of Certain Covenants".

  The Indenture also contains provisions permitting Yorkshire Finance, Yorkshire Group and the Trustee to amend the Indenture in certain circumstances without the consent of the Holders of any Debt Securities to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to evidence the merger of Yorkshire Finance or Yorkshire Group or the replacement of the Trustee and to make any other provisions with respect to matters or questions arising under the Indenture that do not materially and adversely affect the interests of any Holders of Debt Securities.

EVENTS OF DEFAULT

  An Event of Default with respect to a series of the Debt Securities is defined in the Indenture as being: (a) default for 30 days in payment of any interest or any Additional Amounts on any Debt Security of that series; (b) default in payment of principal of, or premium, if any, on any Debt Security of that series when due at maturity, upon redemption, by declaration or otherwise, or failure to make any sinking or analogous fund payment established with respect to such series; (c) material default in the performance, or material breach, of any covenant or obligation of Yorkshire Finance or Yorkshire Group in the Indenture and continuance of such material default or breach for a period of 90 days after written notice is given to Yorkshire Finance or Yorkshire Group by the Trustee or to Yorkshire Finance or Yorkshire Group and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series; (d) default in the payment of the principal of any bond, debenture, note or other evidence of indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, of Yorkshire Finance, Yorkshire Group or any Significant Subsidiary, which default for payment of principal is in an aggregate principal amount exceeding US $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days and the time for payment of such amount has not been expressly extended; (e) the failure of Yorkshire Finance, Yorkshire Group or a Significant Subsidiary generally to pay its debts as they become due, or the admission in writing of its inability to pay its debts generally, or the making of a general assignment for the benefit of its creditors, or the institution of any proceeding by or against Yorkshire Finance, Yorkshire Group or a Significant Subsidiary (other than any such proceeding brought against Yorkshire Finance, Yorkshire Group or a Significant Subsidiary that is dismissed within 180 days from the commencement thereof) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition (in each case, other than a solvent liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition) of it or its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors, or seeking the entry of an order for relief or appointment of an administrator, receiver, trustee, intervenor or other similar official for it or for any substantial part of its property, or the taking of any action by Yorkshire Finance, Yorkshire Group or a Significant Subsidiary to authorize any of the actions set forth in this clause (e); and (f) the Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect.

  If an Event of Default with respect to the Debt Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of such series may declare the principal amount of such series, and any interest accrued thereon, to be due and payable immediately. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained, if all Events of Default have been cured (other than the non-payment of principal of such Debt Securities which has become due solely by reason of such declaration of acceleration), then such declaration of acceleration shall be automatically annulled and rescinded.

  No Holder of Debt Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of

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Default with respect to such series; (b) the Holders of not less than 25% in principal amount of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee; (c) such Holder or Holders have offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in the outstanding principal amount of such series.

  However, such limitations do not apply to a suit instituted by a Holder of any Debt Security for the enforcement of the payment of the principal of and premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

ADDITIONAL AMOUNTS

  All payments of principal of, premium, if any, and interest with respect to, the Global Senior Notes and the Definitive Registered Senior Notes, if any, and all payments made pursuant to any Guarantee, shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, Yorkshire Finance or Yorkshire Group, as the case may be, shall pay to the Holder of the Global Senior Notes or to the Holders of the Definitive Registered Senior Notes, as the case may be, the amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no Additional Amounts shall be payable:

    (a) to, or to a Person on behalf of, a Holder who is liable for such Gross-Up Taxes with respect to the Senior Notes or the Guarantee by reason of such Holder having some connection with the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the relevant Taxing Jurisdiction) other than the mere holding of a Senior Note or the receipt of principal of, premium, if any, and interest in respect thereof or in respect of the Guarantee;

    (b) to, or to a Person on behalf of, a Holder who presents a Senior Note (where presentation is required) for payment more than 30 days after the Relevant Date (as defined below) except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Senior Note for payment on the last day of such period of 30 days;

    (c) to, or to a Person on behalf of, a Holder who presents a Senior Note (where presentation is required) in a Taxing Jurisdiction;

    (d) to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or

    (e) to, or to a Person on behalf of, a Holder of a Definitive Registered Senior Note issued pursuant to an Optional Definitive Security Request.

  Such Additional Amounts will also not be payable where, had the beneficial owner of the Senior Notes (or any interest therein) been the Holder of the Senior Notes, he would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (a) through (e) above. If Yorkshire Finance or Yorkshire Group, as applicable, shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, Yorkshire Finance or Yorkshire Group, as applicable, will inform such Holder promptly after making such determination setting forth the reason(s) therefor.

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

  "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry Depositary or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with the Indenture.

  Any reference in this Prospectus to the payment of principal of, premium, if any, or interest with respect to the Senior Notes or any payments pursuant to the Guarantee shall be deemed to include any such Additional Amounts payable in connection therewith.

OPTIONAL REDEMPTION

  The Senior Notes of each series will be redeemable in whole or in part, at the option of Yorkshire Finance at any time, on not less than 30 days' notice prior to the Redemption Date, at a price equal to the greater of (i) 100% of the principal amount of the series of Senior Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the series of Senior Notes being redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 10 basis points, in the case of the 2003 Exchange Senior Notes, and 20 basis points, in the case of the 2008 Exchange Senior Notes, plus, in either case, accrued interest thereon to the Redemption Date.

  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

  "Comparable Treasury Issue" means the US treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such Redemption Date.

  "Independent Investment Banker" means an independent investment banking institution of national standing appointed by Yorkshire Finance and reasonably acceptable to the Trustee.

  "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by Yorkshire Finance, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to Yorkshire Finance by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date).

  "Reference Treasury Dealer" means a primary US government securities dealer in New York City appointed by Yorkshire Finance and reasonably acceptable to the Trustee.

  Notice of redemption shall be given in accordance with "--Form, Denomination, Book-Entry Procedures and Transfer--Reports and Notices" above not less than 30 days nor more than 60 days prior to the Redemption Date.

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

  If fewer than all the Senior Notes are to be redeemed, selection of Senior Notes for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements.

  Unless Yorkshire Finance defaults in payment of the redemption price, from and after the Redemption Date, the Senior Notes or portions thereof called for redemption will cease to bear interest, and the holders thereof will have no right in respect to such Senior Notes except the right to receive the redemption price thereof.

OPTIONAL TAX REDEMPTION

  If (a) Yorkshire Finance or Yorkshire Group satisfies the Trustee prior to the giving of a notice as provided below that it has or will become obligated to pay Additional Amounts with respect to a series of the Senior Notes as a result of either (x) any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Offering Memorandum relating to the Original Senior Notes or (y) the issuance of Definitive Registered Senior Notes pursuant to an Optional Definitive Security Request or clause (i) or (iii) of the first sentence under "--Form, Denomination, Book-Entry Procedures and Transfer-- Definitive Registered Senior Notes" above, and (b) such obligation cannot be avoided by Yorkshire Finance or Yorkshire Group taking reasonable measures available to it, Yorkshire Finance may, at its option, on giving not more than 60 nor less than 30 days' notice to the Holders, redeem the Senior Notes of a series, in whole but not in part, in each case at a price equal to their principal amount, together with accrued and unpaid interest, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Yorkshire Finance or Yorkshire Group would be obligated to pay such Additional Amounts were a payment in respect of the Senior Notes of such series then due. Prior to the publication of any notice of redemption pursuant to this paragraph, Yorkshire Finance or Yorkshire Group shall deliver to the Trustee a certificate signed by a director of Yorkshire Finance or Yorkshire Group stating that the obligation referred to in clause (a) above cannot be avoided by Yorkshire Finance or Yorkshire Group taking reasonable measures available to it, and the Trustee shall accept such certificate as sufficient evidence of the satisfaction of the condition precedent set forth in clause (b) above, in which event it shall be conclusive and binding on the Holders.

  In the event a Global Senior Note is redeemed in whole or in part pursuant to this provision or "--Optional Redemption" above, the Book-Entry Depositary will redeem, from the amount received by it in respect of the redemption of such Global Senior Note, an equal amount of the related Book-Entry Interests issued to DTC. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by the Book-Entry Depositary in connection with the redemption of the related Global Senior Notes.

DEFEASANCE AND COVENANT DEFEASANCE

   Yorkshire Finance, at its option, may elect (a) to be discharged from any and all obligations in respect of a series of Senior Notes ("Defeasance") (except in each case for the obligations to, among other things, register the transfer or exchange of such Senior Notes, replace stolen, lost or mutilated Senior Notes, maintain paying agencies, hold moneys for payments in trust and pay when due all principal, premium, if any, and interest (including any Additional Amounts then known) solely out of moneys held in trust) or (b) not to comply with certain covenants ("Covenant Defeasance") of the Indenture with respect to a series of Senior Notes described above under "--Covenants-- Consolidation, Merger, Conveyance, Sale or Lease", "--Limitation on Liens" and""--Limitation on Sale and Lease-Back Transactions" if, in either case, Yorkshire Finance irrevocably deposits with the Trustee, as trust funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holder or Holders of such Senior Notes of such series, (i) money or (ii) US Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money, or (iii) a combination thereof, in each case in an amount sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay and discharge the principal of and premium, if any, and interest (including any Additional Amounts then known) on the outstanding Senior Notes of such series on the dates such payments are due in accordance with the terms of the

Senior Notes of such series (or if Yorkshire Finance has designated a Redemption Date pursuant to the next paragraph, to and including the Redemption Dates so designated by Yorkshire Finance). Certain other conditions precedent to effecting Defeasance or Covenant Defeasance include: (A) that the Senior Notes will not be delisted by any securities exchange on which they are traded as a result of the deposit of trust funds in trust; (B) that no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Senior Notes of such series shall have occurred and be continuing on the date of such deposit or insofar as an Event of Default described in clause (e) of the first paragraph under "--Events of Default" is concerned, at any time during the period ending on the 91st day of such deposit (it being understood that such condition will not be satisfied until the expiration of such period); and (C) that such Defeasance or Covenant Defeasance shall not result in the breach or violation of, or constitute a default under, any other agreement or instrument under which Yorkshire Finance is bound. To exercise any such option, Yorkshire Finance is required to deliver to the Trustee (x) an opinion of independent counsel of recognized standing to the effect that (i) the Holders will not recognize income, gain or loss for US federal income tax purposes as a result of such deposit, and will be subject to US federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such deposit, which in the case of Defeasance must be based on a change in law or a published ruling by the US Internal Revenue Service and (ii) the deposit shall not result in Yorkshire Finance being deemed an "investment company" required to be registered under the Investment Company Act of 1940, as amended, and (y) an Officer's Certificate as to compliance with all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Senior Notes of such series.

  If Yorkshire Finance shall wish to deposit or cause to be deposited money or US Government obligations to pay or discharge the principal of, premium, if any, and interest (including any Additional Amounts then known) on the outstanding Senior Notes of a series to and including a Redemption Date on which all of the outstanding Senior Notes of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or US Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Request that the Trustee give notice of such redemption in the name and at the expense of Yorkshire Finance not less than 30 nor more than 60 days prior to such Redemption Date in accordance with the Indenture.

  If the Trustee or the Paying Agent is unable to apply any moneys deposited in trust to effect a Defeasance or Covenant Defeasance by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then any obligations from which Yorkshire Finance had been discharged or released shall be revived and reinstated as though no such deposit of moneys in trust had occurred, until such time as the Trustee or Paying Agent is permitted so to apply all of such moneys deposited in trust.

  "US Government Obligations" means direct obligations of the US for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the US and the payment of which is unconditionally guaranteed by the US, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such US Government Obligation or a specific payment of interest on or principal of any such US Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the US Government obligation or the specific payment of interest on or principal of the US Government Obligation evidenced by such depository receipt.

MODIFICATION OR WAIVER OF CERTAIN COVENANTS

  Yorkshire Finance or Yorkshire Group may omit in any particular instance to comply with any term, provision or condition set forth in the Indenture with respect to the Debt Securities of any series if before the

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

time for such compliance the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of such series shall, by Act of such Holders, either modify the covenant or waive such compliance in such instance or generally waive compliance with such term, provision or condition, provided that no such modification shall without the consent of each Holder of the Debt Securities of such series (a) change the stated maturity upon which the principal of and premium, if any, or the interest on any Debt Securities is due and payable, (b) reduce the principal amount thereof and premium, if any, or the rate of interest thereon, (c) change any obligation of Yorkshire Finance or Yorkshire Group to pay Additional Amounts with respect to any Debt Securities, (d) change any place of payment or the currency in which any Debt Securities or any premium or the interest thereon is payable, (e) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date) or (f) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture. The Debt Securities owned by Yorkshire Finance or Yorkshire Group or any of its Affiliates shall be deemed not to be outstanding for, among other purposes, consenting to any such modification.

GOVERNING LAW; SUBMISSION TO JURISDICTION

  The Indenture, the Senior Notes and the Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

  Any legal suit, action or proceeding against Yorkshire Finance, Yorkshire Group or their respective properties, assets or revenues with respect to their respective obligations, liabilities or any other matter arising out of or in connection with the Indenture, a Senior Note or the Guarantee may be brought in the Supreme Court of New York, New York County or in the United States District Court for the Southern District of New York and any appellate court from either thereof. Yorkshire Finance and Yorkshire Group have submitted to the non-exclusive jurisdiction of such courts for the purposes of any such proceeding and have irrevocably waived, to the fullest extent that they may effectively do so, any objection to the laying of venue of any such proceeding in any such court and the defense of an inconvenient form.

                      DESCRIPTION OF ORIGINAL SECURITIES

  The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances) and (ii) the Exchange Senior Notes will not provide for any increase in the interest rate thereon. The Registration Rights Agreement provides that, in the event that a registration statement relating to the Exchange Offer has not been filed by July 24, 1998 and been declared effective by August 23, 1998, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Senior Notes is not declared effective by the time required by the Registration Rights Agreement, then interest will accrue (in addition to the stated interest rate on the Original Senior Notes) at the rate of 0.25% per annum on the principal amount of the Original Senior Notes for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Senior Notes are not, and upon consummation of the Exchange Offer the Original Senior Notes will not be, entitled to any such additional interest. Accordingly, holders of Original Senior Notes should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Original Senior Notes" and "Description of Exchange Senior Notes."


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

                       CERTAIN INCOME TAX CONSIDERATIONS

  THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF A SENIOR NOTE IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECTS OF STATE, LOCAL OR FOREIGN LAWS, INCLUDING UK TAX LAWS TO WHICH THEY MAY BE SUBJECT.

UK INCOME TAX CONSIDERATIONS

  The following is a general summary of the anticipated UK tax consequences of the purchase, ownership and disposal of the Senior Notes. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a prospective holder of the Senior Notes.

  The statements regarding UK tax laws and practices set out below, including the statements regarding the UK/US double taxation convention relating to income and capital gains (the "Tax Treaty") are based on those laws as in force and as applied in practice as at the date of this Prospectus are subject to changes therein (possibly with retrospective affect).

  This summary relates only to the position of persons who are the absolute beneficial owners of their Senior Notes and does not address the tax consequences to (i) investors that do not hold their Senior Notes as capital assets, or (ii) special classes of investors such as dealers in securities.

  References below to "Qualifying Companies" are to companies within the charge to UK corporation tax (other than authorized unit trusts), and references to "Relevant Noteholders" are to holders of Senior Notes who are individuals, trustees or companies not within the charge to UK corporation tax.

  For the purposes of the following discussion, a US holder means a person who is the beneficial owner of Senior Notes who is a resident of the US and not a resident of the UK for the purposes of the Tax Treaty, does not hold the Senior Notes in connection with a permanent establishment or fixed base in the UK and is otherwise fully eligible for the benefit of the "interest" article in the Tax Treaty.

  Prospective investors are advised to consult their tax advisers as to the UK or other tax consequences of the purchase, ownership or disposal of Senior Notes, including the effect of any local tax laws.

 Payments of Interest on the Senior Notes

  Payments of interest on the Global Senior Notes may be made, provided that such Senior Notes continue to be (i) in bearer form and (ii) listed on a "recognized stock exchange" within the meaning of Section 841 Income and Corporation Taxes Act 1988 (the Luxembourg Stock Exchange is a "recognized stock exchange" for these purposes), without withholding or deduction for or on account of UK income tax where:

    (1) the payment of interest is made by or through an overseas paying agent, or

    (2) the payment is made by or through a person who is in the UK but:

      (i) the person who is the beneficial owner of the Senior Notes and is beneficially entitled to the interest is not resident in the UK; or

      (ii) the Senior Notes are held in a "recognized clearing system" as defined in section 841A Income and Corporation Taxes Act 1988
    (Euroclear, DTC and Cedel Bank have each been designated as a "recognized clearing system" for this purpose)
and, in either case, a declaration to that effect in the required form has been given to the person by or through whom the payment is made (or the Inland Revenue has issued a notice to that effect to the person by whom or through whom the payment is made) provided that the Inland Revenue has not issued a direction that it considers that neither of the conditions in clause (i) or
(ii) are satisfied.

  In all other cases, interest will be paid under deduction of income tax at the lower rate (currently 20 percent) subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

  Where a person in the UK acts as a collecting agent, i.e., either:

    (i) acts as custodian of the Senior Notes and receives interest on the Senior Notes, or directs that interest on the Senior Notes be paid to another person, or consents to such payment; or

    (ii) collects or secures payment of or arranges to collect or secure payment of, or receives interest on, the Senior Notes for a Noteholder (except by means of clearing a cheque or arranging for the clearing of a cheque);

the collecting agent will be required to withhold on account of UK income tax at the lower rate unless:

    (a) the person who is the beneficial owner of the Senior Notes and beneficially entitled to the interest is not resident in the UK and a declaration to that effect in the required form has been given to the collecting agent, or the Inland Revenue has issued a notice to the collecting agent; or

    (b) the relevant Senior Notes are held in a "recognizing clearing system" and the collecting agent pays or accounts for the interest directly or indirectly to the clearing system or to a depositary for the clearing system and (in the latter case) a declaration to that effect in the required form has been given by the depositary; or

    (c) one of certain other exceptions to the obligation to withhold applies;

and, in each case, conditions imposed by regulations may need to be satisfied for the exception to the withholding obligation to be available.

  In all other cases, and in particular where the Senior Notes are represented by Definitive Registered Senior Notes, interest will be paid under deduction of UK income tax at the lower rate (currently 20 percent) subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

  Where interest has been paid under deduction of UK income tax, Noteholders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty. A US holder will normally be eligible to recover in full any UK tax withheld from payments of interest to which such US holder is beneficially entitled by making a claim under the Tax Treaty on the appropriate form. Alternatively such a claim may be made by such a holder in advance of a payment of interest. If the claim is accepted by the Inland Revenue, it may authorize subsequent payments to that US holder to be made without deduction of UK withholding tax. Claims for repayment must be made within six years of the end of the UK year of assessment to which the interest relates and must be accompanied by the original statement provided by Yorkshire Finance when the interest payment was made showing the amount of UK income tax deducted.

  The provisions relating to Additional Amounts would not apply if the Inland Revenue sought to assess directly the person entitled to the relevant interest to UK tax.

  Interest on the Senior Notes has a UK source and accordingly may be chargeable to UK tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not generally be assessed to UK tax in the hands of holders of the Senior Notes who are not resident in the UK for tax purposes, except where such persons carry on a trade, profession or vocation in the UK through a UK branch or agency in connection with which the interest is received or to which the Senior Notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the UK branch or agency.

 Disposal (Including Redemption) of the Senior Notes

 Qualifying Companies

  Qualifying Companies will be subject to corporation tax on income on all profits and gains arising from Senior Notes broadly in accordance with their statutory accounting treatment. Such holders will generally be charged in each accounting period by reference to interest and any profit or loss which in accordance with the holder's authorized accounting method, is applicable to that period. Qualifying Companies will also be required to bring in profits and losses on the Senior Notes arising from currency fluctuations in accordance with the exchange gains and losses provisions in the Finance Act 1993 which should generally mirror this accounting treatment.

 Relevant Noteholders

  The Senior Notes will not be "qualifying corporate bonds" for the purposes of the UK taxation of capital gains. Accordingly, a disposal of a Senior Note by a Relevant Noteholder resident or ordinarily resident for tax purposes in the UK or who carries on a trade, profession or vocation in the UK through a branch or agency to which the Senior Note is attributable may give rise to chargeable gain or allowable loss for the purposes of taxation of capital gains.

  A transfer of a Senior Note by a Relevant Noteholder resident or ordinarily resident for tax purposes in the UK or who carries on a trade in the UK through a branch or agency to which the Senior Note is attributable may give rise to a charge to tax on income in respect of an amount representing interest on the Senior Note which has accrued since the preceding interest payment date.

 Exchange of Original Senior Notes

  The exchange of Original Senior Notes for Exchange Senior Notes described under "The Exchange Offer" may constitute a disposal of Original Senior Notes for Qualifying Companies and Relevant Noteholders who are within the charge to UK capital gains tax.

  With respect to Qualifying Companies, because exchange gains and losses are broadly taxed in accordance with their statutory accounting treatment, the exchange of Original Senior Notes for Exchange Senior Notes should not give rise to any greater or earlier charge to tax than if no exchange were to take place. With respect to Relevant Noteholders, any such disposal is in any case unlikely to give rise to an immediate charge to capital gains tax on the basis that the exchange of Original Senior Notes for Exchange Senior Notes should constitute a "conversion of securities" within the meaning of Section 132 of Taxation of Chargeable Gains Act 1992. The point is, however, not entirely clear, and Relevant Noteholders should seek their own advice as to the UK tax consequences of the exchange of Original Senior Notes for Exchange Senior Notes.

 General

  It should be noted that to calculate any profit arising on a disposal of a Senior Note, for the purposes of the taxation of capital gains, sterling values and dollar amounts are compared at acquisition and disposal. Accordingly, a taxable profit may arise on disposal by Relevant Noteholders even where the amount obtained is less than, or equal to, the amount in dollars paid to acquire the Senior Note.

 Stamp Duty

  No UK stamp duty or stamp duty reserve tax will be payable on the issue or transfer by delivery or redemption of the Senior Notes.

  Section 105 of the UK Finance Act 1997 imposes a charge to stamp duty reserve tax on an agreement to transfer certain bearer securities made in specified circumstances at the rate of 0.5 percent of the amount or value of the consideration. Section 103 should not apply to an agreement to transfer the Senior Notes because, inter alia, Yorkshire Finance is not incorporated in the United Kingdom, provided that no register of the Senior Notes is kept in the UK.

US FEDERAL INCOME TAX CONSIDERATIONS

  The following summary describes the material US federal income tax consequences of the acquisition, ownership and disposition of the Senior Notes by purchasers who are US citizens or residents, corporations, partnerships or other entities created or organized in or under the laws of the US or any state thereof, an estate, the income of which is subject to US federal income taxation regardless of its source or a trust, the administration of which is subject to the primary supervision of a US court and for which one or more US persons have the authority to control all substantial decisions, in each case that are resident in the US and not resident in the UK for purposes of the Tax Treaty ("US Holders") and that hold their beneficial interests in the Senior Notes as capital assets. This discussion represents the opinion of Dewey Ballantine LLP, counsel to Yorkshire Finance, so far as it relates to matters of law or legal conclusions and is based upon the provisions of the US Internal Revenue Code of 1986, as amended (the "Code"), US Treasury regulations promulgated thereunder, rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. The summary does not discuss all aspects of US federal income taxation that may be relevant to particular investors in light of their particular investment circumstances, nor does it discuss any aspects of state, local or foreign tax laws or any estate or gift tax considerations. The summary does not deal with persons other than US Holders or with certain classes of US persons subject to special treatment under the US federal income tax laws (for example, dealers in securities, banks, life insurance companies or tax exempt organizations). In addition, because the tax consequences may differ depending on individual circumstances, each prospective purchaser of the Senior Notes is strongly urged to consult his own tax advisor with respect to his particular tax situation.

 Payments of Interest

  Except as set forth below, interest on the Senior Notes generally will be taxable to a US Holder as ordinary income from foreign sources at the time it is received or accrued in accordance with the US Holder's method of accounting for US federal income tax purposes. In addition, if any Additional Amounts are paid, such payment, as well as the amount of Gross-Up Taxes in respect of which such payment is made, will be taxable as ordinary income in accordance with such US Holder's method of accounting. Thus, in the event Additional Amounts are paid, a US Holder will be required to report income in an amount greater than the cash it receives in respect of payments on its Senior Notes. However, a US Holder, subject to certain limitations, may be eligible to claim, as a credit or deduction for purposes of computing its US federal income tax liability, UK taxes withheld. For that purpose, interest income and Additional Amounts will generally be treated as foreign source income and, in general, "passive income" or, if the income were subject to a foreign withholding tax of 5 percent or more, "high withholding tax interest" (or, in the case of certain US Holders, "financial services income"). The rules relating to foreign tax credits are extremely complex, and US Holders should consult with their own tax advisors with regard to the availability of a foreign tax credit and the application of the foreign tax credit rules to their particular situation. In the case of a US Holder other than a corporation, the interest income, in general, also will constitute "investment income" for purposes of determining the deduction allowable for investment interest expense. Yorkshire Finance is obligated to pay liquidated damages in the form of additional interest on the Senior Notes in certain circumstances described under "Description of Original Securities". Yorkshire Finance believes that any such payment should be treated as subject to an "incidental contingency" for purposes of the original issue discount rules because the amount of such payment, if required to be made, is expected to be insignificant relative to the total expected amount of the remaining payments on the Senior Notes. Accordingly, Yorkshire Finance believes that the Senior Notes will not be issued with original issue discount and any such amounts should be taxable to holders as payments of interest.

 Payments under the Guarantee

  Under US federal income tax law, any payment made by Yorkshire Group under the Guarantee will generally be treated as a payment by Yorkshire Finance. Consequently, the descriptions herein of US federal income tax consequences for payments to US Holders in respect of the Senior Notes will apply to equivalent payments in respect of the Guarantee.

 Sale or Other Taxable Disposition of the Senior Notes

  A US Holder's tax basis in the Senior Notes, in general, will be the US Holder's cost therefor. A US Holder will recognize gain or loss on the sale, exchange, redemption or other taxable disposition of the Senior Notes, equal to the difference (if any) between the amount realized upon the sale, exchange, redemption or other taxable disposition (converted into US dollars if any foreign currency is received) and the US Holder's adjusted tax basis in the Senior Notes. Such gain or loss will be capital gain or loss and will be long term capital gain or loss if, at the time of sale, exchange, redemption or other taxable disposition, the Senior Notes have been held for more than one year. Under recently enacted legislation, the maximum net capital gain tax rate for individual taxpayers has been lowered from 28% to 20% for a capital asset held more than 18 months, and remains at 28% for a capital asset held for more than one year but not more than 18 months. The maximum net capital gain tax rate for corporate taxpayers remains at 35%. The deductibility of capital losses is subject to limitations. Any gain recognized upon a sale, exchange, redemption or other taxable disposition of a Senior Note by a US Holder generally will be treated as US source income. If the US dollar is not the functional currency of the US Holder, such holder may recognize ordinary gain or loss due to currency exchange fluctuation.

 Exchange of Original Senior Notes

  The exchange of Original Senior Notes for Exchange Senior Notes described under "The Exchange Offer" should not be a taxable event to US Holders for US federal income tax purposes. The exchange of Original Senior Notes for Exchange Senior Notes pursuant to the Exchange Offer should not be treated as an "exchange" for US federal income tax purposes because the Exchange Senior Notes should not be considered to differ materially in kind or extent from the Original Senior Notes and because the exchange will occur by operation of the terms of the Senior Notes. If, however, the exchange of Original Senior Notes for Exchange Senior Notes were treated as an exchange for US federal income tax purposes, such exchange should constitute a tax free recapitalization for US federal income tax purposes. Accordingly, no gain or loss should be recognized by a US Holder upon receipt of an Exchange Senior Note, the Exchange Senior Notes should have the same issue price as the Original Senior Notes and a US Holder should have the same adjusted tax basis and holding period in the Exchange Senior Notes as the US Holder had in the Original Senior Notes immediately before such exchange.

 Backup Withholding and Information Reporting

  Under the Code, a US Holder may be subject to certain information reporting requirements and, under certain circumstances, to US backup withholding at a 31% rate with respect to payments by Yorkshire Finance or any of its paying agents of principal of, interest on or the gross proceeds of dispositions of, the Senior Notes. Backup withholding applies only if the US Holder fails to furnish a correct social security or other taxpayer identification number to Yorkshire Finance, fails to report interest income in full or fails to certify to Yorkshire Finance that such US Holder has provided a correct taxpayer identification number and that such US Holder is not subject to withholding. In addition, certain penalties may be imposed by the US Internal Revenue Service (the "IRS") on a US Holder who is required to supply information but fails to do so, or does so in an improper manner.

  The backup withholding tax is not an additional tax and may be credited against a US Holder's regular US federal income tax liability or refunded by the IRS where applicable.

  The payment of proceeds from the disposition of Senior Notes to or through the United States office of a broker will be subject to information reporting and backup withholding unless the owner establishes an exemption. Special rules may apply with respect to the payment of the proceeds from the disposition of Senior Notes to or through foreign offices of certain brokers.

  Recently adopted United States Treasury regulations, which generally are effective for payments made after December 31, 1998, subject to certain transition rules, modify in certain respects the backup withholding and information reporting rules. In general, the new regulations do not significantly alter the substantive requirements of these rules, but unify current procedures and forms and clarify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

CAYMAN ISLANDS TAXATION

  Yorkshire Finance has been advised that, under existing Cayman Islands laws:

    (i) payments in respect of the Senior Notes will not be subject to taxation in the Cayman Islands and no withholding will be required on such payments to any holder of Senior Notes and gains derived from the sale of Senior Notes will not be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income tax or taxation in the nature of a withholding tax, corporate or capital tax and no estate duty, inheritance tax or gift tax; and

    (ii) the holder of any Senior Note in bearer form (or the legal personal representative of such holder) whose Note is brought into the Cayman Islands in original form may be liable to pay stamp duty imposed under the laws of the Cayman Islands in respect of such Senior Note (currently CI $250 (US $305) per Senior Note, unless duty of CI $500 is paid in respect of the series of such Senior Notes). Definitive Registered Senior Notes and any Global Senior Notes representing the Senior Notes which are evidence of entitlement only and title to which passes by entry in the relevant register, will not be subject to Cayman Islands stamp duty. Any instrument transferring title to any Definitive Registered Senior Note may be subject to Cayman Islands stamp duty of CI $100 if brought to or executed in the Cayman Islands.

  Yorkshire Finance has been incorporated under the laws of the Cayman Islands as an exempted company, and, as such, has obtained an undertaking dated September 9, 1997 from the Governor-in-Council of the Cayman Islands that, for a period of twenty years from the date of the undertaking, no law enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Yorkshire Finance or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable by Yorkshire Finance on or in respect of the shares, debentures or other obligations of Yorkshire Finance or by way of the withholding in whole or in part of any relevant payment (as defined in Section 6(3) of the Tax Concessions Law (1995 Revisions)).

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Senior Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Senior Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the period referred to below in connection with resales of Exchange Senior Notes received in exchange of Original Senior Notes where such Original Senior Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. Yorkshire Group and Yorkshire Finance have agreed that, for a period not exceeding 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  Yorkshire Group and Yorkshire Finance will not receive any proceeds from any sale of Exchange Senior Notes offered hereby. Exchange Senior Notes received by broker-dealers for their own accounts pursuant to the Exchange offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Senior Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Senior Notes. Any broker-dealer that resells Exchange Senior Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Senior Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Senior Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Senior Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of certain plans subject thereto and persons who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of the Code. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Senior Notes, including the availability of any administrative exemptions from the prohibited transaction rules.

                                LEGAL OPINIONS

  Certain matters relating to New York law and US Federal law, including US Federal income tax considerations, will be passed upon for Yorkshire Group and Yorkshire Finance by Dewey Ballantine LLP, New York, New York. Certain matters relating to English law will be passed upon for Yorkshire Group and Yorkshire Finance by Allen & Overy, London, England. Certain matters with respect to the laws of the Cayman Islands will be passed upon for Yorkshire Finance by Maples and Calder, Grand Cayman, Cayman Islands. Dewey Ballantine LLP may rely, without independent investigation, upon Allen & Overy with respect to matters relating to English law and upon Maples and Calder with respect to matters relating to Cayman Islands law.

                                    EXPERTS

  The consolidated balance sheets of Yorkshire Electricity Group plc as of March 31, 1997 and 1996, the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended March 31, 1997 and the consolidated balance sheet of Yorkshire Power Group Limited and its subsidiaries as of April 1, 1997 and the related financial statement schedule included in the Prospectus have been audited by Deloitte & Touche, independent chartered accountants, as stated in their reports, which have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The consolidated balance sheet of Yorkshire Power Group Limited and its subsidiaries as of March 31, 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended March 31, 1998 and the related financial statement schedule included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                LUXEMBOURG STOCK EXCHANGE AND OTHER INFORMATION

LISTING

  A notice relating to the issue (Notice Legale) as well as the Memorandum and Articles of Association of Yorkshire Finance and the Articles of Association of Yorkshire Group will be lodged with the Chief Registrar of the District Court of Luxembourg (Greffier en chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents may be examined and copies obtained.

EUROCLEAR AND CEDEL

  The Senior Notes have been accepted for clearance through Cedel Bank and
Euroclear. The Common Code number for the 2003 Senior Notes is      . The
Common Code number for the 2008 Senior Notes is      . With respect to the
2003 Senior Notes, the ISIN is      . With respect to the 2008 Senior Notes,
the ISIN is      .

AUTHORIZATION

  The issue of the Senior Notes was authorized by a resolution of the Board of Directors of Yorkshire Finance passed on February 11, 1998. The giving of the Guarantee was authorized by a resolution of the Board of Directors of Yorkshire Group passed on December 2, 1997.

SIGNIFICANT OR MATERIAL CHANGE

  Except as disclosed herein, there has been no significant change in the financial or trading position of (1) Yorkshire Finance since its incorporation, (2) Yorkshire Group since March 31, 1998 and (3) Yorkshire and its consolidated subsidiaries (the "Yorkshire Electricity Group") since March 31, 1997 (being the date of the last published consolidated accounts of the Yorkshire Electricity Group) and, since such dates, except as disclosed herein there has been no material adverse change in the financial position or prospects of Yorkshire Finance, Yorkshire Group or the Yorkshire Electricity Group.

LITIGATION

  Except as disclosed herein, neither Yorkshire Finance nor Yorkshire Group is involved in any litigation or arbitration proceedings which are material in the context of the issue of the Exchange Senior Notes nor, so far as Yorkshire Finance or Yorkshire Group is aware, is any such litigation or arbitration pending or threatened.

AUDITORS

  Yorkshire Finance has not published any financial statements since its date of incorporation.

  Yorkshire Group produced audited financial statements on March 31, 1998.

  The financial information in respect of Yorkshire and its subsidiaries for each of the four years ended March 31, 1998 contained in this document do not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985 (the "Companies Act"). Statutory accounts for each of the five years in the five year period ended March 31, 1998 have been delivered to the Registrar of Companies in England and Wales upon which Deloitte & Touche (with respect to each of the four years ended March 31, 1997) and Deloitte & Touche LLP (with respect to the year ended March 31, 1998) gave an unqualified report, without any statement under Section 237(2) or (3) of the Companies Act.

DOCUMENTS AVAILABLE

  Copies of the following documents may be inspected at (and, in the case of the financial statements referred to in clause (iii) below, obtained from) the offices of the Paying Agent in Luxembourg during usual business hours on any weekday (Saturdays and public holidays excepted) so long as any of the Senior Notes remain outstanding:

    (i)  the Memorandum and Articles of Association of Yorkshire Finance;

    (ii)  the Memorandum and Articles of Association of Yorkshire Group;

    (iii) the latest consolidated financial statements of Yorkshire Group are available and certain interim financial statements of the Yorkshire Group are available and are expected to be available on a quarterly basis; financial statements of Yorkshire Finance are not prepared; and

    (iv) each of the Indenture and the First and Second Supplemental Indenture (which contain the forms of the Senior Notes), the Deposit Agreement, the Registration Rights Agreement and the Letter of Representations.

                         INDEX TO FINANCIAL STATEMENTS

YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
  Independent Auditors' Report.............................................  F-2
  Consolidated Statements of Income........................................  F-3
  Consolidated Balance Sheets..............................................  F-4
  Consolidated Statements of Changes in Shareholders' Equity...............  F-6
  Consolidated Statements of Cash Flows....................................  F-7
  Notes to the Consolidated Financial Statements...........................  F-8
YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
  Independent Auditors' Report............................................. F-20
  Consolidated Balance Sheet............................................... F-21
  Notes to the Consolidated Balance Sheet.................................. F-23
YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
  Independent Auditors' Report............................................. F-32
  Consolidated Statement of Income......................................... F-33
  Consolidated Balance Sheets.............................................. F-34
  Consolidated Statement of Changes in Shareholders' Equity................ F-36
  Consolidated Statement of Cash Flows..................................... F-37
YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
  Consolidated Statements of Income........................................ F-51
  Consolidated Balance Sheets.............................................. F-52
  Consolidated Statements of Cash Flows.................................... F-54
  Consolidated Statements of Changes in Shareholders' Equity............... F-55
  Notes to Consolidated Financial Statements............................... F-56

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES

                         INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors of Yorkshire Electricity Group plc

  We have audited the accompanying consolidated balance sheets of Yorkshire Electricity Group plc and its subsidiaries (the "Company") as of March 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended March 31, 1997 (all expressed in pounds sterling). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Yorkshire Electricity Group plc and its subsidiaries as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles in the United States of America.

Deloitte & Touche

Leeds
United Kingdom
July 15, 1997
(December 31, 1997 as to Note 14)

                YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN MILLIONS)

                                                        YEAR ENDED MARCH 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     -------- -------- --------
                                                     (Pounds) (Pounds) (Pounds)
OPERATING REVENUES..................................  1,331    1,431    1,464
COST OF SALES.......................................    932    1,013    1,025
GROSS MARGIN........................................    399      418      439
OPERATING EXPENSES
Maintenance.........................................     76       77       64
Depreciation........................................     50       42       41
Provision for uneconomic gas and electricity
 contracts..........................................     78      --       --
Selling, general and administrative.................     93       85      111
Systems development costs (Note 9)..................     50      --       --
Restructuring charges...............................    --       --         8
                                                      -----    -----    -----
Income from operations..............................     52      214      215
                                                      -----    -----    -----
OTHER INCOME (EXPENSE)
National Grid transaction (Note 12):
  Realized gain on sale of National Grid Group plc..      1      215      --
  Realized gain on sale of PSB Holdings Limited.....      6       56      --
  Special dividend..................................    --       118      --
  Customer discounts awarded........................    --       (85)     --
  Administrative costs..............................    --        (4)     --
Dividend income.....................................      2       21       18
Equity in loss of associates........................     (4)      (6)     (19)
Gain on sale of associate...........................     15      --       --
Loss on sale of subsidiary..........................    --        (2)     --
Compensation payment-Stockholm Stadhus AB...........    --       --        17
                                                      -----    -----    -----
Total other income, net.............................     20      313       16
                                                      -----    -----    -----
Interest expense....................................    (55)     (46)     (23)
Interest income.....................................     22       26       11
                                                      -----    -----    -----
Net interest expense................................    (33)     (20)     (12)
                                                      -----    -----    -----
INCOME BEFORE INCOME TAXES..........................     39      507      219
PROVISION FOR INCOME TAXES..........................     13      114       78
                                                      -----    -----    -----
NET INCOME..........................................     26      393      141
                                                      =====    =====    =====

  The accompanying notes are an integral part of these consolidated financial statements.

                YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  MARCH 31,
                                                              -----------------
                                                                1997     1996
                           ASSETS                             -------- --------
                                                              (Pounds) (Pounds)
FIXED ASSETS
Property, plant and equipment, net of accumulated
 depreciation of (Pounds)500 and (Pounds)458.................    765      735
Construction work in progress................................     31       34
                                                               -----    -----
  Total fixed assets.........................................    796      769
                                                               -----    -----
CURRENT ASSETS
Cash and cash equivalents....................................    221      252
Investments..................................................     29       37
Customer receivables, less provision for uncollectible
 accounts of (Pounds)6 and (Pounds)7.........................     90       89
Unbilled revenue.............................................     84       99
Other receivables............................................     21       26
Other........................................................     19       14
                                                               -----    -----
  Total current assets.......................................    464      517
                                                               -----    -----
OTHER ASSETS
Investments, long-term.......................................    109      103
Long-term receivables........................................    --        15
Prepaid pension asset........................................      6        4
                                                               -----    -----
  Total other assets.........................................    115      122
                                                               -----    -----
  Total assets...............................................  1,375    1,408
                                                               =====    =====


  The accompanying notes are an integral part of these consolidated financial statements.

                YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  MARCH 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                                                              (Pounds) (Pounds)
            SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY
Share capital, 68 2/11 pence par value common shares,
 220,000,000 shares, authorized, 159,131,326 in 1997 and
 158,555,100 in 1996 issued and outstanding..................    108      108
Additional paid-in capital...................................     92       89
Unrealized gain on available-for-sale investments............     13       14
Retained earnings............................................    146      188
                                                               -----    -----
  Total shareholders' equity.................................    359       399
                                                               -----    -----
LONG-TERM DEBT...............................................    419      424

OTHER NON-CURRENT LIABILITIES
Deferred income taxes........................................    136      158
Provision for uneconomic gas and electricity contracts.......     78      --
Other........................................................     15       23
                                                               -----    -----
  Total other non-current liabilities........................    229      181
                                                               -----    -----
CURRENT LIABILITIES
Current portion of long-term debt............................      5        5
Short-term debt..............................................     82       85
Accounts payable.............................................     15       17
Electricity purchases payable................................     64       75
Payments received in advance.................................     14       55
Accrued liabilities and deferred income......................     69       52
Income taxes payable.........................................     51       45
Other current liabilities....................................     68       70
                                                               -----    -----
  Total current liabilities..................................    368      404
                                                               -----    -----
  Total liabilities..........................................  1,016    1,009
                                                               -----    -----
COMMITMENTS AND CONTINGENCIES (NOTE 4)
  Total shareholders' equity and liabilities.................  1,375    1,408
                                                               =====    =====

  The accompanying notes are an integral part of these consolidated financial statements.

                YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995
               (IN MILLIONS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                                    UNREALIZED
                                                                      GAIN ON
                             SHARE CAPITAL      ADDITIONAL           AVAILABLE
                          ---------------------  PAID-IN   RETAINED  FOR SALE
                            SHARES      AMOUNT   CAPITAL   EARNINGS INVESTMENTS  TOTAL
                          -----------  -------- ---------- -------- ----------- --------
                                       (Pounds)  (Pounds)  (Pounds)  (Pounds)   (Pounds)
Balance, April 1, 1994..  207,865,920    104        74        434       --         612
Common shares issued....    1,141,446    --          3        --        --           3
Reduction in shares from
 reverse shares
 split(1)...............  (25,109,191)   --        --         --        --         --
Net income..............          --     --        --         141       --         141
Dividends declared......          --     --        --        (239)      --        (239)
                          -----------    ---       ---       ----      ----       ----
Balance, March 31, 1995.  183,898,175    104        77        336       --         517
Common shares issued....    5,537,644      4        12        --        --          16
Reduction in shares from
 reverse shares
 split(2)...............  (30,880,719)   --        --         --        --         --
Revaluation of NGG
 shares to fair market
 value..................          --     --        --         --        233        233
Realization of gain on
 distribution of NGG
 shares.................          --     --        --         --       (215)      (215)
Deferred tax on
 revaluation of NGG
 shares.................          --     --        --         --         (4)        (4)
Revaluation of PSB
 shares to fair market
 value..................          --     --        --         --         56         56
Realization of gain on
 sale of PSB............          --     --        --         --        (56)       (56)
Net income..............          --     --        --         393       --         393
NGG special dividend....          --     --        --        (298)      --        (298)
Dividends declared......          --     --        --        (243)      --        (243)
                          -----------    ---       ---       ----      ----       ----
Balance, March 31, 1996.  158,555,100    108        89        188        14        399
Common shares issued....      576,226    --          3        --        --           3
Gain on sale of NGG
 shares.................          --     --        --         --         (1)        (1)
Revaluation of PSB
 shares to fair market
 value..................          --     --        --         --          6          6
Realization of gain on
 sale of PSB............          --     --        --         --         (6)        (6)
Net income..............          --     --        --          26       --          26
Dividends declared......          --     --        --         (68)      --         (68)
                          -----------    ---       ---       ----      ----       ----
Balance, March 31, 1997.  159,131,326    108        92        146        13        359
                          ===========    ===       ===       ====      ====       ====

(1) In January 1995 the share capital was consolidated on the basis of 22 new 56 9/11 pence ordinary shares for every 25 existing 50 pence ordinary shares.
(2) In January 1996 the share capital was consolidated on the basis of 5 new 68 2/11 pence ordinary shares for every 6 existing 56 9/11 pence shares.

  The accompanying notes are an integral part of these consolidated financial statements.

                YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                 (IN MILLIONS)

                                                        YEAR ENDED MARCH 31,
                                                     --------------------------
                                                       1997     1996     1995
                                                     -------- -------- --------
                                                     (Pounds) (Pounds) (Pounds)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.........................................     26      393      141
 Adjustments to reconcile net income to net cash
  provided by operating activities:
 Depreciation.......................................     50       42       41
 Write off of capitalized system costs..............     22      --       --
 Deferred income taxes..............................    (24)      23       23
 Gain on disposal of investments....................     (7)    (271)     --
 Equity in loss of associates.......................      4        6       19
 Gain on sale of associate..........................    (15)     --       --
 Changes in assets and liabilities:
 Receivables........................................     14       21      (44)
 Provision for uneconomic gas and electricity
  contracts.........................................     78      --       --
 Electricity purchases..............................    (11)      15        6
 Payments received in advance.......................    (41)      25      (26)
 Other..............................................    --       (32)      41
                                                       ----     ----     ----
 Net cash provided by operating activities..........     96      222      201
                                                       ----     ----     ----
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures...............................   (103)    (101)     (89)
 Proceeds from sale of fixed assets.................     29       33        3
 Proceeds from sale of subsidiary...................    --        33      --
 Purchases of associates............................    --       --       (11)
 Proceeds from sale of associate....................     26      --       --
 Loans (advanced to) repaid by associate............     (3)       2      (24)
 Purchases of long-term investments.................    (18)     (25)     (30)
 Proceeds from sale of PSB..........................     10       53      --
 Sales (purchases) of short-term investments........      8       (3)      50
                                                       ----     ----     ----
 Net cash used in investing activities..............    (51)      (8)    (101)
                                                       ----     ----     ----

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of long-term debt...........    --       163      196
 Proceeds from issuance of common stock.............      3       11        3
 Repayments of long-term debt.......................     (5)     (47)     (17)
 Net change in short-term debt......................     (3)       2      (10)
 Dividends paid.....................................    (71)    (243)    (239)
                                                       ----     ----     ----
 Net cash used in financing activities..............    (76)    (114)     (67)
                                                       ----     ----     ----
 (Decrease) increase in cash and cash equivalents...    (31)     100       33
 Beginning of period cash and cash equivalents......    252      152      119
                                                       ----     ----     ----
 End of period cash and cash equivalents............    221      252      152
                                                       ====     ====     ====
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest.............................     42       46       19
                                                       ====     ====     ====
 Cash paid for income taxes.........................     30       98       23
                                                       ====     ====     ====

  The accompanying notes are an integral part of these consolidated financial statements.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

  Yorkshire Electricity Group plc ("YEG" or the "Company") is one of the twelve regional electricity companies ("RECs") in England and Wales licensed to supply, distribute, and to a limited extent, generate electricity. The RECs were created as a result of the privatization of the UK electricity industry in 1990 after the state owned low voltage distribution networks were allocated to the then existing twelve regional boards. The Company's main business, the distribution and supply of electricity to customers in its franchise area (the "Franchise Area") in the North of England, is regulated under the terms of a Public Electricity Supply License ("PES License") by the Office of Electricity Regulation ("OFFER").

  The Company operates primarily in its Franchise Area in Northern England. The Franchise Area covers approximately 10,000 square kilometers, encompassing parts of the counties of West Yorkshire, Humberside, South Yorkshire, Derbyshire, Nottinghamshire, Lincolnshire and Lancashire. The Franchise Area has a resident population of approximately 4.4 million.

  The Company purchases power primarily from the wholesale trading market for electricity in England and Wales (the "Pool"). The Pool monitors supply and demand between generators and suppliers, sets prices for generation and provides for centralized settlement of accounts due between generators and suppliers.

BASIS OF PRESENTATION

  The consolidated financial statements of the Company are presented in pounds sterling ((Pounds)) and in conformity with accounting principles generally accepted in the United States of America. The Company is not subject to rate regulation but rather, is subject to price cap regulation and, therefore, the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" do not apply.

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries and have been prepared from records maintained by the Company in the UK. Significant intercompany items are eliminated in consolidation.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNBILLED REVENUE

  The Company records revenue net of value added tax ("VAT") and accrues revenues for service provided but unbilled at the end of each reporting period.

RECOVERY OF REGULATED INCOME

  Charges for distribution of electricity and for supply to customers with a maximum demand under 100 kW are subject to a price control formula set out in the Company's PES License which allows a maximum charge per unit of electricity. Differences in the charges, or in the purchase cost of electricity, can result in the under or overrecovery of revenues in a particular period.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Where there is an overrecovery of supply or distribution business revenues against the regulated maximum allowable amount, revenues are deferred in an amount equivalent to the overrecorded amount. The deferred amount is deducted from operating revenues and included in other current liabilities.

FINANCIAL INSTRUMENTS

  The Company enters into contracts for differences ("CFDs") primarily to hedge its supply business against the price risk of electricity purchases from the Pool. Use of these CFDs is carried out within the framework of the Company's purchasing strategy and hedging guidelines. CFDs are accounted for as hedges and consequently, gains and losses are deferred and recognized over the same period as the item hedged. The Company recognizes gains (losses) on CFD's when settlement is made, which is generally monthly. Gains (losses) on CFD's are recognized as a decrease (increase) to cost of sales based upon the difference between fixed prices in the CFD compared to variable prices paid to the Pool for the period. Gains (losses) based upon the difference between fixed prices in the CFD compared to variable prices paid to the Pool for future electricity purchases are not recognized until the period of such settlements.

  The Company enters into interest rate swaps as a part of its overall risk management strategy and does not hold or issue material amounts of derivative financial instruments for trading purposes. The Company accounts for its interest rate swaps in accordance with Statement of Financial Accounting Standards No. 80, "Accounting for Futures Contracts" and various Emerging Issues Task Force pronouncements. If the interest rate swaps were to be sold or terminated, any gain or loss would be deferred and amortized over the remaining life of the debt instrument being hedged by the interest rate swap. If the debt instrument being hedged by the interest rate swap were to be extinguished, any gain or loss attributable to the swap would be recognized in the period of the transaction. The Company considers the carrying amounts of financial instruments classified as current assets and current liabilities to be a reasonable estimate of their fair value because of the short maturity of these instruments.

CASH AND CASH EQUIVALENTS

  The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is stated at original cost, which includes materials, labor and appropriate overhead costs, and the estimated cost of borrowed funds used during construction. The cost of maintenance, repairs and replacement of minor items of property is charged to maintenance expense.

  The Company records book depreciation expense on a straight-line basis, except for distribution network assets which are charged at 3% for 20 years and 2% for the remaining 20 years. Assets are depreciated using the following estimated useful lives:

                                                                         YEARS
                                                                        --------
   Distribution network................................................       40
   Generation..........................................................       20
   Buildings........................................................... Up to 60
   Fixtures and equipment.............................................. Up to 10
   Vehicles and mobile plant........................................... Up to 10

INVESTMENTS

  The Company accounts for investments in debt and equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Investments in Certain Debt and Equity Securities" ("SFAS 115").

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
The Company's investments are classified as available-for-sale under SFAS 115. Securities whose fair market values are readily determinable are reported at fair value. Securities whose fair market values are not readily determinable are recorded at the lower of cost or net realizable value.

INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This standard requires that deferred income taxes be recorded for temporary differences between the financial statement basis and the tax basis of assets and liabilities and loss carryforwards and that deferred tax balances be based on enacted tax laws at rates that are expected to be in effect when the temporary differences reverse.

2. RETIREMENT BENEFITS

PENSION PLANS

  The Company operates two schemes, one based on defined contributions and a second based on defined benefits.

DEFINED CONTRIBUTION

  The defined contribution plan was established on December 1, 1991. From April 1, 1995 new employees are only eligible to join this plan. The assets of the defined contribution plan are held and administered by an independent trustee. The cost recognized for this plan was less than (Pounds)1 million for each of the three fiscal years ended March 31, 1997.

DEFINED BENEFITS

  The Company participates in the Electricity Supply Pension Scheme, which provides pension and other related defined benefits, based on final pensionable pay, to substantially all employees throughout the electricity supply industry in the UK.

  The Company uses the projected unit credit actuarial method for accounting purposes. Amounts funded to the pension are primarily invested in equity and fixed income securities.

  Statement of Financial Accounting Standards No. 87 "Employers' Accounting For Pensions" ("SFAS 87") was effective for fiscal years beginning after December 15, 1988. The provisions of SFAS No. 87 were initially adopted by the Company on April 1, 1992. The amount of the unrecognized net transition obligation on April 1, 1992 was (Pounds)51 million.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheet (in millions):

                                                                   MARCH 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                               (Pounds) (Pounds)
   Accumulated benefit obligation:
     Vested benefits..........................................    590      570
     Nonvested benefits.......................................     35       40
                                                                 ----     ----
                                                                  625      610
                                                                 ----     ----
   Fair value of plan assets..................................    725      666
   Projected benefit obligation...............................   (664)    (648)
                                                                 ----     ----
   Assets in excess of projected benefit obligation...........     61       18
   Unrecognized net transition obligation.....................     37       40
   Unrecognized prior service cost............................     10       10
   Other unrecognized net gain................................   (102)     (64)
                                                                 ----     ----
   Prepaid pension asset......................................      6        4
                                                                 ====     ====

  The weighted average rates assumed in the actuarial calculations as of the following dates were:

                                     MARCH 31,
                             --------------------------
                               1997     1996     1995
                             -------- -------- --------
                                %        %        %
   Discount rate...........    8.0       8.5     7.5
   Annual salary rate
    increase...............    6.0       6.5     5.5
   Long-term rate of return
    on plan assets.........    9.0       9.0     9.0

  The components of the plan's net periodic pension cost during the periods are shown below (in millions):

                                     MARCH 31,
                             --------------------------
                               1997     1996     1995
                             -------- -------- --------
                             (Pounds) (Pounds) (Pounds)
   Service cost (benefits
    earned during the
    period)................     10         9      11
   Interest cost on
    projected benefit
    obligation.............     52        49      45
   Actual return on plan
    assets.................    (89)     (113)      1
   Net amortization and
    deferral...............     33        65     (52)
                               ---      ----     ---
   Net periodic pension
    cost...................      6        10       5
                               ===      ====     ===

3. REGULATORY MATTERS

  The distribution business of the Company is regulated under its PES License, pursuant to which revenue of the distribution business is controlled by the Distribution Price Control Formula (the "DPCF"). The DPCF determines the maximum average price per unit of electricity (expressed in kilowatt hours) that the Company can charge. The DPCF is usually set for a five-year period, subject to more frequent adjustments as determined necessary by the Director General of Electricity Supply (the "Regulator"). At each review, the Regulator can adjust the value of certain elements in the DPCF. The Company's allowed distribution revenues were reduced by a 14% below inflation reduction and a 13% below inflation reduction on April 1, 1995 and 1996, respectively, following a review by the Regulator. On April 1, 1997, the Company's allowed distribution revenues were decreased by an additional 3% below inflation reduction and there will be further annual 3% below inflation reductions on April 1, 1998 and 1999.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The Company's supply business is also regulated by the Regulator, and prices are established based upon the Supply Price Control Formula which is similar to the DPCF; however, it currently allows full pass through for all properly incurred costs.

  The non-franchise supply market, which typically includes larger commercial and industrial customers was opened to competition for all customers with usage above 1MW upon privatization of the industry in 1990. The non-franchise supply markets of 100 kW or more were opened to full competition in April 1994.

  Currently, the Company, under its PES License, has the exclusive right to supply residential and small commercial and industrial customers within its Franchise Area. However, it is anticipated that the supply market will become fully competitive over a several month period beginning September 1998.

4. COMMITMENTS AND CONTINGENCIES

ELECTRICITY AND GAS PURCHASE AGREEMENTS

  The Company and its subsidiaries have entered into contracts for purchases of electricity and gas for a period of up to 2009. A provision of (Pounds)78 million has been made for the net present value of expected future payments in excess of anticipated recoverable amounts, reflecting management's current expectations of market prices for electricity following the opening of the competitive market for franchise supply customers and future gas prices. The actual net costs are highly sensitive to movements in future prices. The Company's provision includes amounts in respect of contracts with a non wholly-owned subsidiary.

  The Company has additional contracts with unaffiliated parties relating to the purchase of gas which expire by October 2005, the terms of which are immaterial with respect to quantity and price, both annually and in the aggregate.

LEGAL PROCEEDINGS

  The Company is a party to legal proceedings arising in the ordinary course of business which are not material, either individually or in the aggregate, nor is it currently aware of any threatened material legal proceedings.

OPERATING LEASES

  The Company has commitments under operating leases with various terms and expiration dates. At March 31, 1997 estimated minimum rental commitments for noncancelable operating leases were (Pounds)2 million and (Pounds)1 million for the fiscal years ending 1998 and 1999, respectively. Rental expenses incurred for operating leases were (Pounds)4 million, (Pounds)5 million, and (Pounds)8 million during fiscal years 1997, 1996 and 1995, respectively.

LABOR SUBJECT TO COLLECTIVE BARGAINING AGREEMENTS

  The majority of the Company's employees are subject to one of three collective bargaining agreements. Such agreements are ongoing in nature, and the Company's employees' participation level is consistent with that of the electric utility industry in the UK.

5. SEGMENT REPORTING

  The Company is primarily engaged in two electric industry segments; distribution, which involves the transmission of electricity across its network to its customers, and supply, which involves bulk purchase of electricity from the Pool for delivery to the distribution networks. Included in "Other" are insignificant operating

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) subsidiaries of the Company as well as various corporate activities, and non-allocated corporate assets. Intersegment sales primarily represent sales from distribution to supply for use of the distribution networks. A summary of information about the Company's operations by segments follows (in millions):

                                                  MARCH 31, 1997
                             --------------------------------------------------------
                             DISTRIBUTION  SUPPLY   OTHER   ELIMINATIONS CONSOLIDATED
                             ------------ -------- -------- ------------ ------------
                               (Pounds)   (Pounds) (Pounds)   (Pounds)     (Pounds)
   Operating revenues......      308       1,178     172        (327)       1,331
   Operating income (loss).      127        (132)     10          47           52
   Depreciation............       30           1      19         --            50
   Total assets employed at
    period end.............      643         178     554         --         1,375
   Capital expenditures....       87           8      31         --           126
                                                  MARCH 31, 1996
                             --------------------------------------------------------
                             DISTRIBUTION  SUPPLY   OTHER   ELIMINATIONS CONSOLIDATED
                             ------------ -------- -------- ------------ ------------
                               (Pounds)   (Pounds) (Pounds)   (Pounds)     (Pounds)
   Operating revenues......      334       1,309     163        (375)       1,431
   Operating income........      164          30      20         --           214
   Depreciation............       28           1      13         --            42
   Total assets employed at
    period end.............      589         212     607         --         1,408
   Capital expenditures....       70           8      13         --            91
                                                  MARCH 31, 1995
                             --------------------------------------------------------
                             DISTRIBUTION  SUPPLY   OTHER   ELIMINATIONS CONSOLIDATED
                             ------------ -------- -------- ------------ ------------
                               (Pounds)   (Pounds) (Pounds)   (Pounds)     (Pounds)
   Operating revenues......      362       1,343     162        (403)       1,464
   Operating income........      176          23      16         --           215
   Depreciation............       25           1      15         --            41
   Total assets employed at
    period end.............      556         198     613         --         1,367
   Capital expenditures....       55          11      25         --            91

6. INCOME TAXES

  The Company's income tax expense consists of the following (in millions):

                                                         YEAR ENDED MARCH 31,
                                                      --------------------------
                                                        1997     1996     1995
                                                      -------- -------- --------
                                                      (Pounds) (Pounds) (Pounds)
   Current...........................................    37       91       55
   Deferred..........................................   (24)      23       23
                                                        ---      ---      ---
   Total.............................................    13      114       78
                                                        ===      ===      ===

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
  The following is a reconciliation of the difference between the amount of income taxes computed by multiplying book income before income taxes by the statutory rate, and the amount of income taxes reported (in millions):

                                                              YEAR ENDED
                                                               MARCH 31,
                                                      --------------------------
                                                        1997     1996     1995
                                                      -------- -------- --------
                                                      (Pounds) (Pounds) (Pounds)
Pre-tax income.......................................    39      507      219
                                                        ---      ---      ---
Income taxes computed at statutory rate..............    13      167       72
National Grid transactions:
  Gain on sale of PSB excluded from taxable income...    (2)     (19)     --
  Effect of difference between statutory rate (33%)
   and rate on dividends received (20%)..............   --       (21)      (3)
Permanent differences................................     6      (11)       8
Other................................................    (4)      (2)       1
                                                        ---      ---      ---
Total income tax expense.............................    13      114       78
                                                        ===      ===      ===

  The tax effect of temporary differences between the carrying amounts of assets and liabilities in the consolidated balance sheets and their respective tax bases, which give rise to deferred tax assets and liabilities are as follows (in millions):

                                                                   MARCH 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                               (Pounds) (Pounds)
   Deferred tax liabilities:
     Property related temporary differences...................   172      164
     Provision for uneconomic gas and electricity contracts...   (26)     --
     Other....................................................    (6)     --
                                                                 ---      ---
   Net deferred tax liability.................................   140      164
   Portion included in current liabilities....................    (4)      (6)
                                                                 ---      ---
   Long-term deferred tax liability...........................   136      158
                                                                 ===      ===

  The tax years since fiscal year 1993 are currently under review by the Inland Revenue in the UK. In the opinion of management, the final settlement of open years will not have a material effect on the financial position or results of operations.

7. FINANCIAL INSTRUMENTS

  The Company utilizes contracts for differences ("CFDs") to mitigate its exposure to volatility in the prices of electricity purchased through the Pool. Such contracts allow the Company to effectively convert the majority of its anticipated Pool purchases from market prices to fixed prices. CFDs are in place to hedge a portion of electricity purchases on approximately 30,662 GWh through the year 2009. Accordingly, the gains and losses on such contracts are deferred and recognized as electricity is purchased. Management's estimate of the fair value of CFDs outstanding at March 31, 1997 is a net liability of (Pounds)22 million. This estimate is based on management's projections of future prices of electricity. The net liability will be recovered through electricity costs passed through to franchise customers during the fiscal year ended March 31, 1998.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The Company is exposed to losses in the event of non-performance by counterparties to its CFDs. To manage this credit risk, the Company selects counterparties based on their credit ratings, limits its exposure to any one counterparty under defined guidelines, and monitors the market position of the programs and its relative market position with each counterparty.

  As part of its risk management policy, the Company enters into interest rate swap agreements under which counterparties have agreed to pay amounts to the Company equal to variable interest obligations in consideration of amounts payable by the Company equivalent to fixed rates of interest. If the counterparty to the interest rate swap was to default on contractual payments, the Company could be exposed to increased costs related to replacing the original agreement. At March 31, 1996, the Company was party to interest rate swap agreements with a notional value of (Pounds)89 million which were at fixed interest rates varying between 6.64% and 10.98%. During the fiscal year ended March 31, 1997, the Company terminated these agreements at a cost of (Pounds)7 million.

  The estimated fair value of the Company's financial instruments are as follows (in millions):

                                              MARCH 31, 1997    MARCH 31, 1996
                                             ----------------- -----------------
                                             CARRYING   FAIR   CARRYING   FAIR
                                              AMOUNT   VALUE    AMOUNT   VALUE
                                             -------- -------- -------- --------
                                             (Pounds) (Pounds) (Pounds) (Pounds)
   Long-term debt...........................   424      438      429      421
   Interest rate swap agreements............   --       --       --        (9)

  The fair value of long-term debt is estimated based on quoted market prices for the same or similar issues or the current rates offered to the Company for debt of the same maturities. The fair values of interest rate swap agreements are estimated by obtaining quotes from brokers.

8. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment, at cost, consisted of the following (in millions):

                                                                   MARCH 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                               (Pounds) (Pounds)
   Distribution network.......................................  1,163    1,073
   Generation.................................................    132      128
   Non-network land and buildings.............................     72       93
   Other......................................................    154      128
   Consumer contributions.....................................   (256)    (229)
                                                                -----    -----
                                                                1,265    1,193
   Accumulated depreciation...................................   (500)    (458)
                                                                -----    -----
   Property, plant and equipment, net.........................    765      735
                                                                =====    =====

  Arrangements have been put in place to entitle the British Government to a proportion of any property gain (above certain thresholds) accruing as a result of disposals, or events treated as disposals for clawback purposes, occurring after March 31, 1990 in relation to land in which the Company had an interest at that date (and, in certain circumstances, land in which the Company acquires an interest thereafter from other members of the electricity industry) and any buildings on that land. These arrangements will last until March 31, 2000.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  A provision for clawback in respect of property disposals is made only to the extent that it is probable that a liability will be incurred.

9. SYSTEMS DEVELOPMENT COSTS

  During the fiscal year ended March 31, 1997, a (Pounds)50 million charge to earnings was recorded for costs incurred related to information systems development costs pertaining to the opening up of the competitive electricity market in 1998. It is management's opinion that, at this stage in the development of the future commercial and regulatory environment, it would not be prudent to capitalize these costs.

10. LONG-TERM DEBT

  Long-term debt consisted of the following (in millions):

                                                                   MARCH 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                               (Pounds) (Pounds)
   8.625% Eurobonds, due 2005.................................   149      149
   9.25% Eurobonds, due 2020..................................   197      197
   European Investment Bank:
     7.52% credit facility, due 1999-2002.....................    15       15
     6.55% credit facility, due 1997-2000.....................    15       15
     8.05% amortizing term loan, due 2009.....................    48       50
   Unsecured loan stock, LIBOR minus .5%, due 2007............   --         3
                                                                 ---      ---
   Total......................................................   424      429
   Less current maturities....................................    (5)      (5)
                                                                 ---      ---
   Long-term debt, net of current maturities..................   419      424
                                                                 ===      ===

  Long-term debt outstanding at March 31, 1997 is payable as follows (in millions):

                                                                        (Pounds)
                                                                        --------
   For the fiscal years ended March 31
     1998..............................................................     5
     1999..............................................................     6
     2000..............................................................    11
     2001..............................................................    12
     2002..............................................................     7
     Thereafter........................................................   383
                                                                          ---
       Total...........................................................   424
                                                                          ===

11. SHORT-TERM DEBT

  Short-term debt consisted of the following (in millions):

                                                                   MARCH 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
                                                               (Pounds) (Pounds)
   Commercial paper...........................................    81       77
   Bank loans and overdrafts..................................     1        8
                                                                 ---      ---
   Total......................................................    82       85
                                                                 ===      ===
   Year-end weighted average interest rate....................   6.2%     6.1%

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  At March 31, 1997 and 1996 unused committed bank facilities were available to the Company in the amount of (Pounds)250 million. Commitment fees of approximately 1/10 of 1% of the unused committed bank facilities are required to maintain the facilities which have expiration dates between 2000 and 2002. In addition, the Company has commercial paper programs (denominated in US dollars) which provide for the issuance of up to $550 million in commercial paper with short-term maturities (up to 364 days) issued at a discount to face value.

12. DISTRIBUTION OF NATIONAL GRID INVESTMENT

  At April 1, 1995, the Company's investment in the issued share capital of National Grid Group plc ("NGG"), formerly National Grid Holdings plc, was recorded at (Pounds)72 million, the estimated fair value at privatization. During December 1995 the following transactions relating to the Company's NGG investment occurred:

    a) Special dividends of (Pounds)118 million (pre-tax) were paid by NGG to the Company and recognized in other income. The Company reinvested (Pounds)16 million of this dividend in additional NGG shares.

    b) NGG became listed on the London Stock Exchange and therefore, the Company revalued its investment in NGG to its fair market value of (Pounds)321 million.

    c) The Company distributed, in kind, approximately 90% of its NGG shares to its shareholders and recognized a gain of (Pounds)210 million within other income.

    d) A (Pounds)50 discount to each of the Company's residential customers was provided. The net effect of the customer discount in the amount of (Pounds)85 million has been recorded as other expense during the year ended March 31, 1996.

  In November 1995, NGG also distributed to the RECs its ownership shares in PSB Holdings Limited ("PSB") based on their respective ownership percentages of NGG. The PSB shares were revalued at their estimated market value of (Pounds)56 million. In December 1995 this investment was sold and a gain on sale of (Pounds)56 million was recognized. In the year to March 31, 1997 further consideration of (Pounds)6 million was received.

  In order that holders of options in the Company's shares were not disadvantaged by the NGG transactions, the Company's Directors established a new employee share trust. The Company contributed (Pounds)9 million to the trust which was used to purchase NGG shares from the Company. This contribution was recorded as a dividend. A corresponding gain of (Pounds)5 million was recognized upon distribution of NGG shares from the trust to option holders during the year ended March 31, 1996.

13. EMPLOYEE OPTION AND SHARE PLANS

  The Company operates various employee option and share plans. During the fiscal year 1995, an Executive Long Term Share Incentive Scheme for certain eligible Executive Directors was introduced. Under the scheme amounts (as determined by the earnings per share and market value growth of YEG) were paid to a trust to be utilized to purchase Company shares. After the final determination of the amounts in the first cycle of 1998, the shares were to have been released to participants. Amounts transferred were expensed. 54,025 shares and 23,951 shares were held in trust at March 31, 1997 and 1996, respectively.

  On July 1, 1996 a trust related to the Company's Profit Sharing Scheme purchased 243,356 ordinary shares of the Company for (Pounds)1,769,198 or (Pounds)7.27 per share. 64 shares were allocated to each eligible employee. The net cost of acquiring the shares and maintaining the trust was borne by the Company.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  In connection with the acquisition (note 14), all shares held in the above trusts were transferred to employees in accordance with the provisions of the schemes.

  The Company had two option plans, the Executive Share Option Scheme and the Savings-Related Share Option Scheme. The Executive Share Option Scheme provides for the granting of stock options to purchase ordinary shares to certain key executives of the Company at the discretion of the Renumeration Committee of the Company. The options vest three years from the date of grant and expire ten years after the date of grant. Options to purchase ordinary shares of the Company have been granted to employees under the Savings-Related Share Option Schemes adopted in 1996 and 1997. The options vest five years from date of grant and expire five and a half years after the date of grant.

  The following table summarizes the transactions of the share option scheme for the three year period ended March 31, 1997:

                                                                        WEIGHTED
                                                               NUMBER   AVERAGE
                                                                 OF     EXERCISE
                                                               SHARES    PRICE
                                                              --------- --------
                                                                        (Pounds)
   Unexercised options outstanding-March 31, 1994............ 7,853,647   2.26
   Granted...................................................    45,636   7.82
   Exercised................................................. 1,141,446   2.58
   Forfeited.................................................   313,686   1.75
                                                              ---------   ----
   Unexercised options outstanding-March 31, 1995............ 6,444,151   2.26
   Granted................................................... 1,650,259   5.58
   Exercised................................................. 5,536,659   1.99
   Forfeited.................................................   105,934   1.75
                                                              ---------   ----
   Unexercised options outstanding-March 31, 1996............ 2,451,817   5.13
   Granted................................................... 1,059,218   5.97
   Exercised.................................................   576,226   4.05
   Forfeited.................................................   118,865   4.01
   Expired...................................................       642   1.75
                                                              ---------   ----
   Unexercised options outstanding-March 31, 1997............ 2,815,302   5.72
                                                              =========   ====
   Exercisable options-March 31, 1997........................   129,781   4.78
                                                              =========   ====
   Exercisable options-March 31, 1996........................   590,379   4.64
                                                              =========   ====

  In connection with the acquisition, holders of any outstanding options were given the opportunity to exercise their options and sell their shares to Yorkshire Holdings plc at a price of (Pounds)9.27 per share. If the holders of the options did not exercise their options, such options were cash cancelled and the holders were paid (Pounds)9.27 per share less the option's exercise price.

  The Company accounts for its share-based compensation schemes in accordance with Accounting Principles Board Opinion No. 25, " Accounting for Stock Issued to Employees". Compensation expense of (Pounds)1 million was recognized in 1997, 1996 and 1995. Because of the change in control of the Company and the immaterial impact on net income of applying the fair value method, the disclosures required by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation", have not been presented.

               YORKSHIRE ELECTRICITY GROUP PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. SUBSEQUENT EVENTS

  On February 24, 1997 the Boards of American Electric Power Company, Inc. ("AEP") and Public Service Company of Colorado ("PS Colorado") announced the terms of a cash offer for Yorkshire Electricity Group plc to be made by Yorkshire Holdings plc, a subsidiary of Yorkshire Power Group Limited. The offer was declared wholly unconditional on April 1, 1997. On April 16, 1997 notices were issued by Yorkshire Holdings plc in accordance with section 429 of the Companies Act 1985 to acquire all those Yorkshire Electricity Group plc shares outstanding at the end of the requisite notice period.

  Yorkshire Holdings plc completed its purchase of the shares of YEG during April and May 1997 through payment of cash consideration of (Pounds)1.457 billion and the issuance of loan notes to former YEG shareholders in the amount of (Pounds)22 million.

WINDFALL TAX

  On July 2, 1997 the British Government announced a "windfall tax" to be applied at that date to companies privatized by flotation and regulated by relevant privatization statutes. A decrease in the UK statutory income tax rate from 33% to 31% was also included in the legislation. The Company will record a charge to income of (Pounds)134 million for the windfall tax and an income tax benefit as a result of the change in the UK statutory income tax rate of approximately (Pounds)12 million during the quarter ending September 30, 1997. The windfall tax is not deductible for UK income tax purposes and is payable in two equal installments on or before December 1, 1997 and 1998.

BUSINESS RESTRUCTURING

  On December 4, 1997 a planned business restructuring was announced. The restructuring will result in the Company's main divisions (electricity distribution and energy supply) becoming self sufficient businesses within the group structure. A separate ownership structure will be pursued for the generation business. As a result of the restructuring approximately 160 positions will no longer be required. The estimated cost of this restructuring is (Pounds)10 million.

IONICA

  Following a profits warning issued by Ionica Group plc ("Ionica") in November 1997, the fair value of the Company's investment in Ionica decreased from (Pounds)54 million at April 1, 1997 to (Pounds)30 million at December 31, 1997. The reduction is not regarded by management as a permanent diminution in value.

15. UNAUDITED QUARTERLY FINANCIAL INFORMATION

                        QUARTERLY PERIODS ENDED 1996/97

                                       JUNE 30 SEPTEMBER 30 DECEMBER 31 MARCH 31
                                       ------- ------------ ----------- --------
                                                 (IN (Pounds) MILLION)
Operating revenues....................   307       298          369       357
Operating income (loss)...............    46        49           25       (68)
Net income (loss).....................    25        28           24       (51)

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                         INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Yorkshire Power Group Limited

  We have audited the accompanying consolidated balance sheet of Yorkshire Power Group Limited and its subsidiaries (the "Company") as of April 1, 1997 (expressed in pounds sterling). This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

  In our opinion, such consolidated balance sheet presents fairly, in all material respects, the consolidated financial position of Yorkshire Power Group Limited and its subsidiaries as of April 1, 1997 in conformity with generally accepted accounting principles in the United States of America.

Deloitte & Touche
Leeds
United Kingdom
July 15, 1997
(December 31, 1997 as to Note 13)

                 YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

                           CONSOLIDATED BALANCE SHEET

               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                        (Pounds)
                                                                        --------
                                ASSETS
FIXED ASSETS
Property, plant and equipment..........................................    908
Construction work in progress..........................................     31
                                                                         -----
  Total fixed assets...................................................    939
                                                                         -----
OTHER ASSETS
Goodwill (Note 11).....................................................    994
Investments, long-term.................................................    133
Other non-current assets...............................................     61
                                                                         -----
  Total other assets...................................................  1,188
                                                                         -----
CURRENT ASSETS
Cash and cash equivalents..............................................    221
Investments............................................................     29
Customer receivables, less provision for uncollectibles of (Pounds)6...     90
Unbilled revenue.......................................................     84
Other..................................................................     40
                                                                         -----
  Total current assets.................................................    464
                                                                         -----
  Total assets.........................................................  2,591
                                                                         =====


The accompanying notes are an integral part of this consolidated balance sheet.

                 YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

                           CONSOLIDATED BALANCE SHEET

               (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                       (Pounds)
                                                                       --------
                 SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY (NOTE 11)
Share capital, (Pounds)1 par value common shares, 436,000,100 shares
 authorized, 2 issued and outstanding.................................    --
Share capital subscribed but not yet issued...........................    --
Retained earnings.....................................................    --
                                                                        -----
  Total shareholders' equity..........................................    --
                                                                        -----
LONG-TERM DEBT........................................................    433
OTHER NON-CURRENT LIABILITIES
Deferred income taxes.................................................    204
Provision for electricity and gas contracts...........................     78
Other.................................................................     13
                                                                        -----
  Total other non-current liabilities.................................    295
                                                                        -----
CURRENT LIABILITIES
Current portion of long-term debt.....................................      5
Short-term debt.......................................................     82
Accounts payable......................................................     15
Electricity purchases payable.........................................     64
Payments received in advance..........................................     14
Accrued liabilities and deferred income...............................     69
Income taxes payable..................................................     51
Accrued liability to purchase Yorkshire Electricity Group plc (Note
 11)..................................................................  1,496
Other current liabilities.............................................     67
                                                                        -----
  Total current liabilities...........................................  1,863
                                                                        -----
  Total liabilities...................................................  2,591
                                                                        -----
COMMITMENTS AND CONTINGENCIES (NOTE 4)
  Total shareholders' equity and liabilities..........................  2,591
                                                                        =====

The accompanying notes are an integral part of this consolidated balance sheet.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

                    NOTES TO THE CONSOLIDATED BALANCE SHEET

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

  Yorkshire Power Group Limited ("YPG" or the "Company") is a joint venture formed by subsidiaries of American Electric Power Company, Inc. and Public Service Company of Colorado for the purpose of acquiring the entire issued share capital of Yorkshire Electricity Group plc ("YEG"). The acquisition of YEG was made effective as of April 1, 1997 by Yorkshire Holdings plc, a wholly-owned subsidiary of YPG.

  YEG is one of the twelve regional electricity companies ("RECs") in England and Wales licensed to supply, distribute, and to a limited extent, generate electricity. The RECs were created as a result of the privatization of the UK electricity industry in 1990 after the state owned low voltage distribution networks were allocated to the then existing twelve regional boards. YEG's main business, the distribution and supply of electricity to customers in its franchise area (the "Franchise Area"), is regulated under the terms of YEG's Public Electricity Supply License ("PES License") by the Office of Electricity Regulation ("OFFER").

  YEG operates primarily in its Franchise Area in Northern England. YEG's Franchise Area covers approximately 10,000 square kilometers, encompassing parts of the counties of West Yorkshire, Humberside, South Yorkshire, Derbyshire, Nottinghamshire, Lincolnshire and Lancashire. The Franchise Area has a resident population of approximately 4.4 million.

  The Company purchases power primarily from the wholesale trading market for electricity in England and Wales (the "Pool"). The Pool monitors supply and demand between generators and suppliers, sets prices for generation and provides for centralized settlement of accounts due between generators and suppliers.

BASIS OF PRESENTATION

  On February 24, 1997, the joint venture partners of the Company announced the terms of a cash tender offer for Yorkshire Electricity Group plc to be made by Yorkshire Holdings plc, a subsidiary of the Company. The offer was declared wholly unconditional on April 1, 1997. On April 16, 1997 notices were issued by Yorkshire Holdings plc in accordance with section 429 of the Companies Act 1985 to acquire all YEG shares outstanding at the end of the requisite notice period.

  The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations" ("APB 16"). The purchase price of YEG has been allocated to the underlying assets and liabilities based on preliminary estimated fair values at the acquisition date (April 1, 1997). The final purchase price allocation report has not yet been completed; however, the Company does not anticipate any material changes based on currently available information.

  The consolidated balance sheet of the Company is presented in pounds sterling ((Pounds)) and in conformity with accounting principles generally accepted in the United States of America. The Company is not subject to rate regulation but rather, is subject to price cap regulation and, therefore, the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71") do not apply.

PRINCIPLES OF CONSOLIDATION

  The consolidated balance sheet includes the accounts of the Company and its wholly-owned and majority-owned subsidiaries and has been prepared from records maintained by the Company in the UK. Significant intercompany items are eliminated in consolidation.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED)


USE OF ESTIMATES

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

UNBILLED REVENUE

  The Company records revenue net of value added tax ("VAT") and accrues revenues for service provided but unbilled at the end of each reporting period.

RECOVERY OF REGULATED INCOME

  Charges for distribution of electricity and for supply to customers with a maximum demand under 100kW are subject to a price control formula set out in YEG's PES license which allows a maximum charge per unit of electricity. Differences in the charges, or in the purchase cost of electricity, can result in the under or over recovery of revenues in a particular period.

  Where there is an overrecovery of supply or distribution business revenues against the regulated maximum allowable amount, revenues are deferred in an amount equivalent to the overrecorded amount and included in other current liabilities.

FINANCIAL INSTRUMENTS

  YEG enters into contracts for differences ("CFDs") primarily to hedge its supply business against the price risk of electricity purchases from the Pool. Use of these CFDs is carried out within the framework of YEG's purchasing strategy and hedging guidelines. CFDs are accounted for as hedges and consequently, gains and losses are deferred and recognized over the same period as the item hedged. The Company recognizes gains (losses) on CFD's when settlement is made, which is generally monthly. Gains (losses) on CFD's are recognized as a decrease (increase) to cost of sales based upon the difference between fixed prices in the CFD compared to variable prices paid to the Pool for the period. Gains (losses) based upon the difference between fixed prices in the CFD compared to variable prices paid to the Pool for future electricity purchases are not recognized until the period of such settlements.

  The Company enters into interest rate swaps as a part of its overall risk management strategy and does not hold or issue material amounts of derivative financial instruments for trading purposes. The Company accounts for its interest rate swaps in accordance with Statement of Financial Accounting Standards No. 80, "Accounting for Futures Contracts" and various Emerging Issues Task Force pronouncements. If the interest rate swaps were to be sold or terminated, any gain or loss would be deferred and amortized over the remaining life of the debt instrument being hedged by the interest rate swap. If the debt instrument being hedged by the interest rate swaps were to be extinguished, any gain or loss attributable to the swap would be recognized in the period of the transaction.

  The Company considers the carrying amounts of financial instruments classified as current assets and liabilities to be a reasonable estimate of their fair value because of the short maturity of these instruments.

CASH AND CASH EQUIVALENTS

  The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is recorded at fair market value as adjusted at the acquisition date in accordance with APB 16. Items capitalized subsequent to the acquisition will be recorded at original cost, which includes materials, labor and appropriate overhead costs, and the estimated cost of borrowed funds used during construction.

  The Company's policy is to record depreciation on a straight-line basis, except for distribution network assets which are charged at 3% for 20 years and 2% for the remaining 20 years. Assets are depreciated using the following estimated useful lives:

                                                                         YEARS
                                                                        --------
   Distribution network................................................       40
   Generation..........................................................       20
   Buildings........................................................... Up to 60
   Fixtures and equipment.............................................. Up to 10
   Vehicles and mobile plant........................................... Up to 10

GOODWILL

  The Company's policy is to amortize costs in excess of fair value of net assets of the business acquired using the straight-line method over a period of 40 years. Recoverability (evaluated on the basis of undiscounted operating cash flow analysis) is reviewed annually or sooner if events or changes in circumstances indicate that the carrying amount may exceed fair value, in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Goodwill shown in the accompanying consolidated balance sheet relates to the acquisition of YEG (Note 11).

INVESTMENTS

  The Company accounts for investments in debt and equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Investments in Certain Debt and Equity Securities" ("SFAS 115"). The Company's investments are classified as available-for-sale under SFAS 115. Securities whose fair market values are readily determinable are reported at fair value. Securities whose fair market values are not readily determinable are recorded at the lower of cost or net realizable value.

INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This standard requires that deferred income taxes be recorded for temporary differences between the financial statement basis and the tax basis of assets and liabilities and loss carryforwards and that deferred tax balances be based on enacted tax laws at rates that are expected to be in effect when the temporary differences reverse.

2. RETIREMENT BENEFITS

PENSION PLANS

  The Company operates two schemes, one based on defined contributions and a second based on defined benefits.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED)

DEFINED CONTRIBUTION

  The defined contribution plan was established on December 1, 1991. From April 1, 1995 new employees are only eligible to join this plan. The assets of the defined contribution plan are held and administered by an independent trustee.

DEFINED BENEFITS

  The Company participates in the Electricity Supply Pension Scheme, which provides pension and other related defined benefits, based on final pensionable pay, to substantially all employees throughout the electricity supply industry in the UK.

  The Company uses the projected unit credit actuarial method for accounting purposes. Amounts funded to the pension are primarily invested in equity and fixed income securities.

  The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheet at April 1, 1997 (in millions):

                                                                       (Pounds)
                                                                       --------
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATION:
  Accumulated benefit obligation, including vested benefits of
   (Pounds)590........................................................    625
                                                                         ====
  Fair value of plan assets...........................................    725
  Projected benefit obligation for service rendered to date...........   (664)
                                                                         ----
  Prepaid pension asset...............................................     61
                                                                         ====

  The weighted average discount rate, expected rate of increase in future compensation, and the expected long-term rate of return on plan assets used to determine the plan's funded status were, 8.0%, 6.0% and 9.0%, respectively.

3. REGULATORY MATTERS

  The distribution business of YEG is regulated under its PES License, pursuant to which revenue of the distribution business is controlled by the Distribution Price Control Formula ("DPCF"). The DPCF determines the maximum average price per unit of electricity (expressed in kilowatt hours) that YEG can charge. The DPCF is usually set for a five-year period, subject to more frequent adjustments as determined necessary by the Director General of Electricity Supply (the "Regulator"). At each review, the Regulator can adjust the value of certain elements in the DPCF. YEG's allowed distribution revenues were reduced by a 14% below inflation reduction and a 13% below inflation reduction on April 1, 1995 and 1996, respectively, following a review by the Regulator. On April 1, 1997, YEG's allowed distribution revenues were decreased by an additional 3% below inflation reduction, and there will be further annual 3% below inflation reductions on April 1, 1998 and 1999.

  The supply business of YEG is also regulated by the Regulator, and prices are established based upon the Supply Price Control Formula which is similar to the DPCF; however, it currently allows full pass through for all properly incurred costs.

  The non-franchise supply market, which typically includes larger commercial and industrial customers was opened to competition for all customers with usage above 1 MW upon privatization of the industry in 1990. The non-franchise supply markets of 100 kW or more were opened to full competition in April 1994.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED)

  Currently, YEG, under its PES License has the exclusive right to supply residential and small commercial and industrial customers within its Franchise Area. However, it is anticipated that the supply market will become fully competitive over a several month period beginning September 1998.

4. COMMITMENTS AND CONTINGENCIES

ELECTRICITY AND GAS PURCHASE AGREEMENTS

  The Company and its subsidiaries have entered into contracts for purchases of electricity and gas for a period of up to 2009. A provision of (Pounds)78 million has been made for the net present value of expected future payments in excess of anticipated recoverable amounts, reflecting management's current expectations of market prices for electricity following the opening of the competitive market to franchise supply customers and future gas prices. The actual net costs are highly sensitive to movements in future prices. The Company's provision includes amounts in respect of contracts with a non wholly-owned subsidiary.

  The Company has additional contracts with unaffiliated parties relating to the purchase of gas which expire by October 2005, the terms of which are immaterial with respect to quantity and price, both annually and in the aggregate.

LEGAL PROCEEDINGS

  The Company is a party to legal proceedings arising in the ordinary course of business which are not material, either individually or in the aggregate, nor is it currently aware of any threatened material legal proceedings.

OPERATING LEASES

  The Company has commitments under operating leases with various terms and expiration dates. At April 1, 1997 estimated minimum rental commitments for noncancelable operating leases were (Pounds)2 million and (Pounds)1 million for the fiscal years ending March 31, 1998 and 1999, respectively.

LABOR SUBJECT TO COLLECTIVE BARGAINING AGREEMENTS

  A majority of the Company's employees are subject to one of three collective bargaining agreements. Such agreements are ongoing in nature, and the Company's employees participation level is consistent with that of the electric utility industry in the UK.

5. SEGMENT REPORTING

  The Company is primarily engaged in two electric industry segments; distribution, which involves the transmission of electricity across its network to its customers, and supply, which involves bulk purchase of electricity from the Pool for delivery to the distribution networks. Included in "Other" are insignificant operating subsidiaries of the Company as well as various corporate activities, and non-allocated corporate assets. The Company's assets in these individual segments as of April 1, 1997 are as follows (in millions):

                                                                        (Pounds)
                                                                        --------
   Distribution........................................................  1,802
   Supply..............................................................    187
   Other...............................................................    602
                                                                         -----
   Total...............................................................  2,591
                                                                         =====

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED)

6. INCOME TAXES

  The tax effect of temporary differences between the carrying amounts of assets and liabilities in the consolidated balance sheet and their respective tax bases, which give rise to deferred tax assets and liabilities, at April 1, 1997 are as follows (in millions):

                                                                        (Pounds)
                                                                        --------
   Deferred tax liabilities:
     Property related temporary differences............................   217
     Pension...........................................................    20
     Provision for electricity and gas contracts.......................   (26)
     Other.............................................................    (3)
                                                                          ---
   Net deferred tax liability..........................................   208
   Portion included in current liabilities.............................    (4)
                                                                          ---
   Long-term deferred tax liability....................................   204
                                                                          ===

  The tax years since 1993 are currently under review by the Inland Revenue in the UK. In the opinion of management, the final settlement of open years will not have a material effect on financial position.

7. FINANCIAL INSTRUMENTS

  YEG utilizes contracts for differences ("CFDs") to mitigate its exposure to volatility in the prices of electricity purchased through the Pool. Such contracts allow YEG to effectively convert the majority of its anticipated Pool purchases from market prices to fixed prices. CFDs are in place to hedge a portion of electricity purchases on approximately 30,662 GWh through the year 2009. Accordingly, the gains and losses on such contracts are deferred and recognized as electricity is purchased. Management's estimate of the fair value of CFD's outstanding at March 31, 1997 is a net liability of (Pounds)22 million. This estimate is based on management's projections of future prices of electricity. The net liability will be recovered through electricity costs passed through to franchise customers during the fiscal year ended March 31, 1998.

  YEG is exposed to losses in the event of non-performance by counterparties to its CFDs. To manage this credit risk, YEG selects counterparties based on their credit ratings, limits its exposure to any one counterparty under defined guidelines, and monitors the market position of the programs and its relative market position with each counterparty.

8. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment at April 1, 1997 consisted of the following (in millions):

                                                                        (Pounds)
                                                                        --------
   Distribution network................................................    882
   Generation..........................................................    112
   Non-network land and buildings......................................     57
   Other...............................................................     57
   Consumer contributions..............................................   (200)
                                                                          ----
   Total...............................................................    908
                                                                          ====

  Arrangements have been put in place to entitle the British Government to a proportion of any property gain (above certain thresholds) accruing as a result of disposals, or events treated as disposals for clawback purposes,

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED) occurring after March 31, 1990 in relation to land in which YEG had an interest at that date (and, in certain circumstances, land in which YEG acquires an interest thereafter from other members of the electricity industry) and any buildings on that land. These arrangements will last until March 31, 2000.

  A provision for clawback in respect of property disposals is made only to the extent that it is probable that a liability will be incurred.

9. LONG-TERM DEBT

  Long-term debt at April 1, 1997 consisted of the following (in millions):

                                                                        (Pounds)
                                                                        --------
   8.625% Eurobonds, due 2005..........................................   152
   9.25% Eurobonds, due 2020...........................................   208
   European Investment Bank:
     7.52% credit facility, due 1999-2002..............................    15
     6.55% credit facility, due 1997-2000..............................    15
     8.05% amortizing term loan, due 2009..............................    48
                                                                          ---
   Total...............................................................   438
   Less current maturities.............................................    (5)
                                                                          ---
   Long-term debt, net of current maturities...........................   433
                                                                          ===

  Long-term debt outstanding at April 1, 1997 is payable as follows (in millions):

                                                                        (Pounds)
                                                                        --------
   For the fiscal years ending March 31
     1998..............................................................     5
     1999..............................................................     6
     2000..............................................................    11
     2001..............................................................    12
     2002..............................................................     7
     Thereafter........................................................   397
                                                                          ---
   Total...............................................................   438
                                                                          ===

10. SHORT-TERM DEBT

  Short-term debt at April 1, 1997 consisted of the following (in millions):

                                                                        (Pounds)
                                                                        --------
   Commercial paper....................................................    81
   Bank loans and overdrafts...........................................     1
                                                                          ---
   Total...............................................................    82
                                                                          ===

  The weighted average interest rate on short-term debt instruments was 6.2% at April 1, 1997.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED)

  At April 1, 1997 unused committed bank facilities were available to YEG in the amount of (Pounds)250 million. Commitment fees of approximately 1/10 of 1% of the unused committed bank facilities are required to maintain the facilities which have expiration dates between 2000 and 2002. In addition, YEG has commercial paper programs (denominated in US dollars) which provide for the issuance of up to $550 million in commercial paper with short-term maturities (up to 364 days) issued at a discount to face value.

11. ACQUISITION

  On February 24, 1997 the joint venture partners of the Company announced the terms of a cash offer for YEG to be made by Yorkshire Holdings plc, a subsidiary of the Company. The offer was declared wholly unconditional on April 1, 1997. On April 16, 1997 notices were issued by Yorkshire Holdings plc in accordance with section 429 of the Companies Act 1985 to acquire all those YEG shares outstanding at the end of the requisite notice period.

  Yorkshire Holdings plc completed its purchase of the shares of YEG during April and May 1997 through payment of cash consideration of (Pounds)1.457 billion and the issuance of loan notes to former YEG shareholders in the amount of (Pounds)22 million.

  The acquisition was financed by cash contributions of (Pounds)220 million from each of the joint venture partners, against which shares in the Company were subsequently allotted, and borrowings under a (Pounds)1.140 billion term loan and revolving facility agreement. The term loan and revolving facility agreement provided for a revolving credit facility of (Pounds)50 million and a term loan facility in the aggregate amount of (Pounds)1.090 billion.

  Effective July 31, 1997 the term loan and revolving credit facility agreement was replaced with a (Pounds)1.085 billion credit facility. This credit facility consists of two parts which are Facility A (term loan facility) for (Pounds)1.034 billion and Facility B (revolving credit facility) for (Pounds)50 million. Facility A is repayable on July 30, 1998. The interest rates on the facilities are based on LIBOR plus a margin which ranges from 0.125% to 0.5% dependent on the time elapsed since the Facility became available, plus a defined margin which is based on a bank cost of funds. The Facilities contain certain restrictive covenants which include a maximum consolidated net debt to capitalization ratio and minimum earnings to interest ratio. The Company intends to partly repay Facility A, in 1998, through issue, by subsidiaries of the Company, of bonds and preferred securities, the proceeds of which will be loaned to the Company.

  The acquisition was accounted for using the purchase method of accounting in accordance with APB 16. The purchase price of YEG has been allocated to the underlying assets and liabilities based on preliminary estimated fair values at the acquisition date. The final purchase price allocation report has not yet been completed; however, the Company does not anticipate any material changes based on currently available information. The acquisition cost exceeded the fair market value of net assets acquired, including (Pounds)17 million of acquisition related costs, by (Pounds)994 million and is considered goodwill.

  The net purchase price of (Pounds)1.496 billion was allocated as follows at April 1, 1997 (in millions):

                                                                        (Pounds)
                                                                        --------
   Property, plant and equipment.......................................    939
   Prepaid pension asset...............................................     61
   Current assets......................................................    464
   Investments.........................................................    133
   Goodwill............................................................    994
   Current liabilities.................................................   (367)
   Other liabilities...................................................   (728)
                                                                         -----
   Purchase price......................................................  1,496
                                                                         =====

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)
                                 APRIL 1, 1997

             NOTES TO THE CONSOLIDATED BALANCE SHEET--(CONTINUED)
12. EMPLOYEE OPTION AND SHARE PLANS

  Prior to the acquisition of YEG by the Company, employees of YEG were eligible to participate in the 1997 and 1996 Savings-Related Share Option Schemes, Executive Share Option Scheme, Profit Sharing Scheme, and/or the Long Term Incentive Scheme. In connection with the acquisition, employees were given the opportunity to exercise their options granted under the Savings-Related Share Option Schemes and the Executive Share Option Scheme and sell their shares to Yorkshire Holdings plc at a price of (Pounds)9.27 per share. If the holders of the options did not exercise their options, such options were cash cancelled and the holders were paid (Pounds)9.27 per share less the option's exercise price. There were 2,815,302 options outstanding, which were all exercised or cash cancelled subsequent to April 1, 1997.

  Prior to April 1, 1997, the following shares of stock were held in trust on behalf of employees:

                                                                         SHARES
                                                                         -------
   Profit Sharing Scheme................................................ 236,525
   Long-Term Incentive Scheme...........................................  54,025

  In connection with the acquisition, all shares of YEG issued under the Profit Sharing Scheme, Long-Term Incentive Scheme, as well as the NGG shares held in trust for the benefit of certain option holders, were transferred to employees in accordance with vesting rights as previously established and the related schemes and trusts were terminated.

13. SUBSEQUENT EVENTS

  On July 2, 1997 the British Government announced a "windfall tax" to be applied at that date to companies privatized by flotation and regulated by relevant privatization statutes. A decrease in the UK statutory income tax rate, from 33% to 31% was also included in the legislation. The Company will record a charge to income of (Pounds)134 million for the windfall tax and an income tax benefit as a result of the change in the UK statutory income tax rate of approximately (Pounds)12 million during the quarter ending September 30, 1997. The windfall tax is not deductible for UK income tax purposes and is payable in two equal installments on or before December 1, 1997 and 1998.

  On December 4, 1997 a planned business restructuring was announced. The restructuring will result in the Company's main divisions (electricity distribution and energy supply) becoming self-sufficient businesses within the group structure. A separate ownership structure will be pursued for the generation business. As a result of the restructuring approximately 160 positions will no longer be required. The estimated cost of this restructuring is (Pounds)10 million.

  Following a profits warning issued by Ionica Group plc ("Ionica") in November 1997, the fair value of the Company's investment in Ionica decreased from (Pounds)54 million at April 1, 1997 to (Pounds)30 million at December 31, 1997. The reduction is not regarded by management as a permanent diminution in value.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                         INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Yorkshire Power Group Limited

  We have audited the accompanying consolidated balance sheet of Yorkshire Power Group Limited and its subsidiaries (the "Company") as of March 31, 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended March 31, 1998 (all expressed in pounds sterling). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Yorkshire Power Group Limited and its subsidiaries as of March 31, 1998, and the results of their operations and their cash flows for the Fiscal Year 1998 in conformity with generally accepted accounting principles.

  Our audit also comprehended the translation of the pounds sterling amounts into US dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. The translation of the financial statement amounts into US dollars has been made solely for the convenience of readers in the United States of America.

Deloitte & Touche LLP
Columbus, Ohio

June 10, 1998, except for Note 1, as to which the date is June 30, 1998

                 YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                        CONSOLIDATED STATEMENT OF INCOME
               (IN MILLIONS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                                YEAR ENDED
                                                               MARCH 31,1998
                                                           ---------------------
                                                           (Pounds)     $
                                                                    (SEE NOTE 1)
OPERATING REVENUES........................................  1,285      2,145
COST OF SALES.............................................    882      1,472
GROSS MARGIN..............................................    403        673
OPERATING EXPENSES
Maintenance...............................................     64        107
Depreciation and amortization.............................     78        130
Selling, general and administrative.......................     90        150
Restructuring charges.....................................     10         17
                                                            -----      -----
Income from operations....................................    161        269
                                                            -----      -----
OTHER INCOME EXPENSE
Loss on investment in Ionica..............................    (41)       (68)
Other income, net.........................................      2          3
                                                            -----      -----
                                                              (39)       (65)
                                                            -----      -----
NET INTEREST EXPENSE
Interest expense..........................................   (121)      (202)
Interest income...........................................     15         25
                                                            -----      -----
Net interest expense......................................   (106)      (177)
                                                            -----      -----
INCOME BEFORE INCOME TAXES................................     16         27
PROVISION FOR INCOME TAXES................................     (1)        (2)
                                                            -----      -----
INCOME BEFORE EXTRAORDINARY ITEM..........................     17         29
Extraordinary loss--UK windfall tax.......................   (134)      (224)
                                                            -----      -----
NET LOSS..................................................   (117)      (195)
                                                            =====      =====


  The accompanying notes are an integral part of these consolidated financial statements.

                 YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                              MARCH 31, 1998
                                                           ---------------------
                                                           (Pounds)      $
                                                                    (SEE NOTE 1)
                         ASSETS
FIXED ASSETS
Property, plant and equipment, net of accumulated
 depreciation of (Pounds)53, ($88).......................     992      1,656
Construction work in progress............................      68        114
                                                            -----      -----
  Total fixed assets.....................................   1,060      1,770
                                                            -----      -----
CURRENT ASSETS
Cash and cash equivalents................................      35         58
Investments..............................................      41         68
Accounts receivable, less provision for uncollectibles of
 (Pounds)6, ($10)........................................      62        104
Unbilled revenue.........................................      78        130
Other....................................................      50         83
                                                            -----      -----
  Total current assets...................................     266        443
                                                            -----      -----
OTHER ASSETS
Goodwill, net of accumulated amortization of (Pounds)25,
 ($42)...................................................     969      1,618
Investments, long-term...................................      73        122
Prepaid pension asset....................................      75        125
Other non-current assets.................................      19         32
                                                            -----      -----
  Total other assets.....................................   1,136      1,897
                                                            -----      -----
  Total assets...........................................   2,462      4,110
                                                            =====      =====


  The accompanying notes are an integral part of these consolidated financial statements.

                 YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                          CONSOLIDATED BALANCE SHEETS
               (IN MILLIONS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                              MARCH 31, 1998
                                                           ---------------------
                                                           (Pounds)      $
                                                                    (SEE NOTE 1)
          SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY
Share capital, (Pounds)1 par value common shares,
 440,000,100 authorized, 440,000,002 issued and
 outstanding.............................................     440        734
Retained deficit.........................................    (117)      (195)
                                                            -----      -----
  Total shareholders' equity                                  323        539
                                                            -----      -----
LONG-TERM DEBT...........................................   1,026      1,713
SHORT-TERM DEBT REFINANCED JUNE 1998.....................     164        274
OTHER NON-CURRENT LIABILITIES
Deferred income taxes....................................     208        347
Provision for uneconomic electricity and gas contracts...      84        140
Other....................................................      15         25
                                                            -----      -----
  Total other non-current liabilities....................     307        512
                                                            -----      -----
CURRENT LIABILITIES
Current portion of long-term debt........................       5          8
Short-term debt..........................................     319        533
Accounts payable.........................................      82        137
Accrued liabilities and deferred income..................      63        105
Income taxes payable.....................................      40         67
Windfall tax payable.....................................      67        112
Accrued liability to purchase Yorkshire Electricity Group
 plc.....................................................     --         --
Other current liabilities................................      66        110
                                                            -----      -----
  Total current liabilities..............................     642      1,072
                                                            -----      -----
  Total liabilities......................................   2,139      3,571
                                                            -----      -----
COMMITMENTS AND CONTINGENCIES (NOTE 5)
  Total shareholders' equity and liabilities.............   2,462      4,110
                                                            =====      =====

  The accompanying notes are an integral part of these consolidated financial statements.

                 YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                       FOR THE YEAR ENDED MARCH 31, 1998
               (IN MILLIONS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                             SHARE CAPITAL
                                          -------------------- RETAINED
                                            SHARES     AMOUNT  DEFICIT   TOTAL
                                          ----------- -------- -------- --------
                                                      (Pounds) (Pounds) (Pounds)
Balance, April 1, 1997...................           2   --        --       --
Issuance of ordinary shares.............. 440,000,000   440       --       440
Net loss.................................         --    --       (117)    (117)
                                          -----------   ---      ----     ----
Balance, March 31, 1998.................. 440,000,002   440      (117)     323
                                          ===========   ===      ====     ====



  The accompanying notes are an integral part of these consolidated financial statements.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                         FOR YEAR ENDED MARCH 31, 1998

                                 (IN MILLIONS)

                                                                 YEAR ENDED
                                                               MARCH 31, 1998
                                                               ---------------
                                                               (Pounds)   $
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................................    (117)   (195)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
  Depreciation................................................      53      88
  Amortization................................................      25      42
  Gain on sale of fixed assets................................      (3)     (5)
  Loss on investment in Ionica................................      41      68
  Deferred income taxes.......................................       4       7
CHANGES IN ASSETS AND LIABILITIES:
  Receivables and unbilled revenue............................      34      57
  Prepaid pension asset.......................................     (14)    (23)
  Provisions for uneconomic electricity and gas contracts.....       6      10
  Accounts payable............................................       3       5
  Windfall tax payable........................................      67     112
  Other current assets........................................     (10)    (17)
  Other.......................................................     (27)    (45)
                                                                ------  ------
  Net cash provided by operating activities...................      62     104
                                                                ------  ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................................    (191)   (319)
  Proceeds from sale of property, plant and equipment.........      20      33
  Purchase of Yorkshire Electricity Group plc.................  (1,474) (2,461)
  Other.......................................................       6      10
                                                                ------  ------
  Net cash used in investing activities.......................  (1,639) (2,737)
                                                                ------  ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt....................     593     990
  Proceeds from issuance of common stock......................     440     734
  Payments to terminate interest rate swap agreements              (14)    (23)
  Repayments of long-term debt................................      (5)     (8)
  Net change in short-term debt...............................     377     629
                                                                ------  ------
  Net cash provided by financing activities...................   1,391   2,322
                                                                ------  ------
  Decrease in cash and cash equivalents.......................    (186)   (311)
  Beginning of year cash and cash equivalents.................     221     369
                                                                ------  ------
  End of year cash and cash equivalents.......................      35      58
                                                                ======  ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest......................................     132     220
                                                                ======  ======
  Cash paid for income taxes..................................      77     129
                                                                ======  ======

  Supplemental schedule of non-cash investing and financing activities The Company issued (Pounds)22 million ($37 million) of loan notes during the year to former shareholders of Yorkshire Electricity Group plc ("YEG") (see notes 12 & 13).

  The accompanying notes are an integral part of these consolidated financial statements.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

  Yorkshire Power Group Limited ("YPG" or the "Company") is a joint venture formed by subsidiaries of American Electric Power Company, Inc. and Public Service Company of Colorado for the purpose of acquiring the entire issued share capital of Yorkshire Electricity Group plc ("YEG"). The acquisition of YEG was made effective as of April 1, 1997 by Yorkshire Holdings plc, a wholly-owned subsidiary of YPG.

  YEG is one of the twelve regional electricity companies ("RECs") in England and Wales licensed to supply, distribute, and to a limited extent, generate electricity. The RECs were created as a result of the privatization of the UK electricity industry in 1990 after the state owned low voltage distribution networks were allocated to the then existing twelve regional boards. YEG's main business, the distribution and supply of electricity to customers in its franchise area (the "Franchise Area"), is regulated under the terms of YEG's Public Electricity Supply License ("PES License") by the Office of Electricity Regulation ("OFFER"). YEG operates primarily in its Franchise Area in Northern England. YEG's Franchise Area covers approximately 10,000 square kilometers, encompassing parts of the counties of West Yorkshire, Humberside, South Yorkshire, Derbyshire, Nottinghamshire, Lincolnshire and Lancashire. The Franchise Area has a resident population of approximately 4.4 million.

  The Company purchases power primarily from the wholesale trading market for electricity in England and Wales (the "Pool"). The Pool monitors supply and demand between generators and suppliers, sets prices for generation and provides for centralized settlement of accounts due between generators and suppliers.

BASIS OF PRESENTATION

  On February 24, 1997, the joint venture partners of the Company announced the terms of a cash tender offer for Yorkshire Electricity Group plc to be made by Yorkshire Holdings plc, a subsidiary of the Company. The offer was declared wholly unconditional on April 1, 1997. On April 16, 1997 notices were issued by Yorkshire Holdings plc in accordance with section 429 of the Companies Act 1985 to acquire all YEG shares outstanding at the end of the requisite notice period.

  The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations" ("APB 16"). The purchase price of YEG has been allocated to the underlying assets and liabilities based on estimated fair values at the acquisition date (April 1, 1997).

  The Company is not subject to rate regulation but rather, is subject to price cap regulation and, therefore, the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71") do not apply.

  The consolidated financial statements of the Company are presented in pounds sterling ((Pounds)) and in conformity with accounting principles generally accepted in the United States of America.

  The consolidated balance sheet, income statement, statement of cashflows and certain information in the notes to the consolidated financial statements are presented in pounds sterling ((Pounds)) and in US dollars ($) solely for the convenience of the reader, at the exchange rate of (Pounds)1 = $1.6695, the Noon Buying Rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on June 30, 1998. This presentation has not been translated in accordance with Statement of Financial

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Accounting Standards No. 52, "Foreign Currency Translation." No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

  The following table sets out, for the periods indicated, certain information concerning the exchange rates between UK pounds sterling and US dollars based on the Noon Buying Rates:

                                                     PERIOD
   FISCAL YEAR                                        END   AVERAGE(1) HIGH LOW
   -----------                                       ------ ---------  ---- ----
                                                        ($ PER (Pounds)1.00)
   1994.............................................  1.49    1.50     1.59 1.46
   1995.............................................  1.62    1.56     1.65 1.49
   1996.............................................  1.53    1.56     1.62 1.50
   1997.............................................  1.65    1.60     1.71 1.50
   1998.............................................  1.68    1.65     1.70 1.58
   1999 (through June 30, 1998).....................  1.67    1.66     1.69 1.62

--------
(1) The average of the Noon Buying Rates in effect on the last business day of each month during the relevant period. On June 10, 1998, the Noon Buying Rate was $1.6277 = (Pounds)1.

PRINCIPLES OF CONSOLIDATION

  The consolidated balance sheet includes the accounts of the Company and its wholly-owned and majority-owned subsidiaries and has been prepared from records maintained by the Company in the UK. Significant intercompany items are eliminated in consolidation.

USE OF ESTIMATES

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

UNBILLED REVENUE

  The Company records revenue net of value added tax ("VAT") and accrues revenues for service provided but unbilled at the end of each reporting period.

RECOVERY OF REGULATED INCOME

  Charges for distribution and supply of electricity are subject to a price control formula set out in the Company's PES license which allows a maximum charge per unit of electricity. Differences in the charges, or in the purchase cost of electricity, can result in the under or overrecovery of revenues in a particular period. Where there is an overrecovery of supply or distribution business revenues against the regulated maximum allowable amount, revenues are deferred in an amount equivalent to the overrecorded amount and included in other current liabilities.

FINANCIAL INSTRUMENTS

  YEG enters into contracts for differences ("CFDs") primarily to hedge its supply business against the price risk of electricity purchases from the Pool. Use of these CFDs is carried out within the framework of YEG's purchasing strategy and hedging guidelines. CFDs are accounted for as hedges and consequently, gains and

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

losses are deferred and recognized over the same period as the item hedged. YEG recognizes gains (losses) on CFDs when settlement is made, which is generally monthly. Gains (losses) on CFDs are recognized as a decrease (increase) to cost of sales based upon the difference between fixed prices in the CFD compared to variable prices paid to the Pool for the period. Gains (losses) based upon the difference between fixed prices in the CFD compared to variable prices paid to the Pool for future electricity purchases are not recognized until the period of such settlements.

  The Company enters into interest rate and cross currency swaps as a part of its overall risk management strategy and does not hold or issue material amounts of derivative financial instruments for trading purposes. The Company accounts for these derivative financial instruments in accordance with Statements of Financial Accounting Standards No. 80, "Accounting for Futures Contracts" and various Emerging Issues Task Force pronouncements. If the interest rate and cross currency swaps were to be sold or terminated, any gain or loss would be deferred and amortized over the remaining life of the debt instrument being hedged by the swaps. If the debt instrument being hedged by the swaps were to be extinguished, any gain or loss attributable to the swap would be recognized in the period of the transaction.

  The Company considers the carrying amounts of financial instruments classified as current assets and liabilities to be a reasonable estimate of their fair value because of the short maturity of these instruments.

CASH AND CASH EQUIVALENTS

  The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is recorded at fair market value as adjusted at the acquisition date in accordance with APB 16. Items capitalized subsequent to the acquisition are recorded at original cost, which includes materials, labor and appropriate overhead costs, and the estimated cost of borrowed funds used during construction. During the year the Group changed its estimates in respect of identifying the element of costs to be capitalized within the distribution network. This change in estimate increased the amount capitalized by (Pounds)15m. The Company's policy is to record depreciation on a straight-line basis, except for distribution network assets which are charged at 3% for 20 years and 2% for the remaining 20 years. Assets are depreciated using the following estimated useful lives:

                                                                         YEARS
                                                                        --------
   Distribution network................................................       40
   Generation..........................................................       20
   Buildings........................................................... Up to 60
   Fixtures and equipment.............................................. Up to 10
   Vehicles and mobile plant........................................... Up to 10

GOODWILL

  The Company's policy is to amortize costs in excess of fair value of net assets of the business acquired using the straight-line method over a period of 40 years. Recoverability (evaluated on the basis of undiscounted operating cash flow analysis) is reviewed annually commencing March 31, 1999 or sooner if events or changes in circumstances indicate that the carrying amount may exceed fair value, in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

and for Long-Lived Assets to be Disposed Of". Goodwill shown in the accompanying consolidated balance sheet relates to the acquisition of YEG (Note 14).

INVESTMENTS

  The Company accounts for investments in debt and equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Investments in Certain Debt and Equity Securities" ("SFAS 115"). The Company's investments are classified as available-for-sale under SFAS 115. Securities whose fair market values are readily determinable are reported at fair value. Securities whose fair market values are not readily determinable are recorded at the lower of cost or net realizable value.

INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This standard requires that deferred income taxes be recorded for temporary differences between the financial statement basis and the tax basis of assets and liabilities and loss carryforwards and that deferred tax balances be based on enacted tax laws at rates that are expected to be in effect when the temporary differences reverse.

2. EXTRAORDINARY LOSS

  In July 1997, the British Government announced a "windfall tax" to be applied at that date to companies privatized by flotation and regulated by relevant privatization statutes. The Company recorded an extraordinary loss of (Pounds)134 million ($224 million) for this tax. The windfall tax is not deductible for UK corporation tax purposes. Half of the tax was paid on December 1, 1997 with the final installment due on or before December 1, 1998.

3. RETIREMENT BENEFITS

PENSION PLANS

  The Company operates two plans, one based on defined contributions and a second based on defined benefits.

DEFINED CONTRIBUTION

  The defined contribution plan was established on December 1, 1991. From April 1, 1995 new employees are only eligible to join this plan. The assets of the defined contribution plan are held and administered by an independent trustee. The cost recognized for this plan for the Fiscal Year 1998 was less than (Pounds)1 million.

DEFINED BENEFIT

  The Company participates in the Electricity Supply Pension Scheme, which provides pension and other related defined benefits, based on final pensionable pay, to substantially all employees throughout the electricity supply industry in the UK.

  The Company uses the projected unit credit actuarial method for accounting purposes. Amounts funded to the pension are primarily invested in equity and fixed income securities.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheet (in millions):

                                                                MARCH 31, 1998
                                                                ---------------
                                                                (Pounds)   $
   Actuarial present value of benefit obligation:
   Accumulated benefit obligation:
     Vested benefits...........................................    690    1,152
     Non-vested benefits.......................................     25       42
                                                                  ----   ------
                                                                   715    1,194
                                                                  ----   ------
   Fair value of plan assets...................................    855    1,428
   Projected benefit obligation for service rendered to date...   (740)  (1,236)
                                                                  ----   ------
   Assets in excess of projected benefit obligation............    115      192
   Other unrecognized net gain.................................    (40)     (67)
                                                                  ----   ------
   Prepaid pension asset.......................................     75      125
                                                                  ====   ======

  The weighted average rates assumed in the actuarial calculations were:

                                                                       MARCH 31,
                                                                         1998
                                                                       ---------
                                                                           %
   Discount rate......................................................    6.0
   Annual salary rate increase........................................   5.25
   Long-term rate of return on plan assets............................   8.75

  The components of the plan's net periodic pension cost during the period is shown below (in millions):

                                                                   YEAR ENDED
                                                                    MARCH 31,
                                                                      1998
                                                                  -------------
                                                                  (Pounds)  $
   Service cost (benefits earned during the period)..............      9     15
   Interest cost on projected benefit obligation.................     50     83
   Actual return on plan assets..................................   (150)  (250)
   Net amortization and deferral.................................     84    140
                                                                    ----   ----
   Net periodic pension credit...................................     (7)   (12)
                                                                    ====   ====

4. REGULATORY MATTERS

  The distribution business of the Company is regulated under its PES license, pursuant to which revenue of the distribution business is controlled by the Distribution Price Control Formula ("DPCF"). The DPCF determines the maximum average price per unit of electricity (expressed in pence per kilowatt hour) that YEG can charge. The DPCF is usually set for a five-year period, subject to more frequent adjustments as determined necessary by the Director General of Electricity Supply (the "Regulator"). At each review, the Regulator can adjust the value of certain elements in the DPCF. YEG's allowed distribution revenues were reduced by a 14% below inflation reduction and a 13% below inflation reduction on April 1, 1995 and 1996, respectively, following a review by the Regulator. On April 1, 1997 and April 1, 1998, YEG's allowed distribution revenues were decreased by an additional 3% below inflation reduction, and there will be a further 3% below inflation reduction on April 1, 1999.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The Company's supply business is also regulated by the Regulator. Until March 31, 1998 prices were established based upon the Supply Price Control Formula which was similar to the DPCF. New Price controls took effect from April 1,1998. These new controls apply to the supply to all residential and small business customers within the Yorkshire Franchise Area whose annual consumption is under 12,000 kWh. They will apply until an adequate level of competition is established and at least until March 31, 2000. The new controls (when taken together with the reduction in the Fossil Fuel Levy which became effective on April 1, 1998) have resulted in the implementation of small reductions effective April 1, 1998 in the tariffs for the Company's residential and small business customers compared to the corresponding tariffs in effect at August 1997. These new controls also require an additional 3% below inflation reduction effective April 1, 1999 and they have discontinued the automatic pass-through of costs to residential and small business customers, consisting primarily of purchased power costs. The Fossil Fuel Levy is a levy instituted to reimburse generators and RECs for the extra costs involved in obtaining a specified portion of generation from non-fossil fuel plants.

  Within the Franchise Area, the Company has an exclusive right to supply electricity to Franchise Supply Customers. This exclusive right will continue until September 1998 when the supply market for these customers is currently scheduled to become competitive over a six month phase-in period. To facilitate competition the distribution business has incurred significant additional costs to develop "data management service" systems. The Regulator has made proposals, which the Company has accepted, whereby (Pounds)23 million of these costs shall be recovered over a 5 year period ending March 31, 2003.

  The supply of electricity to Non-Franchise Supply Customers is currently open to competition and YEG is able to competitively bid or negotiate to supply electricity to such customers.

5. COMMITMENTS AND CONTINGENCIES

ELECTRICITY AND GAS PURCHASE AGREEMENTS

  The Company and its subsidiaries have entered into contracts for purchases of electricity and gas for a period of up to 2009. At March 31, 1998 a provision of (Pounds)84 million ($140 million) has been made for the estimated net present value of expected future payments in excess of anticipated recoverable amounts, reflecting management's current expectations of market prices for electricity following the opening of the competitive market to Franchise Supply Customers and future gas prices.

  The Company has additional contracts with unaffiliated parties relating to the purchase of gas which expire by October 2005, the terms of which are immaterial with respect to quantity and price, both annually and in the aggregate.

LEGAL PROCEEDINGS

  The Company is a party to legal proceedings arising in the ordinary course of business which are not material, either individually or in the aggregate, nor is it currently aware of any threatened material legal proceedings.

OPERATING LEASES

  The Company has commitments under operating leases with various terms and expiration dates. At March 31, 1998 estimated minimum rental commitments for noncancelable operating leases were (Pounds)3 million ($5 million) for the fiscal year ending March 31, 1999. Rental expenses incurred for operating leases in the Fiscal Year 1998 were (Pounds)3 million ($5 million).

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Labor subject to Collective Bargaining Agreements A majority of the Company's employees are subject to one of three collective bargaining agreements. Such agreements are ongoing in nature, and the Company's employees participation level is consistent with that of the electric utility industry in the UK.

6. SEGMENT REPORTING

  The Company is primarily engaged in two electric industry segments; distribution, which involves the transmission of electricity across its network to its customers, and supply, which involves bulk purchase of electricity from the Pool for delivery to the distribution networks. Included in "Other" are insignificant operating subsidiaries of the Company as well as various corporate activities, and non-allocated corporate assets. Intersegment sales primarily represent sales from distribution to supply for use of the distribution networks. A summary of information about the Company's operations by segments follows (in millions):

                                                    YEAR ENDED MARCH 31, 1998
                             ------------------------------------------------------------------------
                              DISTRIBUTION      SUPPLY        OTHER     ELIMINATIONS    CONSOLIDATED
                             -------------- -------------- ------------ -------------  --------------
                             (Pounds)   $   (Pounds)   $   (Pounds)  $  (Pounds)  $    (Pounds)   $
   Operating revenues......     305     509  1,118   1,866   203    339   (341)  (569)  1,285   2,145
   Operating income........     115     192     25      42    24     40     (3)    (5)    161     269
   Depreciation and
    amortization...........      63     105      2       3    13     22    --     --       78     130
   Total assets employed at
    period end.............   1,903   3,177    157     262   402    671    --     --    2,462   4,110
   Capital expenditures....     121     202      9      15    61    102    --     --      191     319

7. LOSS ON INVESTMENT IN IONICA

  Yorkshire Group's investment in Ionica was initially included in its consolidated balance sheet at its fair value at acquisition on April 1, 1997 of (Pounds)54 million plus a subsequent additional investment of (Pounds)1 million.

  Management has written down the book value of the investment to their estimate of fair value by charging an unrealized loss of (Pounds)41 million ($68 million) to the income statement during the year. The reduction in fair value of the investment was recognized by management as "other than temporary" following announcement by Ionica on May 22, 1998 that Ionica had been unsuccessful in negotiating release of credit lines from existing providers of bank finance and had been advised to obtain further equity investment prior to seeking further bank funding. Management expects to take an additional charge of (Pounds)6 million ($10 million) before taxes in the first quarter of Fiscal Year 1999.

8. INCOME TAXES

  The Company's income tax expense consists of the following (in millions):

                                                                     YEAR ENDED
                                                                     MARCH 31,
                                                                        1998
                                                                    ------------
                                                                    (Pounds)  $
   Current.........................................................    (5)    (9)
   Deferred........................................................     4      7
                                                                      ---    ---
     Total                                                             (1)    (2)
                                                                      ===    ===

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  The following is a reconciliation of the difference between the amount of income taxes computed by multiplying book income before income taxes by the statutory rate, and the amount of income taxes reported (in millions):

                                                                    YEAR ENDED
                                                                    MARCH 31,
                                                                       1998
                                                                   ------------
                                                                   (Pounds)  $
   Income before taxes and extraordinary loss                         16     27
   Income taxes computed at statutory rate (31%)..................     5      9
   Effect of change in tax rate on deferred taxes.................   (12)   (20)
   Permanent differences..........................................    10     16
   Other..........................................................    (4)    (7)
                                                                     ---    ---
     Total income tax.............................................    (1)    (2)
                                                                     ===    ===

  The tax effect of temporary differences between the carrying amounts of assets and liabilities in the consolidated balance sheet and their respective tax bases, which give rise to deferred tax assets and liabilities, are as follows (in millions):

                                                                    MARCH 31,
                                                                       1998
                                                                   ------------
                                                                   (Pounds)  $
   Deferred tax liabilities:
     Property related temporary differences.......................   230    384
     Pension......................................................    22     36
     Provision for electricity and gas contracts..................   (26)   (43)
     Other........................................................   (18)   (30)
                                                                     ---    ---
   Net deferred tax liability.....................................   208    347
   Portion included in current liabilities........................   --     --
                                                                     ---    ---
   Long-term deferred tax liability...............................   208    347
                                                                     ===    ===

  The tax years since 1993 are currently under review by the Inland Revenue in the UK. In the opinion of management, the settlement of open years will not have a material adverse effect on results of operations, financial position or cash flows of the Company.

9. FINANCIAL INSTRUMENTS

  YEG utilizes CFDs to mitigate its exposure to volatility in the prices of electricity purchased through the Pool. Such contracts allow YEG to effectively convert the majority of its anticipated Pool purchases from market prices to fixed prices. CFDs are in place to hedge a portion of electricity purchases on approximately 20,010 GWh through the year 2009. Accordingly, the gains and losses on such contracts are deferred and recognized as electricity is purchased. Management's estimate of the fair value of CFDs outstanding at March 31, 1998 is a net liability of (Pounds)6 million ($10 million). This estimate is based on management's projections of future prices of electricity. The net liability will be recovered from franchise customers during Fiscal Year 1999.

  The Company is exposed to losses in the event of non-performance by counterparties to its CFDs. To manage this credit risk, the Company selects counterparties based on their credit ratings, limits its exposure to any one counterparty under defined guidelines, and monitors the market position of the programs and its relative

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

market position with each counterparty. As part of its risk management policy, the Company enters into interest rate swap agreements under which counterparties have agreed to pay amounts to the Company equal to variable interest obligations in consideration of amounts payable by the Company equivalent to fixed rates of interest. If the counterparty to the interest rate swap was to default on contractual payments, the Company could be exposed to increased costs related to replacing the original agreement. At March 31, 1998, the Company was party to interest rate swap agreements with a notional value of (Pounds)150 million which were at fixed interest rates varying between 7.275% and 7.335%. In February 1998, the Company issued $350 million aggregate principal amount of 6.154% Senior Notes due 2003 and $300 million aggregate principal amount of 6.496% Senior Notes due 2008. Upon issuance of these notes, to hedge the currency exposure related to having sterling cash flows and dollar interest payments, cross currency swaps were taken out, maturing in 2003 and 2008. At March 31, 1998 the Company was party to cross currency swap agreements with a notional value of (Pounds)400 million.

  The estimated fair value of the Company's financial instruments are as follows (in millions):

                                                       MARCH 31, 1998
                                               --------------------------------
                                               CARRYING AMOUNT    FAIR VALUE
                                               ---------------  ---------------
                                               (Pounds)   $     (Pounds)   $
   Long-term debt.............................  (1,031) (1,721)  (1,074) (1,793)
   Cross currency swap agreements.............     --      --       (38)    (63)
   Interest rate swap agreements..............     --      --       (11)    (18)

  The fair value of long-term debt is estimated based on quoted market prices for the same or similar issues or the current rates offered to the Company for debt of the same remaining maturities. The fair values of interest rate and cross currency swap agreements are estimated by obtaining quotes from brokers.

10. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following (in millions):

                                                                 MARCH 31, 1998
                                                                 --------------
                                                                 (Pounds)   $
   Distribution network.........................................  1,009   1,684
   Generation...................................................    115     192
   Non-network land and buildings...............................     38      63
   Other........................................................    112     187
   Consumer contributions.......................................   (229)   (382)
                                                                  -----   -----
                                                                  1,045   1,744
   Accumulated depreciation.....................................    (53)    (88)
                                                                  -----   -----
   Property, plant and equipment, net...........................    992   1,656
                                                                  =====   =====

  Arrangements have been put in place to entitle the British Government to a proportion of any property gain (above certain thresholds) accruing as a result of disposals, or events treated as disposals for these purposes, occurring after March 31, 1990 in relation to land in which the Company had an interest at that date (and, in certain circumstances, land in which the Company acquires an interest thereafter from other members of the electricity industry) and any buildings on that land. These arrangements will last until March 31, 2000.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


11. LONG-TERM DEBT

  Long-term debt consisted of the following (in millions):

                                                                 MARCH 31, 1998
                                                                 --------------
                                                                 (Pounds)   $
   7.25% Guaranteed Eurobonds, due 2028.........................    197     329
   8.625% Eurobonds, due 2005...................................    152     253
   9.25% Eurobonds, due 2020....................................    208     347
   6.154% Senior Notes, due 2003................................    215     359
   6.496% Senior Notes, due 2008................................    185     309
   European Investment Bank:
     7.52% credit facility, due 1999-2002.......................     15      25
     6.55% credit facility, due 1997-2000.......................     13      22
     8.05% amortizing term loan, due 2009.......................     46      77
                                                                  -----   -----
   Total........................................................  1,031   1,721
   Less current maturities......................................     (5)     (8)
                                                                  -----   -----
   Long-term debt , net of current maturities...................  1,026   1,713
                                                                  =====   =====

  Long-term debt outstanding at March 31, 1998 is payable as follows (in millions):

                                                                  (Pounds)   $
   For the Fiscal Years
   1999..........................................................      5       8
   2000..........................................................     11      18
   2001..........................................................     12      20
   2002..........................................................      7      12
   2003..........................................................    223     372
   Thereafter....................................................    773   1,291
                                                                   -----   -----
     Total.......................................................  1,031   1,721
                                                                   =====   =====

12. SHORT-TERM DEBT REFINANCED JUNE 1998

  Yorkshire Capital Trust I, (the "Trust"), is a statutory business trust created for the sole purpose of issuing trust securities and investing the proceeds in an equivalent amount of Junior Subordinated Deferrable Interest Debentures, Series A due 2038 issued by Yorkshire Power Finance Limited (YPF), a subsidiary of YPG. On June 9, 1998 the Trust issued 11,000,000 8.08% Trust Securities at the liquidation amount of $25 per Trust Security. The Trust invested the $275 million proceeds in an equivalent amount of 8.08% Junior Subordinated Deferrable Interest Debentures, Series A due 2038 of YPF, which in turn, loaned the net proceeds to YPG. Substantially all of the Trust's assets will consist of the Junior Subordinated Deferrable Interest Debentures. YPG considers that the mechanisms and obligations relating to the Trust Securities issued for its benefit, taken together, constitute a full and unconditional guarantee by it of the Trust's payment obligations with respect to the Trust Securities.

  The issue raised net proceeds of (Pounds)162 million which will be used for the repayment of short term debt.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


13. SHORT-TERM DEBT

  Short-term debt consisted of the following (in millions):

                                                                     MARCH 31,
                                                                        1998
                                                                    ------------
                                                                    (Pounds)  $
   Commercial paper................................................   --     --
   Term loan and revolving credit facility.........................   303    506
   Loan notes......................................................    16     27
                                                                      ---    ---
     Total.........................................................   319    533
                                                                      ===    ===

  At March 31, 1998 the weighted average interest rate was 7.9%.

  The term loan and revolving credit facility agreement is a (Pounds)1.085 billion ($1.811 billion) credit facility. This credit facility consists of two parts which are Facility A (term loan facility) for (Pounds)1.035 billion ($1.728 billion) and Facility B (revolving credit facility) for (Pounds)50 million ($83 million), both repayable on July 30, 1998. The interest rates on the facilities are based on LIBOR plus a margin which ranges from 0.125% to 0.5% dependent on the time elapsed since the Facility became available, plus a defined margin which is based on a bank cost of funds. The Facilities contain certain restrictive covenants which include a maximum consolidated net debt to capitalization ratio and minimum earnings to interest ratio.

  The acquisition of YEG was financed in part by the issuance of (Pounds)22 million ($37 million) of loan notes to former YEG shareholders. These notes are redeemable at the option of the holder, on March 31, 1998 and thereafter on each March 31 prior to March 31, 2002. (Pounds)6 million of notes were redeemed at March 31, 1998. Any loan notes outstanding at March 31, 2002 shall be repaid in full at that date. The interest rate on the notes is 1% below the rate at which National Westminster Bank plc is offering six month sterling deposits of (Pounds)5 million in the London inter-bank market. At March 31, 1998, the interest rate was 6.6%.

  At March 31, 1998 unused committed bank facilities were available to the Company in the amount of (Pounds)275 million ($459 million). Commitment fees of approximately 1/10 of 1% of the unused committed bank facilities are required to maintain the facilities which have expiration dates between 2000 and 2002. In addition, the Company has commercial paper programs (denominated in US dollars) which provide for the issuance of up to $550 million in commercial paper with short-term maturities (up to 364 days) issued at a discount to face value.

14. ACQUISITION

  On February 24, 1997 the joint venture partners of the Company announced the terms of a cash offer for YEG to be made by Yorkshire Holdings plc, a subsidiary of the Company. The offer was declared wholly unconditional on April 1, 1997. On April 16, 1997 notices were issued by Yorkshire Holdings plc in accordance with section 429 of the Companies Act 1985 to acquire all those YEG shares outstanding at the end of the requisite notice period.

  Yorkshire Holdings plc completed its purchase of the shares of YEG during April and May 1997 through payment of cash consideration of (Pounds)1.457 billion ($2.432 billion) and the issuance of loan notes to former YEG shareholders in the amount of (Pounds)22 million ($37 million).

  The acquisition was financed by cash contributions of (Pounds)220 million ($367 million) from each of the joint venture partners, against which shares in the Company were subsequently allotted, and short term borrowings.

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The purchase price of YEG has been allocated to the underlying assets and liabilities based on fair values at the acquisition date. The acquisition cost exceeded the fair market value of net assets acquired, including (Pounds)17 million ($28 million) of acquisition related costs, by (Pounds)994 million ($1.660 billion) and is considered goodwill.

  The net purchase price of (Pounds)1.497 billion ($2.498 billion) was allocated as follows at April 1, 1997 (in millions):

                                                                (Pounds)   $
   Property, plant and equipment...............................    939    1,567
   Prepaid pension asset.......................................     61      102
   Current assets..............................................    464      774
   Investments.................................................    133      222
   Goodwill....................................................    994    1,660
   Current liabilities.........................................   (367)    (613)
   Other liabilities...........................................   (728)  (1,215)
   Purchase price..............................................  1,496    2,497

  The unaudited pro forma consolidated historical result is based upon the consolidated statements of income of YEG, as if YEG had been acquired at the beginning of Fiscal Year 1997, and estimated to be (in millions):

                                                               YEAR ENDED MARCH
                                                                   31, 1997
                                                               -----------------
                                                                          PRO
                                                                ACTUAL   FORMA
                                                               -------- --------
                                                               (Pounds) (Pounds)
   Operating revenues.........................................  1,331    1,331
   Net income.................................................     26       15

  The pro forma results include amortization of goodwill, additional depreciation expense and interest expense on debt issued to finance the company, as well as the reversal of certain provisions made by YEG which would have been accounted for as fair value adjustments at the date of acquisition. The pro forma result is not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of the fiscal year, nor is it necessarily indicative of future consolidated results.

15. EMPLOYEE OPTION AND SHARE PLANS

  Prior to the acquisition of YEG by the Company, employees of YEG were eligible to participate in the 1997 and 1996 Savings-Related Share Option Schemes, Executive Share Option Scheme, Profit Sharing Scheme and/or the Long Term Incentive Scheme. In connection with the acquisition, employees were given the opportunity to exercise their options granted under the Savings-Related Share Option Schemes and the Executive Share Option Scheme and sell their shares to Yorkshire Holdings plc at a price of (Pounds)9.27 ($15.48) per share. If the holders of the options did not exercise their options, such options were cash canceled, that is the holders were paid (Pounds)9.27 ($15.48) per share less the option's exercise price. There were 2,815,302 options outstanding, at April 1, 1997. During the year ended March 31, 1998, 2,675,674 options were cash canceled and 139,628 options were exercised. At March 31, 1998 there are no outstanding options.

  Prior to April 1, 1997, the following shares of YEG's stock were held in trust on behalf of employees:

                                                                         SHARES
                                                                         -------
   Profit Sharing Scheme................................................ 236,525
   Long Term Incentive Scheme...........................................  54,025

                YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  In connection with the acquisition, all shares of YEG issued under the Long Term Incentive Scheme, as well as the National Grid Group plc shares held in trust for the benefit of certain option holders, were transferred to employees in accordance with vesting rights as previously established and the related schemes and trusts were terminated.

16. UNAUDITED QUARTERLY FINANCIAL INFORMATION

                                                      QUARTERLY PERIODS ENDED
                                                              1997/98
                                                   -----------------------------
                                                   JUNE SEPTEMBER DECEMBER MARCH
                                                    30     30        31     31
                                                   ---- --------- -------- -----
                                                      (IN (Pounds) MILLIONS)
   Operating revenues............................. 268     295      347     375
   Operating income...............................  32      44       47      38
   Net income (loss) before extraordinary item....   5      21       16     (25)
   Net income (loss)..............................   5    (113)      16     (25)

  The quarter ended September 30, 1997 includes an extraordinary loss of (Pounds)134 million for windfall tax. The quarter ended March 31, 1998 includes an unrealized loss following the reduction in fair value of Yorkshire Group's investment in Ionica Group plc of (Pounds)41 million.

              YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF INCOME

                               (IN MILLIONS)

                                (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                     ---------------------------
                                                                        JUNE 30,
                                                     JUNE 30, 1998        1997
                                                     -----------------  --------
                                                     (Pounds)    $      (Pounds)
                                                     ---------- ------  --------
OPERATING REVENUES..................................      303      506    268
COST OF SALES.......................................      188      314    172
                                                       ------   ------    ---
GROSS MARGIN........................................      115      192     96
                                                       ------   ------    ---
OPERATING EXPENSES:
  Maintenance.......................................       16       27     15
  Depreciation and Amortization.....................       20       33     19
  Selling, General and Administrative...............       28       47     30
                                                       ------   ------    ---
    INCOME FROM OPERATIONS..........................       51       85     32
                                                       ------   ------    ---
OTHER (EXPENSE) INCOME:
  Loss on Investment in Ionica......................       (6)     (10)    --
  Other Income, net.................................        0        0      4
                                                       ------   ------    ---
    Total Other (Expense) Income, net...............       (6)     (10)     4
                                                       ------   ------    ---
NET INTEREST EXPENSE:
  Interest Expense..................................      (33)     (55)   (28)
  Interest Income...................................        1        2      3
                                                       ------   ------    ---
    Net Interest Expense............................      (32)     (53)   (25)
                                                       ------   ------    ---
INCOME BEFORE INCOME TAXES..........................       13       22     11
(CREDIT) PROVISION FOR INCOME TAXES.................       (7)     (11)     6
                                                       ------   ------    ---
NET INCOME..........................................       20       33      5
                                                       ======   ======    ===

  The accompanying notes are an integral part of these consolidated financial statements.

              YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                               (IN MILLIONS)

                                (UNAUDITED)

                                                                      MARCH 31,
                                                       JUNE 30, 1998    1998
                                                       -------------- ---------
                                                       (Pounds)   $   (Pounds)
                                                             (SEE NOTE 1)
ASSETS
FIXED ASSETS:
 Property, Plant and Equipment, Net of Accumulated
  Depreciation of (Pounds)67 ($112) and (Pounds)53....  1,005   1,678     992
 Construction Work in Progress........................     69     115      68
                                                        -----   -----   -----
   Total Fixed Assets.................................  1,074   1,793   1,060
                                                        -----   -----   -----
CURRENT ASSETS:
 Cash and Cash Equivalents............................     31      52      35
 Investments..........................................     38      63      41
 Accounts Receivable, Less Provision for
  Uncollectible Accounts of (Pounds)6 ($10) and
  (Pounds)6...........................................     70     117      62
 Unbilled Revenue.....................................     68     114      78
 Other................................................     45      75      50
                                                        -----   -----   -----
   Total Current Assets...............................    252     421     266
                                                        -----   -----   -----
OTHER ASSETS:
 Goodwill, Net of Accumulated Amortization of
  (Pounds)31 ($52) and (Pounds)25.....................    963   1,608     969
 Investments, Long-term...............................     67     112      73
 Prepaid Pension Asset................................     80     133      75
 Other Non-Current Assets.............................     27      45      19
                                                        -----   -----   -----
   Total Other Assets.................................  1,137   1,898   1,136
                                                        -----   -----   -----
   Total Assets.......................................  2,463   4,112   2,462
                                                        =====   =====   =====

  The accompanying notes are an integral part of these consolidated financial statements.

              YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                               (IN MILLIONS)

                                (UNAUDITED)

                                                                      MARCH 31,
                                                      JUNE 30, 1998     1998
                                                      --------------  ---------
                                                      (Pounds)   $    (Pounds)
                                                            (SEE NOTE 1)
SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY
 Share capital, (Pounds)1 par value common shares,
  440,000,100 authorized and 440,000,002 issued and
  outstanding........................................    440     734      440
 Unrealized Profit on Available for Sale
  Investments........................................      1       2      --
 Retained Deficit....................................    (97)   (162)    (117)
                                                       -----   -----    -----
   Total Shareholders' Equity........................    344     574      323
                                                       -----   -----    -----
LONG-TERM DEBT.......................................  1,030   1,720    1,026
SHORT-TERM DEBT REFINANCED...........................    130     217      164
Company-Obligated Mandatorily Redeemable Trust
 Securities of Subsidiary Holding Solely Junior
 Subordinated Deferrable Interest Debentures (Note
 2)..................................................    168     280      --
OTHER NON-CURRENT LIABILITIES:
 Deferred Income Taxes...............................    221     369      208
 Provision for Uneconomic Electricity and Gas
  Contracts..........................................     81     135       84
 Other...............................................     12      20       15
                                                       -----   -----    -----
   Total Other Non-current Liabilities...............    314     524      307
                                                       -----   -----    -----
CURRENT LIABILITIES:
 Current Portion of Long-term Debt...................      5       8        5
 Short-term Debt.....................................    177     296      319
 Accounts Payable....................................     83     139       82
 Accrued Liabilities and Deferred Income.............     53      88       63
 Income Taxes Payable................................     28      47       40
 Windfall Tax Payable................................     67     112       67
 Other Current Liabilities...........................     64     107       66
                                                       -----   -----    -----
   Total Current Liabilities.........................    477     797      642
                                                       -----   -----    -----
   Total Liabilities.................................  2,119   3,538    2,139
                                                       -----   -----    -----
COMMITMENTS AND CONTINGENCIES (NOTE 4)
   Total Shareholders' Equity and Liabilities........  2,463   4,112    2,462
                                                       =====   =====    =====

  The accompanying notes are an integral part of these consolidated financial statements.

              YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                               (IN MILLIONS)

                                (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                      ------------------------
                                                                      JUNE 30,
                                                      JUNE 30, 1998     1997
                                                      --------------  --------
                                                      (Pounds)     $  (Pounds)
Cash Flows From Operating Activities:
Net Income...........................................       20    33         5
Adjustments to Reconcile Net Income to Net
  Cash Provided By Operating Activities:
  Depreciation and Amortization......................       20    33        19
  Loss on Investment in Ionica.......................        6    10        --
  Deferred Income Taxes..............................       13    22         5
Changes in Assets and Liabilities:
  Receivables and Unbilled Revenue...................        2     3        35
  Prepaid Pension Asset..............................       (5)   (8)       (3)
  Accounts Payable...................................        1     2        (4)
  Other..............................................      (24)  (40)        3
                                                      --------  ----  --------
    Net Cash Provided by Operating Activities........       33    55        60
                                                      --------  ----  --------
Cash Flows From Investing Activities:
  Capital Expenditures...............................      (31)  (52)      (23)
  Proceeds from Sale of Property, Plant and
   Equipment.........................................        4     7        --
  Purchase of Yorkshire Electricity Group plc........       --    --    (1,474)
  Other..............................................        4     7         5
                                                      --------  ----  --------
    Net Cash Used in Investing Activities............      (23)  (38)   (1,492)
                                                      --------  ----  --------
Cash Flows From Financing Activities:
  Proceeds From Issuance of Trust Securities.........      162   270        --
  Proceeds From Issuance of Common Stock.............       --    --       436
  Receipt of Capital Contribution....................       --    --         4
  Net Change in Short-term Debt......................     (176) (294)      951
                                                      --------  ----  --------
Net Cash (Used) Provided by Financing Activities.....      (14)  (24)    1,391
                                                      --------  ----  --------
Decrease in Cash and Cash Equivalents................       (4)   (7)      (41)
Beginning of Quarter Cash and Cash Equivalents.......       35    59       221
                                                      ========  ====  ========
End of Quarter Cash and Cash Equivalents.............       31    52       180
                                                      ========  ====  ========
Cash Paid for Interest...............................       14    23        11
                                                      ========  ====  ========
Cash Paid for Income Taxes...........................       --    --         6
                                                      ========  ====  ========

  The accompanying notes are an integral part of these consolidated financial statements.

              YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                       (IN MILLIONS, EXCEPT SHARES)

                                (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 1998:

                                                   UNREALIZED
                                                    PROFIT ON
                                 SHARE CAPITAL      AVAILABLE
                              --------------------  FOR SALE   RETAINED
                                SHARES     AMOUNT  INVESTMENTS DEFICIT   TOTAL
                              ----------- -------- ----------- -------- --------
                                          (Pounds)  (Pounds)   (Pounds) (Pounds)
Balance, April 1, 1998......  440,000,002   440         --       (117)    323
Unrealized Profit on
 Available for Sale
 Investments................           --    --          1         --       1
Net Income..................           --                          20      20
                              -----------   ---        ---       ----     ---
Balance, June 30, 1998......  440,000,002   440          1        (97)    344
                              ===========   ===        ===       ====     ===

FOR THE THREE MONTHS ENDED JUNE 30, 1997:

                                                     SHARES
                                 SHARE CAPITAL     SUBSCRIBED
                              -------------------- BUT NOT YET RETAINED
                                SHARES     AMOUNT    ISSUED    EARNINGS  TOTAL
                              ----------- -------- ----------- -------- --------
                                          (Pounds)  (Pounds)   (Pounds) (Pounds)
Balance, April 1, 1997......            2    --         --         --      --
Issuance of ordinary shares.  436,000,000   436         --         --     436
Receipt of Capital
 Contribution...............           --    --          4         --       4
Net Income..................           --    --         --          5       5
                              -----------   ---        ---       ----     ---
Balance, June 30, 1997......  436,000,002   436          4          5     445
                              ===========   ===        ===       ====     ===

  The accompanying notes are an integral part of these consolidated financial statements.

              YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              JUNE 30, 1998

                               (UNAUDITED)

1. GENERAL

  The accompanying unaudited financial statements should be read in conjunction with the audited financial statements for the Fiscal Year ended March 31, 1998 of Yorkshire Power Group Limited included in this Prospectus. In the opinion of management, the financial statements reflect all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the results of operations for interim periods.

  The consolidated financial statements of Yorkshire Power Group Limited and its subsidiaries (the "Company") are presented in pounds sterling and in conformity with accounting principles generally accepted in the United States of America.

  The consolidated balance sheets, income statements, statements of cash flows and certain information in the notes to the consolidated financial statements are presented in pounds sterling ((Pounds)) and in US dollars ($) solely for the convenience of the reader, at the exchange rate of ((Pounds)) 1 = $1.6695, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank Of New York on June 30, 1998. This presentation has not been translated in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." No representation is made that the pounds sterling amounts have been, could have been, or could be converted into US dollars at that or any other rate of exchange.

2. FINANCING AND RELATED ACTIVITIES

  Yorkshire Capital Trust I, (the "Trust"), is a statutory business trust wholly owned by the Company, created for the sole purpose of issuing trust securities and investing the proceeds in an equivalent amount of Junior Subordinated Deferrable Interest Debentures, Series A due 2038 (the "Debentures") to be issued by Yorkshire Power Finance Limited ("Yorkshire Finance"), a subsidiary of the Company. On June 9, 1998 the Trust issued 11,000,000 shares of 8.08% Trust Securities at the liquidation amount of $25 per Trust Security. The Trust invested the $275 million proceeds in an equivalent amount of Debentures, of Yorkshire Finance. Yorkshire Finance in turn loaned the net proceeds to the Company. Substantially all of the Trust's assets will consist of the Debentures.

  The Trust Securities are subject to mandatory redemption upon payment of the Debentures at maturity or upon redemption. The Debentures are redeemable, in whole or in part at the option of Yorkshire Finance or at any time upon the occurrence of certain events. The Company considers that the mechanisms and obligations relating to the Trust Securities issued for its benefit, taken together, constitute a full and unconditional guarantee by it of the Trust's payment obligations with respect to the Trust Securities.

  The net proceeds of the issue were used for the repayment of short term debt.

  The Company's credit facility with Union Bank of Switzerland (the "1997 Credit Facility") matured on July 30, 1998 and has been refinanced by a (Pounds)550 million syndicated credit facility (the "1998 Credit Facility"). The 1998 Credit Facility consists of four tranches which are: Tranche A a (Pounds)150 million 364 day revolving credit with a one-year term out option; Tranche B a (Pounds)130 million 5 year term loan; Tranche C a (Pounds)50 million 5 year revolving credit facility and Tranche D a (Pounds)220 million 5 year revolving credit facility. Tranches A and B have been drawn down to repay the 1997 Credit Facility and Tranches C and D have replaced existing committed bank facilities. Tranche B is classified as short term debt refinanced in the Company's consolidated balance sheet.

              YORKSHIRE POWER GROUP LIMITED AND SUBSIDIARIES

                              JUNE 30, 1998

                               (UNAUDITED)

3. NEW ACCOUNTING STANDARDS

  Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income" was adopted by the Company in the first quarter of Fiscal Year 1999. SFAS No. 130 established the standards for reporting and displaying components of "comprehensive income," which is the total of net income and all transactions not included in the net income affecting equity except those with shareholders. The difference between Comprehensive Income and Net Income of (Pounds)1 million was due to an increase in Ionica's fair value over recorded book value.

  In the first quarter of Fiscal Year 1999 the Company adopted the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The SOP requires the capitalization and amortization of certain costs of acquiring or developing internal use computer software. The adoption of the SOP did not have a material effect on results of operations, cash flows or financial condition.

4. CONTINGENCIES

  The Company continues to be involved in certain other matters discussed in
Note 5, "Commitments and Contingencies", to the Company's consolidated financial statements for Fiscal Year 1998 included in this Prospectus and Management's Discussion and Analysis of Results of Operations and Financial Condition.

5. IONICA

  Reference is made to Note 7, "Loss on Investment in Ionica", to the Company's consolidated financial statements for Fiscal Year 1998 included in this Prospectus. The Company charged an unrealized loss of (Pounds)6 million to the Income Statement in first quarter of Fiscal Year 1999 to write down the Company's investment in Ionica Group plc ("Ionica") to management's estimate of fair value.

  Ionica announced on August 3, 1998 that it had not as yet obtained further equity investment. As a result the market value of the Company's investment in Ionica fell to (Pounds)6 million, which is (Pounds)3 million below the book value of the investment at June 30, 1998. Management are currently evaluating the fall in the market value of the Company's investment in Ionica to assess if it is "other than temporary".

                     REGISTERED OFFICE OF YORKSHIRE FINANCE

                                 P. O. Box 309
                                  George Town
                                  Grand Cayman
                                 Cayman Islands

                      REGISTERED OFFICE OF YORKSHIRE GROUP

                                 Wetherby Road
                                   Scarcroft
                                 Leeds LS14 3HS

                    TRUSTEE, PAYING AGENT AND TRANSFER AGENT

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                        PAYING AGENT AND TRANSFER AGENT

                       Banque Generale du Luxembourg S.A.
                             50 Avenue J.F. Kennedy
                               L-2951 Luxembourg

                             BOOK-ENTRY DEPOSITARY

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                                 LEGAL ADVISERS

 To Yorkshire Finance       To Yorkshire Finance         To Yorkshire Finance
          as               and Yorkshire Group as         and Yorkshire Group
 to Cayman Islands law      to United States law           as to English law

   Maples and Calder        Dewey Ballantine LLP             Allen & Overy
     Ugland House            1301 Avenue of the             One New Change
  South Church Street             Americas                  London EC4M 9QQ
     Grand Cayman            New York, New York
    Cayman Islands                  10019

                                    AUDITORS

                    To Yorkshire Finance and Yorkshire Group

          Deloitte & Touche                    Deloitte & Touche LLP
          10-12 East Parade                    155 East Broad Street
            Leeds LS1 2AJ                       Columbus, Ohio 43215

                                 LISTING AGENT

                       Banque Generale du Luxembourg S.A.
                             50 Avenue J.F. Kennedy
                               L-2951 Luxembourg

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY YORKSHIRE FINANCE OR YORKSHIRE GROUP. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SE-NIOR NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF YORKSHIRE FINANCE OR YORKSHIRE GROUP SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    6
Enforceability of Civil Liabilities.......................................    6
Presentation of Certain Information and Exchange Rates....................    7
UK Selling Restrictions...................................................    7
Cayman Islands Selling Restrictions.......................................    7
Forward Looking Statements................................................    8
Summary...................................................................    9
Risk Factors..............................................................   26
Yorkshire Group and the US Parents........................................   34
Use of Proceeds...........................................................   36
Capitalization............................................................   37
Selected Consolidated Financial Data......................................   38
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   44
Business..................................................................   57
The Electric Utility Industry in Great Britain............................   66
Management................................................................   79
Certain Relationships and Related Transactions............................   81
Security Ownership........................................................   81
The Exchange Offer........................................................   82
Description of the Exchange Senior Notes..................................   92
Description of Original Securities........................................  110
Certain Income Tax Considerations.........................................  111
Plan of Distribution......................................................  117
ERISA Considerations......................................................  118
Legal Opinions............................................................  118
Experts...................................................................  118
Luxembourg Stock Exchange and Other Information...........................  118
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $650,000,000

                        YORKSHIRE POWER FINANCE LIMITED

                                 $350,000,000
                     6.154% SERIES B SENIOR NOTES DUE 2003

                                 $300,000,000
                     6.496% SERIES B SENIOR NOTES DUE 2008

                            GUARANTEED BY YORKSHIRE
                              POWER GROUP LIMITED

                             --------------------

                                  PROSPECTUS

                             --------------------

                              AUGUST  , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under English law there is a general rule that any provision (whether contained in a company's articles or in any other arrangement with the company) exempting an officer of the company from, or indemnifying him against, any liability for negligence, default, breach of duty or breach of trust in relation to the company is void (this would include liability for fraud or dishonesty). As an exception to this rule, a company may indemnify an officer against a liability incurred by him in defending any proceedings (whether civil or criminal), in which judgment is given in his favor or in which he is acquitted. A company may also give an indemnity where, in any proceedings against a director, the court relieves him from liability for negligence, default, or breach of duty or breach of trust where he has acted honestly and reasonably and having regard to all the circumstances, ought fairly to be excused from liability. An indemnity is permitted where a director acts within his powers and is not guilty of negligence or other breach of duty. A company is also permitted to purchase insurance against any such liability.

  Subject to the general rule set out above, the Articles of Association of Yorkshire Group provide that every director, other officer or auditor of Yorkshire Group shall be indemnified out of the assets of Yorkshire Group against any liability incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office. This indemnity (i) shall not apply to any liability to the extent that it is recovered from any other person and (ii) is subject to such officer or auditor taking all reasonable steps to effect such recovery, so that the indemnity shall not apply to the extent that an alternative right of recovery is capable of being enforced.

  Pursuant to the Memorandum and Articles of Association of Yorkshire Finance, the directors and officers for the time being of Yorkshire Finance and any trustee for the time being acting in relation to any of the affairs of Yorkshire Finance and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of Yorkshire Finance from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to Yorkshire Finance may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of Yorkshire Finance may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such director, officer or trustee.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBITS
 --------
    3.1   Memorandum and Articles of Association of Yorkshire Power Group
           Limited (Designated in Registration No. 333-47925 as Exhibit 3.1)
    3.2   Certificate of Incorporation of Yorkshire Power Group Limited
           (Designated in Registration No. 333-47925 as Exhibit 3.2)
    3.3   Memorandum and Articles of Incorporation of Yorkshire Power Finance
           Limited (Designated in Registration No. 333-47925 as Exhibit 3.3)
    3.4   Certificate of Incorporation of Yorkshire Power Finance Limited
           (Designated in Registration No. 333-47925 as Exhibit 3.4)
    4.1   Indenture, dated as of February 1, 1998, among Yorkshire Power Group
           Limited, Yorkshire Power Finance Limited, Banque Generale du
           Luxembourg, as paying agent and transfer agent, and the Indenture
           Trustee relating to the Senior Notes (Designated in Yorkshire Power
           Group Limited's Annual Report on Form 10-K for the Fiscal Year
           Ended March 31, 1998 (File No. 333-47925) (the "1998 Form 10-K") as
           Exhibit 4.8)

 EXHIBITS
 --------
    4.2   First Supplemental Indenture, dated as of February 25, 1998, to
           Indenture among Yorkshire Power Group Limited, Yorkshire Power
           Finance Limited, Banque Generale du Luxembourg, as paying agent and transfer agent, and the Indenture Trustee relating to the Senior
           Notes due 2003 (Designated in Yorkshire Power Group Limited's 1998
           Form 10-K as Exhibit 4.9)
    4.3   Second Supplemental Indenture, dated as of February 25, 1998, to
           Indenture among Yorkshire Power Group Limited, Yorkshire Power
           Finance Limited, Banque Generale du Luxembourg, as paying agent and transfer agent, and the Indenture Trustee relating to the Senior
           Notes due 2008 (Designated in Yorkshire Power Group Limited's 1998
           Form 10-K as Exhibit 4.10)
    4.4   Forms of Certificate of Senior Notes (included as Exhibits A and B to
           Exhibits 4.2 and 4.3)
    4.5   Registration Rights Agreement, dated February 25, 1998, among
           Yorkshire Power Group Limited, Yorkshire Power Finance Limited and
           the initial purchasers
    4.6   Deposit Agreement, dated as of February 1, 1998, between Yorkshire
           Power Finance Limited and the Book-Entry Depositary (Designated in
           Yorkshire Power Group Limited's 1998 Form 10-K as Exhibit 4.11)
    5.1   Opinion of Dewey Ballantine LLP, US counsel to Yorkshire Power Group
           Limited, as to enforceability the Notes Guarantee
    5.2   Opinion of Maples and Calder, Cayman Islands counsel to Yorkshire
           Power Finance Limited, as to the validity of the Senior Notes
    8.1   Opinion of Dewey Ballantine LLP, special tax counsel, as to certain
           United States federal income tax matters
    8.2   Opinion of Allen & Overy, special tax counsel, as to certain United
           Kingdom tax matters
    8.3   Opinion of Maples and Calder, special tax counsel, as to certain
           Cayman Islands tax matters
   10.1   Yorkshire Electricity Group plc Public Electricity Supply License
           dated March 26, 1990 as modified by modifications dated March 30,
           1994, March 31, 1995, September 25, 1995, December 11, 1997,
           December 30, 1997 and March 31, 1998. (Designated in Registration
           No. 333-47925 as Exhibit 10.1)
   10.2   Second Tier License to Supply Electricity for England and Wales for
           Yorkshire Electricity Group plc dated June 8, 1990. (Designated in
           Registration No. 333-47925 as Exhibit 10.2)
   10.3   Modifications to Yorkshire Electricity Group plc Second Tier License
           to Supply Electricity for England and Wales dated October 24, 1990,
           April 22, 1992, March 11, 1994, April 29, 1994 and January 19, 1998.
           (Designated in Registration No. 333-47925 as Exhibit 10.3)
   10.4   Second Tier License to Supply Electricity for Scotland for Yorkshire
           Electricity Group plc dated March 25, 1991. (Designated in
           Registration No. 333-47925 as Exhibit 10.4)
   10.5   Modifications to Yorkshire Electricity Group plc Second Tier License
           to Supply Electricity for Scotland dated June 15, 1992, June 30,
           1993, March 11, 1994 and January 20, 1998. (Designated in
           Registration No. 333-47925 as Exhibit 10.5)
   10.6   Pooling and Settlement Agreement dated March 30, 1990 among Yorkshire
           Electricity Group plc, National Grid Company plc and other parties.
           (Designated in Registration No. 333-47925 as Exhibit 10.6)
   10.7   Master Connection and Use of System Agreement dated as of March 30,
           1990 among The National Grid Company plc, and its users (including
           Yorkshire Electricity Group plc). (Designated in Registration No.
           333-47925 as Exhibit 10.7)
   10.8   Master Agreement dated as of October 25, 1995 among The National Grid
           Holding plc, The
           National Grid Company plc, Yorkshire Electricity Group plc and the
           other REC's. (Designated in Registration No. 333-47925 as Exhibit
           10.8)

 (A) EXHIBITS
 ------------
     10.9     Memorandum of Understanding among The National Grid Group plc,
               Yorkshire Electricity Group plc and the other REC's, dated
               November 17, 1995. (Designated in Registration No. 333-47925 as
               Exhibit 10.9)
     10.10    Agreement for (Pounds)1,085,000,000 Credit Facility for Yorkshire
               Power Group Limited between Yorkshire Power Group Limited and
               Union Bank of Switzerland. (Designated in Registration No. 333-
               47925 as Exhibit 10.10)
     10.11    Master Registration Agreement, dated as of June 1, 1998, among
               Yorkshire Electricity Group plc, Energy Pool Funds
               Administration Limited and other parties (Designated in
               Yorkshire Power Group Limited's 1998 Form 10-K as Exhibit 10.11)
     12.1     Computation of ratios of earnings to fixed charges (Designated in
               Yorkshire Power Group Limited's Form 10-K as Exhibit 12.1)
     21.1     List of Subsidiaries of Yorkshire Power Group Limited (Designated
               in Registration No. 333-47925 as Exhibit 21.1)
    *23.1     Consent of Deloitte & Touche
    *23.2     Consent of Deloitte & Touche LLP
     23.3     Consent of Dewey Ballantine LLP (included in Exhibit 5.1)
     23.4     Consent of Maples & Calder (included in Exhibit 5.2)
     23.5     Consent of Allen & Overy (included in Exhibit 8.2)
     24.1     Power of Attorney of certain officers and directors of Yorkshire
               Power Group Limited
     24.2     Power of Attorney of certain officers and directors of Yorkshire
               Power Finance Limited
     25.1     Statement of Eligibility under the 1939 Act of The Bank of New
               York, as Indenture Trustee under the Indenture
     99.1     Form of Letter of Transmittal
     99.2     Form of Notice of Guaranteed Delivery
     99.3     Form of Exchange Agent Agreement


  Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
--------
  Certain of the above exhibits, designated with an asterisk (*), are filed herewith.

  (b) Financial Statement Schedules

  The following financial statement schedule is filed as part of this Registration Statement:

Schedule II--Valuation and Qualifying Accounts.

ITEM 22. UNDERTAKINGS.

  The undersigned registrants hereby undertake:


    (1) That, insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, YORKSHIRE POWER GROUP LIMITED, CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT TO THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLUMBUS, STATE OF OHIO, ON THE 19TH DAY OF AUGUST, 1998.

                                          Yorkshire Power Group Limited

                                          By:        Wayne H. Brunetti
                                                   CHAIRMAN AND DIRECTOR


                                                    /s/ Armando A. Pena
                                          By: _________________________________
                                                      ARMANDO A. PENA
                                                     ATTORNEY-IN-FACT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

          Wayne H. Brunetti            Chairman and
                                        Director (Principal    August 19, 1998
                                        Executive Officer)

       Donald M. Clements, Jr.         Director
                                                               August 19, 1998

           Armando A. Pena             Director, Chief
                                        Financial Officer      August 19, 1998
                                        (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

       Dr. E. Linn Draper, Jr.         Director
                                                               August 19, 1998

          Richard C. Kelly             Director
                                                               August 19, 1998

              SIGNATURE                         TITLE                DATE

          Teresa S. Madden              Director
                                                               August 19, 1998

         /s/ Armando A. Pena
-------------------------------------                          August 19, 1998
           ARMANDO A. PENA
          ATTORNEY-IN-FACT

         /s/ Armando A. Pena            Authorized
-------------------------------------    Representative in     August 19, 1998
           ARMANDO A. PENA               the United States

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT, YORKSHIRE POWER FINANCE LIMITED, CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT TO THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED, IN THE CITY OF COLUMBUS, STATE OF OHIO, ON THE 19TH DAY OF AUGUST, 1998.

                                          Yorkshire Power Finance Limited

                                          By:          Graham J. Hall
                                                          Director

                                              /s/ Armando A. Pena
                                          By: _________________________________
                                                  Armando A. Pena
                                                  Attorney-in-Fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF YORKSHIRE POWER FINANCE LIMITED IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                        TITLE                 DATE

           Graham J. Hall              Director (Principal
                                        Executive Officer)     August 19, 1998

           Roger Dickinson             Director
                                                               August 19, 1998

         Andrew G. Donnelly            Director (Principal
                                        Financial Officer,     August 19, 1998
                                        Principal
                                        Accounting Officer)

         /s/ Armando A. Pena
_____________________________________                          August 19, 1998
  ARMANDO A. PENA ATTORNEY-IN-FACT

         /s/ Armando A. Pena           Authorized
_____________________________________   Representative in      August 19, 1998
           ARMANDO A. PENA              the United States

                         INDEPENDENT AUDITORS' REPORT

To The Shareholders and Board of Directors of Yorkshire Electricity Group plc and Subsidiaries

  We have audited the consolidated financial statements of Yorkshire Electricity Group plc and its subsidiaries (the "Company") as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, and have issued our report thereon dated July 15, 1997 (December 31, 1997 as to Note 14); such report is included elsewhere in this Form S-4. Our audits also included the financial statement schedule of the Company, listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche
Leeds
United Kingdom

July 15, 1997

                         INDEPENDENT AUDITORS' REPORT

To The Shareholders and Board of Directors of Yorkshire Power Group Limited and Subsidiaries

We have audited the consolidated financial statements of Yorkshire Power Group Limited and its subsidiaries (the "Company") as of March 31, 1998 and, for the year ended March 31, 1998, and have issued our report thereon dated June 10, 1998, except for Note 1, as to which the date is June 30, 1998; such report is included elsewhere in this Form S-4. Our audit is also included the financial statement schedule of the Company, listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Columbus, Ohio

June 10, 1998, except for Note 1,

as to which the date is

June 30, 1998

                        YORKSHIRE ELECTRICITY GROUP PLC
                             (PREDECESSOR COMPANY)

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN MILLIONS)

        COLUMN A           COLUMN B         COLUMN C          COLUMN D     COLUMN E
        --------         ------------ ---------------------  ---------- --------------
                                            ADDITIONS
                                      ---------------------
                          BALANCE AT  CHARGED TO CHARGED TO
                         BEGINNING OF COSTS AND    OTHER                BALANCE AT END
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS   DEDUCTIONS   OF PERIOD
      -----------        ------------ ---------- ----------  ---------- --------------
                           (Pounds)    (Pounds)   (Pounds)    (Pounds)     (Pounds)
DEDUCTED FROM ASSETS:
  Accumulated Provision
   for Uncollectible
   Accounts.............       7           5                      6(c)         6
  Investment Provision..                   2                                   2
                             ---         ---        ---         ---          ---
YEAR ENDED MARCH 31,
 1997...................       7           7                      6            8
                             ===         ===        ===         ===          ===
  Accumulated Provision
   for Uncollectible
   Accounts.............      10           4                      7(c)         7
  Investment Provision..       9                     (8)(b)       1(d)
                             ---         ---        ---         ---          ---
YEAR ENDED MARCH 31,
 1996...................      19           4         (8)          8            7
                             ===         ===        ===         ===          ===
  Accumulated Provision
   for Uncollectible
   Accounts.............       9           9                      8(c)        10
  Investment Provision..      17           7         (2)(a)      13(d)         9
                             ---         ---        ---         ---          ---
YEAR ENDED MARCH 31,
 1995...................      26          16         (2)         21           19
                             ===         ===        ===         ===          ===

--------
(a) Provision reclassified due to repayment of loan by associate
(b) Provision transferred to a liability account for liabilities assumed in connection with the sale of retailing joint venture
(c) Uncollectible accounts written-off
(d) Write-off investment

                         YORKSHIRE POWER GROUP LIMITED
                              (SUCCESSOR COMPANY)

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN MILLIONS)

        COLUMN A           COLUMN B         COLUMN C         COLUMN D   COLUMN E
        --------         ------------ --------------------- ---------- ----------
                                            ADDITIONS
                                      ---------------------
                          BALANCE AT  CHARGED TO CHARGED IN            BALANCE AT
                         BEGINNING OF COSTS AND    OTHER                 END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  DEDUCTIONS   PERIOD
      -----------        ------------ ---------- ---------- ---------- ----------
                           (Pounds)    (Pounds)   (Pounds)   (Pounds)   (Pounds)
YEAR ENDED MARCH 31,
 1998
DEDUCTED FROM ASSETS:
  Accumulated Provision
   for:
  Uncollectible
   Accounts.............       6           6         --          6(a)       6
                             ---         ---        ---        ---        ---
                               6           6         --          6          6
                             ===         ===        ===        ===        ===

--------
(a) Uncollectible accounts written-off

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
   3.1   Memorandum and Articles of Association of Yorkshire Power Group
          Limited (Designated in Registration No. 333-47925 as Exhibit 3.1)
   3.2   Certificate of Incorporation of Yorkshire Power Group Limited
          (Designated in Registration No. 333-47925 as Exhibit 3.2)
   3.3   Memorandum and Articles of Incorporation of Yorkshire Power Finance
          Limited (Designated in Registration No. 333-47925 as Exhibit 3.3)
   3.4   Certificate of Incorporation of Yorkshire Power Finance Limited
          (Designated in Registration No. 333-47925 as Exhibit 3.4)
   4.1   Indenture, dated as of February 1, 1998, among Yorkshire Power Group
          Limited, Yorkshire Power Finance Limited, Banque Generale du
          Luxembourg, as paying agent and transfer agent, and the Indenture
          Trustee relating to the Senior Notes (Designated in Yorkshire Power
          Group Limited's Annual Report on Form 10-K for the Fiscal Year Ended
          March 31, 1998 (File No. 333-47925) (the "1998 Form 10-K") as
          Exhibit 4.8)
   4.2   First Supplemental Indenture, dated as of February 25, 1998, to
          Indenture among Yorkshire Power Group Limited, Yorkshire Power
          Finance Limited, Banque Generale du Luxembourg, as paying agent and transfer agent, and the Indenture Trustee relating to the Senior
          Notes due 2003 (Designated in Yorkshire Power Group Limited's 1998
          Form 10-K as Exhibit 4.9)
   4.3   Second Supplemental Indenture, dated as of February 25, 1998, to
          Indenture among Yorkshire Power Group Limited, Yorkshire Power
          Finance Limited, Banque Generale du Luxembourg, as paying agent and transfer agent, and the Indenture Trustee relating to the Senior
          Notes due 2008 (Designated in Yorkshire Power Group Limited's 1998
          Form 10-K as Exhibit 4.10)
   4.4   Forms of Certificate of Senior Notes (included as Exhibits A and B to
          Exhibits 4.2 and 4.3)
   4.5   Registration Rights Agreement, dated February 25, 1998, among
          Yorkshire Power Group Limited, Yorkshire Power Finance Limited and
          the initial purchasers
   4.6   Deposit Agreement, dated as of February 1, 1998, between Yorkshire
          Power Finance Limited and the Book-Entry Depositary (Designated in
          Yorkshire Power Group Limited's 1998 Form 10-K as Exhibit 4.11)
   5.1   Opinion of Dewey Ballantine LLP, US counsel to Yorkshire Power Group
          Limited, as to enforceability the Notes Guarantee
   5.2   Opinion of Maples and Calder, Cayman Islands counsel to Yorkshire
          Power Finance Limited, as to the validity of the Senior Notes
   8.1   Opinion of Dewey Ballantine LLP, special tax counsel, as to certain
          United States federal income tax matters
   8.2   Opinion of Allen & Overy, special tax counsel, as to certain United
          Kingdom tax matters
   8.3   Opinion of Maples and Calder, special tax counsel, as to certain
          Cayman Islands tax matters
  10.1   Yorkshire Electricity Group plc Public Electricity Supply License
          dated March 26, 1990 as modified by modifications dated March 30,
          1994, March 31, 1995, September 25, 1995, December 11, 1997,
          December 30, 1997 and March 31, 1998. (Designated in Registration
          No. 333-47925 as Exhibit 10.1)
  10.2   Second Tier License to Supply Electricity for England and Wales for
          Yorkshire Electricity Group plc dated June 8, 1990. (Designated in
          Registration No. 333-47925 as Exhibit 10.2)
  10.3   Modifications to Yorkshire Electricity Group plc Second Tier License
          to Supply Electricity for England and Wales dated October 24, 1990,
          April 22, 1992, March 11, 1994, April 29, 1994 and January 19, 1998.
          (Designated in Registration No. 333-47925 as Exhibit 10.3)
  10.4   Second Tier License to Supply Electricity for Scotland for Yorkshire
          Electricity Group plc dated March 25, 1991. (Designated in
          Registration No. 333-47925 as Exhibit 10.4)
  10.5   Modifications to Yorkshire Electricity Group plc Second Tier License
          to Supply Electricity for Scotland dated June 15, 1992, June 30,
          1993, March 11, 1994 and January 20, 1998. (Designated in
          Registration No. 333-47925 as Exhibit 10.5)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  10.6   Pooling and Settlement Agreement dated March 30, 1990 among Yorkshire
          Electricity Group plc, National Grid Company plc and other parties.
          (Designated in Registration No. 333-47925 as Exhibit 10.6)
  10.7   Master Connection and Use of System Agreement dated as of March 30,
          1990 among The National Grid Company plc, and its users (including
          Yorkshire Electricity Group plc). (Designated in Registration No.
          333-47925 as Exhibit 10.7)
  10.8   Master Agreement dated as of October 25, 1995 among The National Grid
          Holding plc, The
          National Grid Company plc, Yorkshire Electricity Group plc and the
          other REC's. (Designated in Registration No. 333-47925 as Exhibit
          10.8)
  10.9   Memorandum of Understanding among The National Grid Group plc,
          Yorkshire Electricity Group plc and the other REC's, dated November
          17, 1995. (Designated in Registration No. 333-47925 as Exhibit 10.9)
  10.10  Agreement for (Pounds)1,085,000,000 Credit Facility for Yorkshire
          Power Group Limited between Yorkshire Power Group Limited and Union
          Bank of Switzerland. (Designated in Registration No. 333-47925 as
          Exhibit 10.10)
  10.11  Master Registration Agreement, dated as of June 1, 1998, among
          Yorkshire Electricity Group plc, Energy Pool Funds Administration
          Limited and other parties (Designated in Yorkshire Power Group
          Limited's 1998 Form 10-K as Exhibit 10.11)
  12.1   Computation of ratios of earnings to fixed charges (Designated in
          Yorkshire Power Group Limited's Form 10-K as Exhibit 12.1)
  21.1   List of Subsidiaries of Yorkshire Power Group Limited (Designated in
          Registration No. 333-47925 as Exhibit 21.1)
 *23.1   Consent of Deloitte & Touche
 *23.2   Consent of Deloitte & Touche LLP
  23.3   Consent of Dewey Ballantine LLP (included in Exhibit 5.1)
  23.4   Consent of Maples & Calder (included in Exhibit 5.2)
  23.5   Consent of Allen & Overy (included in Exhibit 8.2)
  24.1   Power of Attorney of certain officers and directors of Yorkshire Power
          Group Limited
  24.2   Power of Attorney of certain officers and directors of Yorkshire Power
          Finance Limited
  25.1   Statement of Eligibility under the 1939 Act of The Bank of New York, as Indenture Trustee under the Indenture
  99.1   Form of Letter of Transmittal
  99.2   Form of Notice of Guaranteed Delivery
  99.3   Form of Exchange Agent Agreement

--------
  Certain of the above exhibits, designated with an asterisks (*), are filed herewith.